================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                              EXCHANGE ACT OF 1934


     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by

     [X] Definitive Proxy Statement            Rule 14a-6(e)(2))

     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        MFS COMMUNICATIONS COMPANY, INC.
                (Name of registrant as specified in its charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
     [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

     [X] Fee paid previously with preliminary materials.

     [X] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid: $2,002,360.00

     (2) Form, Schedule or Registration Statement No.: Schedule 14A

     (3) Filing Party: WorldCom, Inc.

     (4) Date Filed: September 24, 1996

================================================================================

                                   [MFS LOGO]

                                                MFS Communications Company, Inc.
                                                       11808 Miracle Hills Drive
                                                           Omaha, Nebraska 68154
                                                       Telephone: (402) 231-3000

November 14, 1996


Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of MFS Communications Company, Inc. ("MFS"), to be held at 9:00 a.m., local time on December 20, 1996 at The Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska.

     At this important meeting, you will be asked to authorize and adopt the Amended and Restated Agreement and Plan of Merger dated as of August 25, 1996 (the "Merger Agreement") providing for the merger (the "Merger") of a subsidiary of WorldCom, Inc. ("WorldCom") with and into MFS and to authorize the other transactions contemplated by the Merger Agreement. The consummation of the Merger will result in, among other things, MFS becoming a wholly owned subsidiary of WorldCom. As a result of the Merger, each share of the common stock, par value $.01 per share, of MFS (the "MFS Common Stock") will be converted into the right to receive 2.1 shares (the "Common Exchange Ratio") of common stock, par value $.01 per share, of WorldCom (the "WorldCom Common Stock"), and each share of MFS' Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, and MFS' Series B Convertible Preferred Stock, par value $.01 per share (the "MFS Series B Preferred Stock") (other than those held by holders of MFS Series B Preferred Stock exercising appraisal rights) will be converted into the right to receive, respectively, one share (the "Preferred Exchange Ratio") of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of WorldCom (the "WorldCom Series A Preferred Stock") and one share of Series B Convertible Preferred Stock, par value $.01 per share, of WorldCom (the "WorldCom Series B Preferred Stock"). The terms of the WorldCom preferred stock are substantially similar to the terms of the corresponding MFS preferred stock, except that each share of WorldCom Series B Preferred Stock (i) will be entitled to one vote per share on all matters on which holders of WorldCom Common Stock are entitled to vote, and (ii) in contrast to shares of MFS Series B Preferred Stock, will not be subject to an irrevocable proxy with respect to any voting rights of such series and will not be subject to contractual restrictions on transfer. In addition, WorldCom intends to issue depositary shares each representing a 1/100th interest in a share of WorldCom Series A Preferred Stock.

     Holders of MFS Series B Preferred Stock who properly demand and perfect appraisal rights in accordance with the conditions established by Section 262 ("Section 262") of the Delaware General Corporation Law will be entitled to appraisal rights. However, it is uncertain, and counsel to MFS is unable to express a definite view, to what extent appraisal rights will be available to holders of MFS Series B Preferred Stock in connection with the Merger. Section 262 requires that the holder of MFS Series B Preferred Stock who desires to seek appraisal rights must not vote in favor of the Merger Agreement or the Merger and must deliver a separate written demand for appraisal to MFS prior to the vote by the stockholders of MFS on the Merger Agreement and the Merger. Since the shares of MFS Series B Preferred Stock are held subject to an irrevocable proxy that has been granted to the Secretary and Assistant Secretary of MFS to vote the shares of MFS Series B Preferred Stock on the proposals to be voted on at the Special Meeting in proportion to the vote of the MFS Common Stock, it is uncertain to what extent a holder of MFS Series B Preferred Stock will be able to satisfy the requirement not to vote in favor of the Merger Agreement or the Merger that is contained in Section 262. STOCKHOLDERS OF MFS WHO WISH TO SEEK APPRAISAL ARE ADVISED TO CONSULT WITH THEIR LEGAL COUNSEL REGARDING WHETHER APPRAISAL RIGHTS

WOULD BE AVAILABLE AND HOW TO DEMAND AND PERFECT SUCH APPRAISAL RIGHTS, IF AVAILABLE.

     ADDITIONAL INFORMATION REGARDING THE MERGER AND THE MERGER AGREEMENT IS SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND THE APPENDICES THERETO, WHICH YOU ARE URGED TO READ CAREFULLY IN THEIR ENTIRETY. PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

     The Board of Directors of MFS has received the opinion, dated as of August 24, 1996, of Gleacher NatWest, Inc., which is annexed to the accompanying Joint Proxy Statement/Prospectus as Appendix VI, that, as of such date and based upon and subject to certain matters stated therein, the Common Exchange Ratio and the Preferred Exchange Ratio are fair to the holders of MFS capital stock from a financial point of view.

     A second proposal is to approve the adjournment of the Special Meeting to allow for additional solicitation of stockholder proxies or votes in the event that the number of proxies or votes sufficient to obtain a quorum or to approve the Merger Agreement and the transactions contemplated thereby has not been received by the date of the Special Meeting.

     A third proposal is to consider and vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     MFS' BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS AND CONDITIONS OF THE PROPOSED MERGER AND HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, MFS AND ITS STOCKHOLDERS. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE AUTHORIZATION OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES OR VOTES.

     As of the record date for the Special Meeting, all directors and executive officers of MFS and their affiliates (as a group) were entitled to vote approximately 7% of the voting power of the MFS capital stock at the Special Meeting. All such directors and executive officers and their affiliates have indicated their intention to vote their shares for the approval of the Merger Agreement and the transactions contemplated thereby at the Special Meeting and for the approval of the adjournment of the Special Meeting to solicit additional proxies or votes.

     In view of the importance of the action to be taken at this Special Meeting of MFS Stockholders, we urge you to review carefully the accompanying Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus, including the appendices thereto, which also include information on MFS and WorldCom. Whether or not you expect to attend the Special Meeting, please complete, sign and date the enclosed proxy and return it to MFS as promptly as possible. Should you require assistance in completing your proxy card or if you have questions about the voting procedure described in the accompanying Joint Proxy Statement/Prospectus, please feel free to contact Gary Brandt, Vice President Investor Relations, at 11808 Miracle Hills Drive, Omaha, Nebraska 68154 (telephone (402) 231-3000).

                                            Sincerely,

                                            /s/ JAMES Q. CROWE
                                            ---------------------------------
                                            James Q. Crowe

                                            Chairman of the Board and
                                            Chief Executive Officer

                        MFS COMMUNICATIONS COMPANY, INC.
                           11808 MIRACLE HILLS DRIVE
                             OMAHA, NEBRASKA 68154
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 20, 1996
                             ---------------------

To the Stockholders of MFS Communications Company, Inc.:

     The Special Meeting of Stockholders of MFS Communications Company, Inc., a Delaware corporation ("MFS"), will be held at The Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska, on December 20, 1996 at 9:00 a.m., local time, for the following purposes:

          (1) To consider and vote upon a proposal (the "Merger Proposal") to adopt the Amended and Restated Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and among MFS, WorldCom, Inc., a Georgia corporation ("WorldCom"), and HIJ Corp., a wholly owned subsidiary of WorldCom ("Acquisition Subsidiary"), providing for the merger (the "Merger") of Acquisition Subsidiary with and into MFS, and to authorize the Merger and the other transactions contemplated thereby. The consummation of the Merger will result in, among other things, MFS becoming a wholly owned subsidiary of WorldCom and the exchange of each outstanding share of common stock of MFS, par value $.01 per share, into the right to receive 2.1 shares of WorldCom common stock, par value $.01 per share, and each outstanding share of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of MFS and Series B Convertible Preferred Stock, par value $.01 per share, of MFS (the "MFS Series B Preferred Stock") (other than those held by holders of MFS Series B Preferred Stock exercising appraisal rights) into the right to receive one share of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of WorldCom and one share of Series B Convertible Preferred Stock, par value $.01 per share, of WorldCom, respectively;

          (2) To consider and vote upon a proposal to adjourn the Special Meeting to allow for additional solicitation of stockholder proxies or votes in the event that the number of proxies or votes sufficient to obtain a quorum or to approve the Merger Proposal has not been received by the date of the Special Meeting; and

          (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors of MFS has fixed the close of business on November 13, 1996, as the record date for the determination of the holders of MFS capital stock entitled to notice of, and to vote at, the Special Meeting and adjournments or postponements thereof. The Merger Proposal requires the affirmative vote of the holders of a majority of the votes entitled to be cast in respect of all outstanding shares of MFS capital stock voting as a single class. The proposal to adjourn the Special Meeting to solicit additional proxies or votes requires the approval of a majority of votes represented by the holders of MFS capital stock present in person or by proxy at the Special Meeting and entitled to vote thereon.

     Information regarding the proposed Merger, the Merger Agreement and related matters is contained in the accompanying Joint Proxy Statement/Prospectus and the appendices thereto, which are incorporated by reference herein and form a part of this Notice.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

                                          By Order of the Board of Directors

                                          /s/ JAMES Q. CROWE
                                          -----------------------------------
                                          James Q. Crowe

                                          Chairman of the Board and
                                          Chief Executive Officer

Dated: November 14, 1996


               PLEASE DO NOT SEND SHARE CERTIFICATES AT THIS TIME

                                 WORLDCOM, INC.

                        MFS COMMUNICATIONS COMPANY, INC.

                           JOINT PROXY STATEMENT FOR
                        SPECIAL MEETINGS OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 20, 1996.
                             ---------------------

                                 WORLDCOM, INC.

                                   PROSPECTUS

                             ---------------------

     This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") is being furnished to the holders of (i) common stock, par value $.01 per share (the "MFS Common Stock"), (ii) Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share (the "MFS Series A Preferred Stock"), and (iii) Series B Convertible Preferred Stock, par value $.01 per share (the "MFS Series B Preferred Stock," and together with the MFS Common Stock and the MFS Series A Preferred Stock, the "MFS Capital Stock"), of MFS Communications Company, Inc., a Delaware corporation ("MFS"), in connection with the solicitation of proxies by the Board of Directors of MFS (the "MFS Board of Directors") for use at the Special Meeting of Stockholders of MFS to be held at The Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska, on December 20, 1996, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof (the "MFS Special Meeting").

     This Joint Proxy Statement/Prospectus is also being furnished to the holders of common stock, par value $.01 per share (the "WorldCom Common Stock"), of WorldCom, Inc., a Georgia corporation ("WorldCom"), in connection with the solicitation of proxies by the Board of Directors of WorldCom (the "WorldCom Board of Directors") for use at the Special Meeting of Shareholders of WorldCom to be held at 515 East Amite Street, Jackson, Mississippi on December 20, 1996, at 9:00 a.m. local time, and at any and all adjournments or postponements thereof (the "WorldCom Special Meeting" and, together with the MFS Special Meeting, the "Special Meetings").

     This Joint Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of HIJ Corp., a Delaware corporation and wholly owned subsidiary of WorldCom ("Acquisition Subsidiary"), with and into MFS pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 1996, by and among WorldCom, Acquisition Subsidiary and MFS (the "Merger Agreement"). Upon consummation of the Merger, MFS will become a wholly owned subsidiary of WorldCom. In the Merger, each share of MFS Common Stock will be converted into the right to receive 2.1 shares of WorldCom Common Stock (the "Common Exchange Ratio"), and each share of MFS Series A Preferred Stock and MFS Series B Preferred Stock (other than those held by holders of MFS Series B Preferred Stock exercising appraisal rights) will be converted into the right to receive one share of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of WorldCom (the "WorldCom Series A Preferred Stock"), and one share of Series B Convertible Preferred Stock, par value $.01 per share, of WorldCom (the "WorldCom Series B Preferred Stock"), respectively (such exchange ratios being hereinafter referred to as the "Series A Exchange Ratio" and the "Series B Exchange Ratio," respectively). The terms of the WorldCom preferred stock issued to MFS preferred stockholders are substantially similar to the terms of the corresponding MFS preferred stock (with such stock being convertible at the same conversion price into the same number of shares of WorldCom Common Stock, in each case, as adjusted for the Common Exchange Ratio), except that each share of WorldCom Series B Preferred Stock (i) will be entitled to one vote per share on all matters on which holders of WorldCom Common Stock are entitled to vote, and
                                                  (Continued on following page.)

     SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE EVALUATED IN CONNECTION WITH THE MERGER.

                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     This Joint Proxy Statement/Prospectus, the Notices of Special Meeting and the accompanying forms of proxy were first mailed to the shareholders of WorldCom and stockholders of MFS on or about November 18, 1996.


                             ---------------------


    The date of this Joint Proxy Statement/Prospectus is November 14, 1996.

(ii) in contrast to shares of MFS Series B Preferred Stock, will not be subject to an irrevocable proxy with respect to any voting rights of such series and will not be subject to contractual restrictions on transfer. In addition, each depositary share representing 1/100th of a share of MFS Series A Preferred Stock (the "MFS Depositary Shares") will be exchanged for a depositary share representing 1/100th of a share of WorldCom Series A Preferred Stock (the "WorldCom Depositary Shares"). For additional information regarding the consideration to be received by MFS stockholders in connection with the Merger (the "Merger Consideration"), including the WorldCom Common Stock, the WorldCom Series A Preferred Stock and the WorldCom Series B Preferred Stock (collectively, the "WorldCom Capital Stock") and the WorldCom Depositary Shares, see "Plan of Merger -- General Description of the Merger" and "Description of WorldCom Capital Stock." Fractional shares of WorldCom Common Stock will not be issued; instead, MFS stockholders who would otherwise be entitled to fractional shares of WorldCom Common Stock will receive cash in lieu thereof. See "Plan of Merger -- Fractional Shares."

     At the Effective Time (as hereinafter defined), the then outstanding and unexercised options (the "MFS Options") and warrants (the "MFS Warrants") exercisable for shares of MFS Common Stock will be converted into options ("WorldCom Options") and warrants ("WorldCom Warrants"), respectively, exercisable for shares of WorldCom Common Stock having the same terms and conditions as the MFS Options and MFS Warrants, including such terms and conditions as may be incorporated by reference into the agreements evidencing the MFS Options and MFS Warrants, except that (i) the exercise price and the number of shares issuable upon exercise will be divided and multiplied, respectively, by the Common Exchange Ratio and (ii) the holder of each then outstanding and unexercised MFS Option which is an "Outperformance Option" awarded under the MFS 1993 Stock Plan (the "MFS Outperformance Options") will be instead entitled to receive the value of such MFS Outperformance Option in accordance with the terms of the MFS 1993 Stock Plan. See "Plan of Merger -- Terms and Conditions of the Proposed Merger -- MFS Options and Warrants."

     The Merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, no gain or loss will be recognized by MFS stockholders on the exchange of their shares of MFS Capital Stock (the "MFS Shares") for shares of WorldCom Capital Stock ("WorldCom Shares") except to the extent of cash payments received in lieu of fractional WorldCom Shares. The exchange of the MFS Options and MFS Warrants for WorldCom Options and WorldCom Warrants pursuant to the terms of the Merger should be treated as a nontaxable event to the holders thereof. See "Plan of Merger -- Certain Federal Income Tax Consequences."

     Termination by WorldCom or MFS under certain circumstances, including, without limitation, failure to receive shareholder approval, will require one party to make a $350 million payment to the other party as a termination fee. In the event a party is entitled to such fee, such party will also be entitled to receive certain communications services at a defined cost from the other party for a period of three years. See "Plan of Merger -- Terms and Conditions of the Proposed Merger -- Termination Fees" and "-- Description of Services Agreement."


     This Joint Proxy Statement/Prospectus also constitutes the Prospectus of WorldCom with respect to an estimated (as of November 13, 1996) maximum of (i) 553,751,218 shares of WorldCom Common Stock and associated preferred stock purchase rights, including 32,703,275 and 1,332,314 shares issuable upon conversion of the WorldCom Series A Preferred Stock and WorldCom Series B Preferred Stock, respectively, 2,033,600 shares issuable in payment in lieu of cash dividends on WorldCom Series A Preferred Stock, and 262,899 shares issuable in respect of accrued dividends upon conversion of WorldCom Series B Preferred Stock, (ii) 9,499,200 WorldCom Depositary Shares, each representing a 1/100th interest in a share of WorldCom Series A Preferred Stock, together with 94,992 underlying shares of WorldCom Series A Preferred Stock and (iii) 13,680,011 shares of WorldCom Series B Preferred Stock.



     WorldCom Common Stock is traded on the Nasdaq National Market under the symbol "WCOM." MFS Common Stock and MFS Depositary Shares are also traded on the Nasdaq National Market under the symbols "MFST" and "MFSTP," respectively. On November 13, 1996, the closing sale prices for WorldCom Common Stock, MFS Common Stock and MFS Depositary Shares, as reported on the Nasdaq National Market, were $24.63 per share, $50.75 per share and $86.25 per share, respectively. Holders of MFS Capital Stock are urged to obtain more recent market information relating to the closing sale price of the WorldCom Common Stock.


     The Boards of Directors of MFS, WorldCom and Acquisition Subsidiary, and WorldCom as the sole holder of all of the outstanding capital stock of Acquisition Subsidiary have approved the Merger Agreement. THE MFS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF MFS CAPITAL STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE AUTHORIZATION OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND FOR THE PROPOSAL TO ADJOURN THE MFS SPECIAL MEETING IF NECESSARY TO OBTAIN ADDITIONAL PROXIES OR VOTES. THE WORLDCOM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF WORLDCOM COMMON STOCK VOTE FOR THE ISSUANCE OF THE WORLDCOM CAPITAL STOCK AND THE TRANSACTIONS CONTEMPLATED THEREBY AND THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, OF WORLDCOM, AS DESCRIBED HEREIN, AND FOR THE PROPOSAL TO ADJOURN THE WORLDCOM SPECIAL MEETING IF NECESSARY TO OBTAIN ADDITIONAL PROXIES OR VOTES. See "Plan of
Merger -- Interests of Certain Persons in the Merger."

     Proxies for the MFS Special Meeting may be revoked, subject to the procedures described herein, at any time up to and including the date of the MFS Special Meeting. See "The MFS Special Meeting -- Record Date; Voting Rights; Proxies." Proxies for the WorldCom Special Meeting may be revoked, subject to the procedures described herein, at any time up to and including the date of the WorldCom Special Meeting. See "The WorldCom Special Meeting -- Voting and Revocation of Proxies."

     NO PERSON HAS BEEN AUTHORIZED BY WORLDCOM OR MFS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER WORLDCOM OR MFS. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF WORLDCOM CAPITAL STOCK TO WHICH IT RELATES OR AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, IMPLY OR CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF WORLDCOM OR MFS OR IN THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

     WorldCom and MFS are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by each of WorldCom and MFS may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. This Web site can be accessed at http://www.sec.gov. In addition, material filed by each of WorldCom and MFS can be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), at 1735 K Street, N.W., Washington, D.C. 20006.

     This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and exhibits relating thereto, including any amendments (the "Registration Statement"), of which this Joint Proxy Statement/Prospectus is a part, and which WorldCom has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus omits certain information contained or incorporated by reference in the Registration Statement. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. For further information, reference is hereby made to the Registration Statement.

     As used in this Joint Proxy Statement/Prospectus, the term "MFS" means MFS Communications Company, Inc. and its subsidiaries, and the term "WorldCom" means WorldCom, Inc. and its subsidiaries. All information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to MFS was provided by the management and Board of Directors of MFS. WorldCom assumes no responsibility for the accuracy of such information. All information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to WorldCom was provided by the management and Board of Directors of WorldCom. MFS assumes no responsibility for the accuracy of such information.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by WorldCom (formerly LDDS Communications, Inc. ("LDDS") and Resurgens Communications Group, Inc. ("Resurgens")) under File No. 0-11258 (formerly File No. 1-10415) and by MFS under File No. 0-21594 pursuant to the Exchange Act are incorporated herein by reference:


          (a) (1) WorldCom's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "WorldCom 1995 Form 10-K"); (2) WorldCom's Report by Issuer of Securities Quoted on NASDAQ on Form 10-C dated July 12, 1996; (3) WorldCom's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (4) WorldCom's Current Reports on Form 8-K dated August 25, 1996 (filed August 26, 1996 and as amended on Form 8-K/A on November 4, 1996) and August 25, 1996 (filed August 26, 1996 and as amended on Form 8-K/A filed August 30, 1996);
     (5) audited financial statements as of December 31, 1994 and 1993 and for the years then ended of the network services operations of Williams Telecommunications Group, Inc. ("WilTel"), including WilTel, Inc., WilTel Undersea Cable, Inc. and WilTel International Inc., which were wholly owned subsidiaries of WilTel (collectively "WilTel Network Services"), included in WorldCom's Current Report on Form 8-K/A dated August 22, 1994 (filed April 19, 1995); (6) the description of WorldCom's (formerly LDDS' and Resurgens') Common Stock as contained in Item 1 of Resurgens' Registration Statement on Form 8-A dated December 12, 1989, as updated by the descriptions contained in Amendment No. 2 of Resurgens' Registration Statement on Form S-4 (File No. 33-62746), as declared effective by the Commission on August 11, 1993, which includes the Joint Proxy Statement/Prospectus (the "1993 Joint Proxy Statement/Prospectus") with respect to Resurgens' Annual Meeting of Shareholders held on September 14, 1993, under the following captions: "Proposals No. 1 and 2 -- The Proposed Mergers -- Special Redemption Provisions," "Information Regarding
     Resurgens -- Description of Resurgens Capital Stock" and "-- Amendments to Resurgens' Restated Articles of Incorporation -- LDDS Merger Agreement," and as further updated by WorldCom's Current Report on Form 8-K dated and filed August 14, 1995; (7) the description of WorldCom's Preferred Stock Purchase Rights contained in WorldCom's Registration Statement on Form 8-A dated August 26, 1996; and (8) the descriptions of the WorldCom Series A Preferred Stock, the WorldCom Series B Preferred Stock and the WorldCom Depositary Shares contained in WorldCom's Registration Statements on Form 8-A dated November 13, 1996.


          (b)(1) MFS' Annual Report on Form 10-K for the year ended December 31, 1995, as amended by MFS' Form 10-K/A Amendment No. 1 on April 30, 1996; (2) MFS' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (3) MFS' Current Reports on Form 8-K dated January 23, 1996, April 30, 1996, May 10, 1996, August 1, 1996,
     August 12, 1996 (which Report includes audited financial statements of UUNET Technologies, Inc. ("UUNET") as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995), and August 24, 1996; (4) the description of MFS Common Stock contained in MFS' Registration Statement on Form 8-A filed with the Commission pursuant to
     Section 12(g) of the Exchange Act on April 21, 1993, as amended by Amendment No. 1 filed with the Commission on Form 8 on May 10, 1993, and any amendment or report filed for the purpose of updating any such description; (5) the description of MFS Series A Preferred Stock contained in MFS' Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Exchange Act on May 10, 1995, and any amendment or report filed for the purpose of updating any such description;
     (6) the description of MFS Series B Preferred Stock contained in MFS' Registration Statement on Form 8-A filed with the Commission pursuant to
     Section 12(g) of the Exchange Act on October 23, 1995, and any amendment or report filed for the purpose of updating any such description; and (7) the description of the Rights to Purchase Series C Junior Participating Preferred Stock contained in Amendment No. 1 to MFS' Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Exchange Act on November 21, 1995, and any amendment or report filed for the purpose of updating any such description.

     All documents filed by WorldCom and MFS with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of any securities offered hereby shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. See "Available Information." Any statement contained herein, or in a document incorporated or deemed to be incorporated herein by reference, shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) WILL BE PROVIDED BY FIRST CLASS MAIL WITHOUT CHARGE TO EACH PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER OF WORLDCOM COMMON STOCK OR MFS CAPITAL STOCK, UPON WRITTEN OR ORAL REQUEST BY SUCH PERSON AS FOLLOWS: WITH RESPECT TO WORLDCOM, TO WORLDCOM, INC., 515 EAST AMITE STREET, JACKSON, MISSISSIPPI 39201-2702, ATTENTION: STEPHANIE Q. SCOTT, DIRECTOR OF FINANCIAL REPORTING (TELEPHONE: (601) 360-8600); AND WITH RESPECT TO MFS, TO MFS COMMUNICATIONS COMPANY, INC., 11808 MIRACLE HILLS DRIVE, OMAHA, NEBRASKA 68154,
ATTENTION: GARY BRANDT, VICE PRESIDENT INVESTOR RELATIONS (TELEPHONE: (402) 231-3000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 13, 1996.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION...............................................................        i
INCORPORATION OF DOCUMENTS BY REFERENCE.............................................       ii
INDEX OF DEFINED TERMS..............................................................     viii
SUMMARY.............................................................................        1
  Business of WorldCom..............................................................        1
  Business of MFS...................................................................        2
  The Proposed Merger...............................................................        3
  Services Agreement................................................................        5
  Reciprocal Stock Options..........................................................        5
  Management and Operations After the Merger........................................        5
  Accounting Treatment..............................................................        5
  Proposed Amendment of WorldCom Articles...........................................        5
  Certain Federal Income Tax Consequences...........................................        6
  Reasons of WorldCom and MFS for the Merger........................................        6
  Recommendations of the WorldCom Board of Directors................................        6
  Opinion of WorldCom's Financial Advisor...........................................        6
  Recommendation of the MFS Board of Directors......................................        6
  Opinion of MFS' Financial Advisor.................................................        7
  The WorldCom Special Meeting......................................................        7
  The MFS Special Meeting...........................................................        8
  Interests of Certain Persons in the Merger........................................        8
  Regulatory Filings and Approvals..................................................       10
  Appraisal Rights..................................................................       10
  Comparison of Shareholder Rights..................................................       10
  Risk Factors......................................................................       10
  Market Prices.....................................................................       11
  Comparative Per Share Data........................................................       13
  Selected Pro Forma Consolidated Financial Information.............................       14
  Summary Historical Financial Data.................................................       15
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...........................       16
RISK FACTORS........................................................................       16
  Risks Related to the Merger.......................................................       16
     Risks Associated with Failure to Obtain Consents of Certain Governmental
      Authorities...................................................................       16
     Integration of the Companies...................................................       16
     Risks Associated with the Repurchase of MFS Senior Notes.......................       17
     Substantial Dilution of Ownership Interest of Current WorldCom Shareholders....       17
     The Effect of Stock Price Fluctuations on the Consideration to be Received by
      the Holders of MFS Capital Stock in the Merger; Opinions of Financial Advisors
      Not Updated...................................................................       17
     Shares Eligible for Future Sale; Possible Volatility of Stock Prices...........       18
  Risks Related to WorldCom, MFS and the Combined Company...........................       18
     Acquisition Strategy...........................................................       18
     Operating Losses...............................................................       19
     Significant Capital Requirements...............................................       19
     Risks of Financial Leverage; Debt Service, Interest Rate Fluctuations, Possible
      Reduction in Liquidity, Dividend Restrictions, and Other Restrictive
      Covenants.....................................................................       20
     Regulation.....................................................................       20
     Competition....................................................................       22
     Risks of Expansion and Implementation..........................................       24
     Dependence on Availability of Transmission Facilities..........................       25
     Rapid Technological Changes; Dependence Upon Product Development...............       25
     Dependence on Key Personnel....................................................       25
     Contingent Liabilities.........................................................       26
     Potential Liability of On-line Service Providers...............................       27
     Dependence upon Network Infrastructure; Risk of System Failure; Security
      Risks.........................................................................       28

     Variability of Quarterly Operating Results.....................................       28
     Strategic Relationship Between UUNET and Microsoft.............................       28
     UUNET's Dependence upon Suppliers; Sole and Limited Sources of Supply..........       29
     Anti-Takeover Provisions.......................................................       29
PLAN OF MERGER......................................................................       31
  General Description of the Merger.................................................       31
  Background of the Merger..........................................................       32
  Reasons for the Merger; Board Recommendations.....................................       35
  Opinions of Financial Advisors....................................................       37
     WorldCom.......................................................................       37
     MFS............................................................................       41
  Terms and Conditions of the Proposed Merger.......................................       45
     Conditions of the Merger.......................................................       45
     Mutual Conditions..............................................................       45
     WorldCom's Conditions..........................................................       46
     MFS' Conditions................................................................       46
     Certain Covenants..............................................................       47
     Conduct of MFS Business Prior to the Merger....................................       47
     Conduct of WorldCom Business Prior to the Merger...............................       48
     Agreement Not To Solicit Other Offers..........................................       49
     Confidentiality................................................................       50
     Other Covenants................................................................       50
     Termination of the Merger Agreement............................................       51
     Termination Fees...............................................................       53
     Non-Survival of Representations and Covenants..................................       55
     Amendment of the Merger Agreement..............................................       55
     Closing Date...................................................................       55
     Expenses.......................................................................       55
     MFS Options and Warrants.......................................................       55
  Description of Services Agreement.................................................       56
  Interests of Certain Persons in the Merger........................................       58
  Surrender of Stock Certificates and Receipt of Merger Consideration...............       59
  Fractional Shares.................................................................       60
  Certain Regulatory Filings and Approvals..........................................       60
  Accounting Treatment..............................................................       61
  Public Trading Market.............................................................       62
  Status Under Federal Securities Laws..............................................       62
  Certain Federal Income Tax Consequences...........................................       62
STOCK OPTION AGREEMENTS.............................................................       64
CERTAIN RELATED TRANSACTIONS........................................................       67
  Rights Agreements.................................................................       67
  Other.............................................................................       67
PROPOSED AMENDMENT OF THE WORLDCOM ARTICLES.........................................       68
MANAGEMENT OF WORLDCOM FOLLOWING THE MERGER.........................................       70
  Compensation of Directors.........................................................       73
  Committees of the Board of Directors..............................................       73
  Other.............................................................................       73
THE WORLDCOM SPECIAL MEETING........................................................       74
  General...........................................................................       74
  Date, Time and Place..............................................................       74
  Record Date; Vote Required........................................................       74
  Voting and Revocation of Proxies..................................................       75
  Solicitation of Proxies...........................................................       75
  Adjournment of the WorldCom Special Meeting.......................................       76
  Future Proposals of WorldCom Security Holders.....................................       76

THE MFS SPECIAL MEETING.............................................................       77
  General...........................................................................       77
  Date, Time and Place..............................................................       77
  Record Date; Voting Rights; Proxies...............................................       77
  Solicitation of Proxies...........................................................       78
  Quorum............................................................................       78
  Required Vote.....................................................................       78
  Adjournment of the MFS Special Meeting............................................       79
APPRAISAL RIGHTS....................................................................       80
INFORMATION REGARDING WORLDCOM......................................................       83
  Business of WorldCom..............................................................       83
DESCRIPTION OF WORLDCOM CAPITAL STOCK...............................................       84
  Common Stock......................................................................       84
  Preferred Stock...................................................................       84
  Series A Preferred Stock..........................................................       85
     Dividends......................................................................       85
     Mandatory Conversion of WorldCom Series A Preferred Stock......................       86
     Right to Redeem WorldCom Series A Preferred Stock..............................       87
     Conversion at Option of Holder.................................................       88
     Conversion Adjustment..........................................................       88
     Adjustment for Consolidation or Merger.........................................       89
     Fractional Shares..............................................................       90
     Notice to Holders of WorldCom Series A Preferred Stock.........................       90
     Liquidation Rights.............................................................       91
     Voting Rights..................................................................       91
     Reissuance.....................................................................       92
     Listing........................................................................       92
     Registrar and Transfer Agent...................................................       92
  Series B Preferred Stock..........................................................       92
     Dividends......................................................................       92
     Conversion at Option of Holder.................................................       93
     Conversion Adjustment..........................................................       94
     Adjustment for Consolidation or Merger.........................................       94
     Right to Redeem WorldCom Series B Preferred Stock..............................       94
     Liquidation Rights.............................................................       95
     Notice to Holders of WorldCom Series B Preferred Stock.........................       95
     Voting Rights..................................................................       96
     Reissuance.....................................................................       96
     No Listing.....................................................................       96
     Registrar and Transfer Agent...................................................       96
  Depositary Shares.................................................................       97
     Issuance of Depositary Receipts................................................       97
     Withdrawal of WorldCom Series A Preferred Stock................................       97
     Mandatory Conversion, or Call..................................................       97
     Conversion at the Option of Holder.............................................       98
     Dividends and Other Distributions..............................................       98
     Record Date....................................................................       99
     Voting of WorldCom Series A Preferred Stock....................................       99
     Amendment and Termination of Deposit Agreement.................................       99
     Charges of Depositary..........................................................      100
     General........................................................................      100
  WorldCom Series 3 Preferred Stock.................................................      100
  Preferred Stock Purchase Rights...................................................      100
  Certain Charter and Bylaw Provisions..............................................      102
INFORMATION REGARDING MFS...........................................................      103
  Business of MFS...................................................................      103

WORLDCOM PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..........................      104
MFS ADJUSTED HISTORICAL FINANCIAL STATEMENTS........................................      110
MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS........................................................................      114
COMPARATIVE RIGHTS OF SHAREHOLDERS..................................................      116
  Election of Directors.............................................................      116
  Removal of Directors..............................................................      117
  Action By Written Consent.........................................................      117
  Amendments to Charter.............................................................      117
  Amendments to Bylaws..............................................................      118
  Special Meetings of Shareholders..................................................      118
  Vote on Extraordinary Corporate Transactions......................................      118
  Dividends.........................................................................      118
  Appraisal Rights of Dissenting Shareholders.......................................      119
  Indemnification and Limitation of Liability of Directors and Officers.............      120
  Preemptive Rights.................................................................      122
  Special Redemption Provisions.....................................................      122
  MFS Preferred Stock...............................................................      122
     General........................................................................      122
     MFS Series A Preferred Stock...................................................      123
     MFS Series B Preferred Stock...................................................      124
     MFS Series C Preferred Stock...................................................      124
     WorldCom Preferred Stock.......................................................      124
  Effect of Outstanding Preferred Stock.............................................      124
  Preferred Stock Purchase Rights...................................................      125
  Business Combination Restrictions.................................................      126
LEGAL MATTERS.......................................................................      129
EXPERTS.............................................................................      129
APPENDIX I -- Merger Agreement......................................................      I-1
APPENDIX II -- Services Agreement...................................................     II-1
APPENDIX III -- WorldCom Option Agreement...........................................    III-1
APPENDIX IV -- MFS Option Agreement.................................................     IV-1
APPENDIX V -- Opinion of Salomon Brothers Inc ......................................      V-1
APPENDIX VI -- Opinion of Gleacher NatWest, Inc.....................................     VI-1
APPENDIX VII -- Section 262 of the DGCL.............................................    VII-1
APPENDIX VIII -- Terms of WorldCom Series A Preferred Stock.........................   VIII-1
APPENDIX IX -- Terms of WorldCom Series B Preferred Stock...........................     IX-1

                             INDEX OF DEFINED TERMS


1993 Joint Proxy Statement/Prospectus......           ii
1994 Notes.................................           17
1996 Notes.................................           17
1997E P/E Ratio............................           44
Accumulated Unpaid Dividends...............           86
Acquiring Person...........................          100
Acquisition Subsidiary.....................   Cover Page
Adjusted Price.............................           55
Adjusted Shares............................           56
Amendment..................................            5
America Online.............................           23
Antitrust Division.........................           61
AT&T.......................................           22
ATM-based..................................            2
Average Stock Price........................           85
BBN........................................           23
Big 3 Long Distance Companies..............           44
BOC........................................            2
Call Price.................................           87
CAPs.......................................           22
Change in Control Price....................           56
CLEC.......................................           33
Code.......................................   Cover Page
Commission.................................            i
Common Equivalent Rate.....................           87
Common Exchange Ratio......................   Cover Page
CompuServe.................................           23
Conversion Date............................           93
Credit Facility............................           20
DCF........................................           39
Deloitte...................................           26
Deposit Agreement..........................           97
Depositary.................................           97
Depositary Receipts........................           97
DGCL.......................................           10
DOJ........................................           45
EBIT.......................................           38
EBITDA.....................................           38
Effective Time.............................            4
Exchange Act...............................            i
Exchange Agent.............................           32
Factor.....................................           56
FCC........................................            1
FCC Interconnect Order.....................           21
Firm Value.................................           38
FTC........................................           45
GBCC.......................................           84
Gleacher NatWest...........................            7
Hart-Scott-Rodino Act......................           10
IBES.......................................           44
IDB........................................            1
IDB Merger.................................            1
ILEC.......................................           21
Initial Redemption Date....................           87
Joint Proxy Statement/Prospectus...........   Cover Page
Junior Stock...............................           86
LDDS.......................................           ii
LECs.......................................            2
LQA Revenue................................           38
LQA Revenues Multiple......................           86
LTM........................................           38
Mandatory Conversion Date..................           86
MCI........................................           22
Merger.....................................   Cover Page
Merger Agreement...........................   Cover Page
Merger Consideration.......................   Cover Page
Merger Proposal............................   Cover Page
MFS........................................   Cover Page
MFS Board of Directors.....................   Cover Page
MFS By-laws................................            9
MFS Capital Stock..........................   Cover Page
MFS Certificate of Incorporation...........            9
MFS Common Stock...........................   Cover Page
MFS Comparable Group.......................           38
MFS Depositary Shares......................   Cover Page
MFS Notes..................................           17
MFS Options................................   Cover Page
MFS Outperformance Options.................   Cover Page
MFS Period.................................           56
MFS Record Date............................            8
MFS Rights Agreement.......................           67
MFS Series A Preferred Stock...............   Cover Page
MFS Series B Preferred Stock...............   Cover Page
MFS Shares.................................   Cover Page
MFS Special Meeting........................   Cover Page
MFS Stock Option...........................           64
MFS Stock Option Agreement.................           64
MFS Superior Proposal......................           52
MFS Warrants...............................   Cover Page
Microsoft..................................           11
Microsoft Agreement........................           28
MPI........................................           75
Multiple/Growth Index......................           44
NAPs.......................................            2
NASD.......................................            i
Net PP&E...................................           38
Non-Terminating Party......................           56
Option Agreements..........................            5
Optional Conversion Rate...................           88
PSI........................................           23
PTTs.......................................           28
PUCs.......................................            9
Purchase Event.............................           64
R&D........................................          108
Redemption Price...........................           94
Registration Statement.....................            i
Resurgens..................................           ii
S&P........................................           56
Salomon....................................            6
Salomon Report.............................           38
Section 262................................           10
Securities Act.............................            i
Selling Shareholder........................           66
Series A Articles of Amendment.............           85
Series A Exchange Ratio....................   Cover Page
Series B Articles of Amendment.............           92
Series B Conversion Rate...................           93
Series B Exchange Ratio....................   Cover Page
Service....................................           62
Services Agreement.........................            5
Special Meetings...........................   Cover Page
Sprint.....................................           22

Stock Acquisition Date.....................          100
Stock Options..............................           64
Stripped Firm Value........................           38
Subdivision................................           96
Surviving Corporation......................            3
Surviving Corporation Material Adverse
  Effect...................................           45
Takeover Proposal..........................           49
TCP/IP.....................................           25
Telecom Act................................            2
Termination Fee............................           53
Terminating Party..........................           56
TSLRIC.....................................           57
Units......................................           56
U.S. Attorney's Office.....................           26
UUNET......................................           ii
UUNET Acquisition..........................            2
WilTel.....................................           ii
WilTel Acquisition.........................            1
WilTel Network Services....................           ii
WorldCom...................................   Cover Page
WorldCom 1995 Form 10-K....................           ii
WorldCom Articles..........................            4
WorldCom Board of Directors................   Cover Page
WorldCom Bylaws............................           10
WorldCom Capital Stock.....................   Cover Page
WorldCom Common Stock......................   Cover Page
WorldCom Comparable Group..................           38
WorldCom Depositary Shares.................   Cover Page
WorldCom Material Adverse Effect...........           46
WorldCom Options...........................   Cover Page
WorldCom Record Date.......................            7
WorldCom Right.............................          100
WorldCom Rights Agreement..................           29
WorldCom Rights Plan.......................           29
WorldCom Series A Preferred Stock..........   Cover Page
WorldCom Series B Preferred Stock..........   Cover Page
WorldCom Series 3 Preferred Stock..........          100
WorldCom Shares............................   Cover Page
WorldCom Special Meeting...................   Cover Page
WorldCom Stock Option......................           64
WorldCom Stock Option Agreement............           64
WorldCom Superior Proposal.................           52
WorldCom Warrants..........................   Cover Page

                                    SUMMARY

     The following is a summary of certain important terms of the proposed Merger and related information discussed elsewhere in this Joint Proxy Statement/Prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information included in this Joint Proxy Statement/Prospectus and the appendices hereto, including, but not limited to, the Merger Agreement set forth as Appendix I hereto. Shareholders of each of WorldCom and MFS are urged to read this Joint Proxy Statement/Prospectus and the appendices hereto in their entirety and to consider carefully the information set forth under the headings "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors."

BUSINESS OF WORLDCOM

     WorldCom, a Georgia corporation which conducts business under the name "LDDS WorldCom," is one of the four largest long distance telecommunications companies in the United States, based on 1995 revenues. WorldCom provides long distance telecommunications services to business, consumer and other carrier customers through its network of fiber optic cables, digital microwave, and fixed and transportable satellite earth stations, with service to points throughout the nation and the world. The products and services provided by WorldCom include: switched and dedicated long distance products, 800 services, calling cards, domestic and international private lines, broadband data services, debit cards, conference calling, advanced billing systems, enhanced faxed and data connections, television and radio transmission and mobile satellite communications. Based on Federal Communications Commission ("FCC") statistics as of December 31, 1995 (the most recent statistics available), WorldCom's share of total toll service revenues for 1995 was 4.3%.

     WorldCom's emphasis on acquisitions has taken WorldCom from a small regional long distance carrier to one of the largest long distance telecommunications companies in the industry, serving customers domestically and internationally. On January 5, 1995, WorldCom completed the acquisition of the network services operations of WilTel, a subsidiary of The Williams Companies, Inc., for approximately $2.5 billion in cash (the "WilTel Acquisition"). Through this purchase, WorldCom acquired a nationwide common carrier network of approximately 11,000 miles of fiber optic cable and digital microwave facilities.

     On December 30, 1994, WorldCom, through a wholly owned subsidiary, merged with IDB Communications Group, Inc., a Delaware corporation ("IDB"). IDB operates a domestic and international communications network providing private line and public switched long distance telecommunications services, facsimile and data connections, television and radio transmission services, and mobile satellite communications capabilities. As a result of this merger (the "IDB Merger"), each share of common stock of IDB was converted into the right to receive 0.476879 shares of WorldCom Common Stock, resulting in the issuance of approximately 71,762,000 shares of WorldCom Common Stock. In addition, WorldCom assumed, on a subordinated basis, jointly and severally with IDB, the obligations of IDB to pay the principal of and interest on $195.5 million 5% convertible subordinated notes due 2003, issued by IDB. On July 15, 1996, WorldCom announced that it had exercised its option to redeem on August 16, 1996 all of the outstanding IDB notes. Prior to such redemption date, a majority of the holders of the IDB notes elected to convert their notes into WorldCom Common Stock, resulting in the issuance of approximately 10.3 million shares of WorldCom Common Stock. The IDB Merger was accounted for as a pooling-of-interests and, accordingly, the WorldCom financial statements for the periods prior to the IDB Merger have been restated to include the results of IDB for all periods presented.

     WorldCom follows a four-point growth strategy, consisting of internal growth, the selective acquisition of smaller long distance companies with limited geographic service areas and market shares, the consolidation of certain third tier long distance carriers with larger market shares, and international expansion.

     A predominant share of WorldCom's total revenues is derived from commercial customers. Commercial customers typically use higher volumes of telecommunications services than residential customers and concentrate usage on weekdays during business hours, when rates are highest. Consequently, commercial customers, on average, generate higher revenues per account than residential customers. WorldCom has become a significant participant in the long distance wholesale market and intends to pursue opportunities, if any, for continued expansion in this area. While total revenues in the wholesale market are less than from commercial customers, expenses are generally reduced in servicing these customers as the result of fewer invoices, fewer customer service personnel and a smaller sales force.

     The enactment of the Telecommunications Act of 1996 (the "Telecom Act") in early February 1996 has made it possible for WorldCom to participate in both the local and long distance markets. WorldCom has formed business associations to provide long distance telecommunications services with certain local exchange carriers ("LECs"), and WorldCom expects to pursue resale of local service in those markets where it is both economically and technically feasible.

     WorldCom's principal executive offices are located at 515 East Amite Street, Jackson, Mississippi 39201-2702, and its telephone number is (601) 360-8600. See "Information Regarding WorldCom."

BUSINESS OF MFS

     MFS provides facilities-based telecommunications services and systems to business and government. MFS is organized as a holding company and operates through its subsidiaries in two business segments: telecommunications services and network systems integration. MFS provides telecommunications services domestically and internationally in the form of: (i) dedicated special access and private line circuits, local switched service and high speed data communications to large business customers; (ii) single source integrated local and long distance switched services, high speed data communications services and facilities management to medium and small businesses; (iii) local access to long distance companies; and (iv) local access, asynchronous-transfer-mode-based ("ATM-based") backbone service and interconnection via Network Access Points ("NAPs") to Internet service providers.

     MFS provides telecommunications services by utilizing its international network platform, which consists of MFS-owned transmission and switching facilities and network capacity leased from other carriers primarily in the United States and Western Europe.

     On August 12, 1996, MFS acquired UUNET through a merger of a subsidiary of MFS with and into UUNET (the "UUNET Acquisition"). UUNET is a leading worldwide provider of a comprehensive range of Internet access options, applications, and consulting services to businesses, professionals and on-line services providers. UUNET provides both dedicated and dial-up Internet access, and other applications and services which include Web server hosting and integration services, client software and security products, training, and network integration and consulting services. MFS estimates that UUNET's customer base included over 35,000 business and professional accounts as of September 30, 1996.

     UUNET makes available to customers a variety of products and services, including Web server hosting and content development services, client software and security products, and training, all of which can be integrated by UUNET through its network integration and consulting services, through a single source. UUNET's products and services are supported by a technical staff that is highly experienced in Internet operations and services. UUNET's network operations center monitors traffic across UUNET's network 24 hours per day, seven days per week.

     MFS has contacted 21 LECs to initiate the process of implementing the "co-carrier" provisions of the Telecom Act and has established a co-carrier task force consisting of approximately 100 personnel dedicated to facilitate the negotiation and implementation of co-carrier arrangements with the LECs. Beginning on May 22, 1996, MFS has entered into comprehensive co-carrier agreements with each of Ameritech Corp., Southwestern Bell, Bell Atlantic, NYNEX and Bell South, which involve the networks of those companies in the marketing regions within the respective Bell Operating Company ("BOC") operating territories in which MFS offers telecommunications services. These agreements include, among other items, minimum points of interconnection, an equal, identical and reciprocal rate for termination of local calls, interim number portability with pass-through of terminating compensation, and terms for the availability of unbundled loops. Certain of these agreements also contemplate that loop rates will be set by state regulators through binding arbitration according to a schedule and costing standards defined by the Telecom Act. Interim loop rates have been established in a number of states in arbitration decisions issued in early November 1996. Further proceedings will establish permanent loop rates.

     Initially created to design and build MFS' networks in a high quality and cost-effective manner, MFS Network Technologies provides network systems integration for MFS and third parties which desire to deploy sophisticated networks, including intelligent transportation systems, voice and data networks, interactive distance learning networks, security systems and combined cable television-telephone networks.

     The principal executive offices of MFS are located at 11808 Miracle Hills Drive, Omaha, Nebraska 68154, and its telephone number is (402) 231-3000. See "Information Regarding MFS."

THE PROPOSED MERGER

     Subject to the satisfaction of the terms and conditions set forth in the Merger Agreement described below, Acquisition Subsidiary, a wholly owned subsidiary of WorldCom, will merge with and into MFS. Upon consummation of the Merger, Acquisition Subsidiary's corporate existence will terminate and MFS will continue as the surviving corporation (the "Surviving Corporation"), wholly owned by WorldCom.

     As a result of the Merger, each share of MFS Common Stock will be converted into the right to receive 2.1 shares of WorldCom Common Stock, and each share of MFS Series A Preferred Stock and MFS Series B Preferred Stock (other than those held by holders of MFS Series B Preferred Stock exercising appraisal rights) will be converted into the right to receive, respectively, one share of WorldCom Series A Preferred Stock and one share of WorldCom Series B Preferred Stock. The terms of the WorldCom preferred stock issued to MFS preferred stockholders are substantially similar to the terms of the corresponding MFS preferred stock (with such stock being convertible at the same conversion price into the same number of shares of WorldCom Common Stock, in each case, as adjusted for the Common Exchange Ratio), except that each share of WorldCom Series B Preferred Stock (i) will be entitled to one vote per share on all matters on which holders of WorldCom Common Stock are entitled to vote and (ii) in contrast to shares of MFS Series B Preferred Stock, will not be subject to an irrevocable proxy with respect to any voting rights of such series and will not be subject to contractual restrictions on transfer. In addition, each depositary share representing 1/100th of a share of MFS Series A Preferred Stock (previously defined as the "MFS Depositary Shares") will be exchanged for a depositary share representing 1/100th of a share of WorldCom Series A Preferred Stock (previously defined as the "WorldCom Depositary Shares"). For additional information regarding the Merger Consideration, including the terms of the WorldCom Capital Stock and the WorldCom Depositary Shares, see "Plan of Merger -- General Description of Merger" and "Description of WorldCom Capital Stock." No fractional shares of WorldCom Common Stock will be issued; instead, MFS stockholders who would otherwise be entitled to fractional shares of WorldCom Common Stock will receive cash in lieu thereof. See "Plan of Merger -- General Description of the Merger" and "-- Fractional Shares."

     As a result of the Merger, MFS Options will be converted into WorldCom Options having substantially the same terms and conditions as the MFS Options, and the MFS Warrants will be converted into WorldCom Warrants having substantially the same terms and conditions as the MFS Warrants, except that (i) the exercise price and number of shares of WorldCom Common Stock issuable upon exercise will be divided and multiplied, respectively, by the Common Exchange Ratio, and (ii) the holder of each then outstanding and unexercised MFS Outperformance Option will be instead entitled to receive the value of each such MFS Outperformance Option in accordance with the terms of the MFS 1993 Stock Plan. See "Plan of Merger -- Terms and Conditions of the Proposed Merger -- MFS Options and Warrants."

     Based on the capitalization of WorldCom and MFS as of November 13, 1996 and assuming that all shares of MFS preferred stock are converted into shares of MFS Common Stock prior to the consummation of the Merger, the stockholders of MFS immediately prior to the consummation of the Merger will own securities representing approximately 56% of the outstanding WorldCom Common Stock on a fully diluted basis following consummation of the Merger, assuming that all outstanding MFS Options and MFS Warrants are exercised, and approximately 54% of the outstanding WorldCom Common Stock on a fully diluted basis following consummation of the Merger, assuming that no outstanding MFS Options and MFS Warrants are exercised, without adjustment in either case for shares acquired by WorldCom shareholders in their capacities as stockholders of MFS.

     The Merger Agreement provides that the consummation of the Merger is subject to certain terms and conditions, including: (i) receipt of the requisite approval of the Merger and the transactions contemplated thereby by the stockholders of MFS and the requisite approval by WorldCom shareholders of the issuance of the WorldCom Capital Stock in the Merger and the transactions contemplated thereby and the proposed amendment to WorldCom's Amended and Restated Articles of Incorporation, as amended (the "WorldCom Articles"); (ii) receipt by WorldCom and MFS of opinions from their respective tax counsel regarding certain tax matters; (iii) approval of the shares of WorldCom Common Stock comprising consideration for the Merger for quotation on the Nasdaq National Market; (iv) receipt of all material consents or approvals of governmental agencies or bodies required in connection with the Merger; and (v) satisfaction of other conditions customary to transactions of this nature. Certain of the terms and conditions of the Merger, other than the requirement of shareholder approval, may be waived by the parties. The Merger will become effective at the time of the filing, after satisfaction or waiver of all the conditions to the Merger, of a Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in the Certificate of Merger (the "Effective Time"). The date on which the Effective Time occurs is referred to herein as the "Closing Date." See "Plan of Merger -- Terms and Conditions of the Proposed Merger -- Conditions of the Merger."

     Pursuant to the Merger Agreement, each of MFS and WorldCom has agreed not to, nor to authorize or permit its subsidiaries or its officers, directors, employees, or any investment banker, financial advisor, attorney, accountant or other representatives, directly or indirectly, to (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to, or (ii) participate in any discussions or negotiations regarding, any inquiry, proposal or offer from any person relating to (a) any direct or indirect acquisition or purchase of 15% or more of the assets of such party and its subsidiaries or 15% or more of any class of equity securities of such party or any of its subsidiaries, (b) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of such party or any of its subsidiaries, (c) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party or any of its subsidiaries other than the transactions contemplated by the Merger Agreement, or (d) any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to the other party of the transactions contemplated by the Merger Agreement; provided, that if, at any time prior to the Effective Time, the Board of Directors of such party determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to its shareholders under applicable law, then such party may, in response to a Takeover Proposal (as defined herein) which was not solicited before August 25, 1996, (x) furnish information with respect to such party to any person pursuant to a customary confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal. See "Plan of Merger -- Agreement Not to Solicit Other Offers."

     The Merger Agreement may be amended at any time prior to the Effective Time by the mutual written consent of the parties. The Merger Agreement may be terminated at any time prior to the Effective Time (i) by the mutual consent of the parties, (ii) if the Effective Time has not occurred on or before August 25, 1997, (iii) if the requisite approvals of the respective shareholders of either MFS or WorldCom are not obtained at the Special Meetings or (iv) under certain other circumstances. Termination by WorldCom or MFS under certain circumstances, including, without limitation, failure to receive shareholder approval, will require one party to make a $350 million payment to the other party as a termination fee. In the event a party is entitled to such fee, such party will also be entitled to receive certain communications services at a defined cost from the other party for a period of three years. See "Plan of Merger -- Terms and Conditions of the Proposed Merger -- Termination Fees" and "-- Description of Services Agreement."

SERVICES AGREEMENT

     On August 25, 1996, WorldCom and MFS entered into an agreement (the "Services Agreement") pursuant to which, in the event the Merger Agreement is terminated under certain specified circumstances, one party will be entitled to receive up to $300 million of certain communications services at a defined cost from the other party for a period of three years. The Services Agreement is attached hereto as Appendix II. For a more detailed description of the Services Agreement, see "Plan of Merger -- Description of Services Agreement."

RECIPROCAL STOCK OPTIONS

     On August 25, 1996, pursuant to Stock Option Agreements dated the same day between WorldCom and MFS (the "Option Agreements"), WorldCom granted an option to MFS to purchase up to 81,224,137 shares, or approximately 19.9% of the then outstanding shares, of WorldCom Common Stock at an exercise price of $26.375 per share, and MFS granted an option to WorldCom to purchase up to 43,953,073 shares, or approximately 19.9% of the then outstanding shares, of MFS Common Stock at an exercise price of $55.3875 per share, which options become exercisable upon the occurrence of certain events. The Option Agreements are attached hereto as Appendix III and Appendix IV, respectively. For a more detailed description of the terms of the Option Agreements, see "Stock Option Agreements."

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Pursuant to the Merger Agreement, WorldCom has agreed to cause the WorldCom Board of Directors as of the Effective Time to consist of an odd number of directors, with MFS being entitled to designate one less director than WorldCom, subject to consummation of the Merger. As of the date hereof, WorldCom's Board of Directors is composed of 12 directors. It is anticipated that the WorldCom Board of Directors will be composed of 15 directors and that Carl J. Aycock, Max
E. Bobbitt, Bernard J. Ebbers, Francesco Galesi, Stiles A. Kellett, Jr., John A. Porter, and Scott D. Sullivan will continue to serve, and that Clyda Stokes Rent will be appointed to serve, as directors of WorldCom after the Effective Time. MFS has announced its intent to designate R. Douglas Bradbury, James Q. Crowe, Richard R. Jaros, David C. McCourt, Walter Scott, Jr., John W. Sidgmore, and Michael B. Yanney as directors of WorldCom. The Merger Agreement also provides that membership on the compensation and stock option, audit and nominating committees of the WorldCom Board of Directors will initially consist of an equal number of designees of WorldCom and MFS. After the Merger, MFS as the Surviving Corporation will operate as a subsidiary of WorldCom. See "Management of WorldCom Following the Merger."

ACCOUNTING TREATMENT

     WorldCom intends to account for the Merger using the purchase method. Accordingly, the aggregate Merger Consideration will be allocated to the assets and liabilities of MFS based on their estimated fair value. Any excess of cost over the fair value of net tangible assets of MFS acquired will be recorded as in-process research and development, goodwill and other intangible assets and amortized over a period not to exceed 40 years. See "Plan of Merger -- Accounting Treatment."

PROPOSED AMENDMENT OF WORLDCOM ARTICLES

     The WorldCom Articles are proposed to be amended to increase the number of authorized shares of WorldCom Common Stock that may be issued thereunder by 1,750,000,000 shares, to 2,500,000,000 shares (the "Amendment"). Approval of the Amendment by the WorldCom shareholders is a condition precedent to the consummation of the Merger. Unless both the issuance of the WorldCom Capital Stock pursuant to the Merger Agreement and the Amendment are approved, neither will be effected by WorldCom, and the Merger will not be consummated. See "Proposed Amendment of the WorldCom Articles."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to MFS, and Bryan Cave LLP, counsel to WorldCom, based on the representations and assumptions referred to in their opinions, the Merger will qualify as a reorganization under Section 368(a) of the Code. Accordingly, no gain or loss will be recognized for federal income tax purposes by MFS stockholders on the exchange of their shares of MFS Capital Stock solely for shares of WorldCom Capital Stock in the Merger (except for cash paid in lieu of fractional shares). For a more complete description of the federal income tax consequences of the Merger, see "Plan of Merger -- Certain Federal Income Tax Consequences."

     HOLDERS OF SHARES OF MFS CAPITAL STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY OF ANY FOREIGN TAX LAWS AS WELL AS OTHER FEDERAL, STATE AND LOCAL TAX LAWS.

REASONS OF WORLDCOM AND MFS FOR THE MERGER

     In reaching their decision to approve the Merger Agreement, the Board of Directors of each of WorldCom and MFS consulted with its management team and advisors and independently considered a variety of factors and the business and operations of the other party. The Board of Directors of each of WorldCom and MFS concluded that the Merger is in the best interests of such company and its shareholders because the Merger would (1) enhance the combined entity's opportunities for future growth, (2) create a stronger competitor in the changing long distance and local telecommunications industry, (3) allow provision of end-to-end bundled long distance, and local and Internet service over a global network, and (4) provide the opportunity for significant cost savings for the combined organization. See "Plan of Merger -- Reasons for the Merger; Board Recommendations."

RECOMMENDATIONS OF THE WORLDCOM BOARD OF DIRECTORS

     The directors of WorldCom unanimously approved the terms of the Merger Agreement and the transactions contemplated thereby and believe the Merger is fair to, and in the best interests of, WorldCom and its shareholders. THE WORLDCOM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF WORLDCOM VOTE "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF WORLDCOM CAPITAL STOCK PURSUANT TO THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND "FOR" THE PROPOSAL TO AMEND THE WORLDCOM ARTICLES. For a discussion of the factors considered by the directors of WorldCom in reaching their decision, see "Plan of Merger -- Reasons for the Merger; Board Recommendations."

OPINION OF WORLDCOM'S FINANCIAL ADVISOR


     Salomon Brothers Inc ("Salomon"), financial advisor to WorldCom, has rendered its written opinion to the WorldCom Board of Directors that, based upon and subject to various considerations set forth in such opinion, as of August 25, 1996, the Common Exchange Ratio was fair to the holders of WorldCom Common Stock from a financial point of view. A copy of Salomon's opinion is attached as Appendix V to this Joint Proxy Statement/Prospectus, and holders of WorldCom Common Stock are urged to read the opinion in its entirety. See "Plan of Merger -- Opinions of Financial Advisors -- WorldCom." Salomon's opinion was not updated as of the date hereof nor will such opinion be updated as of the Closing Date.


RECOMMENDATION OF THE MFS BOARD OF DIRECTORS

     The MFS Board of Directors believes that the terms of the Merger are fair to, and in the best interests of, MFS and its stockholders and has unanimously approved the Merger Agreement and the related transactions. THE MFS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS APPROVE AND ADOPT THE MERGER AGREEMENT AND THE AUTHORIZATION OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. See

"Plan of Merger -- Background of the Merger," "-- Reasons for the Merger; Board Recommendations" and "-- Interests of Certain Persons in the Merger."

OPINION OF MFS' FINANCIAL ADVISOR


     On August 24, 1996, Gleacher NatWest, Inc. ("Gleacher NatWest"), financial advisor to MFS, rendered its written opinion to the MFS Board of Directors that, on and as of the date of such opinion, based upon the procedures and subject to the assumptions described in such opinion, the Common Exchange Ratio, the Series A Exchange Ratio and the Series B Exchange Ratio are fair to the holders of MFS Common Stock, MFS Series A Preferred Stock and MFS Series B Preferred Stock, respectively, from a financial point of view. A copy of Gleacher NatWest's opinion is attached as Appendix VI to this Joint Proxy Statement/Prospectus, and holders of MFS Capital Stock are urged to read the opinion in its entirety. See "Plan of Merger -- Opinions of Financial Advisors -- MFS." Gleacher NatWest's opinion was not updated as of the date hereof nor will such opinion be updated as of the Closing Date.


THE WORLDCOM SPECIAL MEETING

     The WorldCom Special Meeting will be held on December 20, 1996 at 9:00 a.m., local time, at 515 East Amite Street, Jackson, Mississippi. At such meeting, WorldCom shareholders will be asked to approve (i) the issuance of WorldCom Capital Stock pursuant to the Merger Agreement and the transactions contemplated thereby, (ii) the Amendment, (iii) the adjournment of the WorldCom Special Meeting to solicit additional proxies or votes and (iv) the transaction of such other business as may properly come before the WorldCom Special Meeting or any adjournment or postponement thereof. The approval of the issuance of WorldCom Capital Stock pursuant to the Merger Agreement and the Amendment are each contingent upon approval of both proposals by WorldCom shareholders. Therefore, a vote against the Amendment will have the same effect as a vote against the issuance of WorldCom Capital Stock pursuant to the Merger Agreement. Unless both proposals are approved, neither will be effected by WorldCom and the Merger will not be consummated. See also "Proposed Amendment of the WorldCom Articles" for a discussion of the proposal to amend the WorldCom Articles. The WorldCom Board of Directors knows of no business that will be presented for consideration at the WorldCom Special Meeting other than the matters described in this Joint Proxy Statement/Prospectus.


     Only the holders of record of WorldCom Common Stock as of the close of business on November 13, 1996 (the "WorldCom Record Date") are entitled to notice of and to vote at the WorldCom Special Meeting. At the close of business on the WorldCom Record Date, there were 410,424,187 shares of WorldCom Common Stock outstanding and entitled to vote at the WorldCom Special Meeting.


     Holders of record of WorldCom Common Stock as of the close of business on the WorldCom Record Date are entitled to one vote per share on any matter voted on at the WorldCom Special Meeting. Approval of the issuance of WorldCom Capital Stock pursuant to the Merger Agreement requires the affirmative vote of the holders of at least a majority of the total votes cast by the holders of the WorldCom Common Stock. Approval of the Amendment requires the affirmative votes of a majority of the votes entitled to be cast on the Amendment. Approval of any proposal to adjourn the WorldCom Special Meeting to allow for additional solicitation of proxies or votes requires the affirmative vote of the holders of at least a majority of the total votes present at the WorldCom Special Meeting.

     The presence, either in person or by proxy, of the holders of a majority of the votes entitled to be cast on the matter as of the WorldCom Record Date is necessary to constitute a quorum at the WorldCom Special Meeting. Shares represented by proxies that reflect abstentions and broker "non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present at the meeting but will have no effect on the outcome of the proposal to approve the issuance of WorldCom Capital Stock. For approval of the Amendment and the proposal to approve the adjournment of the WorldCom Special Meeting, both abstentions and broker "non-votes" will be counted as shares that are present at the meeting and will have the same effect as a vote against approval of the Amendment and the proposal to approve the adjournment of the WorldCom Special Meeting.

     As of the WorldCom Record Date, directors and executive officers of WorldCom and their affiliates (as a group) were entitled to vote approximately 7% of the outstanding votes entitled to be cast at the WorldCom Special Meeting. All such directors and executive officers and their affiliates have indicated their intention to vote their shares for the approval of the issuance of WorldCom Capital Stock pursuant to the Merger Agreement, for the Amendment and for the approval of any proposal to adjourn the WorldCom Special Meeting to solicit additional proxies or votes.

THE MFS SPECIAL MEETING

     The MFS Special Meeting will be held on December 20, 1996, at 9:00 a.m., local time, at The Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska. At such meeting, MFS stockholders will be asked to approve (i) the Merger Agreement and the authorization of the Merger and transactions contemplated by the Merger Agreement, (ii) the adjournment of the MFS Special Meeting to allow for additional solicitation of stockholder proxies or votes, if necessary, and (iii) the transaction of such other business as may properly come before the MFS Special Meeting or any adjournment or postponement thereof. The MFS Board of Directors knows of no business that will be presented for consideration at the MFS Special Meeting other than the matters described in this Joint Proxy Statement/Prospectus.


     Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the votes entitled to be cast in respect of all outstanding shares of MFS Capital Stock voting as a single class. The proposal to adjourn the MFS Special Meeting to solicit additional proxies or votes requires the approval of a majority of votes represented by the holders of MFS Capital Stock present in person or by proxy at the MFS Special Meeting and entitled to vote thereon. The MFS Board of Directors has fixed the close of business on November 13, 1996 as the record date for determining holders entitled to notice of and to vote at the MFS Special Meeting (the "MFS Record Date"). As of the MFS Record Date, there were 222,297,610 shares of MFS Common Stock, 94,992 shares of the MFS Series A Preferred Stock and 13,680,011 shares of MFS Series B Preferred Stock outstanding. Each share of MFS Common Stock is entitled to one vote, each share of Series A Preferred Stock is entitled to ten votes, and each share of MFS Series B Preferred Stock is entitled to ten votes on each matter to be voted upon at the MFS Special Meeting, representing a total of 360,047,640 votes as of the MFS Record Date. The shares of MFS Series B Preferred Stock, however, are held subject to an irrevocable proxy that has been granted to the Secretary and Assistant Secretary of MFS to vote all shares of MFS Series B Preferred Stock on all matters, other than the election of MFS directors and matters as to which the holders of the MFS Series B Preferred Stock vote as a separate class, in proportion to the vote of the holders of the MFS Common Stock. Approval of the Merger Agreement does not require a separate class vote by the holders of the MFS Series B Preferred Stock.


     As of the MFS Record Date, directors and executive officers of MFS and their affiliates (as a group) were entitled to vote shares of MFS Common Stock and shares of MFS Series B Preferred Stock representing approximately 7% of the voting power of MFS Capital Stock. All such persons have indicated their intention to vote their shares for the approval of the Merger Agreement and the transactions contemplated thereby and for the approval of the proposal to adjourn the MFS Special Meeting to solicit additional proxies or votes at the MFS Special Meeting.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Members of the MFS Board of Directors and certain members of MFS' management, some of whom are also directors, have certain interests in the Merger, in addition to those of the MFS stockholders generally. Pursuant to the Merger Agreement, upon consummation of the Merger the WorldCom Board of Directors will consist of an odd number of directors with MFS being entitled to designate one less director than WorldCom. MFS has announced its intent to designate certain of its existing directors and officers as directors of WorldCom. The Merger Agreement also provides that membership on the compensation and stock option, audit and nominating committees of WorldCom's Board of Directors initially will consist of an equal number of designees of WorldCom and MFS.

     Pursuant to the Merger Agreement, following consummation of the Merger, WorldCom will arrange for each employee participating in any benefit plan of MFS or a subsidiary of MFS as in effect on August 25, 1996 to participate in any counterpart benefit plans of WorldCom in accordance with the eligibility criteria of such plans, provided that (a) such participants will receive full credit for years of service with MFS or its subsidiaries prior to the Merger for all purposes for which such service was recognized under the MFS benefit plans, including recognition of service for eligibility, vesting and, to the extent not duplicative of benefits received under such MFS benefit plans, the amount of benefits, (b) such participants will participate in the WorldCom benefit plans on terms no less favorable than those offered by WorldCom to similarly situated employees of WorldCom and (c) WorldCom will cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under MFS' benefit plans) and eligibility waiting periods under any group health plans to be waived with respect to such participants and their eligible dependents. WorldCom and MFS have also acknowledged that the Merger and transactions contemplated thereby will be treated as a "change in control" for purposes of certain MFS benefit plans, option agreements and employment agreements and agreed to honor the provisions of any such plans and agreements which relate to a change in control, including the accelerated vesting and/or payment of equity-based awards. WorldCom has agreed, and has agreed to cause its subsidiaries to agree, to take the position that none of the execution of the Merger Agreement, the approval of the Merger Agreement by MFS stockholders or the consummation of the Merger will constitute a change in control of MFS or a change in the ownership of a substantial portion of the assets of MFS within the meaning of Section 280G of the Code and has agreed that it will not withhold from any amounts payable to any MFS employee by reason of consummation of the Merger any amounts in respect of the excise tax described in
Section 4999 of the Code unless such position ceases to be supported by a good faith interpretation of relevant tax authority as a result of a change in such relevant authority which occurs after August 25, 1996.

     Certain members of the MFS Board of Directors who are also executive officers of MFS and other executive officers of MFS are the holders of MFS Outperformance Options. The members of the MFS Board of Directors were aware that the MFS Outperformance Options, as well as the other MFS Options held by these individuals, could appreciate in value as a result of the announcement of the execution of the Merger Agreement. See "Plan of Merger -- Terms and Conditions of the Proposed Merger -- MFS Options and Warrants."

     The Merger Agreement provides that the indemnification provisions of the Restated Certificate of Incorporation, as amended, of MFS (the "MFS Certificate of Incorporation") and the By-laws of MFS (the "MFS By-laws") will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights of individuals who were directors, officers, agents or employees of MFS immediately prior to the Effective Time, unless required by applicable law. WorldCom and the Surviving Corporation also will jointly and severally indemnify the directors, officers and agents of MFS with respect to matters occurring through the Effective Time. Further, WorldCom will cause the Surviving Corporation to maintain directors' and officers' liability insurance policies comparable to those of MFS for not less than three years after the Effective Time, within certain limitations.

     The MFS Board of Directors was aware of these interests when it considered and approved the Merger and the Merger Agreement. See "Plan of Merger -- Interests of Certain Persons in the Merger."

     As of August 25, 1996, the date of execution of the Merger Agreement, a director of WorldCom beneficially owned 368,430 shares of MFS Common Stock, representing less than one percent of the issued and outstanding shares of MFS Common Stock. As of such date, such director also beneficially owned 2,109,718 shares of WorldCom Common Stock. The WorldCom Board of Directors was aware of such director's ownership of MFS Common Stock when it considered and unanimously approved the Merger, the Merger Agreement and the transactions contemplated thereby, and neither the WorldCom Board of Directors nor such director considered such ownership a material factor in reaching its or his decision. As of the MFS

Record Date, the directors and executive officers of WorldCom, as a group, beneficially owned an aggregate of 381,680 shares of MFS Common Stock. See "Plan of Merger -- Interests of Certain Persons in the Merger."

REGULATORY FILINGS AND APPROVALS


     Consummation of the Merger is contingent upon the receipt of approvals from the FCC, various state public utility or service commissions ("PUCs") and certain local government authorities with respect to the Merger and certain related transactions. WorldCom and MFS have previously made the necessary filings with these government agencies. In addition, consummation of the Merger is subject to the condition that all consents of any governmental authority required for consummation of the Merger and the transactions contemplated by the Merger Agreement shall have been obtained by Final Order (as defined in the Merger Agreement) except as waived by WorldCom or MFS or those consents the failure of which to obtain will not have a Surviving Corporation Material Adverse Effect (as defined therein). If all requisite consents have not been received at such time as all other material conditions to the Merger have been satisfied or waived, MFS and WorldCom may nonetheless determine to consummate the Merger. Although MFS and WorldCom are seeking such consents, it is uncertain whether such consents will be obtained in, among others, certain major metropolitan areas. See "Risk Factors -- Risks Related to the Merger -- Risks Associated With the Failure to Obtain Consents of Certain Governmental Authorities." The consummation of the Merger is also contingent upon notification to and/or approval by governmental authorities in certain foreign countries where WorldCom and/or MFS conduct business. The applicable waiting period for the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), has expired. See "Plan of
Merger -- Certain Regulatory Filings and Approvals."


APPRAISAL RIGHTS

     Holders of MFS Series B Preferred Stock who properly demand and perfect appraisal rights in accordance with the conditions established by Section 262 ("Section 262") of the Delaware General Corporation Law (the "DGCL") will be entitled to appraisal rights. However, it is uncertain, and counsel to MFS is unable to express a definite view, to what extent appraisal rights will be available to holders of MFS Series B Preferred Stock in connection with the Merger. Section 262 requires that the holder of MFS Series B Preferred Stock who desires to seek appraisal rights must not vote in favor of the Merger Agreement or the Merger and must deliver a separate written demand for appraisal to MFS prior to the vote by the stockholders of MFS on the Merger Agreement and the Merger. Since the shares of MFS Series B Preferred Stock are held subject to an irrevocable proxy that has been granted to the Secretary and Assistant Secretary of MFS to vote the shares of MFS Series B Preferred Stock on the MFS Proposals in proportion to the vote of the MFS Common Stock, it is uncertain to what extent a holder of MFS Series B Preferred Stock will be able to satisfy the requirement not to vote in favor of the Merger Agreement or the Merger that is contained in Section 262. Stockholders of MFS who wish to seek appraisal are advised to consult with their legal counsel regarding whether appraisal rights would be available and how to demand and perfect such appraisal rights, if available. See "Appraisal Rights."

COMPARISON OF SHAREHOLDER RIGHTS

     The rights of MFS stockholders currently are governed by Delaware law, the MFS Certificate of Incorporation and the MFS By-laws. Upon consummation of the Merger, stockholders of MFS will become shareholders of WorldCom, which is a Georgia corporation, and their rights as shareholders of WorldCom will be governed by Georgia law, the WorldCom Articles and the Bylaws of WorldCom (the "WorldCom Bylaws"). See "Comparative Rights of Shareholders" for a summary of certain differences between the rights of the holders of MFS Capital Stock and WorldCom Capital Stock.

RISK FACTORS

     Holders of MFS Capital Stock and WorldCom Common Stock, in voting on the proposals contained herein, should consider, among other factors, the following:
(i) risks associated with failure to obtain consents of certain governmental authorities; (ii) the difficulty of integration of the companies; (iii) risks associated with the repurchase of MFS' senior notes; (iv) substantial dilution of ownership interest of current WorldCom shareholders; (v) the effect of stock price fluctuations on the Merger Consideration and the opinions of financial advisors having not been updated; (vi) the potential effect of shares eligible for future sales and stock price volatility; (vii) the risks of the combined company's acquisition strategy; (viii) operating losses; (ix) significant capital requirements; (x) risks of financial leverage, debt service, interest rate fluctuations and related matters; (xi) regulation; (xii) competition; (xiii) risks of expansion and implementation; (xiv) dependence on availability of transmission facilities; (xv) rapid technological changes; (xvi) dependence on key personnel; (xvii) contingent liabilities; (xviii) potential liability of on-line service providers; (xix) dependence on network infrastructure; (xx) variability of quarterly operating results; (xxi) strategic relationship between UUNET and Microsoft Corporation ("Microsoft"); (xxii) UUNET's dependence upon suppliers; and (xxiii) WorldCom's and MFS' charter and bylaws anti-takeover provisions. See "Risk Factors."


MARKET PRICES

     Each of the WorldCom Common Stock, MFS Common Stock and the MFS Depositary Shares is traded on the Nasdaq National Market under the symbol "WCOM," "MFST" and "MFSTP," respectively. The following table sets forth the high and low intra-day sales prices per share of such stock as reported on the Nasdaq National Market based on published financial sources, for the periods indicated. Neither WorldCom nor MFS has ever paid any cash dividends on its common stock. WorldCom's existing credit facility restricts the payment of cash dividends on the WorldCom Common Stock without the prior consent of the lenders. MFS has similar restrictions on the payment of dividends under its existing credit facilities. The per share information presented below and elsewhere in this Joint Proxy Statement/Prospectus has been adjusted to reflect all stock splits and stock dividends of WorldCom and MFS.


                                        WORLDCOM             MFS                       MFS
                                      COMMON STOCK       COMMON STOCK           DEPOSITARY SHARES
                                     ---------------   ----------------   ------------------------------
                                      HIGH     LOW      HIGH      LOW      HIGH     LOW     DIVIDENDS(1)
                                     ------   ------   -------   ------   ------   ------   ------------
1994:
  First Quarter....................  $14.75   $11.63   $ 20.63   $14.00   $   --   $   --       $     --
  Second Quarter...................   12.63     7.00     17.00    10.25       --       --             --
  Third Quarter....................   12.75     8.25     18.38    12.25       --       --             --
  Fourth Quarter...................   12.19     8.19     20.75    16.25       --       --             --
1995:
  First Quarter....................   13.13     9.56     19.50    15.38       --       --             --
  Second Quarter...................   13.69    11.56     18.63    14.38    35.50    31.00             --
  Third Quarter....................   17.06    13.38     24.50    15.88    44.63    34.00            .81
  Fourth Quarter...................   17.94    14.88     26.88    19.13    48.69    38.25            .74
1996:
  First Quarter....................   23.31    16.25     34.00    23.88    58.75    45.25            .74
  Second Quarter...................   27.72    21.31     38.38    31.25    65.88    54.25            .74
  Third Quarter....................   28.88    18.38     48.00    28.00    79.50    50.44            .74
  Fourth Quarter (through
     November 13, 1996)............   25.38    21.00     52.00    43.50    88.25    74.25             --


---------------

(1) The MFS Depositary Shares are entitled to receive dividends, when, as and if they are declared by the MFS Board of Directors, accruing at the rate of $2.68 per share per annum, if paid in cash ($268.00 per share of MFS Series A Preferred Stock), payable quarterly in arrears on each February 28, May 31, August 31 and November 30. Dividends are payable in cash or in shares of MFS Common Stock, at the election of MFS. Since the August 31, 1995 quarterly dividend, MFS has paid such dividend in the form of MFS Common Stock. Certain of MFS' debt agreements restrict MFS' ability to pay cash dividends, and as a result, MFS does not anticipate that it will pay cash dividends on the MFS Depositary Shares for the foreseeable future. The number of shares of MFS Common Stock issued as a dividend on each MFS Depositary Share was determined by dividing the total dividend payable on each MFS Depositary Share by 90% of the average of the high and low sales prices of the MFS Common Stock as reported by the Nasdaq National Market for each of the ten consecutive trading days immediately preceding the fifth business day preceding the record date for such dividend.

     There is no market for the MFS Series B Preferred Stock, as such shares cannot be sold or transferred without the consent of MFS for six years from the date of original issuance (September 30, 1995), except under limited circumstances. Dividends on the MFS Series B Preferred Stock accrue at the rate of 7 3/4% per annum and are payable in cash. Dividends will be paid only when and as declared by the MFS Board of Directors. Certain of MFS' debt agreements restrict MFS' ability to pay cash dividends, and as a result MFS anticipates that, in the near future, dividends on the MFS Series B Preferred Stock will not be declared but will continue to accrue. Upon conversion, accrued but unpaid dividends are payable, at MFS' election, in cash or shares of MFS Common Stock.


     WorldCom and MFS entered into the Merger Agreement on August 25, 1996. The following table sets forth the closing prices for a share of WorldCom Common Stock, a share of MFS Common Stock and an MFS Depositary Share as reported by the Nasdaq National Market, on August 23, 1996, the last trading day preceding the public announcement of the execution of the Merger Agreement, and on November 13, 1996, the last practicable trading day before the printing of this Joint Proxy Statement/Prospectus.



                                    CLOSING PRICE
                                         OF
                                   WORLDCOM COMMON     CLOSING PRICE OF MFS     CLOSING PRICE OF MFS
                DATE                    STOCK              COMMON STOCK           DEPOSITARY SHARE
    -----------------------------  ---------------     --------------------     --------------------
    August 23, 1996..............      $ 26.38                $34.88                   $60.00
    November 13, 1996............        24.63                 50.75                    86.25



Based on the Common Exchange Ratio, the pro forma equivalent per share value of MFS Common Stock and MFS Depositary Shares on August 23, 1996 was $55.40 and $110.80, respectively, and on November 13, 1996 was $51.72 and $103.45, respectively. The pro forma equivalent per share value of MFS Common Stock and MFS Depositary Shares on any date based on the Common Exchange Ratio of 2.1 equals the closing price of WorldCom Common Stock on such date multiplied by 2.1 and 4.2, respectively.


     SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET INFORMATION FOR WORLDCOM COMMON STOCK, MFS COMMON STOCK AND MFS DEPOSITARY SHARES. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICES OF WORLDCOM COMMON STOCK, MFS COMMON STOCK OR MFS DEPOSITARY SHARES AT THE EFFECTIVE TIME OF THE MERGER. BECAUSE THE COMMON EXCHANGE RATIO, THE SERIES A EXCHANGE RATIO AND THE SERIES B EXCHANGE RATIO ARE FIXED IN THE MERGER AGREEMENT AND NEITHER WORLDCOM NOR MFS HAS THE RIGHT TO TERMINATE THE MERGER AGREEMENT BASED ON CHANGES IN THE MARKET PRICES OF THEIR RESPECTIVE CAPITAL STOCK, THE MARKET VALUE OF SHARES OF WORLDCOM CAPITAL STOCK THAT HOLDERS OF MFS CAPITAL STOCK WILL RECEIVE UPON CONSUMMATION OF THE MERGER MAY VARY SIGNIFICANTLY FROM THE MARKET VALUE OF THE SHARES OF WORLDCOM CAPITAL STOCK THAT HOLDERS OF MFS CAPITAL STOCK WOULD RECEIVE IF THE MERGER WERE CONSUMMATED ON THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

     SHAREHOLDERS SHOULD ALSO NOTE THAT, DUE TO POSSIBLE DELAYS IN RECEIVING REGULATORY APPROVALS OR IN SATISFYING OTHER CONDITIONS TO CONSUMMATION OF THE MERGER, THERE MAY BE A SIGNIFICANT DELAY BETWEEN THE DATE OF THE SPECIAL MEETINGS AND THE DATE OF CONSUMMATION OF THE MERGER. ACCORDINGLY, THE MARKET VALUE OF SHARES OF WORLDCOM CAPITAL STOCK THAT HOLDERS OF MFS CAPITAL STOCK WILL RECEIVE UPON CONSUMMATION OF THE MERGER MAY VARY SIGNIFICANTLY FROM THE MARKET VALUE OF THE SHARES OF WORLDCOM CAPITAL STOCK THAT HOLDERS OF MFS CAPITAL STOCK WOULD RECEIVE IF THE MERGER WERE CONSUMMATED ON THE DATE OF THIS JOINT PROXY/STATEMENT PROSPECTUS OR THE DATE OF THE SPECIAL MEETINGS.

COMPARATIVE PER SHARE DATA

     The following table sets forth for WorldCom Common Stock and MFS Common Stock, for the periods indicated, selected historical per share data and the corresponding pro forma and pro forma equivalent per share amounts, giving effect to the proposed Merger. The data presented are based upon the consolidated financial statements and related notes of each of WorldCom and MFS incorporated by reference in this Joint Proxy Statement/Prospectus, and the pro forma condensed combined balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with and is qualified in its entirety by the historical and pro forma condensed combined financial statements and related notes thereto. The assumptions used in the preparation of this table appear elsewhere in this Joint Proxy Statement/Prospectus. See "Pro Forma Condensed Combined Financial Statements." These data are not necessarily indicative of the results of the future operations of the consolidated organization or the actual results that would have occurred if the Merger had been consummated prior to the periods indicated. See "Incorporation of Documents By Reference."

                                                             MFS         WORLDCOM/MFS         MFS
                                            WORLDCOM      ADJUSTED        PRO FORMA        PRO FORMA
                                            HISTORICAL  HISTORICAL(1)    COMBINED(1)     EQUIVALENT(2)
                                            --------    -------------    ------------    -------------
Book value per common share:
  December 31, 1995.........................  $ 5.58       $  3.99          $14.26          $ 29.95
  September 30, 1996........................    5.98         16.26           14.19            29.80
Cash dividends per common share:
  Year ended December 31, 1995..............      --            --              --               --
  Nine months ended September 30, 1996......      --            --              --               --
Income (loss) per common share from
  continuing operations:
  Primary:
     Year ended December 31, 1995...........    0.65         (3.95)          (0.39)           (0.82)
     Nine months ended September 30, 1996...   (0.12)        (3.11)          (0.57)           (1.20)
  Fully Diluted:
     Year ended December 31, 1995...........    0.64         (3.95)          (0.39)           (0.82)
     Nine months ended September 30, 1996...   (0.12)        (3.11)          (0.57)           (1.20)

---------------

(1) See "Pro Forma Condensed Combined Financial Statements."

(2) The MFS pro forma equivalent represents the WorldCom/MFS pro forma combined book value dividends and income (loss) per common share multiplied by a Common Exchange Ratio of 2.1 shares of WorldCom Common Stock for each share of MFS Common Stock so that the MFS pro forma equivalent amounts represent the respective values of one share of MFS Common Stock.

SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following selected unaudited pro forma financial information illustrates the effect of the proposed Merger as if the Merger had occurred at the beginning of the earliest period presented. The pro forma information is not necessarily indicative of the results of operations or the financial condition that would have been reported had the Merger been in effect during those periods, or as of those dates, or that may be reported in the future. Pro forma combined per share data of WorldCom and MFS give effect to the exchange of each share of MFS Common Stock for 2.1 shares of WorldCom Common Stock, and the exchange of each share of MFS Series A Preferred Stock and MFS Series B Preferred Stock for one share of WorldCom Series A Preferred Stock and WorldCom Series B Preferred Stock, respectively.

     This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of each of WorldCom, MFS and UUNET, and the related notes thereto, incorporated by reference herein, and the Pro Forma Condensed Combined Financial Statements and the accompanying notes set forth elsewhere in this Joint Proxy Statement/Prospectus. See "Available Information," "Incorporation of Documents by Reference," "Pro Forma Condensed Combined Financial Statements," "MFS Adjusted Historical Financial Statements" and "Management's Discussion and Analysis of the Pro Forma Condensed Combined Financial Statements."

                                                               YEAR ENDED        NINE MONTHS ENDED
                                                              DECEMBER 31,         SEPTEMBER 30,
                                                                  1995                 1996
                                                              ------------       -----------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE
                                                                        AND RATIO DATA)
Revenues....................................................   $4,267,024           $ 4,017,853
Income (loss) from continuing operations (after preferred
  dividend requirement)
  Total.....................................................     (284,265)             (461,213)
  Per common share
     Primary................................................        (0.39)                (0.57)
     Fully diluted..........................................        (0.39)                (0.57)
Dividends per common share..................................           --                    --
Total assets................................................                         19,064,120
Long-term debt..............................................                          4,664,752
Shareholders' investment....................................                         12,736,734
Ratio of earnings to combined fixed charges and preferred
  stock dividends...........................................       0.41:1                   N/A
Deficiency of earnings to combined fixed charges and
  preferred stock dividends.................................     (229,944)             (440,382)

SUMMARY HISTORICAL FINANCIAL DATA

    The following table presents selected historical financial data of WorldCom, MFS and UUNET. The historical data for each of the years in the five-year period ended December 31, 1995 are based on the audited historical financial statements of the respective companies. The selected financial data for each of WorldCom, MFS and UUNET for the nine month periods ended September 30, 1996 and 1995 have been obtained from unaudited financial statements and, in the opinion of the respective managements of WorldCom, MFS and UUNET, include all adjustments (of a normal and recurring nature) which are necessary to present fairly the data for such periods.

    These data should be read in conjunction with and are qualified in their entirety by the consolidated financial statements of each of WorldCom, MFS and UUNET and the related notes thereto, incorporated by reference herein, and the Pro Forma Condensed Combined Financial Statements and the accompanying notes set forth elsewhere in this Joint Proxy Statement/Prospectus. See "Available Information," "Incorporation of Documents by Reference," "Pro Forma Condensed Combined Financial Statements," "MFS Adjusted Historical Financial Statements" and "Management's Discussion and Analysis of the Pro Forma Condensed Combined Financial Statements."

                       SUMMARY HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                          NINE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                              SEPTEMBER 30,
                                   ----------------------------------------------------------------    ------------------------
                                      1995          1994          1993          1992         1991         1996          1995
                                   ----------    ----------    ----------    ----------    --------    ----------    ----------
WORLDCOM -- HISTORICAL
Revenues.........................  $3,639,875    $2,220,765    $1,474,257    $  948,060    $719,214    $3,235,552    $2,706,060
Income (loss) from continuing
  operations (after preferred
  dividend requirement):
  Total..........................     234,469      (149,924)      112,638         6,232      39,592       (48,755)      153,612
  Per common share:
    Primary......................        0.65         (0.48)         0.41          0.03        0.19         (0.12)         0.44
    Fully diluted................        0.64         (0.48)         0.40          0.03        0.19         (0.12)         0.44
Dividends per common share.......          --            --            --            --          --            --            --
Total assets.....................   6,634,571     3,430,192     3,236,718     1,241,278     959,909     6,854,966     6,551,910
Long-term debt...................   3,389,928(1)    788,005       721,480       440,076     413,335     3,276,641     3,392,357
Shareholders' investment.........   2,187,286     1,827,170     1,911,800       478,823     347,940     2,442,342     2,084,486

                                                                                                         NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                      ------------------------------------------------------------    ------------------------
                                         1995          1994         1993        1992        1991         1996          1995
                                      ----------    ----------    --------    --------    --------    ----------    ----------
MFS -- HISTORICAL
Revenues............................  $  583,194    $  286,747    $141,111    $108,707    $ 37,223    $  724,044    $  412,062
Income (loss) from continuing
  operations (after preferred
  dividend requirement):
  Total.............................    (282,962)     (151,201)    (15,769)    (13,129)    (28,244)     (345,036)     (203,676)
  Per common share:
    Primary.........................       (2.21)        (1.21)      (0.15)      (0.15)         --         (2.34)        (1.58)
    Fully diluted...................       (2.21)        (1.21)      (0.15)      (0.15)         --         (2.34)        (1.58)
Dividends per common share..........          --            --          --          --                        --            --
Total assets........................   1,867,134     1,584,546     906,937     363,299     204,819     5,816,787     1,783,090
Long-term debt......................     723,471       548,333         143         169       7,659     1,388,111       609,843
Stockholders' equity................     830,332       770,103     811,105     298,516     162,538     3,937,025       900,203

                                                                                                         NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                      ------------------------------------------------------------    ------------------------
                                         1995          1994         1993        1992        1991       1996(2)         1995
                                      ----------    ----------    --------    --------    --------    ----------    ----------
UUNET -- HISTORICAL
Revenues............................  $   94,461    $   33,138    $ 24,019    $ 20,396    $ 14,180    $  129,047    $   60,654
Income (loss) from continuing
  operations (after preferred
  dividend requirement):
  Total.............................     (18,257)       (7,988)     (2,026)      1,074       1,298       (14,373)       (6,391)
  Per common share (pro forma):
    Primary.........................       (0.63)        (0.35)         --          --          --         (0.42)        (0.23)
    Fully diluted...................       (0.63)        (0.35)         --          --          --         (0.42)        (0.23)
Dividends per common share..........          --          0.01          --        0.08        0.01            --            --
Total assets........................     137,610        29,625      10,585       8,285       6,499                     128,626
Long-term debt......................      13,686        15,269       3,310         974         696                       9,458
Stockholders' equity................      80,667           279         425       2,567       1,191                      92,267

---------------

(1) 1995 amount of long-term debt for WorldCom historical includes $1.1 billion related to WorldCom's previous credit facilities which were classified as a current maturity on the December 31, 1995 balance sheet. In June 1996, WorldCom replaced its then existing $3.41 billion credit facilities with a new $3.75 billion revolving credit facility with no reduction of principal for five years.

(2) MFS' acquisition of UUNET closed on August 12, 1996. Therefore, this column represents UUNET's results of operations for the period from January 1, 1996 through August 12, 1996 and includes one-time merger related costs of $15.7 million. UUNET was consolidated with MFS at September 30, 1996 for balance sheet purposes.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in "Risk Factors," "Plan of Merger -- Reasons for the Merger; Board Recommendations" and "Management's Discussion and Analysis of the Pro Forma Condensed Combined Financial Statements," as well as possible or assumed future results of operations of WorldCom and MFS set forth under "Plan of Merger -- Opinions of Financial Advisors," including any forecasts, projections and synergies referred to therein, and certain statements incorporated by reference from documents filed with the Commission by WorldCom and MFS, including any statements contained herein or incorporated by reference herein regarding the development of WorldCom's and MFS' businesses, the markets for WorldCom's and MFS' services and products, anticipated capital expenditures, regulatory reform and the effects of the Merger, and other statements contained or incorporated by reference herein regarding matters that are not historical facts, are or may constitute forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "Risk Factors."

                                  RISK FACTORS

     Holders of MFS Capital Stock and holders of WorldCom Common Stock should consider carefully all of the information contained in this Joint Proxy Statement/Prospectus, including the following factors:

RISKS RELATED TO THE MERGER

  Risks Associated with Failure to Obtain Consents of Certain Governmental Authorities

     Consummation of the Merger is subject to the condition that all consents of any governmental authority required for consummation of the Merger and the transactions contemplated by the Merger Agreement shall have been obtained by Final Order (as defined in the Merger Agreement) except as waived by WorldCom or MFS or those consents the failure of which to obtain will not have a Surviving Corporation Material Adverse Effect (as defined therein). If all requisite consents have not been received at such time as all other material conditions to the Merger have been satisfied or waived, MFS and WorldCom may nonetheless determine to consummate the Merger. Although MFS and WorldCom are seeking such consents, it is uncertain whether such consents will be obtained in, among others, certain major metropolitan areas. If MFS and WorldCom determine to consummate the Merger without having obtained such consents, no assurance can be given that the resulting loss of that portion of MFS' business to which the consents relate will not have a material adverse effect on the business, prospects, financial condition or results of operations of WorldCom and MFS on a combined basis.

  Integration of the Companies

     WorldCom and MFS have entered into the Merger Agreement with the expectation that the Merger will result in certain benefits. Achieving the benefits of the Merger will depend in part upon the integration of the businesses of WorldCom and MFS, together with UUNET, in an efficient manner, and there can be no assurance that this will occur. The transition to a combined company will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition process could have an adverse effect on the revenues and operating results of the combined company. In addition, the process of combining the three organizations could cause the interruption of, or a disruption in, the activities of any or all of the companies' businesses, which could have a material adverse effect on their combined operations. There can be no assurance that the combined company will realize any of the anticipated benefits of the Merger.

  Risks Associated with the Repurchase of MFS Senior Notes

     MFS has outstanding two issuances of public debt: 9 3/8% Senior Discount Notes Due 2004, which were issued on January 19, 1994 (the "1994 Notes"); and
8 7/8% Senior Discount Notes Due 2006, which were issued on January 18, 1996 (the "1996 Notes," and together with the 1994 Notes, the "MFS Notes"). Pursuant to the terms of each of the MFS Notes, cash interest is not payable until January 15, 1999 with respect to the 1994 Notes and January 15, 2001 with respect to the 1996 Notes. As of September 30, 1996, the accreted value of the 1994 Notes was approximately $639.1 million and the accreted value of the 1996 Notes was approximately $636.7 million.

     Pursuant to the terms of the Indentures governing the terms of the MFS Notes, if the Merger is consummated, WorldCom will be required to give each holder of the MFS Notes the option to have WorldCom repurchase such holder's MFS Notes, for cash, at 101% of the accreted value thereof on the date of such repurchase. Such offer to purchase must generally be made to the holders of the MFS Notes within 30 days of the Effective Time with all cash payments completed within 60 days of such offer. Assuming that the MFS Notes were repurchased as of the MFS Record Date, the maximum cash that WorldCom would be required to pay if all holders elect to require WorldCom to repurchase their MFS Notes would be approximately $1.3 billion. Each of WorldCom and MFS believes that such repurchase can be made by WorldCom after the consummation of the Merger without materially adversely affecting the financial condition of the combined company. See "Management's Discussion and Analysis of the Pro Forma Condensed Combined Financial Statements."

  Substantial Dilution of Ownership Interest of Current WorldCom Shareholders

     Based on the capitalization of WorldCom and MFS as of November 13, 1996 and assuming that all shares of MFS preferred stock are converted into shares of MFS Common Stock prior to the consummation of the Merger, the current shareholders of WorldCom will own securities representing approximately 44% of the outstanding WorldCom Common Stock on a fully diluted basis following consummation of the Merger, assuming that all outstanding MFS Options and MFS Warrants are exercised, and approximately 46% of the outstanding WorldCom Common Stock on a fully diluted basis following consummation of the Merger, assuming that no outstanding MFS Options and MFS Warrants are exercised, without adjustment in either case for shares acquired by WorldCom shareholders in their capacities as stockholders of MFS. This represents substantial dilution of the ownership interest in WorldCom of the current WorldCom shareholders.


  The Effect of Stock Price Fluctuations on the Consideration to be Received by the Holders of MFS Capital Stock in the Merger; Opinions of Financial Advisors Not Updated



     The relative stock prices of the MFS Common Stock, the MFS Depositary Shares and the WorldCom Common Stock at the Effective Time may vary significantly from the prices as of the date of execution of the Merger Agreement, the date hereof or the date on which shareholders vote on the Merger and the transactions contemplated thereby. These variances may be due to changes in the business, operations and prospects of MFS or WorldCom, market assessments of the likelihood that the Merger will be consummated and the timing thereof, the effect of any conditions or restrictions imposed on or proposed with respect to the combined companies by regulatory agencies in connection with or following consummation of the Merger, general market and economic conditions, and other factors. For example, between August 26, 1996 and November 13, 1996, the closing sales price of the WorldCom Common Stock has ranged from a high of $25.38 to a low of $18.38; the closing sales price of the MFS Common Stock during the same period has ranged from a high of $52.00 to a low of $37.25; and the closing sales price of the MFS Depositary Shares ranged from a high of $88.25 to a low of $65.00. The Common Exchange Ratio, the Series A Exchange Ratio and the Series B Exchange Ratio are fixed and will not be adjusted based on changes in the relative stock prices of the WorldCom Common Stock, the MFS Common Stock or the MFS Depositary Shares. Thus, the dollar value of the WorldCom Common Stock to be received by the holders of MFS Common Stock or underlying the WorldCom preferred stock to be issued in the Merger will not be determined until the Effective

Time, and may be substantially more or less than the value of the WorldCom Common Stock as of the date of execution of the Merger Agreement, the date hereof or the date on which MFS stockholders vote on the Merger and the transactions contemplated thereby.


     The opinions of Salomon and Gleacher NatWest were rendered as of August 25, 1996 and August 24, 1996, respectively. Such opinions were not updated as of the date of this Joint Proxy Statement/Prospectus nor will such opinions be updated as of the Closing Date. Therefore, neither opinion reflects the occurrence of events after the date of such opinion.


     Shareholders should also note that, due to possible delays in receiving regulatory approvals or in satisfying other conditions to consummation of the Merger, there may be a significant delay between the date of the Special Meetings and the date of consummation of the Merger. Accordingly, the market value of shares of WorldCom Capital Stock that holders of MFS Capital Stock will receive upon consummation of the Merger may vary significantly from the market value of the shares of WorldCom Capital Stock that holders of MFS Capital Stock would receive if the Merger were consummated on the date of this Joint Proxy Statement/ Prospectus or the date of the Special Meetings.

  Shares Eligible for Future Sale; Possible Volatility of Stock Prices


     After the Merger and assuming the conversion of the 222,297,610 shares of MFS Common Stock outstanding on the MFS Record Date to shares of WorldCom Common Stock, approximately 434.1 million of the shares of WorldCom Common Stock issued to MFS stockholders will be freely tradeable and an approximate additional 32.7 million shares of WorldCom Common Stock will be tradeable under Rule 145 under the Securities Act. An approximate additional 34.0 million shares of WorldCom Common Stock would be issuable upon conversion of the WorldCom preferred stock issuable in the Merger. As a result, substantial sales of WorldCom Common Stock could occur after the Merger. Sales of a substantial number of such shares of WorldCom Common Stock could adversely affect or cause substantial fluctuations in the market price of WorldCom Common Stock and impair WorldCom's ability to raise additional capital through the sale of its equity securities. As of the WorldCom Record Date, WorldCom had outstanding options and warrants to purchase approximately 24.5 million shares of WorldCom Common Stock. As of the MFS Record Date, MFS had outstanding 6.9 million vested options and 1.5 million vested warrants, which, if outstanding upon consummation of the Merger, will convert to options and warrants to purchase an aggregate of 17.6 million shares of WorldCom Common Stock.


     The market price for the WorldCom Common Stock is subject to significant fluctuations in response to a number of factors, including variations in WorldCom's quarterly operating results, changes in estimates of WorldCom's results of operations, perceptions about market conditions in the telecommunications industry and the effect of general economic conditions, many of which are unrelated to WorldCom's operating performance. Since the announcement of the Merger Agreement, the market price of WorldCom Common Stock has been subject to significant fluctuation in response to factors affecting MFS, UUNET and the telecommunications and Internet industries. In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market price or liquidity of the WorldCom Capital Stock.

RISKS RELATED TO WORLDCOM, MFS AND THE COMBINED COMPANY

  Acquisition Strategy

     Both WorldCom and MFS have acquired complementary businesses as part of their business strategies. WorldCom has recently acquired and integrated the operations of WilTel and IDB. MFS is in the process of integrating the operations of UUNET, which it recently acquired.

     After the Merger, the combined company may continue to acquire complementary businesses, and any future acquisitions will be accompanied by the risks commonly associated with acquisitions. These risks include potential exposure to unknown liabilities of acquired companies or to acquisition costs and expenses, the difficulty and expense of integrating the operations and personnel of the companies, the potential disruption to the business of the combined company and potential diversion of management time and attention, the impairment of relationships with and the possible loss of key employees and customers as a result of changes in management, incurring amortization expenses if an acquisition is accounted for as a purchase and dilution to the shareholders of the combined company if the acquisition is made for stock of the combined company. There can be no assurance that products, technologies or businesses of acquired companies will be effectively assimilated into the business or product offerings of the combined company. In addition, the combined company may incur significant expense to complete acquisitions and to support the acquired products and businesses. There can be no assurance that any acquired products, technologies or businesses will contribute to the combined company's revenues or earnings to any material extent. Further, the challenge of managing the integration of future acquisitions may distract management and may interfere with the successful integration of WorldCom, MFS and UUNET.

  Operating Losses

     A substantial portion of the expenditures relating to the development of MFS' business, the installation and expansion of its domestic and international networks and the recently proposed linking of these networks through the acquisition or construction of facilities, if not reevaluated as a result of the Merger, will be incurred before the realization of revenues. These expenditures, together with the associated up front operating expenses, will result in negative cash flow until an adequate customer base is established. MFS reported losses from operations of approximately $31.5 million, $136.1 million and $239.3 million for the years ended December 31, 1993, 1994 and 1995, respectively, and $272.9 million for the nine months ended September 30, 1996. In addition, at September 30, 1996, MFS had an accumulated deficit of approximately $978.3 million. Although its revenues have increased substantially in each of the last three years and for the nine months ended September 30, 1996, MFS has incurred significant increases in expenses associated with the development and expansion of its fiber optic networks, services and customer base, which expenses are expected to continue to grow for the foreseeable future.

  Significant Capital Requirements

     WorldCom has historically utilized cash flow from operations to finance primary capital expenditures. Primary capital expenditures include purchases of switching, transmission, communication and other equipment. WorldCom's current capital expenditures outlook for 1996 approximates $400 million. In addition to this amount, WorldCom has additional city pair network construction opportunities which could approximate $700 million to $800 million over the next two years.

     The development of MFS' businesses and the installation and expansion of its domestic and international networks require significant capital expenditures. During the first nine months of 1996, MFS' capital expenditures, which are primarily for the construction of networks and the purchase of related equipment, were approximately $533.1 million. On May 7, 1996, MFS announced that it intends to undertake certain initiatives designed to take advantage of opportunities created by changes in telecommunications laws and the rapid development of Internet technology-based communications networks. These initiatives involve increasing the number of metropolitan areas served, expanding its networks in existing metropolitan areas, accelerating central office interconnection, deploying additional switches, providing high-speed local Internet access and implementing UUNET's plan to expand its international presence and acquiring complementary businesses, technologies or products. Certain of these initiatives, including the proposed linking of networks, may be re-evaluated as a result of the Merger.

     Expenditures for the initiatives are subject to MFS' review of a number of factors, including cost of any additional capital required, technological developments and market conditions. In addition, each initiative may be implemented in whole or in part, and independently of any other initiative, ensuring that MFS retains maximum financial and operating flexibility.

     MFS anticipates that implementation of these initiatives, including certain of the Internet-related initiatives, will, together with currently anticipated expenditures, result in total average annual capital expenditures of approximately $1.0 billion to $1.3 billion over the period of implementation, which MFS expects to be up to four years. Since a significant portion of MFS' capital expenditures are success-based (that is, related directly to revenue growth), actual capital expenditures may vary significantly from the above range depending on the level of incremental sales. This range is also subject to a number of additional factors, including the proposed Merger, the potential repurchase of the MFS Notes, the pace and extent of network development, as well as regulatory actions by state, federal and international authorities, which, individually or in the aggregate, could cause material changes in capital expenditure requirements. Failure to have access to sufficient funds for capital expenditures may require MFS to delay or abandon some of its future expansion or expenditures, which could have a material adverse effect on the growth of MFS and the combined company.

  Risks of Financial Leverage; Debt Service, Interest Rate Fluctuations,
     Possible Reduction in Liquidity, Dividend Restrictions, and Other Restrictive Covenants

     At September 30, 1996, WorldCom reported $3.3 billion of long-term debt (including capital leases and excluding current maturities) and a long-term debt-to-equity ratio of 1.3 to 1.0. On June 28, 1996, WorldCom replaced its then existing $3.41 billion credit facilities with a new $3.75 billion five-year revolving credit facility (the "Credit Facility"). As a result of the Merger, the combined company would have long-term debt (including capital leases and excluding current maturities) of $4.7 billion and a long-term debt-to-equity ratio of 0.4 to 1.0. See "-- Risks Associated with the Repurchase of MFS Senior Notes" and "Management's Discussion and Analysis of the Pro Forma Condensed Combined Financial Statements."

     Borrowings under the Credit Facility bear interest at rates that fluctuate with prevailing short-term interest rates. Increases in interest rates, economic downturns, and other adverse developments, including factors beyond WorldCom's control, could impair its ability to service its indebtedness under the Credit Facility. In addition, the cash flow required to service WorldCom's debt may reduce its ability to fund internal growth, additional acquisitions and capital improvements. In addition, the Credit Facility restricts the payment of cash dividends and otherwise limits WorldCom's financial flexibility.

     WorldCom is committed to a priority plan of accelerating operating cash flow to reduce debt. Additional capital availability may be generated through a combination of commercial bank debt and public market debt. Successful execution of the priority plan would provide continued compliance with required operating ratio covenants, improved interest rate spread pricing, and would eliminate any type of equity financing other than equity issued in connection with acquisitions. No assurance can be given that WorldCom will achieve its priority plan. See "Management's Discussion and Analysis of the Pro Forma Condensed Combined Financial Statements."

  Regulation

     WorldCom is subject to extensive regulation at the federal and state levels, as well as in various foreign countries in connection with certain overseas business activities. The regulatory environment varies substantially by jurisdiction.

     The regulation of the telecommunications industry is changing rapidly, and the regulatory environment varies substantially from state to state. There can be no assurance that future regulatory changes will not have a material adverse impact on WorldCom. On February 8, 1996, President Clinton signed the Telecom Act that: permits, without limitation, the BOCs to provide domestic and international long distance services to customers located outside of the BOC's home regions; permits a petitioning BOC to provide domestic and international long distance service to customers within its home region upon a finding by the FCC that a petitioning BOC has satisfied certain criteria for opening up its local exchange network to competition and that its provision of long distance services would further the public interest; and removes existing barriers to entry into local service markets. Additionally there are significant changes in: the manner in which carrier-to-carrier arrangements are regulated at the federal and state level; procedures to revise universal service standards; and penalties for unauthorized switching of customers. The FCC has instituted proceedings addressing the implementation of this legislation.

     On August 1, 1996, the FCC announced its intention to conduct a proceeding in the fall of 1996 leading to the reform of access charges. Such charges are a principal component of WorldCom's line cost expense. WorldCom cannot predict whether or not the result of such a proceeding will have a material impact upon WorldCom.

     On August 8, 1996, the FCC released its First Report and Order in the Matter of Implementation of the Local Competition Provisions in the Telecom Act (the "FCC Interconnect Order"). In the FCC Interconnect Order, the FCC established nationwide rules designed to encourage new entrants to participate in the local service markets through interconnection with the incumbent local exchange carriers ("ILEC"), resale of the ILEC's retail services and unbundled network elements. These rules set the groundwork for the statutory criteria governing BOC entry into the long distance market. WorldCom cannot predict the effect such legislation or the implementing regulations will have on WorldCom or the industry. Motions to stay implementation of the FCC Interconnect Order were filed with the FCC and federal courts of appeal. Appeals challenging, among other things, the validity of the FCC Interconnect Order have been filed in several federal courts of appeal and assigned to the Eighth Circuit Court of Appeals for disposition. The Eighth Circuit Court of Appeals has stayed the pricing provisions of the FCC Interconnect Order. WorldCom cannot predict either the outcome of these challenges and appeals or the eventual effect on its business or the industry in general.

     FCC approval is required for the operation of WorldCom's international facilities and services. WorldCom believes that it has all the necessary FCC authorizations for its current operations. There can be no assurance, however, that WorldCom will receive all authorizations or licenses necessary for new communications services or that delays in the licensing process will not adversely affect WorldCom's business.

     WorldCom is or will be subject to the applicable laws and has obtained or will need to obtain the approval of the regulatory authority of each overseas country in which it provides or proposes to provide telecommunications services. The laws and regulatory requirements vary from country to country. Some countries have substantially deregulated various communications services, while other countries have maintained strict regulatory regimes. The application procedure to enter new markets can be time-consuming and costly, and terms of licenses vary for different countries. There can be no assurance that WorldCom will receive all authorizations or licenses necessary for new communications services or that delays in the licensing process will not adversely affect WorldCom's business.

     MFS is subject to varying degrees of federal, state, local and international regulation. In the United States, MFS is most heavily regulated by the states, especially for the provision of local exchange services. MFS must be separately certified in each state to offer local exchange and intrastate long distance services. No state, however, subjects MFS to price cap or rate of return regulation, nor is MFS currently required to obtain FCC authorization for installation or operation of its network facilities used for domestic services. FCC approval is required, however, for the installation and operation of its international facilities and services. MFS is subject to varying degrees of regulation in the foreign jurisdictions in which it conducts operations including authorization for the installation and operation of its network facilities. Although the trend in federal, state and international regulation appears to favor increased competition, no assurance can be given that changes in current or future regulations adopted by the FCC, state or foreign regulators or legislative initiatives in the United States and abroad would not have a material adverse effect on WorldCom or MFS.

     Internet-related services are not currently subject to direct regulation by the FCC or any other U.S. agency, other than regulation applicable to businesses generally. The FCC recently requested comments on a petition filed by the America's Carriers Telecommunication Association which requests that the FCC regulate certain voice transmissions over the Internet as telecommunications services. Changes in the regulatory environment relating to the telecommunications or Internet-related services industry could have an adverse effect on MFS' Internet-related services business. The Telecom Act may permit telecommunications companies, BOCs or others to increase the scope or reduce the cost of their Internet access services. Neither MFS nor WorldCom can predict the effect that the Telecom Act or any future legislation, regulation or regulatory changes may have on its business.

  Competition

     Traditional Telecommunications Services. WorldCom faces intense competition in providing long distance telecommunications services. Domestically, WorldCom competes for interLATA and intraLATA services with AT&T Corp. ("AT&T"), MCI Communications Corporation ("MCI"), Sprint Corporation ("Sprint"), the LECs and other national and regional IXCs, where permissible. Internationally, WorldCom competes for services with other IXCs, including AT&T, MCI and Sprint. Certain of these companies have substantially greater market share and financial resources than WorldCom, and some of them are the source of communications capacity used by WorldCom to provide its own services. In overseas markets, WorldCom faces intense competition from the incumbent provider, which typically offers local, intercity and international services and often enjoys special privileges, as well as from other new entrants.

     WorldCom expects to encounter continued competition from major domestic and international communications companies, including AT&T, MCI and Sprint. In addition, WorldCom may be subject to additional competition due to the enactment of the Telecom Act, the development of new technologies and increased availability of domestic and international transmission capacity.

     For example, even though fiber-optic networks, such as that of WorldCom, are now widely used for long distance transmission, it is possible that the desirability of such networks could be adversely affected by changing technology. The telecommunications industry is in a period of rapid technological evolution, marked by the introduction of new product and service offerings and increasing satellite and fiber optic transmission capacity for services similar to those provided by WorldCom. WorldCom cannot predict which of many possible future product and service offerings will be important to maintain its competitive position or what expenditures will be required to develop and provide such products and services. See Item 1 -- "Business -- Competition" contained in the WorldCom 1995 Form 10-K which is hereby incorporated herein by reference.

     Virtually all markets for telecommunications services are extremely competitive, and WorldCom and MFS expect that competition will intensify in the future. In each of the markets in which it offers telecommunications services, MFS faces significant competition from larger, better financed incumbent carriers. MFS competes, both domestically and internationally, with incumbent providers, which have historically dominated their local telecommunications markets, and long distance carriers, for the provision of long distance services. In certain markets, especially international markets, the incumbent provider offers both local and long distance services. The incumbent LECs presently have numerous advantages as a result of their historic monopoly control of the local exchange market. A continuing trend toward business combinations and alliances in the telecommunications industry may create significant new competitors to MFS. Many of MFS' existing and potential competitors have financial, personnel and other resources significantly greater than those of MFS. MFS also faces competition in most markets in which it operates from one or more competitors, including competitive access providers ("CAPs") operating fiber optic networks, in some cases in conjunction with the local cable television operator. Each of AT&T, MCI and Sprint has indicated its intention to offer local telecommunications services in major U.S. markets using its own facilities or by resale of the LECs' or other providers' services. Other potential competitors include cable television companies, wireless telephone companies, electric utilities, microwave carriers and private networks of large end users. In addition, MFS competes with equipment vendors and installers and telecommunications management companies with respect to certain portions of its business.

     Under the Telecom Act and ensuing federal and state regulatory initiatives, barriers to local exchange competition are being removed. The introduction of such competition, however, also establishes the predicate for the BOCs to provide in-region interexchange long distance services. The BOCs are currently allowed to offer certain "incidental" long distance service in-region and to offer out-of-region long distance services. Once the BOCs are allowed to offer in-region long distance services, both they and the three largest long distance carriers (AT&T, MCI and Sprint) will be in a position to offer single source local and long distance service similar to that being offered by MFS. WorldCom and MFS expect that the increased competition made possible by regulatory reform will result in certain pricing and margin pressures in the domestic telecommunications services business.

     MFS competes in three international markets: international services from the United States; international services from certain countries in continental Europe and Hong Kong; and domestic services within, and international services from, the United Kingdom, Germany and Sweden. MFS offers private line, high-speed LAN interconnect data and voice services in each of these markets, subject to varying governmental authorizations. MFS faces competition in international service originating in the United States from, among others, AT&T, MCI, Sprint and WorldCom. These companies own significant international transmission capacity and have established operating agreements with governmental and private telecommunications providers in Europe, Asia and elsewhere, which greatly reduce their cost of providing service. In international markets, MFS competes with the incumbent telecommunications carrier, which generally offers both local and long distance services and benefits from its status as an incumbent provider.

     Internet-Related Services. The market for data communications services, including Internet access and on-line services, is extremely competitive. There are no substantial barriers to entry, and WorldCom and MFS expect that competition will intensify in the future. WorldCom and MFS believe that their ability to compete successfully depends on a number of factors, including: market presence; the ability to execute a rapid expansion strategy; the capacity, reliability and security of its network infrastructure; ease of access to and navigation of the Internet; the pricing policies of its competitors and suppliers; the timing of the introduction of new products and services by MFS and its competitors; MFS' ability to support industry standards; and industry and general economic trends. The success of MFS or the combined company in this market will depend heavily upon its ability to provide high quality Internet connectivity and value-added Internet services at competitive prices.

     UUNET's current and potential competitors headquartered in the United States generally may be divided into the following three groups: (1) telecommunications companies, such as AT&T, MCI, Sprint, BOCs and @Home (a joint venture between Tele-Communications, Inc. and a venture capital firm), and various other cable companies; (2) other Internet access providers, such as BBN Corporation ("BBN"), NETCOM On-Line Communication Services, Inc., PSINet Inc. ("PSI"), and other national and regional providers; and (3) on-line services providers, such as America Online, Inc. ("America Online"), CompuServe Corporation ("CompuServe"), Intuit Inc., Microsoft and Prodigy. Certain of these competitors may have greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources than those available to UUNET. As a result, they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their services than can UUNET.

     MFS expects that all of the major on-line services providers and telecommunications companies will expand their current services to compete fully in the Internet access market. MFS believes that new competitors, including large computer hardware, software, media and other technology and telecommunications companies will enter the Internet access market, resulting in even greater competition for UUNET. Certain companies, including America Online, AT&T, BBN and PSI, have obtained or expanded their Internet access products and services as a result of acquisitions and strategic investments. Such acquisitions may permit UUNET's competitors to devote greater resources to the development and marketing of new competitive products and services and the marketing of existing competitive products and services. WorldCom and MFS expect these acquisitions and strategic investments to increase, thus creating significant new competitors to MFS or the combined company. In addition, the ability of some of UUNET's competitors to bundle other services and products with Internet access services, such as the Internet service offerings recently announced by AT&T and MCI, could place UUNET or the combined company at a competitive disadvantage.

     As MFS continues to expand UUNET's operations outside of the United States, it will encounter competition from companies whose operating styles are substantially different from those that it usually experiences. UUNET will be forced to compete with and buy services from government owned or subsidized telecommunications providers, some of which may enjoy an absolute monopoly on telecommunications services essential to UUNET's business. For example, in the United Kingdom, UUNET PIPEX competes directly with: (1) telecommunications companies, such as British Telecommunications plc, Cable and Wireless plc, Mercury Communications Limited and others; (2) other Internet access providers, such as Demon Internet Limited and EUnet GB Limited; and (3) on-line services providers, such as CompuServe, America Online/Bertelsmann, Microsoft and AT&T. In addition to the risks ascribed to UUNET's previously described competitors, these foreign competitors may possess a better understanding of their local markets and may have better working relationships with local telecommunications companies. There can be no assurance that MFS or the combined company can obtain similar levels of local knowledge and failure to obtain that knowledge could place MFS or the combined company at a serious competitive disadvantage.

     As a result of increased competition in the industry, MFS expects that UUNET will continue to encounter significant pricing pressure, which in turn could result in significant reductions in the average selling price of UUNET's services. UUNET has in the past reduced prices on certain of its Internet access options and may do so in the future. There can be no assurance that UUNET will be able to offset the effects of any such price reductions with an increase in the number of its customers, higher revenue from enhanced services, cost reductions or otherwise. In addition, MFS believes that the data communications business, and in particular the Internet access and on-line services businesses, are likely to encounter consolidation in the near future, which could result in increased price and other competition in the industry. Increased price or other competition could result in erosion of UUNET's market share and could have a material adverse effect on the business, financial condition and results of operations of MFS or the combined company. There can be no assurance that MFS or the combined company will have the financial resources, technical expertise, marketing and support capabilities or expansion and acquisition possibilities to continue to compete successfully.

     Network Systems Integration Services. MFS Network Technologies' primary network systems integration competitors are the BOCs, long distance carriers, equipment manufacturers and major independent telephone companies. In certain circumstances, MFS Network Technologies may also compete with regional and local systems integration and construction firms for integration and installation projects. In the automatic vehicle identification market, MFS Network Technologies competes with specific manufacturers and several of the aerospace defense contractors that have indicated an intention to shift to commercial markets.

  Risks of Expansion and Implementation

     WorldCom derives substantial revenues by providing international communication services primarily to customers headquartered in the United States. Such operations are subject to certain risks such as changes in foreign government regulations and telecommunication standards, licensing requirements, tariffs or taxes and other trade barriers and political and economic instability. In addition, such revenues and cost of sales are sensitive to changes in international settlement rates. International rates may decrease in the future due to aggressiveness on the part of existing carriers, aggressiveness on the part of new entrants into niche markets, the widespread resale of international private lines, the consummation of joint ventures among large international carriers that facilitate targeted pricing and cost reductions, and the rapid growth of international circuit capacity due to the deployment of new transatlantic and transpacific fiber optic cables.

     MFS is engaged in the expansion and development of its networks and services. The expansion and development of its networks will depend on, among other things, its ability to assess markets, design fiber optic network backbone routes, install facilities and obtain rights-of-way, building access and any required government authorizations and/or permits, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as its ability to expand, train and manage its growing employee base. Such expansion has placed, and is expected to continue to place, significant demands on MFS' management and operational and financial resources. As a result, there can be no assurance that MFS will be able to expand its existing networks or install new networks. If MFS is not able to expand its networks or install or acquire new networks, there will be a material adverse effect on its growth.

     Foreign operations or investment may be adversely affected by local political and economic developments, exchange controls, currency fluctuations, royalty and tax increases, retroactive tax claims, expropria-tion, import and export regulations and other foreign laws or policies as well as by laws and policies of the United States affecting foreign trade, taxation and investment. In addition, in the event of a dispute arising from foreign operations, WorldCom or MFS may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States. WorldCom or MFS may also be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.

     There can be no assurance that laws or administrative practice relating to taxation, foreign exchange or other matters of countries within which WorldCom or MFS operates or will operate will not change. Any such change could have a material adverse effect on the business, financial condition and results of operations of WorldCom or MFS.

  Dependence on Availability of Transmission Facilities

     The future profitability of WorldCom will be dependent in part on its ability to utilize transmission facilities leased from others on a cost-effective basis. The recent acquisitions of WilTel and IDB have reduced the leasing risk through the ownership of significant domestic and international assets, however, due to the possibility of unforeseen changes in industry conditions, the continued availability of leased transmission facilities at historical rates cannot be assured. See Item 1 -- "Business -- Transmission Facilities" contained in the WorldCom 1995 Form 10-K, which is hereby incorporated herein by reference.

  Rapid Technological Changes; Dependence Upon Product Development

     The telecommunications industry is subject to rapid and significant changes in technology. While neither WorldCom nor MFS believes that, for the foreseeable future, these changes will either materially and adversely affect the continued use of fiber optic cable or materially hinder its ability to acquire necessary technologies, the effect of technological changes, including changes relating to emerging wireline and wireless transmission and switching technologies, on the businesses of WorldCom or MFS cannot be predicted.

     The market for MFS' Internet-related products and services is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new product and service introductions. There can be no assurance that MFS will successfully identify new product and service opportunities and develop and bring new products and services to market in a timely manner. MFS is also at risk from fundamental changes in the way Internet access services are marketed and delivered. MFS' Internet service strategy assumes that the Transmission Control Protocol/Internet Protocol ("TCP/IP"), utilizing fiber optic or copper-based telecommunications infrastructures, will continue to be the primary protocol and transport infrastructure for Internet-related services. Emerging transport alternatives include cable modems and satellite delivery of Internet information; alternative open protocol and proprietary protocol standards have been or are being developed. MFS' pursuit of necessary technological advances may require substantial time and expense, and there can be no assurance that MFS will succeed in adapting its Internet services business to alternate access devices, conduits and protocols.

  Dependence on Key Personnel

     WorldCom's and MFS' businesses are managed by a number of key executive officers, the loss of certain of whom, particularly Bernard J. Ebbers, WorldCom's President and Chief Executive Officer, and James Q. Crowe, MFS' Chairman of the Board and Chief Executive Officer, could have a material adverse effect on the respective company. Each of WorldCom and MFS believes that its future success will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel. Neither WorldCom nor MFS has employment agreements with any of its key executive officers, with certain limited exceptions.

  Contingent Liabilities

     WorldCom is subject to a number of legal and regulatory proceedings, including certain legal proceedings pending against IDB prior to its merger with a wholly owned subsidiary of WorldCom on December 30, 1994. While WorldCom believes that the probable outcome of these matters, or all of them combined, will not have a material adverse effect on WorldCom's consolidated results of operations or financial position, no assurance can be given that a contrary result will not be obtained. See Item 3 -- "Legal Proceedings" contained in the WorldCom 1995 Form 10-K and WorldCom's subsequent Quarterly Reports on Form 10-Q, which are hereby incorporated herein by reference.

     In addition to a number of other pending legal proceedings described therein, on May 23, 1994, Deloitte & Touche LLP ("Deloitte") resigned as IDB's independent auditors. Deloitte has stated it resigned as a result of events surrounding the release and reporting of IDB's financial results for the first quarter of 1994. In submitting its resignation, Deloitte informed IDB management and the Audit Committee of the IDB Board of Directors that there had been a serious breakdown in IDB's process of identifying, analyzing and recording IDB's business transactions which prohibited Deloitte from the satisfactory completion of a quarterly review, and that Deloitte was no longer willing to rely on IDB management's representations regarding IDB's interim financial statements. IDB announced Deloitte's resignation on May 31, 1994. On June 24, 1994, upon the recommendation of the independent members of IDB's Audit Committee, IDB retained Arthur Andersen LLP as its new independent auditors. On August 1, 1994, IDB announced that it would restate its reported financial results for the quarter ended March 31, 1994 to eliminate approximately $6.0 million of pre-tax income, approximately $5.0 million of which related to a sale of transponder capacity and approximately $1.0 million of which related to purchase accounting adjustments, and on August 22, 1994, IDB filed Amendment No. 1 on Form 10-Q/A restating its 1994 first quarter results in order to eliminate previously recorded items. Certain of these items were among those as to which Deloitte had expressed disagreement. On November 21, 1994, IDB filed Form 10-Q/A amendments to its reported first and second quarter financial results making the previously announced changes and reflecting the effect of IDB's method of accounting for international long distance traffic, thereby reducing its first quarter net income from $0.12 per share, as originally reported, to $0.05 per share and, when combined with adjustments for income tax effects, increasing its second quarter net loss from $0.20 per share, as originally reported, to $0.27 per share.

     IDB is a party to indemnification agreements with IDB's former officers and directors, certain selling shareholders and certain underwriters. IDB's former officers and directors are not covered by any applicable liability insurance. WorldCom agreed to provide indemnification to IDB's officers and directors under certain circumstances pursuant to the agreement relating to the IDB Merger.

     On June 9, 1994, the Commission issued a formal order of investigation concerning certain matters, including IDB's financial position, books and records and internal controls and trading in IDB securities on the basis of non-public information. The Commission has issued subpoenas to IDB and others, including certain former officers of IDB, in connection with its investigation. The NASD and other self-regulatory bodies have also made inquiries of IDB concerning similar matters.

     The U.S. Attorney's Office for the Central District of California (the "U.S. Attorney's Office") issued grand jury subpoenas to IDB and WorldCom in 1994 and 1995 seeking documents relating to IDB's first quarter of 1994 results, the resignation of Deloitte as IDB's auditors, trading in IDB securities and other matters. In October 1996, the U.S. Attorney's Office entered an agreement with WorldCom not to criminally prosecute IDB with respect to IDB's financial reporting on or before January 1, 1995 (including but not limited to the resignation of Deloitte), trading in IDB securities, misuse of IDB's assets, attempts to obstruct the proceedings of the Commission and other matters. The Agreement does not cover potential violations of the Code and is expressly contingent upon the cooperation of IDB and WorldCom with the U.S. Attorney's Office, the Federal Bureau of Investigation and any other federal law enforcement agency, including the Commission.

     The outcome of any of the foregoing litigation or investigations, or of other pending legal proceedings, has not been determined. See Item 3 -- "Legal Proceedings" contained in the WorldCom 1995 Form 10-K for more information regarding the foregoing litigation and investigations, as well as other pending legal proceedings.

  Potential Liability of On-line Service Providers

     The law in the United States relating to the liability of on-line services providers and Internet access providers for information carried on, disseminated through or hosted on their systems is currently unsettled. Several private lawsuits seeking to impose such liability are currently pending. In one case brought against an Internet access provider, Religious Technology Center v. Netcom On-Line Communication Services, Inc., the United States District Court for the Northern District of California ruled in a preliminary phase that under certain circumstances Internet access providers could be held liable for copyright infringement. The case has been settled by the parties. The Telecom Act prohibits and imposes criminal penalties and civil liability for using an interactive computer service for transmitting certain types of information and content, such as indecent or obscene communications. On June 12, 1996, however, a panel of three federal judges granted a preliminary injunction barring enforcement of this portion of the Telecom Act to the extent that enforcement is based upon allegations other than obscenity or child pornography as an impermissible restriction on the First Amendment's right of free speech. In addition, the U.S. Congress, in consultation with the U.S. Patent and Trademark Office and the Administration's National Information Infrastructure Task Force, is currently considering legislation to address the liability of on-line service providers and Internet access providers, and numerous states have adopted or are currently considering similar types of legislation. The imposition upon Internet access providers or Web hosting sites of potential liability for materials carried on or disseminated through their systems could require MFS to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain product or service offerings. MFS believes that it is currently unsettled whether the Telecom Act prohibits and imposes liability for any services provided by UUNET should the content or information transmitted be subject to the statute.

     The law relating to the liability of on-line service providers and Internet access providers in relation to information carried, disseminated or hosted also is being discussed by the World Intellectual Property Organization in the context of ongoing consideration of updating existing, and adopting new, international copyright treaties. Similar developments are ongoing in the United Kingdom and other jurisdictions. The scope of authority of various regulatory bodies in relation to on-line services is at present uncertain. The Office of Telecommunications in the United Kingdom has recently published a consultative document setting out a number of issues for discussion, including the roles of traditional telecommunications and broadcasting regulators with respect to on-line services. The Securities Investment Board in the United Kingdom is investigating the status of on-line services and the transmission of investment information over networks controlled by access providers. Such transmissions may make an access provider liable for any violation of securities and other financial services legislation and regulations. Decisions regarding regulation, enforcement, content liability and the availability of Internet access in other countries may significantly affect the ability to offer certain services worldwide and the development and profitability of companies offering Internet and on-line services in the future. For example, CompuServe recently removed certain content from its services worldwide in reaction to law enforcement activities in Germany, and it has been reported that an Internet access provider in Germany has been advised by prosecutors that it may have liability for disseminating neo-Nazi writings by providing access to the Internet where these materials are available.

     The increased attention focused upon liability issues as a result of these lawsuits, legislation and legislative proposals could affect the growth of Internet use. Any costs incurred as a result of liability or asserted liability for information carried on or disseminated through its systems could have a material adverse effect on the business, financial condition and results of operations of MFS or the combined company.

  Dependence upon Network Infrastructure; Risk of System Failure; Security Risks

     The success of each of WorldCom and MFS in marketing its services to business and government users requires that such company provide superior reliability, capacity and security via its network infrastructure. The networks of each of WorldCom and MFS are subject to physical damage, power loss, capacity limitations, software defects, breaches of security (by computer virus, break-ins or otherwise) and other factors, certain of which have caused, and will continue to cause, interruptions in service or reduced capacity for the customers of such company. Similarly, UUNET's business relies on the availability of its network infrastructure for the provision of Internet access services. Interruptions in service, capacity limitations or security breaches could have a material adverse effect on the business, financial condition and results of operations of WorldCom or MFS.

  Variability of Quarterly Operating Results

     As a result of the significant expenses associated with the expansion and development of its networks and services, the operating results of the combined entity could vary significantly from period to period. Additional factors contributing to variability of operating results include the pricing and mix of services and products sold by WorldCom or MFS, respectively, customer terminations of service, the timing of the expansion of such company's network infrastructure domestically and internationally, the timing and costs of marketing and advertising efforts, and the timing and costs of any acquisitions of businesses, products or technologies. In addition, MFS' network systems integration revenues are, and generally will continue to be, dependent upon a small number of large projects. Accordingly, these non-recurring revenues are likely to fluctuate from period to period.

  Strategic Relationship Between UUNET and Microsoft

     In December 1994, UUNET and Microsoft entered into a strategic relationship for the development, operation and maintenance of a large-scale high speed dial-up and ISDN TCP/IP access network which is the primary Internet dial-up network and infrastructure for Microsoft, including The Microsoft Network. The parties entered into a TCP/IP Local Access Network Agreement (the "Microsoft Agreement") and a loan agreement under which Microsoft agreed to lend UUNET up to $26.0 million to cover the anticipated capital cost of the network equipment, which amount was increased subsequent to March 31, 1996, by $22.2 million to a total of $48.2 million. Revenues from Microsoft totaled approximately 20% and 40% of UUNET's consolidated revenues during the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. MFS expects that UUNET will continue to derive a significant portion of its revenues from Microsoft for at least the next several years, and the Microsoft Agreement limits UUNET's ability to enter into similar agreements for the development of other large-scale dial-up networks prior to March 1997.

     Although UUNET has met Microsoft's needs through September 30, 1996, there can be no assurance that MFS or the combined company will be able to continue to meet all future deployment commitments to Microsoft. After September 1996, Microsoft may terminate the Microsoft Agreement if UUNET breaches certain material terms of the Microsoft Agreement and is unable to cure, thereby causing a sustained operational failure of the dial-up network. Termination of the Microsoft Agreement by Microsoft for any reason could result in the loss of all future revenues from Microsoft and the acceleration of UUNET's obligation to pay to Microsoft amounts due under the loan agreement. Any such termination, loss or acceleration or imposition of penalties would have a materially adverse effect on the business of MFS or the combined company. In addition, any regulatory or private party legal challenges to The Microsoft Network, including those in the United States and Europe which have been threatened to date, could result in termination or restructuring of the strategic relationship with Microsoft, which would have a material adverse effect on MFS or the combined company. The terms of construction, maintenance and operation (including the allocation of costs and payment of fees) of international gateway hubs beyond the initial 14 such hubs are subject to future agreement between Microsoft and UUNET. UUNET expects that the terms of any funding or revenues from Microsoft relating to additional international hubs, if any, will be different from those of the

Microsoft Agreement. In addition, UUNET and Microsoft have an understanding that providers of Internet access services (such as Post, Telephone and Telegraph Administrations ("PTTs"), which regulate telecommunications in foreign jurisdictions) will begin to bear certain of the costs of the 14 international gateway hubs. As this begins, Microsoft's share of such costs will decrease, and UUNET will become more dependent upon such providers and their customers for revenues to support such costs. Microsoft continues to evolve its international strategy for The Microsoft Network, and its final strategy may differ materially from that originally anticipated.

     Although UUNET is Microsoft's primary Internet access provider, there can be no assurance that Microsoft will obtain additional Internet network infrastructure or capacity it may require from UUNET, other than that specified in the Microsoft Agreement. Microsoft has announced a relationship with MCI under which MCI will resell The Microsoft Network, Microsoft's Internet Explorer Web browser software and other Microsoft Internet-related software. Although the terms of the relationship have not been fully disclosed, this relationship with MCI may allow access to The Microsoft Network through MCI's dial-up network. Further, Microsoft is developing relationships with other Internet service providers to resell The Microsoft Network and the Internet Explorer. As originally planned, Microsoft is developing relationships with foreign and domestic telecommunications companies and Internet access providers to resell access to The Microsoft Network. If Microsoft fully develops these resale relationships, MFS' revenues may not increase beyond Microsoft's guaranteed minimum payments. Any failure of such revenues to increase could have a material adverse effect on the business, financial condition or results of operations of MFS or the combined company.

  UUNET's Dependence upon Suppliers; Sole and Limited Sources of Supply

     MFS relies on other companies to supply certain key components of UUNET's network infrastructure, including telecommunications services and networking equipment, which, in the quantities and quality demanded by UUNET, are available only from sole or limited sources. UUNET has from time to time experienced delays in receiving telecommunications services, and there can be no assurance that UUNET will be able to obtain such services on the scale and within the time frames required by UUNET at an affordable cost, or at all. Any failure to obtain such services or additional capacity on a timely basis at an affordable cost, or at all, would have a material adverse effect on the business, financial condition and results of operations of MFS or the combined company. MFS also is dependent on UUNET's suppliers' ability to provide necessary products and components that comply with various Internet and telecommunications standards, interoperate with products and components from other vendors and function as intended when installed as part of the network infrastructure. Any failure of UUNET's sole or limited source suppliers to provide products or components that comply with Internet standards, interoperate with other products or components used by UUNET in its network infrastructure or by its customers or fulfill their intended function as a part of the network infrastructure could have a material adverse effect on the business, financial condition and results of operations of MFS or the combined company.

  Anti-Takeover Provisions

     The WorldCom Articles contain provisions (a) requiring a 70% vote for approval of certain business combinations with certain 10% shareholders unless approved by a majority of the continuing Board of Directors or unless certain minimum price, procedural and other requirements are met; (b) restricting aggregate beneficial ownership of the capital stock of WorldCom by foreign shareholders to 20% of the total outstanding capital stock, and subjecting excess shares to redemption, and (c) authorizing the WorldCom Board of Directors to issue preferred stock in one or more classes without any action on the part of shareholders. In addition, WorldCom has adopted a rights plan (the "WorldCom Rights Plan") and in connection therewith entered into the Rights Agreement between WorldCom and The Bank of New York, as Rights Agent, dated as of August 25, 1996 (the "WorldCom Rights Agreement"), which will cause substantial dilution to a person or group that attempts to acquire WorldCom on terms not approved by the WorldCom Board of Directors. Further, the WorldCom Bylaws (a) contain requirements regarding advance notice of nomination of directors by shareholders and (b) restrict the calling of special meetings by shareholders to those owning shares representing not less than 40% of the votes to be cast. These provisions, including the WorldCom Rights Plan, may have an "anti-takeover" effect. See "Information Regarding Resurgens -- Amendments to Resurgens' Restated Articles of Incorporation -- LDDS Merger Agreement," "Proposals No. 1 and 2 -- The Proposed Mergers -- Special Redemption Provisions" contained in the 1993 Joint Proxy Statement/Prospectus, which are hereby incorporated herein by reference, and "Description of WorldCom Capital Stock" contained herein.

     The MFS Certificate of Incorporation and the MFS By-laws contain provisions that could delay, defer or prevent a change in control without the approval of its incumbent Board of Directors. These provisions, among other things, (i) divide the MFS Board of Directors into three classes, with members of each class to be elected in staggered three-year terms, (ii) prohibit stockholder action by written consent in lieu of a meeting, (iii) limit the right to call special meetings of stockholders and (iv) authorize the MFS Board of Directors to issue preferred stock in one or more classes or series without any action on the part of stockholders. Such provisions could limit the price that investors might be willing to pay in the future for shares of MFS Common Stock and significantly impede the ability of the holders of MFS Common Stock to replace management. In addition, the MFS Rights Agreement has certain anti-takeover effects and will cause substantial dilution to a person or group that attempts to acquire MFS on terms not approved by the MFS Board of Directors. Provisions and agreements that inhibit or discourage takeover attempts could reduce the market value of the MFS Common Stock.

                                 PLAN OF MERGER

     The following is a summary of the material terms and conditions of the Merger Agreement, a copy of which is attached as Appendix I to this Joint Proxy Statement/Prospectus and incorporated herein by reference. The information regarding the Merger Agreement in this Joint Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

GENERAL DESCRIPTION OF THE MERGER

     Pursuant to the Merger Agreement, at the Effective Time, WorldCom will acquire MFS through the merger of Acquisition Subsidiary with and into MFS. If the issuance of WorldCom Capital Stock and the Amendment are approved by the shareholders of WorldCom and the Merger Agreement and the transactions contemplated thereby are approved by the stockholders of MFS, and if the other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing by the Surviving Corporation with the Secretary of State of the State of Delaware of a duly executed Certificate of Merger or at such later time as may be specified in the Certificate of Merger.

     At the Effective Time, each holder of MFS Common Stock will be entitled to receive the number of whole shares of WorldCom Common Stock equivalent to the number of shares of MFS Common Stock owned immediately prior to the Effective Time multiplied by 2.1. In addition, each holder of MFS Series A Preferred Stock or MFS Series B Preferred Stock (other than holders of MFS Series B Preferred Stock exercising appraisal rights) will be entitled to receive one share of WorldCom Series A Preferred Stock and one share of WorldCom Series B Preferred Stock for each share of MFS Series A Preferred Stock and MFS Series B Preferred Stock, respectively. Shares of MFS Common Stock and MFS preferred stock held in the treasury of MFS or by a wholly owned subsidiary of MFS will be cancelled as of the Effective Time, and no payment will be made with respect thereto.

     The terms of the WorldCom preferred stock issued to MFS preferred stockholders are substantially similar to the terms of the corresponding MFS preferred stock (with such stock being convertible at the same conversion price into the same number of shares of WorldCom Common Stock, in each case, as adjusted for the Common Exchange Ratio), except that each share of WorldCom Series B Preferred Stock (i) will be entitled to one vote per share on all matters on which holders of WorldCom Common Stock are entitled to vote and (ii) in contrast to shares of MFS Series B Preferred Stock, will not be subject to an irrevocable proxy with respect to any voting rights of such series and will not be subject to contractual restrictions on transfer. See "Description of WorldCom Capital Stock."


     Based on the capitalization of WorldCom and MFS as of November 13, 1996 and assuming that all shares of MFS preferred stock are converted into shares of MFS Common Stock prior to the consummation of the Merger, the stockholders of MFS immediately prior to the consummation of the Merger will own securities representing approximately 56% of the outstanding WorldCom Common Stock on a fully diluted basis following consummation of the Merger, assuming that all outstanding MFS Options and MFS Warrants are exercised, and approximately 54% of the outstanding WorldCom Common Stock on a fully diluted basis following consummation of the Merger, assuming that no outstanding MFS Options and MFS Warrants are exercised, without adjustment in either case for shares acquired by WorldCom shareholders in their capacities as stockholders of MFS.


     MFS Options and MFS Warrants will be converted into options and warrants, respectively, to purchase shares of WorldCom Common Stock, with a proportional adjustment being made to the exercise price of and the number of shares subject to each such option or warrant, as the case may be, to reflect the Common Exchange Ratio, except that the holder of each outstanding and unexercised MFS Outperformance Option will be instead entitled to receive the value of such MFS Outperformance Options, which will be cancelled as of the fifteenth day preceding the Effective Time in accordance with the terms of the MFS 1993 Option Plan. See "-- Terms and Conditions of the Proposed Merger -- MFS Options and Warrants."

     Following the Effective Time, each stockholder of MFS will be required to surrender the certificates which theretofore represented shares of MFS Capital Stock to The Bank of New York, or such other bank or trust company as may be designated by WorldCom (the "Exchange Agent"), together with a duly completed and executed transmittal letter provided by the Exchange Agent. See " -- Surrender of Stock Certificates and Receipt of Merger Consideration." No fractional shares of WorldCom Common Stock will be issued in the Merger, but cash will be paid in lieu of such fractional shares. See
" -- Fractional Shares." The shares of WorldCom Capital Stock to be issued pursuant to the Merger will be freely transferable except by certain stockholders of MFS who are deemed to be "affiliates" of MFS. The shares of WorldCom Capital Stock issued to such affiliates will be restricted in their transferability in accordance with rules and regulations promulgated by the Commission. See " -- Status Under Federal Securities Laws." Until so surrendered and exchanged, each outstanding certificate representing MFS Capital Stock after the Effective Time will be deemed for all purposes to evidence the right to receive that number of whole shares of WorldCom Common Stock or WorldCom preferred stock into which the shares of MFS Common Stock or MFS preferred stock (other than shares held by holders of MFS Series B Preferred exercising appraisal rights) have been converted pursuant to the Merger Agreement.

     As soon as practicable after the Effective Time, the Exchange Agent will mail to each holder of MFS Capital Stock notification of the consummation of the Merger and instructions as to the procedure for the surrender of the stock certificates. The Exchange Agent will accept documentation acceptable to it in lieu of lost or destroyed certificates and may also require the holder of a lost or destroyed certificate to post an insurance bond acceptable to the Exchange Agent. Each holder of MFS Capital Stock, upon surrender of a stock certificate or certificates representing such stock, together with the transmittal letter provided by the Exchange Agent duly completed and executed by such holder, will be entitled to receive a stock certificate or certificates representing the number of the whole shares of WorldCom Capital Stock (together with cash in lieu of fractional shares of WorldCom Common Stock) to which such holder is entitled. The Merger Agreement provides that neither MFS nor WorldCom nor the Exchange Agent will be liable to any holder of MFS Common Stock or MFS preferred stock for any shares of WorldCom Common Stock or WorldCom preferred stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

MFS STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL LETTER FROM THE EXCHANGE AGENT.

BACKGROUND OF THE MERGER

     WorldCom and MFS, each on a regular basis, analyze other companies within their industry for the purpose of evaluating potential commercial, joint venture, strategic, acquisition or merger opportunities which may be available. Under appropriate circumstances, representatives may establish direct or indirect contact with potential candidates identified through this process. Contact between WorldCom and MFS was precipitated in part by the enactment of the Telecom Act and the opportunities and potential competitive challenges each of the companies faced under the changing regulatory landscape. See "-- Reasons for the Merger; Board Recommendations" and "Risk Factors -- Risks Related to WorldCom, MFS and the Combined Company -- Regulation" and "-- Competition."

     Initial contacts between WorldCom and MFS took place on August 14 and 15, 1995, when representatives of WorldCom (Bernard J. Ebbers, President and Chief Executive Officer, Scott D. Sullivan, Chief Financial Officer, and Roy A. Wilkens, Chief Executive Officer of WilTel, a division of WorldCom) and MFS (James Q. Crowe, Chairman of the Board and Chief Executive Officer, Royce J. Holland, President and Chief Operating Officer, and R. Douglas Bradbury, Executive Vice President and Chief Financial Officer) met in Sandestin, Florida. The purpose of the meeting was to establish informal contact between the senior officers of the companies in light of the growing business relationships between the two companies involving the provision of services offered by each company over its respective network.

     On May 16, 1996, Mr. Ebbers placed a telephone call to Mr. Crowe to suggest that they meet at a future date to discuss possible commercial or strategic opportunities. A meeting was scheduled for May 21, 1996 at MFS' executive offices in Omaha, Nebraska. In preparation for the meeting with Messrs. Ebbers and Sullivan on May 21, 1996, Mr. James Goodwin, a managing director of Gleacher NatWest, discussed with Messrs. Crowe and Bradbury MFS' future strategy in the long distance business.

     On May 21, 1996, Mr. Ebbers and Mr. Sullivan met with Mr. Crowe, Frederick
W. Weidinger, a Vice President of MFS, and Ronald J. Vidal, a Vice President of MFS, to discuss general commercial and strategic matters, including sharing information and views regarding the competitive local exchange carrier ("CLEC") business, the long distance business, international growth and the effect of the Telecom Act, as well as the pending MFS/UUNET merger. The two companies agreed to share information regarding traffic on their networks to determine if there would be a basis for a business arrangement.

     On July 11, 1996, Messrs. Ebbers and Sullivan met with Messrs. Crowe and Bradbury in Omaha, Nebraska for the purpose of discussing general commercial and strategic issues. The participants also discussed the methods by which the market valued each company.

     On August 5, 1996, Mr. Crowe met with Mr. Ebbers at WorldCom's headquarters in Jackson, Mississippi, and they discussed the Telecom Act's implications on both companies, their respective views on local telephone competition, the implications of the Internet on both businesses, and general commercial and strategic issues.

     On August 6, 1996, Messrs. Crowe, Bradbury and Terrence J. Ferguson, MFS' General Counsel, telephoned John S. D'Alimonte, a partner in the law firm of Willkie Farr & Gallagher, MFS' outside counsel, and Mr. Goodwin to discuss MFS' possible business relationship with WorldCom and to obtain advice in structuring a possible transaction scenario for MFS to present to WorldCom. The participants in the telephone call agreed to meet in Omaha, Nebraska on Friday, August 9, 1996 to continue discussions.

     On August 9, 1996, Messrs. Crowe, Bradbury, Ferguson, D'Alimonte and Goodwin, along with Andrew Gilman and Sureel Choksi, both of Gleacher NatWest, met at the MFS headquarters in Omaha, Nebraska to discuss conditions for a strategic relationship or business combination with WorldCom and to prepare a preliminary transaction scenario for use by Messrs. Crowe and Bradbury in a meeting with Messrs. Ebbers and Sullivan scheduled for Tuesday, August 13, 1996 in Omaha, Nebraska. Effective August 9, 1996, MFS engaged Gleacher NatWest to act as its financial advisor and to deliver a fairness opinion in connection with any proposed transaction.

     In the morning of August 13, 1996, Mr. Ebbers contacted representatives of Salomon to establish a meeting for later that day to discuss a potential strategic relationship or a business combination with MFS. Mr. Ebbers also confirmed with Mr. Crowe that a meeting was scheduled later that day in Omaha to discuss a potential strategic relationship or a business combination.

     Later in the morning of August 13, 1996, Messrs. Ebbers and Sullivan met with representatives of Salomon in New York to discuss a potential strategic relationship or a business combination involving WorldCom and MFS. Shortly after this meeting, WorldCom contacted Salomon regarding its acting as a financial advisor and delivering a fairness opinion in connection with such a proposed transaction.

     The first contact between management of WorldCom and MFS specifically relating to a possible strategic relationship or business combination occurred in Omaha, Nebraska during the evening of August 13, 1996. Messrs. Ebbers and Sullivan met with Messrs. Crowe and Bradbury in Omaha, Nebraska. The meeting covered several topics that were proposed by MFS for a possible transaction between MFS and WorldCom. An exchange ratio of 2.1 shares of WorldCom Common Stock for each share of MFS Common Stock was proposed but was preliminary because neither company had commenced due diligence. Accordingly, the ratio was therefore subject to change based on the results of such due diligence investigation. MFS also proposed possible non-solicitation provisions, termination fees and stock options. In addition, the parties discussed a possible in-kind services agreement that would become effective in the event a merger agreement was entered into but subsequently terminated. Effective as of August 13, 1996, MFS and WorldCom executed a joint non-disclosure agreement.

     On August 14, 1996, Mr. Ebbers convened an informal telephonic WorldCom board meeting in order to advise the WorldCom Board of Directors of the possibility of a business combination involving WorldCom and

MFS, including the terms discussed at the August 13 meeting and proposed due diligence activities to be undertaken with respect to the parties. Additionally, WorldCom retained The Breckenridge Group as an additional financial advisor. The Breckenridge Group had been engaged in the past by WorldCom, and Gleacher NatWest had been engaged in the past by MFS, and each was thus knowledgeable of the business, operations and management of their respective clients.

     On August 15, 1996, each of WorldCom and MFS commenced a legal and business due diligence review of the other's business in Omaha, Nebraska and Jackson, Mississippi, respectively. During the next week, representatives of WorldCom and MFS and their financial and legal advisors continued intensive due diligence investigations, with particular focus on, among other things, possible cost savings and synergies from the business combination. Effective August 15, 1996, WorldCom formally engaged Salomon to act as a financial advisor and to deliver a fairness opinion in connection with the proposed transaction.

     On August 15, 1996, Mr. Crowe convened a special telephonic meeting of the MFS Board of Directors to apprise the Directors of the discussions with WorldCom, including the preliminary terms of the transaction, the proposed exchange ratio, the commencement, scope and timing of due diligence by both companies, the drafting and negotiation of definitive documentation of the transaction, information about WorldCom and certain legal, tax and financial aspects of the proposed transaction.

     On August 20, 1996, representatives of WorldCom, Salomon, The Breckenridge Group and MFS conducted due diligence investigations at the principal offices of UUNET, in Fairfax, Virginia.

     Concurrent with the due diligence process, representatives of WorldCom and MFS began exchanging drafts of the Merger Agreement and conducting negotiations regarding the terms of the Merger Agreement. On August 21, 1996, a meeting took place in the New York offices of Willkie Farr & Gallagher, counsel to MFS, between WorldCom, MFS and their respective financial and legal advisors to discuss the proposed structure and terms of the proposed transaction. By August 22, 1996, negotiation of the principal terms of the Merger Agreement was substantially complete, and the companies and their advisors prepared additional information to present to their respective Boards of Directors. Also during that period, the financial advisors provided from time to time to the companies information regarding the proposed exchange ratio structure, stock price performance for WorldCom and MFS and preliminary comparative valuations of WorldCom, MFS and other telecommunications companies based upon various multiples, growth rates and similar factors. Mr. Ebbers advised certain individual members of the WorldCom Board of Directors from time to time of the status of due diligence discussions with MFS and the status of the negotiations during this period as well.

     On August 22, 1996, the MFS Board of Directors held a regularly scheduled meeting at its Omaha, Nebraska headquarters and considered the proposed Merger Agreement and the transactions contemplated thereby. Members of MFS' management and representatives of each of Gleacher NatWest and Willkie Farr & Gallagher presented written materials and made presentations to the MFS Board of Directors and discussed with members of the MFS Board of Directors their views and analyses of various aspects of the proposed Merger and the effects thereof. All of the members of the MFS Board of Directors were present at such meeting except Mr. Bradbury (who was absent for family reasons). Representatives of Gleacher NatWest also delivered its oral opinion to the MFS Board of Directors (which was later confirmed in writing) that the proposed Common Exchange Ratio, Series A Exchange Ratio and Series B Exchange Ratio were fair, from a financial point of view, to the holders of MFS Common Stock, MFS Series A Preferred Stock and MFS Series B Preferred Stock, respectively. Following the presentations and discussions described above, all of the directors present concluded to postpone any vote on the proposed Merger in order to give the directors additional time to deliberate on the proposal until a special meeting of the MFS Board of Directors scheduled for August 24, 1996. After the meeting was adjourned, Mr. Ebbers addressed the Directors.

     On August 23, 1996, the WorldCom Board of Directors held a special meeting at the New York offices of Salomon, at which additional information regarding the Merger was distributed by Salomon and WorldCom's management, and the WorldCom Board of Directors met and discussed, among other things, the details of the proposed Merger Agreement. All of the members of the WorldCom Board of Directors were present at such meeting except John W. Kluge, who was absent due to out-of-town commitments. At this meeting, the results of the due diligence investigations were discussed and reviewed. Additionally, presentations were given by management and the financial and legal advisors to WorldCom, including Bryan Cave LLP, outside legal counsel. Salomon presented its analysis of the Merger and delivered its oral opinion to the WorldCom Board of Directors that, as of August 23, 1996, the proposed Common Exchange Ratio was fair to the holders of WorldCom Common Stock from a financial point of view. Members of WorldCom management made a presentation to the WorldCom Board of Directors regarding the terms of the proposed Merger, the business reasons for approving the Merger, including the effects of the Telecom Act and the strategic fit of the companies, and the new revenue opportunities and areas where cost efficiencies could be achieved. During and following the presentations, questions were asked by members of the WorldCom Board of Directors and answered regarding financial issues, including the potential impact of developments on the financial markets, the risks and benefits of the proposed Merger and other matters. The WorldCom Board of Directors also reviewed the proposed Merger Agreement (the final terms of which are described more fully elsewhere herein). Additionally, representatives of Bryan Cave LLP discussed in detail a possible rights plan and responded to questions from members of the WorldCom Board of Directors regarding such a plan. Following the presentations and discussions described above, the directors present concluded to postpone any vote on the proposed Merger and rights plan in order to give the directors additional time to deliberate on the proposals until a special meeting of the WorldCom Board of Directors scheduled for August 25, 1996.

     On August 24, 1996, the MFS Board of Directors held a special telephonic meeting and reviewed the proposed terms of the Merger Agreement. Representatives of Gleacher NatWest reaffirmed its oral opinion to the MFS Board of Directors that as of August 24, 1996 the proposed Common Exchange Ratio, Series A Exchange Ratio and Series B Exchange Ratio were fair, from a financial point of view, to the holders of MFS Common Stock, MFS Series A Preferred Stock and MFS Series B Preferred Stock, respectively. Following significant discussion, the MFS Board of Directors concluded that the Merger was in the best interest of MFS and its stockholders and, by a unanimous vote of all directors, approved the Merger Agreement and the transactions contemplated thereby and authorized the officers of MFS to enter into the Merger Agreement and related agreements.

     On August 25, 1996, the WorldCom Board of Directors held a special telephonic meeting, and management and the financial and legal advisors to WorldCom, including representatives of Salomon and Bryan Cave LLP, presented additional information regarding the proposed Merger. Representatives of Salomon reaffirmed its oral opinion to the WorldCom Board of Directors that, as of August 25, 1996, the proposed Common Exchange Ratio was fair to the holders of WorldCom Common Stock from a financial point of view. After additional discussion among the directors, all of the directors present concluded that the Merger was fair to, and in the best interests of, WorldCom and its shareholders and unanimously approved the Merger Agreement and the transactions contemplated thereby and authorized the officers of WorldCom to execute the Merger Agreement and related agreements. In addition, representatives of management and the financial and legal advisors to WorldCom presented additional information regarding the proposed rights plan. After reviewing the terms of the proposed rights plan (the terms of which are described herein more fully under "Description of WorldCom Capital Stock -- Preferred Stock Purchase Rights") and further discussion, the WorldCom Board of Directors unanimously approved the proposed rights plan.

     On August 25, 1996, WorldCom and MFS executed the Merger Agreement and related agreements. During the evening of August 25, 1996, Mr. Crowe informed certain members of the MFS Board of Directors that the WorldCom Board of Directors had approved the Merger and that Messrs. Crowe and Ebbers had executed the Merger Agreement and the related agreements, including the Option Agreements. On August 26, 1996, prior to the opening of trading on the Nasdaq National Market, WorldCom and MFS issued a joint press release announcing the Merger. See " -- Reasons for the Merger; Board Recommendations" and
" -- Opinions of Financial Advisors."

REASONS FOR THE MERGER; BOARD RECOMMENDATIONS

     In reaching their decision to approve the Merger Agreement, the Board of Directors of each of WorldCom and MFS consulted with their respective management teams and advisors and independently considered the proposed Merger Agreement, including the material factors described below. Based upon their respective independent reviews of such factors and the business and operations of the other party, the Board of

Directors of WorldCom and MFS each approved the Merger Agreement and the transactions contemplated thereby. There can be no assurance, however, that any of the efficiencies or opportunities described in the following reasons for the Merger will be achieved through the consummation of the Merger. See "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors."

     The Board of Directors of each of WorldCom and MFS concluded that the Merger is in the best interests of such company and its shareholders because the Merger would (1) enhance the combined entity's opportunities for future growth,
(2) create a stronger competitor in the changing long distance and local telecommunications industry, (3) allow provision of end-to-end bundled long distance and local and Internet service over a global network, and (4) provide the opportunity for significant cost savings for the combined organization. See "Information Regarding WorldCom -- Business of WorldCom" and "Information Regarding MFS -- Business of MFS." The Board of Directors of each of WorldCom and MFS concluded that the Merger would further such objectives in part because of its belief that: (i) the combined company would have the ability to take advantage of the Congressional intent behind the Telecom Act as well as the recently released FCC Interconnect Order; (ii) the combined company would have the ability to increase customer retention by offering a combination of local, long distance and international calling and Internet-based services to its customers; (iii) the combined company would be better positioned to meet the demand for corporate "Intranets" by utilizing technology and facilities available from a single source; and (iv) the customer bases of the companies are complementary to each other. In addition, each of WorldCom and MFS believes that the Merger would result in incremental revenue growth and network cost savings, resulting from: (a) the cross-selling of MFS facilities-based local and UUNET Internet access services to WorldCom's existing long distance customer base; (b) reduced line and access costs by migrating voice, data and Internet traffic onto each other's domestic and international networks; (c) avoidance of access charge payments for originating and terminating both local and long distance calls; and
(d) the avoidance of capital spending related to redundant inter-city networks.

     In reaching its conclusions, each Board of Directors also considered, among other things, the following factors: (i) its knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of MFS and WorldCom; (ii) current industry, economic and market conditions; (iii) presentations by its management and its financial advisors, with respect to the other company; (iv) the opinion of its financial advisor as to the fairness, from a financial point of view, of the Common Exchange Ratio, the Series A Exchange Ratio and the Series B Exchange Ratio to holders of MFS Common Stock, MFS Series A Preferred Stock and MFS Series B Preferred Stock, respectively, in the case of Gleacher NatWest's opinion, and of the Common Exchange Ratio to the holders of WorldCom Common Stock, in the case of Salomon's opinion (see " -- Opinions of Financial Advisors"); (v) the terms of the Merger Agreement (see " -- Terms and Conditions of the Proposed Merger"); (vi) the compatibility of the respective business philosophies of MFS and WorldCom; and
(vii) the opportunity for its shareholders to participate in a larger, more diversified company.

     In view of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors of each of WorldCom and MFS did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

     The WorldCom Board of Directors believes that the Merger is fair to, and in the best interests of, WorldCom and its shareholders. FOR THE REASONS DISCUSSED ABOVE, THE DIRECTORS OF WORLDCOM HAVE UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMEND THAT WORLDCOM'S SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF WORLDCOM CAPITAL STOCK PURSUANT TO THE MERGER AGREEMENT AND "FOR" THE AMENDMENT.

     The MFS Board of Directors believes that the Merger is fair to, and in the best interests of, MFS and its stockholders. THE MFS BOARD OF DIRECTORS HAS APPROVED THE TERMS OF THE MERGER BY A UNANIMOUS VOTE OF THE DIRECTORS AND UNANIMOUSLY RECOMMENDS THAT MFS' STOCKHOLDERS APPROVE AND ADOPT THE MERGER AGREEMENT AND THE

AUTHORIZATION OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

     WorldCom. Salomon has acted as financial advisor to WorldCom in connection with the Merger. In connection with such engagement, at the August 23, 1996 meeting of the WorldCom Board of Directors Salomon delivered its oral opinion that, as of August 23, 1996, the Common Exchange Ratio was fair to the holders of WorldCom Common Stock from a financial point of view. This opinion was confirmed by Salomon's oral opinion delivered at the August 25, 1996 meeting of the WorldCom Board of Directors, subsequently confirmed in writing, to the effect that, based upon and subject to various considerations set forth in such opinion, as of August 25, 1996 the Common Exchange Ratio was fair to the holders of WorldCom Common Stock from a financial point of view. No limitations were imposed by the WorldCom Board of Directors upon Salomon with respect to the investigations made or the procedures followed by Salomon in rendering its opinion.


     THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON DATED AUGUST 25, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX V TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. WORLDCOM SHAREHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. SALOMON'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE COMMON EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, HAS BEEN PROVIDED TO THE WORLDCOM BOARD OF DIRECTORS IN CONNECTION WITH ITS EVALUATION OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY WORLDCOM SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE. THE SUMMARY OF THE OPINION OF SALOMON SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. SALOMON'S OPINION WAS NOT UPDATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR WILL SUCH OPINION BE UPDATED AS OF THE CLOSING DATE.


     In arriving at its opinion, Salomon reviewed certain publicly available information concerning WorldCom and MFS and certain other financial information concerning WorldCom and MFS, including financial forecasts, that were provided to Salomon by WorldCom and MFS, respectively. Salomon discussed the business operations and financial condition of WorldCom and MFS as well as other matters Salomon believed to be relevant to its inquiry, including matters relating to the obtaining of regulatory approvals for the Merger, with certain officers and employees of WorldCom and MFS, respectively. Salomon also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria as it deemed relevant.

     Salomon assumed and relied on the accuracy and completeness of the financial and other information (including information relating to the obtaining of regulatory approvals for the Merger) reviewed by it for the purpose of its opinion and Salomon did not assume any responsibility for independent verification of such information. With respect to the financial forecasts of WorldCom and MFS, Salomon assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of WorldCom or MFS as to the future financial performance of WorldCom or MFS, respectively, and Salomon expressed no opinion with respect to such forecasts or the assumptions on which they were based. Salomon did not make or obtain or assume any responsibility for making or obtaining any independent valuations or appraisals of any of the assets (including properties and facilities) or liabilities of WorldCom or MFS.

     The forecasts and projections furnished to Salomon for each of WorldCom and MFS and estimates of synergies resulting from the Merger were prepared by the respective managements of each company. As a matter of policy, neither WorldCom nor MFS publicly discloses internal management forecasts, projections or estimates of the type furnished to Salomon in connection with its analysis of the Merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, factors related to the integration of WorldCom, MFS and UUNET and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates. See "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors."

     Salomon's opinion was necessarily based upon conditions as they existed and could be evaluated on the date of its opinion. Salomon's opinion did not imply any conclusion as to the likely trading range for the WorldCom Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Salomon's opinion did not address WorldCom's underlying business decision to effect the Merger. In rendering its opinion, Salomon assumed that in the course of obtaining the necessary regulatory approvals for the Merger no restrictions would be imposed that would have a material adverse effect on the contemplated benefits of the Merger to WorldCom following the Merger.

     The following is a summary of the report (the "Salomon Report") presented and discussed by Salomon with the WorldCom Board of Directors at its meetings on August 23 and August 25, 1996, in connection with the delivery of the Salomon fairness opinion.

     Comparable Public Company Analysis. Salomon reviewed and compared the financial and market performance of the following group of three publicly traded competitive access providers with those of MFS: Brooks Fiber Properties, Inc., IntelCom Group (U.S.A.), Inc. and Teleport Communications Group Inc. (collectively, the "MFS Comparable Group"). For MFS (without giving effect to the acquisition of UUNET) and each company in the MFS Comparable Group, Salomon calculated multiples of firm value (calculated as debt value plus equity value less cash) ("Firm Value") to last quarter annualized revenue ("LQA Revenue") and net property plant and equipment ("Net PP&E"), and equity value to book value. This analysis yielded the following multiple ranges and means for the MFS Comparable Group and multiples for MFS (based on the unaffected trading price):
Firm Value to LQA Revenue (6.6x to 29.4x, with a mean of 18.5x, compared to an MFS multiple of 7.1x), Firm Value to Net PP&E (3.9x to 6.9x, with a mean of 5.3x, compared to an MFS multiple of 4.1x) and equity value to book value (3.4x to 3.7x, with a mean of 3.6x, compared to an MFS multiple of 4.5x). Salomon also computed ratios of Firm Value to each of route miles, buildings connected, fiber miles and voice grade equivalent circuits for the MFS Comparable Group and compared them to similar ratios for MFS, and compared certain other financial and operating statistics of the MFS Comparable Group to those of MFS. This analysis resulted in an equity value reference range per share of MFS Common Stock (excluding UUNET) of $33.88 to $45.00.

     Salomon performed a similar analysis with respect to WorldCom. Salomon reviewed and compared the financial and market performance of the following group of five publicly traded long distance companies with those of WorldCom:
AT&T Corp., MCI Communications Corporation, Sprint Corporation, Frontier Corporation and LCI International, Inc. (collectively, the "WorldCom Comparable Group"). For WorldCom and each company in the WorldCom Comparable Group, Salomon calculated the estimated 5-year earnings per share growth rate, the ratio of current stock market price to estimated 1996 earnings, the ratio of current stock market price to estimated 1997 earnings and the current dividend yield. Estimated figures were based on published research reports of certain analysts covering the WorldCom Comparable Group. This analysis yielded the following multiple and percentage ranges and medians for the WorldCom Comparable Group and multiples and percentages for WorldCom (based on the unaffected trading price): estimated 5-year earnings per share growth rate (12% to 30%, with a median of 13.0%, compared to 20.0% for WorldCom), ratio of current stock market price to estimated 1996 earnings (13.5x to 40.8x, with a median of 15.3x, compared to 29.7x for WorldCom), ratio of current stock market price to estimated 1997 earnings (13.3x to 28.4x, with a median of 13.5x, compared to 22.9x for WorldCom) and current dividend yield (0.0% to 2.8%, with a median of 2.4%, compared to 0.0% for WorldCom). Salomon also calculated the Firm Value and certain financial information for the long distance businesses of the companies in the WorldCom Comparable Group by eliminating the value of and financial results relating to the non-long distance businesses of such companies. Based on such information for each of such companies, Salomon calculated multiples of "stripped" Firm Value ("Stripped Firm Value") to the latest 12 months ("LTM") ending June 30, 1996 revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT"). This analysis yielded the following multiple ranges and medians for the "stripped" companies in the WorldCom Comparable Group and multiples for WorldCom: Stripped Firm Value to LTM revenue (0.9x to 3.3x, with a median of 1.2x, compared to 3.6x for WorldCom), Stripped Firm Value to LTM EBITDA (4.7x to 17.8x, with a median of 6.1x, compared to 13.2x for WorldCom) and Stripped Firm Value to LTM EBIT (8.0x to 26.5x, with a median value of 11.2x, compared to 19.4x for WorldCom). This comparable company analysis resulted in an equity value reference range per share of WorldCom Common Stock of $25.00 to $30.00.

     Discounted Cash Flow Analysis. Using a discounted cash flow ("DCF") analysis, Salomon calculated the present value of the estimated unlevered cash flows of MFS (on a stand-alone basis, without giving effect to any operating or other efficiencies arising from the Merger and without giving effect to the acquisition of UUNET or any operating or other efficiencies arising therefrom) from 1996 through 2005 based on forecasts developed by MFS management through 2005, as adjusted by WorldCom management. Salomon determined certain equity market value reference ranges for MFS based upon the sum of (i) the discounted value (using various discount rates ranging from 13% to 15%) of the estimated unlevered free cash flows of MFS, plus (ii) the discounted value (using various discount rates ranging from 13% to 15%) of the product of (a) estimated EBITDA for 2005 and (b) various terminal value multiples (ranging from 8.5x to 9.5x), less (iii) debt net of cash and minority interests. This analysis resulted in an equity value reference range per share of MFS Common Stock (without UUNET) of $53.00 to $60.00.

     Salomon performed a similar DCF analysis with respect to UUNET. Salomon calculated the present value of the estimated unlevered cash flows of UUNET (on a stand-alone basis, without giving effect to the acquisition of UUNET by MFS or any operating or other efficiencies arising therefrom) from 1996 through 2000 based on forecasts developed by MFS and UUNET management, as adjusted by WorldCom management. Salomon determined certain equity market value reference ranges for UUNET based upon the sum of (i) the discounted value (using various discount rates ranging from 18% to 20%) of the estimated unlevered free cash flows of UUNET, plus (ii) the discounted value (using various discount rates ranging from 18% to 20%) of the product of (a) estimated EBITDA for 2000 and (b) various terminal value multiples (ranging from 11.5x to 12.5x), less (iii) debt net of cash. This analysis resulted in a UUNET equity value reference range (per share of MFS Common Stock) of $6.25 to $7.75.

     Salomon also performed a similar DCF analysis with respect to WorldCom. Salomon calculated the present value of the estimated unlevered cash flows of WorldCom (on a stand-alone basis, without giving effect to any operating or other efficiencies arising from the Merger) from 1996 through 2005 based on forecasts developed by WorldCom management through 2005. Salomon determined certain equity market value reference ranges for WorldCom based upon the sum of
(i) the discounted value (using various discount rates ranging from 12% to 14%) of the estimated unlevered free cash flows of WorldCom, plus (ii) the discounted value (using various discount rates ranging from 12% to 14%) of the product of
(a) estimated EBITDA for 2005 and (b) various terminal value multiples (ranging from 6.5x to 7.5x), plus (iii) the value of certain other non-material items that were excluded from the cash flow estimates, less (iv) debt net of cash. This analysis resulted in an equity value reference range per share of WorldCom Common Stock of $33.00 to $37.00.

     Analysis of Synergies. Salomon reviewed the estimates of the various categories of synergies resulting from the Merger prepared by the managements of WorldCom and MFS and calculated the net present value of a high synergy case, a medium synergy case and a low synergy case, which took into account 100%, 75% and 50%, respectively, of such estimated potential synergies. Salomon determined that the net present value of the synergies per share of WorldCom Common Stock (post-Merger) for the high synergy case, the medium synergy case and the low synergy case were $12.09, $9.07 and $6.04, respectively.

     Pro Forma Combination Analysis. Salomon analyzed certain estimated pro forma effects on WorldCom resulting from the Merger (both with and without estimated synergies), based on financial projections and estimates of synergies provided by the managements of WorldCom and MFS. The estimated pro forma effects analyzed were the effects on revenue, EBITDA, earnings per share, free cash flow, revenue and EBITDA growth rates and ratios of EBITDA to interest expense, debt to EBITDA and debt to capitalization.

     Exchange Ratio Analysis. Salomon reviewed and analyzed the historical ratio of the weekly closing prices of MFS Common Stock to WorldCom Common Stock during the period from September 15, 1993 through August 16, 1996. The exchange ratios of the weekly closing price of one share of MFS Common Stock to one share of WorldCom Common Stock ranged from a low of 1.11 to a high of 2.26 over the period analyzed, as compared to the Common Exchange Ratio of 2.1 shares of WorldCom Common Stock to each share of MFS Common Stock in the Merger.

     Other Factors and Analyses. In rendering its opinion, Salomon also (i) reviewed the historical and projected financial results of WorldCom, UUNET and MFS, (ii) reviewed the historical trading prices and volumes for the WorldCom Common Stock, the MFS Common Stock and the UUNET Common Stock, and the performance of the WorldCom Common Stock and the MFS Common Stock relative to certain comparable companies and the WorldCom Comparable Group, respectively, and (iii) analyzed the relevant implied WorldCom and MFS trading multiples at various prices of each.

     In arriving at its opinion and in preparing the Salomon Report, Salomon performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by Salomon or of Salomon's presentation to the WorldCom Board of Directors. In addition, Salomon believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the process underlying its analyses set forth in the opinion and the Salomon Report. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. With regard to the comparable public company analysis summarized above, Salomon selected comparable public companies on the basis of various factors, including the size of the public company and similarity of the line of business; however, no public company utilized as a comparison is identical to WorldCom or MFS. Accordingly, an analysis of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies to which WorldCom and MFS are being compared.

     In performing its analyses, Salomon made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of WorldCom or MFS. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. Actual values will depend upon several factors, including events affecting the local, long distance and internet industries, general economic, market and interest rate conditions and other factors which generally influence the price of securities.

     Salomon is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. The WorldCom Board of Directors selected Salomon to act as its financial advisor on the basis of Salomon's international reputation and Salomon's familiarity with WorldCom, MFS, UUNET and the local, long distance and internet industries. In the ordinary course of its business, Salomon actively trades the debt and equity securities of WorldCom and MFS for Salomon's own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Salomon has previously rendered investment banking and financial advisory services to MFS (including underwritings of MFS Common Stock) for which it has received customary compensation.

     Pursuant to a letter agreement dated August 15, 1996, between WorldCom and Salomon, Salomon agreed to act as financial advisor to WorldCom in connection with the Merger. WorldCom paid Salomon $500,000 upon the execution of such letter agreement, and Salomon became entitled to receive $2,000,000 upon the delivery of the fairness opinion. WorldCom has also agreed to pay Salomon $5,000,000 upon the consummation of the Merger. WorldCom has agreed to reimburse Salomon for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, and to indemnify Salomon and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Salomon or any of its affiliates against certain liabilities, including liabilities under the Federal securities laws, relating to, or arising out of, its engagement.

     As noted under the caption "-- Reasons for the Merger; Board
Recommendations" above, the fairness opinion of Salomon was only one of many factors considered by the WorldCom Board of Directors in determining to approve the Merger Agreement.

     MFS. MFS retained Gleacher NatWest to act as MFS' financial advisor in connection with the Merger and related matters based upon its qualifications, expertise and reputation, as well as Gleacher NatWest's prior investment banking relationship and familiarity with MFS. At the August 22, 1996 meeting of the MFS Board of Directors, Gleacher NatWest delivered an oral opinion, which was confirmed by a written opinion dated as of August 24, 1996, to the MFS Board of Directors to the effect that, as of such date, the Common Exchange Ratio, the Series A Exchange Ratio and the Series B Exchange Ratio, respectively, is, in each case, fair from a financial point of view to the holders of shares of MFS Common Stock, MFS Series A Preferred Stock and MFS Series B Preferred Stock.


     THE FULL TEXT OF GLEACHER NATWEST'S OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX VI TO THIS JOINT PROXY STATEMENT/PROSPECTUS. MFS STOCKHOLDERS ARE URGED TO READ THE GLEACHER NATWEST OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF GLEACHER NATWEST SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. GLEACHER NATWEST'S OPINION WAS NOT UPDATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR WILL SUCH OPINION BE UPDATED AS OF THE CLOSING DATE.


     GLEACHER NATWEST'S OPINION IS ADDRESSED TO THE MFS BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF MFS CAPITAL STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE MFS SPECIAL MEETING.

     In connection with rendering its opinion, Gleacher NatWest, among other things: (i) analyzed the historical publicly filed financial statements of MFS and WorldCom; (ii) discussed the past and current operations, the financial condition and the prospects of WorldCom and MFS with the management of WorldCom and the management of MFS, respectively, and reviewed with the management of MFS its due diligence of WorldCom; (iii) reviewed with the management of WorldCom certain business plans of WorldCom, and reviewed with the management of MFS certain business plans of MFS and WorldCom, certain projections prepared by and pertaining to WorldCom and certain projections prepared by and pertaining to MFS, and certain estimates of financial synergies occurring from the business combination resulting from the Merger as prepared by the management of MFS and WorldCom; (iv) reviewed the historical market prices and reported trading volumes of MFS Common Stock and WorldCom Common Stock; (v) compared the financial performance of WorldCom with, and reviewed the prices and reported trading activity of the securities of, certain publicly traded companies whose operating characteristics and/or industry focus resemble those of WorldCom; (vi) reviewed the premiums paid in selected precedent transactions involving publicly held companies; and (vii) reviewed such other information and performed such other analyses as it deemed appropriate.

     In rendering its opinion, Gleacher NatWest assumed and relied upon, without assuming responsibility for independent verification, the accuracy and completeness of the information reviewed by it. With respect to the financial projections provided to it, Gleacher NatWest assumed that they had been reasonably prepared and reflected the best currently available estimates and judgments of the senior management of WorldCom and MFS as to the future financial performance of WorldCom and MFS. Gleacher NatWest also assumed based upon the information which had been provided to it and without assuming responsibility for independent verification thereof that no material undisclosed or contingent liability existed with respect to WorldCom or MFS. Gleacher NatWest did not make any independent evaluation or appraisal of the assets or liabilities of MFS or WorldCom, nor was it furnished with any such evaluation or appraisal. Gleacher NatWest's opinion was based necessarily on the economic, market and other conditions as in effect on the date of its opinion and the information made available to it.

     The forecasts or projections furnished to Gleacher NatWest for each of WorldCom and MFS and estimates of synergies resulting from the Merger were prepared by the respective managements of each company. As a matter of policy, neither WorldCom nor MFS publicly discloses internal management forecasts, projections or estimates of the type furnished to Gleacher NatWest in connection with its analysis of the Merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, factors related to the integration of WorldCom, MFS and UUNET and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates. See "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors."

     The following is a summary of the analyses presented by Gleacher NatWest to the MFS Board of Directors on August 22, 1996 in connection with rendering its opinion.

     Transaction Summary. Gleacher NatWest reviewed the principal terms of the proposed transaction, noting that it is based upon an exchange ratio of 2.1 shares of WorldCom Common Stock for each outstanding share of MFS Common Stock. Gleacher NatWest explained that based upon WorldCom's closing stock price of $26.63 on August 20, 1996, each holder of MFS Common Stock would receive $55.91 in value per share, representing an approximate 60% premium to the MFS closing stock price of $34.88 on August 20, 1996. Gleacher NatWest also explained that each share of MFS Series A Preferred Stock would be converted in the Merger into one share of WorldCom Series A Preferred Stock, having terms substantially similar to the terms of the MFS Series A Preferred Stock (as adjusted to reflect the Common Exchange Ratio) and that each share of MFS Series B Preferred Stock would be converted in the Merger into one share of WorldCom Series B Preferred Stock, having terms substantially similar to the terms of the MFS Series B Preferred Stock (as adjusted to reflect the Common Exchange Ratio), except that voting rights would be reduced from ten votes to one vote per share. Gleacher NatWest also noted that the Board of Directors of the combined company would be composed of an odd number of nominees, with MFS having one less nominee than WorldCom.

     Analysis of Combined Company. Gleacher NatWest reviewed selected pro forma operating statistics for the combined company and noted that following the transaction WorldCom would need to transform itself from an earnings-oriented stock to an EBITDA-oriented stock. Gleacher NatWest explained that MFS stockholders would own approximately 54% (assuming 396.2 million shares of WorldCom Common Stock outstanding prior to the Merger and the issuance of 2.1 shares of WorldCom Common Stock for each of the 222.0 million shares of MFS Common Stock in conjunction with the Merger) of the combined company, which would have a pro forma common stock market capitalization of approximately $23 billion (assuming no reduction in the current market price of the WorldCom Common Stock based upon the premium being paid in the Merger) compared to a current combined common stock market capitalization for MFS and WorldCom of approximately $18.3 billion. Gleacher NatWest reviewed various sensitivity analyses in which the market attributed various ranges of value to the WorldCom shares from the potential synergies that could be achieved from the combination as had been identified by the management of WorldCom and MFS. Gleacher NatWest calculated the present value of potential synergies as identified by management using a 12% discount rate and applying an 8x and 10x terminal multiple to the incremental EBITDA generated by such synergies at year end 2001. This analysis yielded a range of present values of approximately $9.6 billion to $11.7 billion when all potential synergies were considered. Gleacher NatWest then calculated an imputed value for the 2.1 shares of WorldCom Common Stock that would be exchanged for each share of MFS Common Stock in the Merger using the then current aggregate market capitalization of the WorldCom and MFS shares (approximately $18.3 billion) as a starting valuation point and assuming the market ascribed 0%, 50% and 100%, respectively, of the midpoint of such present value range (approximately $10.7 billion) to the aggregate market value of the combined company. This analysis yielded a range of values for the consideration to be received per share of MFS Common Stock of $44.50 to $70.50 per share.

     Review of Relative WorldCom and MFS Market Price Performance. Gleacher NatWest reviewed the market trading history of the WorldCom Common Stock between September 17, 1993 and August 20, 1996 and compared the ratio of the market price of the MFS Common Stock to the WorldCom Common Stock during that same period. This analysis showed that the average ratio of the MFS Common Stock price to the WorldCom Common Stock price was 1.48 during the period and that the ratio was approximately 1.31 as of August 20, 1996. Gleacher NatWest also analyzed the rate at which the MFS Common Stock price would have to outperform the WorldCom Common Stock price in the future for MFS stockholders to realize greater value for their current MFS shares compared to the value of 2.1 shares of WorldCom Common Stock using the then respective current stock prices as the starting point and assumed growth rates of 5%, 10% and 15% for the WorldCom shares on a combined basis. This analysis showed that the MFS share price would have to significantly outperform the pro forma combined company's share price over the next 2 to 5 years (with the required growth rate differential diminishing over time) for the MFS shares on a stand-alone basis to provide equivalent value relative to the current value of 2.1 WorldCom shares determined based upon the then current share price of $26.63 per share grown at the assumed growth rates of 5%, 10% and 15% per year.

     Relative Valuation Analysis. Gleacher NatWest analyzed the relative value of the MFS Common Stock and WorldCom Common Stock on the basis of: (i) their relative current market prices; (ii) various Wall Street research analysts' target stock prices for each company over a 12-month period; and (iii) the discounted cash flow value implied by each company's 5-year internal plan. This analysis showed that (i) the implied value of 2.1 shares of WorldCom Common Stock based on the last 20 trading days' average closing market price was $54 compared to an average market price of $32 per share of MFS Common Stock during the same period; (ii) the Wall Street research analysts' target stock prices for the shares of WorldCom Common Stock were in the range of $30 to $33 per share yielding an imputed value of $63 to $69 at a 2.1 Exchange Ratio compared to target stock prices for the MFS Common Stock on a stand-alone basis of $45 to $50 per share; and (iii) the present value of 2.1 shares of WorldCom Common Stock, computed by taking the projected EBITDA for WorldCom at year end 2001 based upon WorldCom's 5-year internal plan on a stand-alone basis, applying a 9x-10x terminal EBITDA multiple and discounting such terminal value at a 12% discount rate, ranged from $78 to $86, compared to a range of $56 to $62 per share for the discounted present value of the MFS Common Stock using a 10x-11x terminal EBITDA multiple discounted at 14% based upon MFS' 5-year internal plan on a stand-alone basis. Gleacher NatWest also calculated the present value of the WorldCom Common Stock using projections based on Wall Street analysts' consensus estimates for WorldCom EBITDA growth rate on a stand-alone basis, discount rates of 11% and 12% and a year 2001 terminal EBITDA multiple of 9x-10x. This analysis showed a range of values for the WorldCom Common Stock of $26 to $31 per share, which Gleacher NatWest noted was in line with WorldCom's then current trading levels. This analysis did not purport to be indicative of actual values or expected values of the shares of MFS Common Stock or WorldCom Common Stock before or after the Merger.

     Analysis of Premiums Paid in Selected Transactions. Gleacher NatWest analyzed the premiums paid to the target company's pre-announcement stock price in 15 selected negotiated transactions involving stock-for-stock exchanges with transaction values in excess of $3 billion over the past several years, excluding so-called merger of equals transactions. This analysis showed that there was a range of premiums paid to the target company's pre-announcement stock price calculating the premium paid based upon the acquiring company's pre-announcement stock price of (i) 12% to 58%, with a mean of 30%, for the selected transactions, based upon the target company's stock price one week prior to announcement, compared to a premium of 61% in the proposed transaction; and (ii) 17% to 61%, with a mean of 34%, for the selected transactions, based upon the target company's stock price 4 weeks prior to announcement, compared to a premium of 89% in the proposed transaction. The transactions included in this analysis were Westinghouse Electric's acquisition of Infinity Broadcasting; Hilton Hotel's acquisition of Bally Entertainment; Cisco Systems' acquisition of StrataCom; SBC Communications' acquisition of Pacific Telesis; Baltimore Gas and Electric's acquisition of Potomac Electric Power; Time Warner's acquisition of Turner Broadcasting System; First Data's acquisition of First Financial Management; Columbia/HCA Healthcare's acquisition of HealthTrust; Martin Marietta's acquisition of Lockheed; Burlington Northern's acquisition of Santa Fe Pacific; Viacom's acquisition of Blockbuster Entertainment; Columbia Healthcare's acquisition of HCA-Hospital Corp of America; AT&T's acquisition of McCaw Cellular Communications; Columbia Hospital's acquisition of Galen Health Care; and Enron's acquisition of Portland General.

     Gleacher NatWest also reviewed the average multiples and premiums paid in seven recent acquisitions of publicly traded, high-growth technology companies, including MFS' recent acquisition of UUNET. This analysis showed that (i) the mean premium paid to the Institutional Brokers' Estimate System ("IBES") 5-year projected earnings growth rate for the target company as of the announcement date was 40% for the selected transactions compared to 45% based upon the 2.1 Common Exchange Ratio and the then current share price of the WorldCom Common Stock in the proposed transaction; (ii) the mean multiple paid to the target company's revenues for the quarter prior to the announcement date multiplied by four (the "LQA Revenues Multiple") was 8.7x for the selected transactions compared with 11.5x based upon the 2.1 Common Exchange Ratio in the proposed transaction; and (iii) the mean LQA Revenues Multiple divided by the IBES projected 5-year earnings growth rate times 100 (the "Multiple/Growth Index") for the selected transactions was 22.4 compared with 25.6 based upon the 2.1 Common Exchange Ratio in the proposed transaction. The transactions included in this analysis were MFS' acquisition of UUNET Technologies; Cisco Systems' acquisition of StrataCom; CUC International's acquisition of Sierra On-Line; CUC International's acquisition of Davidson & Associates; IBM's acquisition of Tivoli Systems; Advanced Micro Devices' acquisition of NexGen; and Sybase's acquisition of Powersoft.

     Summary of Current Trading Statistics for Selected Long Distance Service Providers. Gleacher NatWest compared selected summary current trading statistics for WorldCom with those of AT&T, MCI and Sprint (the "Big 3 Long Distance Companies") and of LCI International. This analysis showed that (i) the ratio of WorldCom's then current market price to IBES 1996 expected earnings was 28.3 compared to a mean ratio of 14.3 for the Big 3 Long Distance Companies and 39.2 for LCI International; (ii) the ratio of WorldCom's then current market price to IBES 1997 expected earnings (the "1997E P/E Ratio) was 21.6 compared to a mean of 13.2 for the Big 3 Long Distance Companies and 27.6 for LCI International, and (iii) the ratio of WorldCom's 1997E P/E Ratio to its IBES projected earnings per share growth rate on a stand-alone basis was 1.08 compared to 1.10 for the Big 3 Long Distance Companies and 0.92 for LCI International.

     No company or transaction used in the comparable company and comparable transaction analyses is identical to WorldCom, MFS or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of WorldCom and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Gleacher NatWest believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion and the presentation to the MFS Board of Directors. Gleacher NatWest has not indicated that any of the analyses which it performed had a greater significance than any other. In addition, Gleacher NatWest may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Gleacher NatWest's view of the actual value of WorldCom or MFS.

     In performing its analyses, Gleacher NatWest made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of WorldCom or MFS. The analyses performed by Gleacher NatWest are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Gleacher NatWest's analysis of the fairness of the respective exchange ratios to holders of MFS Capital Stock and were provided to the MFS Board of Directors in connection with the delivery of Gleacher NatWest's opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold, which are inherently subject to uncertainty. In addition, as described above, Gleacher NatWest's opinion and presentation to the MFS Board of Directors was one of many factors taken into consideration by the MFS Board of Directors in making its determination to approve the Merger. Consequently, the Gleacher NatWest analyses described above should not be viewed as determinative of the MFS Board of Directors' or MFS management's opinion with respect to the value of WorldCom or MFS.

     Gleacher NatWest is an internationally recognized investment banking and advisory firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions.

     In the past, Gleacher NatWest and its affiliates have provided financial advisory services to MFS. Pursuant to an engagement letter dated August 9, 1996, MFS agreed to pay Gleacher NatWest a fee of $17.5 million, payable upon the closing of the Merger. Pursuant to an engagement letter dated June 8, 1993, MFS has previously paid Gleacher NatWest a fee in the form of warrants to acquire
1.5 million shares of MFS Common Stock at an exercise price of $13.125 per share for advisory services rendered during the period from June 8, 1993 to June 8, 1996. Pursuant to the terms of the Merger Agreement, in the Merger, each MFS Warrant will be converted into a WorldCom Warrant to acquire 2.1 shares of WorldCom Common Stock at an adjusted exercise price of $6.25. Pursuant to the June 1993 engagement letter, MFS also agreed to sell 72,000 shares of MFS Common Stock to Gleacher NatWest at a price equal to $11.15 per share (representing 85% of the closing per share price of $13.25 on June 7, 1993). In connection with the UUNET Acquisition, MFS also paid Gleacher NatWest a cash fee of $1.0 million as a supplement to the June 1993 engagement letter. MFS has agreed, among other things, to reimburse Gleacher NatWest for all reasonable out-of-pocket expenses incurred in connection with the services provided by Gleacher NatWest, and to indemnify and hold harmless Gleacher NatWest and certain related parties from and against certain liabilities and expenses, including certain liabilities under the federal securities laws, in connection with its engagement.

TERMS AND CONDITIONS OF THE PROPOSED MERGER

     Set forth below is a description of the primary terms and conditions of the Merger Agreement, which description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix I.

     Conditions of the Merger. Set forth below is a description of the principal conditions of WorldCom, MFS and Acquisition Subsidiary to consummate the Merger.

     Mutual Conditions. The respective obligations of WorldCom, MFS and Acquisition Subsidiary to effect the Merger are subject to the fulfillment or waiver of the following conditions: (i) the Merger, the Merger Agreement and the transactions contemplated thereby shall have been approved by the stockholders of MFS in accordance with Delaware law; (ii) the Amendment and the issuance of the WorldCom Capital Stock in the Merger and the other transactions contemplated thereby shall have been approved by the shareholders of WorldCom in accordance with applicable law and the rules of the NASD; (iii) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other governmental authority which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn by the Effective Time;
(iv) all consents of any governmental authority regarding MFS or WorldCom required for the consummation of the Merger and the transactions contemplated by the Merger Agreement shall have been obtained by Final Order (as defined in the Merger Agreement) except as may be waived by WorldCom or MFS or those consents the failure of which to obtain will not have a material adverse effect on the business, assets (including, but not limited to, intangible assets), prospects, condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the result of operations of the Surviving Corporation and its subsidiaries taken as a whole (a "Surviving Corporation Material Adverse Effect"); (v) any waiting period applicable to the Merger under the Hart-Scott-Rodino Act shall have expired or earlier termination shall have been granted, and no action, suit, proceeding or investigation shall have been instituted by either the U.S. Department of Justice ("DOJ") or the Federal Trade Commission (the "FTC") to prevent the consummation of the transactions contemplated by the Merger Agreement or to materially modify or amend such transactions, or such action, if instituted, shall have been withdrawn or final judgment entered against the DOJ or the FTC; (vi) any required consents of any person to the Merger or the transactions contemplated thereby (including the consents of the respective lenders of MFS and WorldCom) shall have been obtained and be in full force and effect, except for those the failure of which to obtain will not have a Surviving Corporation Material Adverse Effect or a material adverse effect on the business, assets (including, but not limited to, intangible assets), prospects, condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the results of operations of WorldCom and its subsidiaries taken as a whole

(a "WorldCom Material Adverse Effect"); (vii) the registration statement relating to the Merger shall have been declared effective and no stop order shall have been issued, and no action, suit, proceeding or investigation for that purpose shall have been initiated or threatened by any governmental authority; (viii) WorldCom shall have received applicable securities law authorizations necessary to consummate the transactions contemplated by the Merger Agreement; (ix) WorldCom and MFS shall have received opinions from their respective tax counsel substantially to the effect that, if the Merger is consummated in accordance with the provisions of the Merger Agreement, under current law, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code (see "-- Certain Federal Income Tax Consequences"); and (x) the shares of WorldCom Common Stock comprising consideration for the Merger shall have been approved for quotation on the Nasdaq National Market.

     WorldCom's Conditions. WorldCom's obligation to consummate the Merger is subject to the satisfaction at or prior to the Effective Time, unless waived, of the following conditions: (i) certain representations and warranties of MFS made in the Merger Agreement shall be true and correct in all respects as of the Effective Time, and certain other representations and warranties of MFS made in the Merger Agreement shall be true and correct in all material respects on the date of the Merger Agreement and, except for changes not prohibited by the Merger Agreement, as of the Effective Time as if made at the Effective Time;
(ii) MFS shall have performed and complied with all covenants and agreements in the Merger Agreement in all material respects and satisfied in all material respects all the conditions required by the Merger Agreement to be performed or complied with or satisfied by MFS at or prior to the Effective Time; (iii) no event that has or reasonably could be expected to have a Surviving Corporation Material Adverse Effect or a material adverse effect on the business, assets (including, but not limited to, intangible assets), prospects, condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the results of operations of MFS and its subsidiaries taken as a whole shall have occurred; (iv) MFS shall have delivered to WorldCom (a) an officer's certificate to the effect that the conditions set forth in clauses (i), (ii) and (iii) have been satisfied, (b) a certificate of good standing from the Secretary of State of the State of Delaware stating that MFS is a validly existing corporation in good standing, (c) duly adopted resolutions of the Board of Directors and stockholders of MFS approving the execution, delivery and performance of the Merger Agreement, the transactions contemplated thereby and the agreements referred to in the Merger Agreement to which MFS will be a party or a signatory, certified by MFS' Secretary, (d) a true and complete copy of the MFS Certificate of Incorporation certified by the Secretary of State of the State of Delaware, and a true and complete copy of the By-laws of MFS certified by MFS' Secretary, (e) a duly executed Tax Opinion Certificate (as defined in the Merger Agreement) and (f) such other documents and instruments as WorldCom may reasonably request; (v) WorldCom shall have received an opinion of counsel of MFS regarding certain matters; and (vi) each person who is or may be an affiliate of MFS within the meaning of Rule 145 under the Securities Act shall have entered into an agreement in the form attached to the Merger Agreement.

     MFS' Conditions. MFS' obligation to consummate the Merger is subject to the satisfaction at or prior to the Effective Time, unless waived, of the following conditions: (i) certain representations and warranties of WorldCom made in the Merger Agreement shall be true and correct in all respects as of the Effective Time, and certain other representations and warranties of WorldCom made in the Merger Agreement shall be true and correct in all material respects on the date of the Merger Agreement and, except for changes not prohibited by the Merger Agreement, as of the Effective Time as if made at the Effective Time; (ii) WorldCom shall have performed and complied with all covenants and agreements in the Merger Agreement in all material respects and satisfied in all material respects all the conditions required by the Merger Agreement to be performed or complied with or satisfied by WorldCom at or prior to the Effective Time; (iii) no event that has or reasonably could be expected to have a WorldCom Material Adverse Effect shall have occurred; (iv) WorldCom shall have delivered to MFS
(a) an officer's certificate to the effect that the conditions set forth in clauses (i), (ii) and (iii) have been satisfied, (b) a certificate of existence from the Secretary of State of the State of Georgia stating that WorldCom is a validly existing corporation, (c) duly adopted resolutions of the Board of Directors of each of WorldCom and Acquisition Subsidiary and the stockholder of Acquisition Subsidiary approving the execution, delivery and performance of the Merger Agreement, the transactions contemplated thereby and the agreements referred to in the Merger Agreement to which WorldCom will be a party or a signatory and of the WorldCom shareholders approving the amendment of the WorldCom Articles to increase the number of authorized shares of WorldCom Common Stock and to approve the issuance of WorldCom Capital Stock in the Merger and the other transactions contemplated by the Merger Agreement, each certified by its Secretary, (d) a duly executed Tax Opinion Certificate, (e) the supplemental agreement referred to in the last sentence of Section 1.6(a) of the Merger Agreement and (f) such other documents and instruments as MFS may reasonably request; (v) MFS shall have received an opinion of counsel of WorldCom regarding certain matters; and (vi) WorldCom shall have taken all action necessary to cause the nominees designated by MFS to become members of the WorldCom Board of Directors as of the Effective Time (see "-- Certain Covenants" and "Management of WorldCom Following the Merger").

     Certain Covenants. WorldCom and MFS have each agreed to give prompt notice to the other of the occurrence of certain events, including, without limitation, the following: (i) any notice of a default or an event which, with notice or the lapse of time or both, would become a default under any material contract or which would have a material adverse effect; (ii) receipt of any notice or any other written communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by the Merger Agreement, provided such consent would have been required to be disclosed pursuant to the Merger Agreement; (iii) receipt of any material notice or other communication from any governmental authority in connection with the transactions contemplated by the Merger Agreement; (iv) the occurrence of any event which would have a material adverse effect; (v) the commencement or threat of any litigation involving or threatening such party or any of its subsidiaries, or any of their respective properties or assets, or, to its knowledge, its employees, agents, directors or officers, in their capacity as such, which, if pending on the date of the Merger Agreement, would have been required to be disclosed, or which relates to the consummation of the Merger or any material development in connection with any litigation disclosed in or pursuant to the Merger Agreement or such party's public filings under the Exchange Act; and (vi) the occurrence of any event which could cause a breach of any provision of the Merger Agreement or any agreements referred to in the Merger Agreement to which WorldCom or MFS, as the case may be, will be a party or signatory.

     WorldCom and MFS have each agreed to use their reasonable business efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated thereby. Such actions include obtaining the consent of either MFS' or WorldCom's lenders or others to the Merger Agreement, defending any litigation against either MFS, WorldCom of any of their subsidiaries challenging the Merger Agreement or the consummation of the transactions contemplated thereby, obtaining all consents from governmental authorities required for the consummation of the Merger and the transactions contemplated thereby and timely making all necessary filings under the Hart-Scott-Rodino Act.

     WorldCom and MFS have each agreed to take all steps necessary to call, give notice of, convene and hold a meeting of its shareholders for the purposes described herein, to recommend to its shareholders that they approve the respective proposals and to use its reasonable best efforts to obtain the necessary shareholder approval, including the voting of such shares held by such directors in favor thereof.

     Conduct of MFS Business Prior to the Merger. Except as expressly contemplated by the Merger Agreement, MFS has agreed, until the Effective Time, to conduct, and to cause its subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, subject to the limitations contained in the Merger Agreement, and to use its or their reasonable business efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business. Until the Effective Time, except as otherwise contemplated by the Merger Agreement, without the prior written consent of WorldCom, neither MFS nor any of its subsidiaries will: (i) amend or propose to amend its certificate or articles of incorporation or by-laws in any material respect; (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of MFS or any of its subsidiaries, except for the issuance of shares of MFS Common Stock pursuant to the exercise of stock options or warrants or the conversion of convertible securities outstanding on the date of the Merger Agreement in accordance with their present terms and except for the grant of employee stock options and the issuance of MFS Common Stock pursuant to the exercise thereof, in the ordinary course of business consistent with past practice, and except for the issuance of shares of MFS Common Stock in accordance with the terms of acquisitions approved by WorldCom; (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution in respect of its capital stock, other than dividends or distributions to MFS or a subsidiary of MFS and dividends required under the present terms of the MFS Series A Preferred Stock or MFS Series B Preferred Stock, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of MFS Capital Stock or other securities; (iv) other than as contemplated by its May 6, 1996 business plans or in the ordinary course of business consistent with past practice, (A) create, incur or assume any debt or obligations in respect of capital leases, except refinancings of existing obligations on terms that are no less favorable to MFS or its subsidiaries than the existing terms, (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any person, (C) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than to an MFS subsidiary and customary travel, relocation or business advances to employees made in the ordinary course of business consistent with past practice), (D) acquire the stock or assets of, or merge or consolidate with, any other person,
(E) voluntarily incur any material liability or obligation, or (F) sell, transfer, mortgage, pledge or otherwise dispose of or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed, material to MFS and its subsidiaries taken as a whole, other than to secure debt permitted under the Merger Agreement; (v) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change of control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of the Merger Agreement and such as are in the ordinary course of business consistent with past practice;
(vi) enter into any lease or amend any lease of real property other than in the ordinary course of business consistent with past practice; or (vii) consent to the transfer of any shares of the MFS Series B Preferred Stock. MFS also agreed that from and after the date of the Merger Agreement, unless WorldCom otherwise expressly consents in writing, MFS would, and would cause each of its subsidiaries to, use its or their reasonable business efforts to comply in all material respects with all laws applicable to it or any of its properties, assets or business and maintain in full force and effect all permits necessary for, or otherwise material to, such business.

     Conduct of WorldCom Business Prior to the Merger. Except as expressly contemplated by the Merger Agreement, WorldCom has agreed, until the Effective Time, to conduct, and to cause its subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, subject to the limitations contained in the Merger Agreement, and to use its or their reasonable business efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business. Until the Effective Time, except as otherwise contemplated by the Merger Agreement, without the prior written consent of MFS, neither WorldCom nor any of its subsidiaries will: (i) amend or propose to amend its certificate or articles of incorporation or by-laws in any material respect; (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of WorldCom or any of its subsidiaries, except for the issuance of shares of WorldCom Common Stock pursuant to the exercise of stock options outstanding on the date of the Merger Agreement in accordance with their present terms and except for the grant of employee stock options and the issuance of WorldCom Common Stock pursuant to the exercise thereof, in the ordinary course of business consistent with past practice, and except for the issuance of shares of WorldCom Common Stock in accordance with the terms of acquisitions approved by MFS, or pursuant to the terms of rights or obligations referred to in the Merger Agreement; (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution in respect of its capital stock, other than dividends or distributions to WorldCom or a subsidiary of

WorldCom, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of WorldCom Capital Stock or other securities; (iv) sell, transfer, mortgage, pledge or otherwise dispose of or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed, material to WorldCom and its subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practice; or (v) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change of control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of the Merger Agreement and such as are in the ordinary course of business consistent with past practice. WorldCom also agreed that from and after the date of the Merger Agreement, unless MFS otherwise expressly consents in writing, WorldCom would, and would cause each of its subsidiaries to, use its or their reasonable business efforts to comply in all material respects with all laws applicable to it or any of its properties, assets or business and maintain in full force and effect all permits necessary for, or otherwise material to, such business.

     Agreement Not To Solicit Other Offers. Pursuant to the Merger Agreement, each of the parties has agreed to, and agreed to direct and use reasonable efforts to cause its officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may have been ongoing as of August 25, 1996 with respect to a Takeover Proposal (as hereinafter defined). Further, pursuant to the Merger Agreement, MFS and WorldCom have agreed not to, nor permit any of their respective subsidiaries to, nor to authorize or permit its officers, directors, employees, or any investment banker, financial advisor, attorney, accountant or other representatives, directly or indirectly, to (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a Takeover Proposal (as defined herein) or (ii) participate in any discussions or negotiations regarding any inquiry, proposal or offer except as expressly contemplated by the Merger Agreement from any person relating to (a) any direct or indirect acquisition or purchase of 15% or more of the assets of such party and its subsidiaries or 15% or more of any class of equity securities of such party or any of its subsidiaries, (b) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of such party or any of its subsidiaries, (c) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party or any of its subsidiaries other than transactions contemplated by the Merger Agreement, or (d) any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to the other party of the transactions contemplated by the Merger Agreement (each such inquiry, proposal or offer being hereinafter referred to as a "Takeover Proposal"); provided, that if, at any time prior to the Effective Time, the Board of Directors of such party determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to its shareholders under applicable law, then such party may, in response to such a Takeover Proposal which was not solicited subsequent to August 25, 1996, (x) furnish information with respect to such party to any person pursuant to a customary confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal.

     The Merger Agreement additionally provides that neither the MFS or WorldCom Board of Directors nor any committee thereof shall (i) withdraw or modify in a manner adverse to the other party, or propose publicly so to do, its approval or recommendation relating to the Merger, the Merger Agreement or any transactions related thereto, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause MFS or WorldCom, as the case may be, to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to a Takeover Proposal; provided that, in the event that prior to the Effective Time, the Board of Directors of either party determines, in good faith, after consultation with outside counsel that it is necessary to do so to comply with its fiduciary duties to its shareholders under applicable law, such Board of Directors may withdraw or modify its approval or recommendation of the Merger and the Merger Agreement or approve or recommend a WorldCom or MFS Superior Proposal (as defined below in "-- Termination of the Merger Agreement"), as the case may be, or terminate the Merger Agreement, but in each case only at a time that is after 10 business days following written notice to the other party of such Superior Proposal, its material terms and conditions and the identity of the party making such Superior Proposal.

     In addition to the foregoing obligations, each party has the obligation (i) to immediately advise the other party orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the persons making such request or Takeover Proposal and (ii) to keep the other party fully informed of the status and details of any such request or Takeover Proposal.

     The Merger Agreement provides that neither MFS nor WorldCom is prohibited from taking and disclosing to its respective shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of its Board of Directors, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to its shareholders under applicable law. Neither MFS nor WorldCom nor their respective Boards of Directors nor any committee thereof may, however, except as permitted by the Merger Agreement, withdraw or modify or propose publicly to withdraw or modify, its position with respect to the Merger, the Merger Agreement and the transactions contemplated thereby or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

     Confidentiality. Subject to certain limitations, any information or documents furnished in connection with the Merger is required to be kept strictly confidential by MFS, WorldCom and their respective officers, directors, employees and agents unless otherwise required to comply with accounting, Commission and other disclosure obligations imposed by applicable law. Subject to certain limitations, in the event the Merger is not consummated, each party is required to return to the other any documents furnished by the other and all copies thereof any of them may have made and to hold in absolute confidence any information obtained from the other party.

     Other Covenants. In addition to the foregoing, WorldCom has agreed after the Effective Time, to arrange for each employee participating in any benefit plans of MFS or a subsidiary of MFS as are in effect on August 25, 1996 to participate in any counterpart benefit plans of WorldCom in accordance with the eligibility criteria thereof, provided that (a) such participants will receive full credit for years of service with MFS or its subsidiaries prior to the Merger for all purposes for which such service was recognized under the MFS benefit plans, including recognition of service for eligibility, vesting and, to the extent not duplicative of benefits received under such MFS benefit plans, the amount of benefits; (b) such participants will participate in the benefit plans of WorldCom on terms no less favorable than those offered by WorldCom to similarly situated employees of WorldCom; and (c) WorldCom will cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under MFS' benefit plans) and eligibility waiting periods under any group health plans to be waived with respect to such participants and their eligible dependents. WorldCom and MFS acknowledged that the Merger and transactions contemplated thereby will be treated as a "change in control" for purposes of certain MFS benefit plans, option agreements and employment agreements and agreed to honor the provisions of any such plans and agreements which relate to a change in control, including the accelerated vesting and/or payment of equity-based awards. WorldCom has agreed, and has agreed to cause its subsidiaries to agree, to take the position that none of the execution of the Merger Agreement, the approval of the Merger Agreement by MFS stockholders or the consummation of the Merger will constitute a change in control of MFS or a change in the ownership of a substantial portion of the assets of MFS within the meaning of Section 280G of the Code and has agreed that it will not withhold from any amounts payable to any MFS employee by reason of consummation of the transactions contemplated by the Merger Agreement any amounts in respect of the excise tax described in Section 4999 of the Code unless such position ceases to be supported by a good faith interpretation of relevant tax authority as a result of a change in such relevant authority which occurs after August 25, 1996.

     The Merger Agreement provides that the indemnification provisions of the By-laws and the Certificate of Incorporation of MFS, as the Surviving Corporation in the Merger, will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights of individuals who were directors, officers, agents or employees of MFS immediately prior to the Effective Time unless required by applicable law. The Merger Agreement provides that, with respect to matters occurring through the Effective Time, WorldCom and the Surviving Corporation will jointly and severally indemnify, defend and hold harmless the directors, officers and agents of MFS as provided in the MFS Certificate of Incorporation, MFS By-laws or indemnification agreements, as in effect as of August 25, 1996. WorldCom also agreed to cause the Surviving Corporation to maintain in effect for not less than three years after the Effective Time, policies of directors' and officers' liability insurance comparable to those maintained by MFS with carriers comparable to MFS' existing carriers and containing terms and conditions which are no less advantageous in any material respect to the officers, directors and employees of MFS to the extent that such policies are obtainable at an annual cost of not greater than two times MFS' last annual premium prior to August 25, 1996; provided that if such coverage is not available for such amount, WorldCom shall purchase as much coverage as possible for such amount.

     Pursuant to the terms of the Merger Agreement, WorldCom has agreed to cause the WorldCom Board of Directors as of the Effective Time to consist of an odd number of directors, with MFS being entitled to designate one less director than WorldCom, subject to the consummation of the Merger. As of the date hereof, WorldCom's Board of Directors is composed of 12 directors. It is anticipated that the WorldCom Board of Directors will be composed of 15 directors and that Carl J. Aycock, Max W. Bobbitt, Bernard J. Ebbers, Francesco Galesi, Stiles A. Kellett, Jr., John A. Porter, and Scott D. Sullivan will continue to serve, and that Clyda Stokes Rent will be appointed to serve, as directors of WorldCom after the Effective Time. MFS has announced its intent to designate R. Douglas Bradbury, James Q. Crowe, Richard R. Jaros, David C. McCourt, Walter Scott, Jr., John W. Sidgmore and Michael B. Yanney as directors of WorldCom. The Merger Agreement also provides that membership on the compensation and stock option, audit and nominating committees of WorldCom's Board of Directors will initially consist of an equal number of designees of WorldCom and MFS. See "Management of WorldCom Following the Merger."

     Termination of the Merger Agreement. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the stockholders of MFS and the shareholders of WorldCom, by the mutual consent of MFS and WorldCom.

     In addition, the Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the stockholders of MFS and the shareholders of WorldCom, by either MFS or WorldCom if: (i) the Merger shall not have been consummated on or prior to August 25, 1997, provided, however, that the right to so terminate is not available to any party whose failure to perform any of its obligations under the Merger Agreement results in the failure of the Merger to be consummated by such time; (ii) the requisite approval of the respective shareholders of either MFS or WorldCom is not obtained at the Special Meetings or at any adjournments or postponements thereof; or (iii) any governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable.

     Further, the Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the stockholders of MFS and the shareholders of WorldCom, by WorldCom if (i) MFS shall have breached in any material respect any of its representations, warranties, covenants or other agreements in the Merger Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to MFS; (ii) prior to the Effective Time, the WorldCom Board of Directors, after determining in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to WorldCom's shareholders under applicable law, determines to terminate the Merger Agreement, but only at a time that is after the tenth business day following receipt by MFS of written notice advising MFS that the WorldCom Board of Directors has received a bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 15% of the combined voting power of the shares of WorldCom Common Stock and WorldCom preferred stock then outstanding or all or substantially all of the assets of WorldCom and otherwise on terms which the WorldCom Board of Directors determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be materially more favorable to WorldCom's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of WorldCom's Board of Directors, is capable of being financed by such third party (a "WorldCom Superior Proposal"), specifying the material terms and conditions of such WorldCom Superior Proposal and identifying the party making such WorldCom Superior Proposal; provided that WorldCom complies with the applicable requirements relating to the payment (including the timing of any payment) of the Termination Fee (discussed below under "-- Termination Fees") to MFS; (iii) MFS (a) shall have breached in any material respect, and MFS shall have failed to promptly terminate the activity giving rise to such breach and use its best efforts to cure such breach upon notice thereof from WorldCom, relating to any covenant of MFS not to continue discussions relating to, or to solicit any, Takeover Proposals relating to MFS (see "-- Agreement Not To Solicit Other Offers") or (b) shall have failed to immediately advise WorldCom orally or in writing of any request for information or of any Takeover Proposal relating to MFS, the material terms and conditions of such request or Takeover Proposal and the identity of the persons making such request or Takeover Proposal; (iv) the MFS Board of Directors or any committee thereof (a) shall have (I) withdrawn or modified in a manner adverse to WorldCom its approval or recommendation of the Merger and the Merger Agreement, (II) failed to reconfirm its recommendation with fifteen business days after a written request from WorldCom to do so, or
(III) approved or recommended any Takeover Proposal with respect to MFS, or (b) shall have resolved to take any of the actions described in clause (iv)(a) above; or (v) MFS or any of its officers, directors, employees, representatives or agents shall have furnished information with respect to MFS to any person pursuant to a customary confidentiality agreement or participated in negotiations regarding a Takeover Proposal relating to MFS in response to a Takeover Proposal which was not solicited subsequent to August 25, 1996, which the MFS Board of Directors has determined in good faith, after consultation with outside counsel, is necessary in order to comply with its fiduciary duties to the stockholders of MFS under applicable law.

     Further, the Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the stockholders of MFS and the shareholders of WorldCom, by MFS if (i) WorldCom shall have breached in any material respect any of its representations, warranties, covenants or other agreements in the Merger Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to WorldCom; (ii) prior to the Effective Time, the MFS Board of Directors, after determining in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to MFS' stockholders under applicable law, determines to terminate the Merger Agreement, but only at a time that is after the tenth business day following receipt by WorldCom of written notice advising WorldCom that the MFS Board of Directors has received a bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 15% of the combined voting power of the shares of MFS Common Stock and MFS preferred stock then outstanding or all or substantially all of the assets of MFS and otherwise on terms which the MFS Board of Directors determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be materially more favorable to MFS' stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of MFS' Board of Directors, is capable of being financed by such third party (a "MFS Superior Proposal"), specifying the material terms and conditions of such MFS Superior Proposal and identifying the party making such MFS Superior Proposal; provided that MFS complies with the applicable requirements relating to the payment (including the timing of any payment) of the Termination Fee (discussed below under "-- Termination Fees") to WorldCom in connection therewith; (iii) WorldCom
(a) shall have breached in any material respect, and WorldCom shall have failed to promptly terminate the activity giving rise to such breach and use its best efforts to cure such breach upon notice thereof from MFS, relating to any covenant of WorldCom not to continue discussions relating to, or to solicit any, Takeover Proposals relating to WorldCom (see "-- Agreement Not To Solicit Other Offers") or (b) shall have failed to immediately advise MFS orally or in writing of any request for information or of any Takeover Proposal relating to WorldCom, the material terms and conditions of such request or Takeover Proposal and the identity of the persons making such request or Takeover Proposal; (iv) the WorldCom Board of Directors or any committee thereof (a) shall have (I) withdrawn or modified in a manner adverse to MFS its approval or recommendation of the Merger and the Merger Agreement, (II) failed to reconfirm its recommendation within fifteen business days after a written request from MFS to do so, or (III) approved or recommended any Takeover Proposal with respect to WorldCom or (b) shall have resolved to take any of the actions described in clause (iv)(a) above; (v) WorldCom or any of its officers, directors, employees, representatives or agents shall have furnished information with respect to WorldCom to any person pursuant to a customary confidentiality agreement or participated in negotiations regarding a Takeover Proposal relating to WorldCom in response to a Takeover Proposal which was not solicited subsequent to August 25, 1996, which the WorldCom Board of Directors has determined in good faith, after consultation with outside counsel, is necessary in order to comply with its fiduciary duties to the shareholders of WorldCom under applicable law; or
(vi) any person (other than MFS or any of its affiliates or associates) shall have acquired beneficial ownership of, or any group (other than a group in which MFS or any of its affiliates or associates is a member) shall have been formed which beneficially owns, 25% or more of the voting power of WorldCom.

     Termination Fees. The Merger Agreement provides that MFS shall promptly, but in no event later than two days after the date of such termination, pay to WorldCom a fee equal to $350 million (the "Termination Fee"), payable by wire transfer of same day funds, in the event that: (i) the Merger Agreement shall have been terminated by either WorldCom or MFS because the stockholders of MFS shall not have approved the Merger and the Merger Agreement at the MFS Special Meeting; (ii) a bona fide Takeover Proposal relating to MFS shall have been made known to MFS or any of its subsidiaries and made known to its stockholders generally or shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a bona fide Takeover Proposal relating to MFS and such Takeover Proposal or announced intention shall not have been withdrawn and thereafter the Merger Agreement is terminated by either WorldCom or MFS because the Merger shall not have been consummated on or prior to August 25, 1997 (but not by reason of the fault on the part of the party so terminating), or (iii) the Merger Agreement is terminated (x) by MFS because the MFS Board of Directors, after determining in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the stockholders of MFS under applicable law, after 10 business days notice to WorldCom of the material terms of and identity of the third party making an MFS Superior Proposal, as described above under "-- Termination of the Merger Agreement," or (y) by WorldCom pursuant to its right to terminate because (I) MFS shall have breached in any material respect and shall have failed to promptly terminate the activity giving rise to such breach and to use its best efforts to cure such breach upon notice thereof from WorldCom, relating to any covenant of MFS not to continue discussions relating to, or to solicit, any Takeover Proposals relating to MFS (see "-- Agreement Not To Solicit Other Offers") or shall have failed to immediately advise WorldCom orally or in writing of any request for information or of any Takeover Proposal relating to MFS, (II) the MFS Board of Directors shall have withdrawn or modified in a manner adverse to WorldCom its approval or recommendation with respect to the Merger Agreement or failed to reconfirm its recommendation after a request from WorldCom, or shall have approved or recommended any Takeover Proposal with respect to MFS or shall have resolved to take any of the foregoing actions, or (III) MFS or any of its officers, directors, employees, representatives or agents shall have furnished information with respect to MFS, to any person pursuant to a customary confidentiality agreement or participated in negotiations regarding a Takeover Proposal relating to MFS in response to a Takeover Proposal which was not solicited subsequent to August 25, 1996, which the MFS Board of Directors has determined in good faith, after consultation with outside counsel, is necessary in order to comply with its fiduciary duties to the stockholders of MFS under applicable law; provided, however, that no Termination Fee shall be payable to WorldCom pursuant to a termination by WorldCom described in clause (iii)(y)(III) above unless and until within 18 months of such termination, MFS or any of its subsidiaries enters into an acquisition agreement with a third party or consummates any Takeover Proposal. MFS also agreed it would reimburse WorldCom for its costs and expenses (including attorneys' fees), together with interest on the amount of the Termination Fee at the prime rate of Citibank N.A., if MFS fails to promptly pay the Termination Fee and, in order to obtain such payment, WorldCom commences a suit which results in a judgment against MFS for the Termination Fee. If WorldCom terminates pursuant to clause (iii)(y)(III) above, MFS shall promptly pay, upon

WorldCom's request, all out-of-pocket charges and expenses incurred by WorldCom in connection with the Merger Agreement and the transactions contemplated thereby in an amount not to exceed $10 million, which payments shall be credited against any Termination Fee that may subsequently become payable.

     The Merger Agreement further provides that WorldCom shall promptly, but in no event later than two days after the date of such termination, pay to MFS the Termination Fee, payable by wire transfer of same day funds, in the event that:
(i) the Merger Agreement shall have been terminated by either MFS or WorldCom because the shareholders of WorldCom shall not have approved the Merger and the Merger Agreement at the WorldCom Special Meeting; (ii) a bona fide Takeover Proposal relating to WorldCom shall have been made known to WorldCom or any of its subsidiaries and made known to its shareholders generally or shall have been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a bona fide Takeover Proposal relating to WorldCom and such Takeover Proposal or announced intention shall not have been withdrawn and thereafter the Merger Agreement is terminated by either MFS or WorldCom because the Merger shall not have been consummated on or prior to August 25, 1997 (but not by reason of the fault on the part of the party so terminating); (iii) the Merger Agreement is terminated (x) by WorldCom because the WorldCom Board of Directors, after determining in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the shareholders of WorldCom under applicable law, after 10 business days notice to MFS of the material terms of and identity of the third party making a WorldCom Superior Proposal, as described above under "-- Termination of the Merger Agreement," or (y) by MFS pursuant to its right to terminate because (I) WorldCom shall have breached in any material respect and shall have failed to promptly terminate the activity giving rise to such breach and to use its best efforts to cure such breach upon notice thereof from MFS, relating to any covenant of WorldCom not to continue discussions relating to, or to solicit, any Takeover Proposals relating to MFS (see "-- Agreement Not To Solicit Other Offers") or shall have failed to immediately advise MFS orally or in writing of any request for information or of any Takeover Proposal relating to WorldCom, (II) the WorldCom Board of Directors shall have withdrawn or modified in a manner adverse to MFS its approval or recommendation with respect to the Merger Agreement or failed to reconfirm its recommendation after a request from MFS, or shall have approved or recommended any Takeover Proposal with respect to WorldCom, or shall have resolved to take any of the foregoing actions, or (III) WorldCom or any of its officers, directors, employees, representatives or agents shall have furnished information with respect to WorldCom to any person pursuant to a customary confidentiality agreement or participated in negotiations regarding a Takeover Proposal relating to WorldCom in response to a Takeover Proposal which was not solicited subsequent to August 25, 1996, which the WorldCom Board of Directors has determined in good faith, after consultation with outside counsel, is necessary in order to comply with its fiduciary duties to the shareholders of WorldCom under applicable law, or (IV) any person (other than MFS or its affiliates or associates) shall have acquired beneficial ownership of, or any group (other than a group in which MFS or any of its affiliates or associates is a member) shall have been formed which beneficially owns, 25% or more of the voting power of WorldCom; provided, however, that no Termination Fee shall be payable to MFS pursuant to a termination by MFS described in clause (iii)(y)(III) above unless and until within 18 months of such termination, WorldCom or any of its subsidiaries enters into an acquisition agreement with a third party or consummates any Takeover Proposal. WorldCom also agreed it would reimburse MFS for its costs and expenses (including attorneys' fees), together with interest on the amount of the Termination Fee at the prime rate of Citibank N.A., if WorldCom fails to promptly pay the Termination Fee and, in order to obtain such payment, MFS commences a suit which results in a judgment against WorldCom for the Termination Fee. If MFS terminates pursuant to clause (iii)(y)(III) above, WorldCom shall promptly pay, upon MFS' request all out-of-pocket charges and expenses incurred by MFS in connection with the Merger Agreement and the transactions contemplated thereby in an amount not to exceed $10 million, which payments shall be credited against any Termination Fee that may subsequently become payable.

     In addition, in the event the Merger Agreement is terminated under circumstances in which either WorldCom or MFS is entitled to receive the Termination Fee, the party entitled to receive the Termination Fee shall also be entitled to receive, at its sole election, the services described in the Services Agreement on the terms and conditions described in such Agreement. See "-- Description of Services Agreement." In

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

addition, under certain circumstances, such party may also be entitled to exercise its Option Agreement. See "Stock Option Agreements."

     Non-Survival of Representations and Covenants. The respective representations, warranties, covenants and agreements of MFS and WorldCom contained in the Merger Agreement or in any certificates or other documents delivered prior to or upon consummation of the Merger shall terminate at the Effective Time, except for WorldCom's obligations with respect to (i) the composition of the WorldCom Board of Directors at the Effective Time (see "Management of WorldCom Following the Merger"), (ii) employee benefit plans of MFS and its subsidiaries and (iii) the indemnification provisions of the MFS Certificate of Incorporation and MFS By-laws, and except for certain agreements delivered by each of MFS' "affiliates" (see "-- Status Under Federal Securities Laws") and certain officer's certificates of MFS and of WorldCom setting forth factual representations and covenants that serve as the basis for opinions of counsel of MFS and of WorldCom as to certain federal income tax consequences of the Merger (see "-- Certain Federal Income Tax Consequences").

     Amendment of the Merger Agreement. To the extent permitted by applicable law, the Merger Agreement may be amended, modified or supplemented only by a written agreement among MFS, WorldCom and Acquisition Subsidiary, whether before or after approval of the Merger Agreement by the stockholders of MFS and Acquisition Subsidiary or approval of the transactions contemplated by the Merger Agreement by the shareholders of WorldCom.

     Closing Date. The Merger shall become effective at the time of filing of a Certificate of Merger with the Secretary of State of Delaware in accordance with the applicable provisions of the DGCL or at such later time as may be specified in the Certificate of Merger. WorldCom and MFS shall mutually determine the time of such filing of the Certificate of Merger, which will be filed as soon as practicable after all the conditions set forth in the Merger Agreement have been satisfied or waived by the party entitled to the benefit of the condition or conditions. The time when the Merger becomes effective is the Effective Time, and the date on which the Effective Time occurs will be the Closing Date.

     Expenses. All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs or expenses, subject to the provisions described in "-- Termination Fees."

     MFS Options and Warrants. At the Effective Time of the Merger, WorldCom shall cause each holder of a then outstanding and unexercised MFS Option or MFS Warrant to receive, by virtue of the Merger and without any action on the part of the holder thereof, options or warrants, respectively, exercisable for shares of WorldCom Common Stock having the same terms and conditions as the MFS Options and MFS Warrants, including such terms and conditions as may be incorporated by reference into the agreements evidencing the MFS Options and MFS Warrants pursuant to the plans or arrangements pursuant to which such MFS Options and MFS Warrants were granted and taking into account the provisions in the Merger Agreement regarding change in control (see "-- Other Covenants" above), except
(i) that the exercise price and the number of shares issuable upon exercise shall be divided and multiplied, respectively, by the Common Exchange Ratio, and
(ii) the MFS Options which are MFS Outperformance Options will be cancelled pursuant to the terms of the MFS 1993 Stock Plan and the holders will receive the value of such Options, calculated as described below. WorldCom has agreed to use all reasonable efforts to ensure that the MFS Options which qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time. Immediately after the Effective Time, WorldCom will file or cause to be filed all registration statements on Form S-8 or other appropriate form as may be necessary in connection with the purchase and sale of WorldCom Common Stock contemplated by the MFS Options subsequent to the Effective Time and shall maintain the effectiveness of such registration statements for so long as any of the options registered thereunder remain outstanding.

     MFS Outperformance Options had an initial exercise price equal to the per share fair market value of MFS Common Stock on the date of grant, at which price an optionee may purchase a designated number of shares of MFS Common Stock. Immediately prior to the time of any exercise, the initial exercise price with respect to the shares being exercised will adjust automatically (the "Adjusted Price"), upward or downward, by a percentage equal to the annualized percentage increase or decrease in the Standard & Poor's 500 Index

(the "S&P") over the period beginning on the date of grant and ending on the last day of the month coincident with or immediately preceding the date of exercise (calculated pursuant to the terms of the MFS 1993 Stock Plan). Depending on the extent to which such MFS Common Stock "outperforms the S&P," the initial number of shares of MFS Common Stock covered by the portion of the option being exercised is increased (the "Adjusted Shares") by a pre-established factor (the "Factor"), which Factor will in no event be greater than eight (8) (which maximum occurs only in the event that the annualized percentage increase in MFS Common Stock exceeds the annualized percentage increase in the S&P over a period (the "MFS Period") by eleven or more percentage points). The Factor is determined on the date of exercise. The MFS Period reflects a period of time beginning on the date of grant and ending on the day immediately preceding the date of exercise. As of November 11, 1996, due to the fair market value of the MFS Common Stock, the Factor for all MFS Outperformance Options equalled eight
(8).

     Each MFS Outperformance Option contains a tandem right to a number of units ("Units") equal to the number of Adjusted Shares, which entitles the holder, only in the event of a Change in Control (as defined in the MFS 1993 Stock Plan and which includes the Merger) and the cancellation of the tandem MFS Outperformance Option, to an amount determined as described below. Pursuant to the terms of the MFS Outperformance Options, unless otherwise determined by the Compensation Committee of MFS, all MFS Outperformance Options will be cancelled as of the fifteenth day preceding a Change in Control such as the Merger and, upon the occurrence of a Change in Control, the number of Units corresponding to each such MFS Outperformance Option will be deemed to equal the product of the Factor and the number of shares relating to such Option had such Option been exercised in full on the date of the Change in Control and there shall be paid to the holder of each such Unit, in cancellation of such Unit and of any such corresponding Option which had not previously been cancelled, an amount equal to the difference between the "Change in Control Price" (as hereinafter defined) and the Adjusted Price (determined as if such Option had been exercised in full on the date of the Change in Control), the value of such amount to be paid no later than twenty (20) days following the Change in Control. The Change in Control Price is defined as the higher of (i) the highest price paid per share of MFS Common Stock in the Change in Control transaction, or (ii) the highest closing price per share of MFS Common Stock on the Nasdaq National Market during the sixty (60) day period immediately preceding the Change in Control.


     MFS Outperformance Options are exercisable upon grant; provided, that unless otherwise determined by the Compensation Committee, such options are not exercisable (i) within the fifteen-day period preceding a Change in Control and
(ii) at any time unless (1) the fair market value of a share of MFS Common Stock has increased from the time of grant until the time of purported exercise, and
(2) the annualized percentage increase in the MFS Common Stock is greater than the annualized percentage increase in the S&P as of the last day of the month coincident with or immediately preceding the date of purported exercise (each calculated pursuant to the terms of the MFS 1993 Stock Plan). As of November 13, 1996, the conditions described in (1) and (2) of the foregoing sentence had been satisfied for each grant of MFS Outperformance Options and, thus, all MFS Outperformance Options were exercisable. However, by virtue of the Merger, such MFS Outperformance Options will be cancelled (as described in the preceding paragraph) as of the fifteenth day prior to the Effective Time. Since the Effective Time may be delayed due to various reasons, the Compensation Committee of the MFS Board of Directors will hold all notices of intent to exercise MFS Outperformance Options that it receives which it believes could fall into such fifteen-day period. If the Effective Time is delayed, the Committee will honor each notice of intent to exercise which then falls out of such fifteen day period as of the date such notice was received.


DESCRIPTION OF SERVICES AGREEMENT

     The Merger Agreement provides that in the event the Merger Agreement is terminated under circumstances in which either WorldCom or MFS is entitled to a Termination Fee, the party entitled to receive the Termination Fee (the "Terminating Party") will be entitled to receive, at its sole election, from the other party (the "Non-Terminating Party") certain services described in the Services Agreement.

     Under the terms of the Services Agreement, the Non-Terminating Party agrees to provide certain communications services to the Terminating Party at Transfer Cost (as hereinafter defined) for a period of three years, commencing 180 days after the date of termination of the Merger Agreement. The communica-tions services to be provided by the Non-Terminating Party under the Services Agreement are the communication products sold by that party to an independent third-party customer under an arms' length arrangement. These services include the transport and switching of telecommunications and data traffic, but do not include any ancillary or value-added services such as facilities management.

     The "Transfer Cost" consists of the total service long-run incremental cost (the "TSLRIC") of providing a communications service, excluding any measure of costs of capital, common costs and profits, and any retail related costs, such as sales, marketing, billing, collection (other than carrier-to-carrier billing and collection) and other costs associated with offering communications services directly to end users. The TSLRIC shall be based upon the forward-looking economic costs of the total quantity of the facilities and functions that are directly attributable to, or reasonably identifiable as incremental to, the provision of the service. A reasonable allocation of shared costs of facilities directly attributable or incremental to the provision of a particular service may be included in the TSLRIC. The TSLRIC will be revised annually and will be computed, to the extent possible and subject to the foregoing exclusions, in a manner consistent with certain specified FCC standards.

     The Non-Terminating Party will determine the Transfer Cost for each type of service provided. If the Terminating Party wishes to dispute a Transfer Cost, it may propose a different Transfer Cost. The dispute will be resolved by a third party, to be selected as provided for in the Services Agreement, who will choose the Transfer Cost which such third party determines to be more consistent with the proper Transfer Cost as defined above.

     The Non-Terminating Party will provide up to $300 million in services over the three-year period, with a maximum annual service commitment of $150 million. Due to the scope of services requested, the Terminating Party shall provide to the Non-Terminating Party a 6-month rolling forecast of requirements. During the first 12 months of the Services Agreement, the Non-Terminating Party will not be obligated to install more that $500,000 of gross incremental service per month. For the remaining term of the Services Agreement, the Non-Terminating Party will not be obligated to install more than $1,000,000 in gross incremental service per month.

     The Non-Terminating Party will make available to the Terminating Party up to one-third of all available capacity in its switches and networks. Where sufficient capacity does not exist to satisfy the Terminating Party's requirements, the Non-Terminating Party will commence a good faith effort to construct the additional capacity in a timely manner. The Non-Terminating Party must undertake such capacity construction where the requested capacity is in a market or route in which the Non-Terminating Party normally operates and the capacity is for services offered by the Non-Terminating Party to third parties. If capacity construction is required, the Non-Terminating Party can construct as much or as little capacity as it sees fit to satisfy the request. Therefore, for this new construction, the limit of 1/3 available capacity will not govern. For purposes of the Services Agreement, available capacity will be determined after taking into account constraints placed on the delivering party by underlying service or network suppliers. If as a result of capacity constraints, the Non-Terminating Party is not able to deliver at least 75% of its requested installation amount for the first two years (subject to the limitation described in the preceding paragraph), the Non-Terminating Party will extend the term of its obligation under the Services Agreement by one year.

     The quality of services provided by the Non-Terminating Party is required generally to meet the standards of, and not be of a materially lower quality than, the service provided to third parties purchasing similar services during the same period of time. Should the Non-Terminating Party fail to deliver services that meet such quality standards (other than for reasons beyond its reasonable control), the Terminating Party will be entitled to service credits equal to 1/96th of a day's bill for each 15 minutes of interrupted service. This service credit will be calculated on a circuit-by-circuit basis. The sum of service credits cannot exceed 24 hours in any one day, nor more than 30 days in any one calendar month. Alternatively, if the overall quality of service provided in aggregate for one month is materially less than the aggregate quality of service provided by the Non-Terminating Party to its third-party customers purchasing similar services for that same month (other than for reasons beyond the reasonable control of the Non-Terminating Party), the Non-Terminating Party will be liable to the Terminating Party for liquidated damages equal to the value of one-half times the total bill for the month for any service with materially substandard quality.

     All services turned up will be on a circuit-by-circuit basis. Circuit installation and disconnect charges will be calculated according to the Transfer Cost definition above. Should the Terminating Party cancel service prior to one year, the Terminating Party will be liable for any reasonable termination charges resulting from the cancellation.

     At the end of the term of the Services Agreement, the parties will negotiate the service rates to be charged by the Non-Terminating Party to the Terminating Party thereafter. If the parties cannot agree on such rates, in order to effect an orderly transition of service, the Non-Terminating Party will be obligated to support all existing services for up to 18 months from the termination date of the Services Agreement at rates equal to those in effect at the time for other customers purchasing similar types and quantities of services.

     The Services Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Consequently, certain aspects of the Services Agreement may have the effect of discouraging persons who, prior to the Effective Time, might be interested in acquiring all of, or a significant interest in, MFS or WorldCom from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to stockholders of MFS which had a value greater than the Merger Consideration or to pay consideration to shareholders of WorldCom which had a value greater than the expected value of the shares of WorldCom Common Stock upon consummation of the Merger.

     The Services Agreement is attached hereto as Appendix II and incorporated by reference herein and reference is made thereto for the complete terms of the Services Agreement. The foregoing discussion is qualified in its entirety by reference to the Services Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     MFS. In considering the recommendation of the MFS Board of Directors with respect to the Merger, holders of MFS Capital Stock should be aware that certain members of MFS' management, some of whom are members of the MFS Board of Directors, and the members of the MFS Board of Directors have certain interests in the Merger, in addition to those of the stockholders generally. The MFS Board of Directors was aware of these interests when it considered and approved the Merger and the Merger Agreement.

     Pursuant to the terms of the Merger Agreement, WorldCom has agreed to cause the WorldCom Board of Directors as of the Effective Time to consist of an odd number of directors, with MFS being entitled to designate one less director than WorldCom, subject to the consummation of the Merger. As of the date hereof, WorldCom's Board of Directors is composed of 12 directors. It is anticipated that the WorldCom Board of Directors will be composed of 15 directors and that Carl J. Aycock, Max E. Bobbitt, Bernard J. Ebbers, Francesco Galesi, Stiles A. Kellett, Jr., John A. Porter, and Scott D. Sullivan will continue to serve, and that Clyda Stokes Rent will be appointed to serve, as directors of WorldCom after the Effective Time. MFS has announced its intent to designate R. Douglas Bradbury, James Q. Crowe, Richard R. Jaros, David C. McCourt, Walter Scott, Jr., John W. Sidgmore, and Michael B. Yanney as directors of WorldCom. The Merger Agreement also provides that membership on the compensation and stock option, audit and nominating committees of WorldCom's Board of Directors will initially consist of an equal number of designees of WorldCom and MFS. See "Management of WorldCom Following the Merger."

     Pursuant to the Merger Agreement, following consummation of the Merger, WorldCom will arrange for each employee participating in any benefit plans of MFS or a subsidiary of MFS as in effect on August 25, 1996 to participate in any counterpart benefit plans of WorldCom in accordance with the eligibility criteria of such plans, provided that (a) such participants will receive full credit for years of service with MFS or its subsidiaries prior to the Merger for all purposes for which such service was recognized under the MFS benefit plans, including recognition of service for eligibility, vesting and, to the extent not duplicative of benefits received under such MFS benefit plans, the amount of benefits, (b) such participants will participate in the WorldCom benefit plans on terms no less favorable than those offered by WorldCom to similarly situated employees of WorldCom, and (c) WorldCom will cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under MFS' benefit plans) and eligibility waiting periods under any group health plans to be waived with respect to such participants and their eligible dependents. WorldCom and MFS have also acknowledged that the Merger and transactions contemplated thereby will be treated as a "change in control" for purposes of certain MFS benefit plans, option agreements and employment agreements and agreed to honor the provisions of any such plans and agreements which relate to a change in control, including the accelerated vesting and/or payment of equity-based awards. Pursuant to the employment agreement of John W. Sidgmore, President and Chief Operating Officer of MFS, approximately 200,000 restricted shares of MFS Common Stock will fully vest as a result of the Merger. WorldCom has agreed, and has agreed to cause its subsidiaries to agree, to take the position that none of the execution of the Merger Agreement, the approval of the Merger Agreement by MFS stockholders or the consummation of the Merger will constitute a change in control of MFS or a change in the ownership of a substantial portion of the assets of MFS within the meaning of Section 280G of the Code and has agreed that it will not withhold from any amounts payable to any MFS employee by reason of consummation of the Merger any amounts in respect of the excise tax described in Section 4999 of the Code unless such position ceases to be supported by a good faith interpretation of relevant tax authority as a result of a change in such relevant authority which occurs after August 25, 1996. See "-- Terms and Conditions of the Proposed Merger -- Other Covenants."



     Certain members of the MFS Board of Directors who are also executive officers of MFS and other executive officers of MFS are the holders of MFS Outperformance Options. The members of the MFS Board of Directors were aware that the MFS Outperformance Options, as well as the other MFS Options held by these individuals, could appreciate in value as a result of the announcement of the execution of the Merger Agreement. See "-- Terms and Conditions of the Proposed Merger -- MFS Options and Warrants" and "Management of WorldCom Following the Merger."


     The Merger Agreement provides that the indemnification provisions of the By-laws and the Certificate of Incorporation of MFS, as the Surviving Corporation in the Merger, will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights of individuals who were directors, officers, agents or employees of MFS immediately prior to the Effective Time unless required by applicable law. The Merger Agreement provides that, with respect to matters occurring through the Effective Time, WorldCom and the Surviving Corporation will jointly and severally indemnify, defend and hold harmless the directors, officers and agents of MFS as provided in the MFS Certificate of Incorporation or the MFS By-laws or indemnification agreements, as in effect as of August 25, 1996. WorldCom also agreed to cause the Surviving Corporation to maintain in effect for not less than three years after the Effective Time, policies of directors' and officers' liability insurance comparable to those maintained by MFS with carriers comparable to MFS' existing carriers and containing terms and conditions which are no less advantageous in any material respect to the officers, directors and employees of MFS to the extent that such policies are obtainable at an annual cost of not greater than two times MFS' last annual premium prior to August 25, 1996; provided that if such coverage is not available for such amount, WorldCom will purchase as much coverage as possible for such amount. "-- Terms and Conditions of the Proposed Merger -- Other Covenants."

     WorldCom. As of August 25, 1996, the date of execution of the Merger Agreement, Stiles A. Kellett, Jr., a director of WorldCom, beneficially owned 368,430 shares of MFS Common Stock, representing less than one percent of the issued and outstanding shares of MFS Common Stock. As of August 25, 1996, Mr. Kellett also beneficially owned 2,109,718 shares of WorldCom Common Stock. The WorldCom Board of Directors was aware of Mr. Kellett's ownership of MFS Common Stock when it considered and unanimously approved the Merger, the Merger Agreement and the transactions contemplated thereby, and neither the WorldCom Board of Directors nor Mr. Kellett considered such ownership a material factor in reaching its or his decision. As of the MFS Record Date, the directors and executive officers of WorldCom, as a group, beneficially owned an aggregate of 381,680 shares of MFS Common Stock.

SURRENDER OF STOCK CERTIFICATES AND RECEIPT OF MERGER CONSIDERATION

     On the Closing Date, WorldCom will instruct the Exchange Agent to mail to each holder of MFS Capital Stock (other than the holders of MFS Series B Preferred Stock exercising appraisal rights) within five business days of receiving from MFS a list of such holders of record (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title will pass, only upon delivery of the certificates to the Exchange Agent and will be in such form and have such other provisions as WorldCom may reasonably specify), including notification of the consummation of the Merger, and (ii) instructions as to the procedure for the surrender of the stock certificates in exchange for certificates representing the Merger Consideration. The Exchange Agent will accept documentation acceptable to it in lieu of lost or destroyed certificates and may also require the holder of a lost or destroyed certificate to post an insurance bond acceptable to the Exchange Agent. Each holder of MFS Capital Stock (other than holders of shares of MFS Series B Preferred Stock exercising appraisal rights), upon surrender of a stock certificate or certificates representing such stock, together with the transmittal letter provided by the Exchange Agent duly completed and executed by such holder, will be entitled to receive a stock certificate or certificates representing the number of the whole shares of WorldCom Capital Stock (together with cash in lieu of fractional shares) to which such holder is entitled, provided, that holders of MFS Depositary Shares will receive WorldCom Depositary Shares in exchange therefor. For additional information regarding the WorldCom Capital Stock issuable in the Merger, see "Description of WorldCom Capital Stock."

     MFS STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL LETTER FROM THE EXCHANGE AGENT.

     At the Effective Time, the stock transfer books of MFS shall be closed, and there shall be no further transfers on the stock transfer books of MFS of any MFS Capital Stock, other than transfers of MFS Capital Stock that have occurred prior to the Effective Time. In the event that, after the Effective Time, certificates evidencing MFS Capital Stock are presented to the Surviving Corporation, they shall be cancelled and exchanged for shares of WorldCom Common Stock or WorldCom preferred stock, as the case may be, and cash in lieu of fractional shares.

     No dividends or other distributions, if any, in respect of the shares of WorldCom Common Stock or WorldCom preferred stock, declared after the Effective Time and payable to holders of record after the Effective Time, shall be paid to the holders of any unsurrendered certificates representing MFS Capital Stock until such certificates representing MFS Capital Stock and transmittal letters are surrendered and delivered as provided in the Merger Agreement. Subject to applicable law, after the surrender and exchange of the certificates representing MFS Capital Stock, the record holders thereof will be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the number of shares of WorldCom Common Stock or WorldCom preferred stock for which such certificates representing MFS Capital Stock were exchangeable. Holders of any unsurrendered certificates representing MFS Capital Stock will not be entitled to vote the WorldCom Capital Stock to which they are entitled until such certificates are exchanged for certificates representing WorldCom Capital Stock.

FRACTIONAL SHARES

     No fractional shares of WorldCom Common Stock will be issued in connection with the Merger. Where the Merger Consideration would otherwise require the issuance of a fractional share, cash equal to the value of such fractional interest will be paid to the holder of such interest in lieu of such fractional share. The value of such fractional interest will be the product of such fraction multiplied by $26.375, subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after August 25, 1996 applicable to shares of WorldCom Common Stock.

CERTAIN REGULATORY FILINGS AND APPROVALS

     Consummation of the Merger is contingent upon the receipt of approvals from the FCC with respect to the Merger and certain related transactions. See "Plan of Merger -- Terms and Conditions of the Proposed Merger -- Mutual Conditions." All of the applications necessary to obtain FCC approval for the consummation of the Merger were filed with the FCC on September 13, 1996. The applications were placed on public notice on September 27, 1996. The deadline for the public to file comments or oppositions to the applications expired on October 28, 1996. Time Warner Cable of New York City, Paragon Communications and Westside Associates, Ltd. filed oppositions to the applications. Time Warner and Paragon have withdrawn their oppositions. WorldCom and MFS filed their replies to the Westside Associates, Ltd. opposition on November 12, 1996. No party is entitled to file any further pleadings, and the applications are now ripe for consideration by the FCC. Consummation of the Merger is conditioned upon FCC grant of the applications and such grant no longer being subject to administrative or judicial reconsideration, review or appeal.

     Consummation of the Merger is also contingent upon notification to and/or approval by various state PUCs and certain local government authorities. All of the notifications and/or requests for approval of the Merger and certain related transactions to WorldCom have been filed with the relevant PUCs and these local government authorities.

     Under the Hart-Scott-Rodino Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the DOJ (the "Antitrust Division") and specified waiting period requirements have been satisfied. WorldCom and MFS filed notification and report forms under the Hart-Scott-Rodino Act with the FTC and the Antitrust Division in October 1996 and certain stockholders of MFS, who may be deemed acquirors of WorldCom by virtue of their MFS Common Stock ownership, also filed Premerger Notification and Report Forms under the Hart-Scott-Rodino Act. The required waiting periods for the filings by WorldCom and MFS under the Hart-Scott-Rodino Act expired on October 31, 1996 and the latest required waiting period for such individuals is expected to expire on November 21, 1996. However, at any time before or after the Effective Time of the Merger, and notwithstanding that the Hart-Scott-Rodino Act waiting period has expired, the FTC, the Antitrust Division or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of MFS or businesses of WorldCom or MFS acquired as a result of the Merger.

     The consummation of the Merger is also contingent upon notification to and/or approval by government authorities in certain foreign countries where WorldCom and/or MFS conduct business. Pre-Merger approvals will be required in at least two foreign countries. However, the approval process in such countries is administrative in nature and no delays are anticipated.

     Consummation of the Merger is subject to the condition that all consents of any governmental authority required for consummation of the Merger and the transactions contemplated by the Merger Agreement shall have been obtained by Final Order (as defined in the Merger Agreement) except as waived by WorldCom or MFS or those consents the failure of which to obtain will not have a Surviving Corporation Material Adverse Effect (as defined therein). If all requisite consents have not been received at such time as all other material conditions to the Merger have been satisfied or waived, MFS and WorldCom may nonetheless determine to consummate the Merger. Although MFS and WorldCom are seeking such consents, it is uncertain whether such consents will be obtained in, among others, certain major metropolitan areas. If MFS and WorldCom determine to consummate the Merger without having obtained such consents, no assurance can be given that the resulting loss of that portion of MFS' business to which the consents relate will not have a material adverse effect on the business, prospects, financial condition or results of operations of WorldCom and MFS on a combined basis.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase for financial accounting purposes in accordance with generally accepted accounting principles. For purposes of preparing WorldCom's consolidated financial statements, WorldCom will establish a new accounting basis for MFS' assets and liabilities based upon the fair values thereof, the Merger Consideration and the costs of the Merger. Any excess of cost over the fair value of the net tangible assets of MFS will be recorded as in-process research and development, goodwill and other intangible assets and amortized over a period not to exceed 40 years. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma condensed combined financial information appearing elsewhere in this Joint Proxy Statement/Prospectus are preliminary and have been made solely for purposes of developing such pro forma condensed combined financial information. WorldCom has undertaken a study to determine the fair value of certain of MFS' assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. For financial reporting purposes, the results of operations of MFS will be included in the WorldCom consolidated statement of income following the Effective Time. The WorldCom financial statements for prior periods will not be restated as a result of the Merger or related transactions. See "Pro Forma Condensed Combined Financial Statements."

PUBLIC TRADING MARKET


     WorldCom and MFS anticipate that the shares of WorldCom Common Stock to be issued and reserved for issuance in connection with the Merger and upon exercise of the WorldCom Options and WorldCom Warrants will be traded on the Nasdaq National Market and approval of such trading in the case of WorldCom Common Stock by the Nasdaq National Market is a condition precedent to the effectiveness of the Merger. WorldCom intends to apply to list the WorldCom Depositary Shares on the Nasdaq National Market (provided there are a sufficient number of holders and available market makers to meet applicable requirements) but does not intend to apply to list the WorldCom Series B Preferred Stock on the Nasdaq National Market or any other established securities market.


STATUS UNDER FEDERAL SECURITIES LAWS

     The shares of WorldCom Capital Stock to be issued to stockholders of MFS pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be freely traded without restriction by persons who will not be "affiliates" of WorldCom after the Merger or who were not "affiliates" of MFS on the date of the MFS Special Meeting. All directors and certain officers and stockholders of MFS may be deemed to have been "affiliates" of MFS within the meaning of such rules. Any such person may resell the WorldCom Capital Stock received by him or her in the Merger only if such shares are registered under the Securities Act or an exemption from registration under the Securities Act is available. Such persons may be able to effect resales under the safe harbor provisions of Rule 145 under the Securities Act (or Rule 144 in the case of such persons who become "affiliates" of WorldCom) or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of MFS or WorldCom generally include individuals or entities that control, are controlled by, or are under common control with, such party, and may include certain officers and directors of such party as well as principal stockholders of such party. It is recommended that any such person obtain advice of securities counsel prior to effecting any resales.

     The Merger Agreement requires, as a condition to closing, that each of MFS' "affiliates" execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the WorldCom Capital Stock received in the Merger in violation of the Securities Act or the rules and regulations thereunder.

     This Joint Proxy Statement/Prospectus does not cover resales of WorldCom Capital Stock received by any person who may be deemed to be an affiliate of WorldCom or MFS.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discusses only the federal income tax consequences of the Merger to United States persons who hold shares of MFS Capital Stock as capital assets. It does not discuss all the tax consequences that might be relevant to MFS stockholders entitled to special treatment under the federal income tax law or to MFS stockholders who acquired their shares of MFS Capital Stock or WorldCom Capital Stock through the exercise or cancellation of employee stock options or otherwise as compensation.

     WorldCom has received an opinion from Bryan Cave LLP, and MFS has received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP (special tax counsel to
MFS), to the effect that, if the Merger is consummated in accordance with the terms of the Merger Agreement and as described in this Joint Proxy Statement/Prospectus, under current law, for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The opinions are conditioned upon the receipt and accuracy of customary representations made to Skadden, Arps, Slate, Meagher & Flom LLP and Bryan Cave LLP with respect to certain factual matters required to qualify the Merger as a reorganization under the Code. Moreover, the opinions are based on the Code, regulations and rulings in effect as of the date of such opinions, current administrative rulings and practice and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed herein. Such opinions neither bind the Internal Revenue Service (the "Service") nor preclude the Service from adopting a contrary position. The parties will not request and the Merger is not conditioned upon a ruling from the Service with respect to any of the federal income tax consequences of the Merger.

     Accordingly, if the Merger qualifies as a reorganization under the Code,
(i) no gain or loss will be recognized by the stockholders of MFS with respect to the shares of WorldCom Capital Stock received in the Merger, (ii) the tax basis of the shares of WorldCom Capital Stock received by an MFS stockholder (including any fractional interest) will be equal to the tax basis of the shares of MFS Capital Stock exchanged therefor, (iii) for purposes of determining whether a gain or loss on a disposition of shares of WorldCom Capital Stock is long-term or short-term, the holding period of the shares of WorldCom Capital Stock received pursuant to the Merger by the MFS stockholders will include the holding period of the MFS Capital Stock exchanged therefor, provided the shares of MFS Capital Stock were held as a capital asset on the date of the Merger, and
(iv) the receipt of cash in lieu of fractional shares of WorldCom Capital Stock by a stockholder of MFS will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by WorldCom.

     The receipt of cash in lieu of a fractional share of WorldCom Capital Stock by an MFS stockholder pursuant to the Merger or receipt of cash in respect of shares of MFS Series B Preferred Stock as to which appraisal rights have been perfected in connection with the Merger by a holder thereof will generally result in taxable gain or loss to such stockholder for federal income tax purposes based on the difference between the amount of cash received by such stockholder and such stockholder's basis in such fractional share as set forth above or such stockholder's basis in such dissenting shares of MFS Series B Preferred Stock, as the case may be. Such gain or loss should be a capital gain or loss, provided the shares of MFS Capital Stock were held as a capital asset on the date of the Merger.

     The exchange of the MFS Options and MFS Warrants for WorldCom Options and WorldCom Warrants pursuant to the terms of the Merger should be treated as a nontaxable event to the holders thereof.

     BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES OF ANY PARTICULAR MFS STOCKHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, IT IS RECOMMENDED THAT EACH MFS STOCKHOLDER, OPTION HOLDER AND WARRANT HOLDER CONSULT HIS OR HER PERSONAL TAX ADVISOR CONCERNING THE APPLICABILITY OF ANY FOREIGN LAWS AS WELL AS OTHER FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF THE MERGER. HOLDERS OF MFS OUTPERFORMANCE OPTIONS, IN PARTICULAR, SHOULD CONSIDER THE CURRENT TAX CONSEQUENCES OF RECEIVING THE CHANGE IN CONTROL PAYMENT IN CANCELLATION OF THEIR MFS OUTPERFORMANCE OPTIONS. SEE
"-- TERMS AND CONDITIONS OF THE PROPOSED MERGER -- MFS OPTIONS AND WARRANTS."

                            STOCK OPTION AGREEMENTS

     As an inducement to the other party to enter into the Merger Agreement, each of MFS and WorldCom entered into the Option Agreements in favor of the other party as described herein.

     MFS (as issuer) entered into a Stock Option Agreement (the "MFS Stock Option Agreement") dated as of August 25, 1996 with WorldCom (as grantee), pursuant to which MFS granted the irrevocable option (the "MFS Stock Option") to WorldCom to purchase from MFS up to 43,953,073 shares of MFS Common Stock (subject to adjustment in certain circumstances, and which represented 19.9% of the then outstanding shares of MFS Common Stock as of the date thereof) at a price of $55.3875 per share. The $55.3875 exercise price was determined through negotiations and reflects the product of the Common Exchange Ratio multiplied by the closing sale price of WorldCom Common Stock on August 23, 1996, the last trading day preceding announcement of the Merger.

     WorldCom (as issuer) entered into a Stock Option Agreement (the "WorldCom Stock Option Agreement") dated as of August 25, 1996 with MFS (as grantee), pursuant to which WorldCom granted the irrevocable option (the "WorldCom Stock Option"; collectively with the MFS Stock Option, the "Stock Options") to MFS to purchase from WorldCom up to 81,224,137 shares of WorldCom Common Stock (subject to adjustment in certain circumstances, and which represented 19.9% of the then outstanding shares of WorldCom Common Stock as of the date thereof) at a price of $26.375 per share. The $26.375 exercise price was determined through negotiations and reflects the closing sale price of WorldCom Common Stock on August 23, 1996, the last trading day preceding announcement of the Merger.

     In the following discussion, the "Issuer" shall mean MFS with respect to the MFS Stock Option Agreement and WorldCom with respect to the WorldCom Stock Option Agreement, and the "Grantee" shall mean WorldCom with respect to the MFS Stock Option Agreement and MFS with respect to the WorldCom Stock Option Agreement.

     If no injunction or other court order against delivery of the shares covered by the applicable Stock Option is in effect, the Grantee may exercise the MFS Stock Option or the WorldCom Stock Option, as the case may be, in whole or in part, at any time and from time to time following the happening of certain events (each a "Purchase Event"), including:

          (i) the Issuer shall have recommended to its shareholders, or the Issuer or any person (other than the Grantee or any of its affiliates or associates) shall have publicly proposed or publicly announced a bona fide Takeover Proposal (as defined in "Plan of Merger -- Agreement Not To Solicit Other Offers") for the Issuer that shall not have been withdrawn at the time of the exercise of the Stock Option;

          (ii) any third party shall have acquired or shall have the right to acquire beneficial ownership (as defined in the Exchange Act) of, or any group (as defined in the Exchange Act) (other than a group in which the Grantee or any of its affiliates or associates is a member) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, securities representing 15% or more of the voting power of the Issuer; or

          (iii) the Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to the Grantee its approval or recommendation with respect to the Merger, the Merger Agreement and the transactions contemplated thereby (or the increase in the authorized WorldCom Common Stock with respect to WorldCom as Issuer);

provided that the Stock Option will terminate: (a) upon consummation of the Merger; (b) if the Merger Agreement is terminated for any reason and a Purchase Event has occurred prior to such termination, upon eighteen months after the occurrence of such Purchase Event; (c) if the Merger Agreement is terminated pursuant to certain enumerated provisions of the Merger Agreement (including, without limitation, termination (I) by mutual written consent of the Issuer and Grantee, (II) by either the Issuer or the Grantee if (A) the Merger shall not have been consummated on or prior to August 25, 1997 (but not by reason of the fault of the party so terminating the Merger Agreement), (B) the approval of the shareholders of either the Issuer or Grantee shall not have been obtained at the Special Meetings, (C) any governmental authority shall have taken any action permanently enjoining or prohibiting the consummation of the Merger by a final nonappealable order, (D) the Grantee shall have breached in any material respect its obligations under the Merger Agreement and the same shall not have been cured in 20 days, (E) the Grantee shall have breached its obligations regarding soliciting other offers (see "-- Agreement Not To Solicit Other Offers"), (F) the Grantee's Board of Directors, or a committee thereof shall have modified or withdrawn its approval or recommendation of the Merger, the Merger Agreement and the related transactions contemplated thereby (or failed to reconfirm the same upon request so to do) or (G) the officers, directors, employees, representatives or agents of the Grantee shall take any action with regard to furnishing information or participating in negotiations relating to a Takeover Proposal), and a Purchase Event has not occurred prior to such termination, upon such termination; (d) if the Merger Agreement is terminated for any reason other than those enumerated in (c) above and a Purchase Event has not occurred prior to such termination, upon eighteen months after such termination; or (e) on August 25, 1999 if the Merger has not been consummated and the Merger Agreement has not been terminated by such date.

     To the knowledge of WorldCom and MFS, no Purchase Event has occurred as of the date of this Joint Proxy Statement/Prospectus.

     The Grantee, with respect to any shares acquired by it on or prior to the record date for the Issuer's Special Meeting, is deemed to have appointed the Issuer as its proxy to vote in favor of the Issuer's proposals described herein at the Issuer's Special Meeting and against any transaction in conflict with the transactions contemplated by the Merger Agreement. Such proxy is irrevocable and is deemed coupled with an interest sufficient in law to support an irrevocable power.

     In the event of any change in the Issuer's common stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the applicable Stock Option and the exercise price therefor shall be adjusted appropriately so that the Grantee or holder of the Grantee's Stock Option shall receive, upon exercise, the number and class of shares or other securities or property that the Grantee or holder would have received as if the Stock Option had been exercised immediately prior to such event. If any additional shares of Common Stock of the Issuer are issued after the date of the respective Option Agreement (other than pursuant to the preceding sentence, upon exercise of any option to purchase Common Stock of the Issuer outstanding on the date of such Option Agreement or upon conversion into the Common Stock of the Issuer of any convertible security of the Issuer outstanding on the date of such Option Agreement), the number of shares of Common Stock of the Issuer subject to the Stock Option shall be adjusted so that, after such issuance, it, together with any shares of Common Stock of the Issuer previously issued pursuant to such Option Agreement, equals 19.9% of the number of shares of the Common Stock of the Issuer then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Stock Option.

     In the event that prior to the termination of the Option Agreements, the Issuer enters into an agreement (i) to consolidate with or merge into any person, other than the Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than the Grantee or one of its subsidiaries, to merge into the Issuer with the Issuer as the continuing or surviving corporation, but, in connection therewith, the then outstanding shares of the Issuer's common stock are changed into or exchanged for stock or other securities of the Issuer or any other person or cash or any other property, or the outstanding shares of the Issuer's common stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than the Grantee or one of its subsidiaries, then such agreement shall provide that the applicable Stock Options be converted into, or exchanged for, an option to acquire the number and class of shares or other securities or property the holder of the Stock Options would have received in respect of the Issuer's common stock if the applicable Stock Option had been exercised immediately prior to such consolidation, merger, sale or transfer, on the record date therefor, as applicable.

     The Issuer is required (but not more than once during any calendar year and subject to certain other conditions described in the Option Agreements), if requested by any holder, including the Grantee and any permitted transferee acquiring at least 10% of the shares of the Issuer's common stock represented by the applicable Stock Options (a "Selling Shareholder"), as expeditiously as possible to prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of the Issuer's common stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Stock Options in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, and the Issuer is required to use its best efforts to qualify such shares or other securities for sale under applicable state securities laws, subject to certain exceptions. The Selling Shareholder also has the right, subject to certain conditions, as described in the Option Agreements, to include the Selling Shareholder's shares in certain underwritten public offerings of the Issuer's common stock by the Issuer after the exercise of the Stock Options. Except where applicable state law prohibits such payments, the Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, legal expenses, including the reasonable fees and expenses of one counsel to the holders whose shares issued pursuant to the Stock Options are being registered (not to exceed $15,000), printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if the Issuer so desires or the underwriters so require and the reasonable fees and expenses of any necessary special experts), in connection with each registration described above.

     The Issuer also is required to indemnify the Selling Shareholder, and each underwriter thereof, including each person who controls such Selling Shareholder or underwriter, in connection with any registration pursuant to the respective Option Agreement against all expenses, losses, claims, damages and liabilities caused by any untrue or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular or any preliminary prospectus, or caused by any omission, or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such expenses, losses, claims, damages or liabilities are caused by an untrue statement or alleged untrue statement that was included by the Issuer in reliance upon and in conformity with, information furnished in writing to the Issuer by such indemnified party expressly for use therein, in which instance, such Selling Shareholder agrees to indemnify the Issuer.

     The Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Consequently, certain aspects of the Option Agreements may have the effect of discouraging persons who might now, or prior to the Effective Time, be interested in acquiring all of, or a significant interest in, the Issuer from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to stockholders of MFS which had a higher current market price than the shares of WorldCom Capital Stock to be received for each share of the MFS Capital Stock pursuant to the Merger Agreement or to pay any consideration to shareholders of WorldCom which had a value greater than the value of the shares of WorldCom Common Stock upon consummation of the Merger.

     The Option Agreements are attached hereto as Appendix III and Appendix IV, respectively, and are incorporated by reference herein and reference is made thereto for the complete terms of the Option Agreements and the Stock Options. The foregoing discussion is qualified in its entirety by reference to the Option Agreements.

                          CERTAIN RELATED TRANSACTIONS

RIGHTS AGREEMENTS

     In connection with the adoption of the WorldCom Rights Agreement prior to execution of the Merger Agreement, WorldCom provided that none of the approval, execution or delivery of the Merger Agreement or the WorldCom Option Agreement, the consummation of the Merger or the acquisition of shares of WorldCom Common Stock by MFS pursuant to the WorldCom Option Agreement will cause the rights issued thereunder to become exercisable. See "Description of WorldCom Capital Stock -- Preferred Stock Purchase Rights" and "Comparative Rights of Shareholders -- Preferred Stock Purchase Rights."

     In connection with the execution of the Merger Agreement, on August 24, 1996, the MFS Board of Directors amended the Rights Agreement between MFS and Continental Stock Transfer & Trust Company, as Rights Agent, dated as of September 30, 1995 and as amended as of August 24, 1996 (the "MFS Rights Agreement") to provide, in part, that the acquisition of MFS Common Stock pursuant to the Merger, the execution of the Merger Agreement, the acquisition of the MFS Stock Option (or any part thereof) to acquire shares of MFS Common Stock pursuant to the MFS Stock Option Agreement or the acquisition of shares of MFS Common Stock pursuant to the exercise of the MFS Stock Option would not cause the occurrence of a Distribution Date under the MFS Rights Agreement. Immediately prior to the Effective Time, MFS intends to amend the MFS Rights Agreement to provide that the rights issued under the MFS Rights Agreement shall expire at the Effective Time. See "Comparative Rights of
Shareholders -- Preferred Stock Purchase Rights."

     The foregoing summary of the WorldCom Rights Agreement and the MFS Rights Agreement is qualified in its entirety by reference to such agreements.

OTHER

     As of the date hereof, neither WorldCom nor MFS is aware of any material relationship between WorldCom or its directors or executive officers and MFS or its directors or executive officers, except as contemplated by the Merger Agreement or as described herein or in the documents incorporated by reference herein.


     WorldCom and MFS are parties to certain interconnection or other services agreements entered into with each other and certain of their affiliates in the ordinary course of their businesses. In fiscal 1995 and the nine months ended September 30, 1996, WorldCom received revenues from MFS of $31.6 million and $31.5 million, respectively, and from UUNET of $7.6 million and $20.6 million, respectively. In fiscal 1994, WorldCom received revenues from MFS of $14.7 million and from UUNET of $0.6 million. In fiscal 1993, it is believed that WorldCom received revenues from MFS of approximately $5.0 million. Each of WorldCom, MFS and UUNET believe that the terms and conditions of such interconnection or other services agreements were no less favorable to WorldCom, MFS or UUNET than those that would have been available to WorldCom, MFS or UUNET in comparable, arm's-length transactions at the date of such agreements.

                  PROPOSED AMENDMENT OF THE WORLDCOM ARTICLES

     The WorldCom Board of Directors has proposed an amendment to the WorldCom Articles (previously defined as the "Amendment") and directed that the Amendment be submitted to the shareholders of WorldCom for approval. The Amendment would increase the number of authorized shares of WorldCom Common Stock from 750,000,000 to 2,500,000,000. The approval of the issuance of WorldCom Capital Stock pursuant to the Merger Agreement and the proposed Amendment are each contingent upon approval of both proposals by WorldCom shareholders. Therefore, a vote against the proposed Amendment will have the same effect as a vote against the issuance of WorldCom Capital Stock pursuant to the Merger Agreement. See "Plan of Merger -- Terms and Conditions of Proposed Merger -- Mutual Conditions."

     The full text of the proposed resolution and Amendment is as follows:

          "RESOLVED, that Section A of Article Four of the Amended and Restated Articles of Incorporation of WorldCom be amended by deleting said Section A in its entirety and substituting in lieu thereof a new Section A of Article Four that reads as follows:

          "A. Common Stock. The authorized voting common stock of the Corporation is two billion five hundred million (2,500,000,000) shares, par value $.01 per share."


     As of the WorldCom Record Date, there were 410,424,187 shares of WorldCom Common Stock issued and outstanding. This number does not include 24,450,223 shares reserved for issuance under outstanding options and warrants to purchase shares of WorldCom Common Stock. As of such date, therefore, there were 315,125,590 shares of authorized WorldCom Common Stock not reserved for such purposes and available for issuance. Holders of WorldCom Common Stock have no preemptive rights to acquire additional issuances of shares of WorldCom Common Stock or preferred stock. Additionally, there were 50,000,000 shares of authorized preferred stock, of which 750,000 shares were reserved for issuance of the Series 3 Preferred Stock (see "Description of WorldCom Capital Stock").



     As of the WorldCom Record Date and based on the number of shares of MFS Common Stock issued and outstanding as of the MFS Record Date (assuming that none of the outstanding shares of MFS preferred stock is converted into MFS Common Stock and that none of the MFS Options and MFS Warrants outstanding as of the Effective Time will have been exercised), upon consummation of the Merger:
(i) 877,249,168 shares of WorldCom Common Stock will be issued and outstanding;
(ii) 75,044,372 shares of WorldCom Common Stock will be reserved for issuance under the WorldCom Options and the WorldCom Warrants; (iii) 32,703,275 shares of WorldCom Common Stock will be reserved for issuance upon conversion of the WorldCom Series A Preferred Stock and 1,332,314 shares of WorldCom Common Stock will be reserved for issuance upon conversion of the WorldCom Series B Preferred Stock; and (iv) 2,033,600 shares of WorldCom Common Stock will be reserved for issuance in payment of accrued but unpaid dividends on the WorldCom Depositary Shares and 262,899 shares of WorldCom Common Stock issuable in respect of accrued dividends upon conversion of WorldCom Series B Preferred Stock. After giving effect to the foregoing and assuming the approval by WorldCom shareholders of the Amendment as proposed, as of the Effective Time, there will be 1,511,374,372 shares of WorldCom Common Stock not reserved for the foregoing purposes and available for issuance.


     The WorldCom Board of Directors has deemed it advisable and in the best interests of WorldCom to amend Article Four of the WorldCom Articles to increase the authorized number of shares of WorldCom Common Stock to 2,500,000,000. The purpose of such increase is to permit WorldCom to issue the shares of WorldCom Common Stock in the Merger, to reserve a sufficient number of shares of WorldCom Common Stock for issuance upon conversion of the WorldCom Series A Preferred Stock and the WorldCom Series B Preferred Stock and for issuance upon exercise of the WorldCom Options and the WorldCom Warrants issued in exchange for the MFS Options and the MFS Warrants, and to place WorldCom in a position where it will continue to have a sufficient number of shares of authorized and unissued WorldCom Common Stock which can be issued for or in connection with such other corporate purposes as may, from time to time, be considered advisable by the WorldCom Board of Directors. Having such shares available for issuance in the future will give WorldCom greater flexibility and will allow such shares to be issued as determined by the WorldCom

Board of Directors without the expense and delay of a special shareholders' meeting to approve such additional authorized capital stock. Such corporate purposes could include, without limitation: (a) issuance in connection with any desirable acquisitions which may be presented to WorldCom; (b) the payment of stock dividends or issuance pursuant to stock splits; (c) the issuance of WorldCom Common Stock upon exercise of options granted under WorldCom's various stock option plans or in connection with other employee benefit plans; (d) the issuance of WorldCom Common Stock upon the conversion of any preferred stock, the exercise of warrants or the conversion of other securities convertible into WorldCom Common Stock which may be outstanding from time to time; and (e) issuance in connection with an offering to raise capital for WorldCom.

     The authorized shares of WorldCom Common Stock in excess of those presently issued will be available for issuance at such times and for such purposes as the WorldCom Board of Directors may deem advisable without further action by WorldCom's shareholders, except as may be required by the WorldCom Articles and applicable laws and regulations. Any future issuance of shares will be subject to the rights of holders of shares of any then outstanding preferred stock.

     The Amendment, if adopted, may have the result of making it more difficult for any persons or group of persons, other than the current principal shareholders and management, to acquire control of WorldCom by expanding the ability of WorldCom to issue shares and thereby dilute the voting power of any person or group that might accumulate shares in order to attempt to effect a change in control. Although the Amendment might have such effect, the Amendment has been proposed by the WorldCom Board of Directors for the reasons set forth above and not for anti-takeover reasons. WorldCom is not aware of any present effort to accumulate shares of WorldCom Common Stock or to attempt to change control of WorldCom. WorldCom has no present plan to issue additional shares of WorldCom Common Stock either to the current principal shareholders, the directors, the executive officers or any other person or entity except pursuant to the Merger or under WorldCom's or MFS' stock option plans, pursuant to the conversion or exercise of outstanding preferred stock, warrants and convertible securities or in connection with acquisitions.

     The WorldCom Articles contain provisions (a) requiring a 70% vote for approval of certain business combinations with certain 10% shareholders unless approved by a majority of the continuing Board of Directors or certain minimum price, procedural and other requirements are met; and (b) restricting aggregate beneficial ownership of the capital stock of WorldCom by certain foreign shareholders to 20% of the total outstanding capital stock, and subjecting excess shares to redemption. In addition, WorldCom has adopted the WorldCom Rights Plan, which will cause substantial dilution to a person or group that attempts to acquire WorldCom on terms not approved by the WorldCom Board of Directors. Further, the WorldCom Bylaws (a) contain the requirement regarding nomination by shareholders of persons for election as directors summarized under "The WorldCom Special Meeting -- Future Proposals of WorldCom Security Holders," and (b) restrict the calling of special meetings by shareholders to those owning not less than 40% of the votes to be cast. These provisions, including the WorldCom Rights Plan, may have an anti-takeover effect. See "Description of WorldCom Capital Stock -- Certain Charter and Bylaw Provisions" and
"-- Preferred Stock Purchase Rights."

     THE WORLDCOM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT.

                  MANAGEMENT OF WORLDCOM FOLLOWING THE MERGER

     Pursuant to the terms of the Merger Agreement, WorldCom has agreed to cause the WorldCom Board of Directors as of the Effective Time to consist of an odd number of directors, with MFS being entitled to designate one less director than WorldCom, subject to the consummation of the Merger. As of the date hereof, WorldCom's Board of Directors is composed of 12 directors. It is anticipated that the WorldCom Board of Directors will be composed of 15 directors and that Carl J. Aycock, Max E. Bobbitt, Bernard J. Ebbers, Francesco Galesi, Stiles A. Kellett, Jr., John A. Porter, and Scott D. Sullivan will continue to serve, and that Clyda Stokes Rent will be appointed to serve, as directors of WorldCom after the Effective Time. Silvia Kessel, John W. Kluge, Stuart Subotnick, Lawrence C. Tucker and Roy A. Wilkens, each of whom voted in favor of the Merger, have agreed to resign as directors of WorldCom effective as of the Effective Time. MFS has announced its intent to designate R. Douglas Bradbury, James Q. Crowe, Richard R. Jaros, David C. McCourt, Walter Scott, Jr., John W. Sidgmore and Michael B. Yanney as directors of WorldCom. If, prior to the Effective Time, any of the persons named by either WorldCom or MFS to serve on the WorldCom Board of Directors as of the Effective Time declines or is unable to serve as a director, the party that designated such individual may name a replacement to become a director. The directors of WorldCom will be elected annually. See "Information Regarding WorldCom" for certain information regarding the current management of WorldCom.

     The following table sets forth information as to the persons who are expected to serve as directors of WorldCom following the Merger:

NAME AND YEAR FIRST BECAME A DIRECTOR                    BUSINESS EXPERIENCE DURING
  OF WORLDCOM OR MFS, AS APPLICABLE     AGE         PAST FIVE YEARS AND OTHER INFORMATION
--------------------------------------  ---   -------------------------------------------------
Carl J. Aycock, 1983                    47    Director of WorldCom since 1983. Mr. Aycock
                                              served as Secretary of WorldCom from 1987 to 1995
                                              and was the Secretary and Chief Financial Officer
                                              of Master Corporation, a motel management and
                                              ownership company, from 1989 until 1992.
                                              Subsequent to 1992, Mr. Aycock has been self
                                              employed as a financial administrator.
Max E. Bobbitt, 1992                    51    Director of WorldCom since December 1992. Mr.
                                              Bobbitt was a director of Advanced
                                              Telecommunications Corporation ("ATC") until its
                                              merger with WorldCom in December 1992 (the "ATC
                                              Merger"). Mr. Bobbitt held various positions
                                              including President and Chief Operating Officer
                                              and director of ALLTEL Corporation, a
                                              telecommunications company, from 1970 until his
                                              retirement in January 1995.
R. Douglas Bradbury, 1994               45    Chief Financial Officer of MFS since January
                                              1992, Executive Vice President since August 1995,
                                              Senior Vice President from September 1992 to
                                              August 1996 and a Director since August 1994.
                                              Previously, Mr. Bradbury was Senior Vice
                                              President -- Corporate Affairs for MFS Telecom,
                                              Inc. ("MFS Telecom"). Before joining MFS in 1988,
                                              he was Executive Vice President and Chief
                                              Operating Officer at American Pioneer Telephone,
                                              Inc., a regional long-distance carrier based in
                                              Orlando, Florida, and a Vice President of
                                              Manufacturers Hanover Trust Company in New York
                                              City and Milan, Italy.
James Q. Crowe, 1988                    46    Chief Executive Officer and Chairman of the Board
                                              of MFS. Mr. Crowe has been the Chief Executive
                                              Officer of MFS since its inception, has served as
                                              Chairman of the Board of MFS since 1988 and Chief
                                              Executive Officer since November 1991 and was
                                              President of MFS (January 1988 - June 1989 and
                                              April 1990 - January 1992).

NAME AND YEAR FIRST BECAME A DIRECTOR                    BUSINESS EXPERIENCE DURING
  OF WORLDCOM OR MFS, AS APPLICABLE     AGE         PAST FIVE YEARS AND OTHER INFORMATION
--------------------------------------  ---   -------------------------------------------------
Bernard J. Ebbers, 1983                 55    Chief Executive Officer and President of
                                              WorldCom. Mr. Ebbers has been President and Chief
                                              Executive Officer since April 1985 and has served
                                              as director of WorldCom since 1983.
Francesco Galesi, 1992                  66    Director of WorldCom since December 1992. Mr.
                                              Galesi was a director of ATC until the ATC
                                              Merger. He is the Chairman and Chief Executive
                                              Officer of the Galesi Group, which includes
                                              companies engaged in distribution, manufacturing,
                                              real estate and telecommunications.
Richard R. Jaros, 1992                  44    Director of MFS since January 1992. He was the
                                              Chairman of the Board of CalEnergy Company, Inc.
                                              ("CEC"), a geothermal energy producer, from April
                                              1993 to April 1994, and the President and Chief
                                              Operating Officer from January 1992 until April
                                              1993. Mr. Jaros has been an Executive Vice
                                              President of Peter Kiewit Sons', Inc. ("PKS")
                                              since June 1993 and Chief Financial Officer since
                                              September 1995, and was a Vice President of PKS
                                              from September 1990 to August 1992. Mr. Jaros has
                                              been President of Kiewit Diversified Group Inc.
                                              ("KDG") since July 1996 and was a Vice President
                                              from 1986 to 1990. Mr. Jaros is a director of
                                              PKS, KDG, RCN Corporation, a wholly owned
                                              subsidiary of KDG ("RCN"), CEC, C-TEC Corporation
                                              ("C-TEC"), United Infrastructure Company and
                                              Megacable S.A. de C.V.
Stiles A. Kellett, Jr., 1981            52    Director of WorldCom since 1981. From 1978 to
                                              January 1996, Mr. Kellett served as Chairman of
                                              the Board of Directors of Convalescent Services,
                                              Inc., a long-term health care company in Atlanta,
                                              Georgia. He serves as director of Frederica Bank
                                              & Trust Company, St. Simons Island, Georgia and
                                              Mariner Health Group, Inc., New London,
                                              Connecticut.
David C. McCourt, 1992                  39    Director of MFS since January 1992 and Chairman
                                              of the Board and Chief Executive Officer of C-TEC
                                              since October 1993. Mr. McCourt is also the
                                              President and Chief Executive Officer, as well as
                                              a director of RCN. He has been a director of MFS
                                              Telecom from July 1990 to October 1992 and a
                                              director and President of Metropolitan Fiber
                                              Systems/McCourt, Inc., a subsidiary of MFS
                                              Telecom, since 1988.

NAME AND YEAR FIRST BECAME A DIRECTOR                    BUSINESS EXPERIENCE DURING
  OF WORLDCOM OR MFS, AS APPLICABLE     AGE         PAST FIVE YEARS AND OTHER INFORMATION
--------------------------------------  ---   -------------------------------------------------
John A. Porter, 1988                    52    Vice Chairman of the Board of WorldCom since
                                              September 1993. Served as Chairman of the Board
                                              of Directors of WorldCom from 1988 until
                                              September 1993. From May 1995 to the present, Mr.
                                              Porter has served as Chairman of the Board of
                                              Directors and Chief Executive Officer of
                                              Industrial Electric Manufacturing, Inc., a
                                              manufacturer of electrical power distribution
                                              products. Mr. Porter also serves as Chairman of
                                              the Board of Directors of Phillips &
                                              Brooks/Gladwin, Inc., a manufacturer of pay
                                              telephone enclosures and equipment and is also a
                                              director of Uniroyal Technology Corporation and
                                              Intelligent Electronics, Inc. Mr. Porter is
                                              President and sole shareholder of P.M. Restaurant
                                              Group, Inc., which filed for protection under
                                              Chapter 11 of the U.S. Bankruptcy Code in March
                                              1995.
Clyda Stokes Rent, Ph.D.                54    President of Mississippi University for Women
                                              since 1989. Dr. Rent is a director of Trustmark
                                              National Bank and the American Association of
                                              State Colleges and Universities.
Walter Scott, Jr., 1992                 65    Director of MFS since January 1992. He has been
                                              the Chairman of the Board and President of PKS
                                              for more than the last five years. He also is a
                                              director of Berkshire Hathaway, Inc., Burlington
                                              Resources Inc., CEC, ConAgra, Inc., First Bank
                                              System, Inc. and Valmont Industries, Inc. Mr.
                                              Scott is also a director of KDG, RCN, and C-TEC.
John W. Sidgmore, 1996                  45    President and Chief Operating Officer of MFS
                                              since August 1996 and a director of MFS since
                                              October 1996. Mr. Sidgmore was President, Chief
                                              Executive Officer and a director of UUNET from
                                              June 1994 through August 1996. Mr. Sidgmore has
                                              been Chief Executive Officer and a director of
                                              UUNET since August 1996. From 1989 to 1994, Mr.
                                              Sidgmore was President and Chief Executive
                                              Officer of CSC Intelicom, a telecommunications
                                              software company. Mr. Sidgmore is a director of
                                              Saville Systems PLC, a provider of billing
                                              software for the telecommunications industry.
Scott D. Sullivan, 1996                 35    Chief Financial Officer and Secretary of WorldCom
                                              since December 1994 and a director of WorldCom
                                              since March 1996. From 1992 until December 1994,
                                              Mr. Sullivan served as Vice President and
                                              Assistant Treasurer of WorldCom. From 1989 until
                                              1992, Mr. Sullivan served as an executive officer
                                              of two long-distance companies, including ATC.
                                              From 1983 to 1989, Mr. Sullivan served in various
                                              capacities with KPMG Peat Marwick LLP.
Michael B. Yanney, 1993                 62    Director of MFS since March 1993. Mr. Yanney has
                                              been the Chairman and Chief Executive Officer of
                                              America First Companies L.L.C., Omaha, Nebraska,
                                              since 1984. Mr. Yanney also serves as a director
                                              of Burlington Northern Santa Fe Corporation,
                                              C-Tec Corporation, Lozier Corporation, Forest Oil
                                              Corporation, Freedom Communications, Inc.,
                                              Mid-America Apartment Communities, Inc. and PKS
                                              Information Services, Inc. and was formerly a
                                              director of Freddie Mac and Durham Resources,
                                              Inc.

     Dr. Rent beneficially owned 400 shares of WorldCom Common Stock as of the WorldCom Record Date. None of the director designees of MFS beneficially owned any shares of WorldCom Common Stock as of such date. Additional information about such persons, other than Dr. Rent, is contained in WorldCom's Proxy Statement for its 1996 Annual Meeting, relevant portions of which are incorporated by reference in this Joint Proxy Statement/Prospectus pursuant to WorldCom's Annual Report on Form 10-K for the year ended December 31, 1995 and MFS' Annual Report on Form 10-K, as amended, for the year ended December 31, 1995. See "Incorporation of Documents by Reference" and "Available Information."


     See "Certain Related Transactions -- Other" for certain information regarding certain transactions between WorldCom, MFS and UUNET. As of November 11, 1996, Messrs. Bradbury, Crowe and Sidgmore held 52,500, 200,000 and 25,000 MFS Outperformance Options, respectively. Such options that are not previously exercised will be cancelled and paid out in the Merger as described in "Plan of Merger -- Terms and Conditions of the Proposed Merger -- MFS Options and Warrants." The value of such options is highly variable, as described above; however, as of November 11, 1996, the value of such options was approximately $6.7 million, $21.3 million and $1.1 million, respectively. The value of such options was approximately $73.6 million for all MFS executive officers and directors as a group. For additional information concerning certain interests of directors of MFS and WorldCom in the Merger, see "Plan of Merger -- Interests of Certain Persons in the Merger."


COMPENSATION OF DIRECTORS

     WorldCom's directors are paid fees of $22,500 per year and $1,000 per meeting of the Board plus certain expenses. Committee members are paid a fee of $750 for any committee meeting on the same day as a Board meeting and $1,000 for any other committee meeting, plus certain expenses. The chairman of each committee receives an additional $3,000 per year. During 1995, directors were paid fees of $6,000 per year and $1,000 per meeting of the Board attended plus certain expenses. Committee members were paid a fee of $300 for any committee meeting attended on the same day as a Board meeting and $500 for any other committee meeting attended, plus certain expenses. The chairman of each committee received an additional $1,000.

     Pursuant to WorldCom's Third Amended and Restated 1990 Stock Option Plan, each non-employee director receives annually a non-discretionary grant of options to purchase 5,000 shares of WorldCom Common Stock at the fair market value of such stock on the date of grant. Such options are immediately exercisable and expire on the earliest to occur of (a) ten years following the date of grant, (b) three months following retirement, (c) 12 months following termination of service due to disability or death, (d) upon cessation of service for reasons other than retirement, death or disability, or (e) the date of consummation of a specified change in control transaction, defined generally to include the dissolution or liquidation of WorldCom, a reorganization, merger or consolidation of WorldCom in which WorldCom is not the surviving corporation, or a sale of substantially all of the assets or 80% or more of the outstanding stock of WorldCom to another entity. The exercise price may be paid in cash or, in the discretion of the committee which administers the plan, WorldCom Common Stock. In the discretion of such committee, shares receivable on exercise may be withheld to pay applicable taxes on the exercise.

COMMITTEES OF THE BOARD OF DIRECTORS

     Pursuant to the Merger Agreement, WorldCom and MFS have agreed that it is the intent of the parties that membership on the compensation and stock option, audit and nominating committees of the WorldCom Board of Directors, after the Effective Time, will initially consist of an equal number of designees of WorldCom and MFS.

OTHER

     The WorldCom Board of Directors has determined to take appropriate action so that as of the Effective Time, Mr. Crowe will be Chairman of the WorldCom Board of Directors and Mr. Ebbers will continue as President and Chief Executive Officer of WorldCom.

                          THE WORLDCOM SPECIAL MEETING

GENERAL

     This Joint Proxy Statement/Prospectus is being furnished to holders of WorldCom Common Stock in connection with the solicitation of proxies by the WorldCom Board of Directors for use at the WorldCom Special Meeting and any adjournment or postponement thereof. At the WorldCom Special Meeting, the shareholders of WorldCom will consider and vote upon (1) a proposal to approve the issuance of WorldCom Capital Stock pursuant to the Merger Agreement and the transactions contemplated thereby, (2) a proposal to amend the WorldCom Articles in order to increase the number of authorized shares of WorldCom Common Stock,
(3) a proposal to adjourn the WorldCom Special Meeting to allow for additional solicitation of shareholder proxies or votes in the event that the number of proxies or votes sufficient to obtain a quorum or to approve the first two proposals has not been received by the date of the WorldCom Special Meeting and
(4) any other business which may properly be brought before the WorldCom Special Meeting or any adjournment or postponement thereof. Each copy of this Joint Proxy Statement/Prospectus which is being mailed or delivered to WorldCom shareholders is accompanied by a WorldCom proxy card and a Notice of Special Meeting.

     The issuance of WorldCom Capital Stock pursuant to the Merger Agreement is being submitted for the approval of the shareholders of WorldCom pursuant to the requirements of the NASD applicable to companies whose securities are quoted on the Nasdaq National Market. Pursuant to these requirements, the issuance of WorldCom Capital Stock pursuant to the Merger Agreement must be approved by a majority of the total votes cast by WorldCom shareholders on such proposal at the WorldCom Special Meeting. See "Proposed Amendment of the WorldCom Articles" for a discussion of the proposal to amend the WorldCom Articles (previously defined as the "Amendment").

DATE, TIME AND PLACE

     The WorldCom Special Meeting will be held at 515 East Amite Street, Jackson, Mississippi, on December 20, 1996 at 9:00 a.m., local time.

RECORD DATE; VOTE REQUIRED


     The WorldCom Board of Directors has fixed the close of business on November 13, 1996, as the WorldCom Record Date. On the WorldCom Record Date, 410,424,187 shares of WorldCom Common Stock were outstanding and entitled to vote at the WorldCom Special Meeting and held by approximately 6,000 shareholders of record. Holders of record of WorldCom Common Stock as of the close of business on the WorldCom Record Date are entitled to one vote per share on any matter voted on at the WorldCom Special Meeting. The presence, either in person or by proxy, of the holders of a majority of the votes entitled to be cast on the matter as of the WorldCom Record Date is necessary to constitute a quorum at the WorldCom Special Meeting. Approval of the issuance of WorldCom Capital Stock pursuant to the Merger Agreement requires the affirmative vote of the holders of at least a majority of the total votes cast by the holders of the WorldCom Common Stock. Approval of the Amendment requires the affirmative votes of a majority of the votes entitled to be cast on the Amendment. Approval of any proposal to adjourn the WorldCom Special Meeting to allow for additional solicitation of proxies or votes requires the affirmative vote of the holders of at least a majority of the total votes present at the WorldCom Special Meeting. The approval of the issuance of WorldCom Capital Stock pursuant to the Merger Agreement and the proposed Amendment are each contingent upon approval of both proposals by WorldCom shareholders. Therefore, a vote against the proposed Amendment will have the same effect as a vote against the issuance of WorldCom Capital Stock pursuant to Merger Agreement.


     Shares represented by proxies that reflect abstentions and broker "non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present at the meeting but will have no effect on the outcome of the proposal to approve the issuance of WorldCom Capital Stock. For approval of the Amendment and any proposal to adjourn the WorldCom Special Meeting, both abstentions and broker "non-votes" will be counted as shares that are present at the meeting and will have the same effect as a vote against approval of the Amendment and any proposal to adjourn the WorldCom Special Meeting.

     As of the WorldCom Record Date, directors and executive officers of WorldCom and their affiliates (as a group) were entitled to vote approximately 7% of the outstanding votes entitled to be cast at the WorldCom Special Meeting. All such directors and executive officers and their affiliates have indicated their intention to vote their shares at the WorldCom Special Meeting for the approval of the issuance of WorldCom Capital Stock pursuant to Merger Agreement, for the approval of the Amendment and for the approval of the adjournment of the WorldCom Special Meeting to solicit additional proxies or votes.

VOTING AND REVOCATION OF PROXIES

     Shares of WorldCom Common Stock which are represented by a proxy properly executed and received prior to the vote at the WorldCom Special Meeting will be voted at the WorldCom Special Meeting in the manner directed on the proxy card, unless such proxy is revoked in advance of such vote. ANY WORLDCOM SHAREHOLDER RETURNING A BLANK EXECUTED PROXY CARD WILL BE DEEMED TO HAVE AUTHORIZED THE PROXIES TO VOTE THE SHARES COVERED BY THE PROXY CARD (I) IN FAVOR OF THE ISSUANCE OF WORLDCOM CAPITAL STOCK PURSUANT TO THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, (II) IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDMENT, (III) IN FAVOR OF ANY PROPOSAL TO ADJOURN THE WORLDCOM SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES OR VOTES AND (IV) IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE WORLDCOM SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     Any shareholder of WorldCom giving a proxy may revoke it at any time prior to the vote at the WorldCom Special Meeting. Shareholders of WorldCom wishing to revoke a proxy prior to the time it is voted may do so by delivering to the Secretary of WorldCom at 515 East Amite Street, Jackson, Mississippi 39201-2702, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares or by attending the WorldCom Special Meeting and voting in person. Attendance at the WorldCom Special Meeting will not in itself constitute the revocation of a proxy.

     The WorldCom Board of Directors is not currently aware of any business to be brought before the WorldCom Special Meeting other than that described herein. If, however, other matters are properly brought before the WorldCom Special Meeting or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment as to the best interest of WorldCom.

SOLICITATION OF PROXIES

     WorldCom will bear the costs of soliciting proxies. Proxies will initially be solicited by WorldCom by mail, but directors, officers and selected other employees of WorldCom may also solicit proxies by personal interview, telephone, telegraph or e-mail. Directors, executive officers and any other employees of WorldCom who solicit proxies will not be specially compensated for such services, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. In addition, MacKenzie Partners, Inc. ("MPI") has been retained by WorldCom to assist in the solicitation of proxies. MPI may contact holders of shares of WorldCom Common Stock by mail, telephone, facsimile, telegraph and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials to beneficial owners of shares of WorldCom Common Stock. MPI will receive reasonable and customary compensation for its services (estimated at $5,000), will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the federal securities laws.

HOLDERS OF WORLDCOM COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING WORLDCOM PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

ADJOURNMENT OF THE WORLDCOM SPECIAL MEETING

     A vote (i) in person by a shareholder for adjournment of the WorldCom Special Meeting, or (ii) for the third proposal on the proxy card of WorldCom authorizing the named proxies to vote the shares covered by such proxy to adjourn the WorldCom Special Meeting, would allow for additional solicitation of shareholder votes in order to obtain a quorum or in order to obtain more votes in favor of the WorldCom proposals. Consequently, it is not likely to be in the interest of shareholders who intend to vote against the WorldCom proposals to vote in person to adjourn the WorldCom Special Meeting or to vote for the third proposal on the proxy card.

     The WorldCom Board of Directors unanimously recommends that the WorldCom shareholders vote in favor of any adjournment of the WorldCom Special Meeting suggested by the Board in order to solicit additional votes in favor of the WorldCom proposals, or in favor of the third proposal on the proxy card.

FUTURE PROPOSALS OF WORLDCOM SECURITY HOLDERS

     All proposals of security holders intended to be presented at the 1997 annual meeting of shareholders must be received by WorldCom not later than December 23, 1996, for inclusion in WorldCom's 1997 proxy statement and form of proxy relating to the 1997 annual meeting. Upon timely receipt of any such proposal, WorldCom will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

     Under the WorldCom Bylaws, shareholders entitled to vote in the election of directors may nominate one or more persons for election as directors only if written notice of such shareholder's intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of WorldCom not later than 90 days prior to the anniversary date of the immediately preceding annual meeting. Such notice must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of WorldCom entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (e) the consent of each nominee to serve as a director of WorldCom if so elected.

                            THE MFS SPECIAL MEETING

GENERAL

     This Joint Proxy Statement/Prospectus is being furnished to holders of MFS Capital Stock in connection with the solicitation of proxies by the MFS Board of Directors for use at the MFS Special Meeting and any adjournment or postponement thereof. At the MFS Special Meeting, the stockholders of MFS will consider and vote upon (i) a proposal to approve the Merger Agreement and the transactions contemplated thereby (previously defined as the "Merger Proposal"), (ii) a proposal to adjourn the MFS Special Meeting to allow for additional solicitation of stockholder proxies or votes in the event that the number of proxies or votes sufficient to obtain a quorum or to approve the Merger Proposal has not been received by the date of the MFS Special Meeting and (iii) any other business which may properly be brought before the MFS Special Meeting or any adjournment or postponement thereof. Each copy of this Joint Proxy Statement/Prospectus which is being mailed or delivered to MFS stockholders is accompanied by an MFS proxy card and a Notice of Special Meeting.

     THE MFS BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE AUTHORIZATION OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND FOR APPROVAL OF THE ADJOURNMENT OF THE MFS SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES OR VOTES.

DATE, TIME AND PLACE

     The MFS Special Meeting will be held at The Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska on December 20, 1996 at 9:00 a.m., local time.

RECORD DATE; VOTING RIGHTS; PROXIES

     The MFS Board of Directors has fixed the close of business on November 13, 1996 as the record date for determining holders entitled to notice of and to vote at the MFS Special Meeting.


     As of the MFS Record Date, there were 222,297,610 shares of MFS Common Stock outstanding, 94,992 shares of MFS Series A Preferred Stock outstanding and 13,680,011 shares of MFS Series B Preferred Stock outstanding. Each share of MFS Common Stock is entitled to one vote, each share of MFS Series A Preferred Stock is entitled to ten votes and each share of MFS Series B Preferred Stock is entitled to ten votes on each matter to be voted upon at the MFS Special Meeting. All shares of MFS Capital Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF MFS CAPITAL STOCK WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE AUTHORIZATION OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, FOR APPROVAL OF THE ADJOURNMENT OF THE MFS SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES OR VOTES AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MFS SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


     As stated above, each share of MFS Series B Preferred Stock is entitled to ten votes per share. The shares of MFS Series B Preferred Stock, however, are held subject to an irrevocable proxy that has been granted to the Secretary and Assistant Secretary of MFS to vote all shares of MFS Series B Preferred Stock on all matters, other than the election of MFS directors and matters as to which the holders of the MFS Series B Preferred Stock vote as a separate class, in proportion to the vote of the holders of the MFS Common Stock. Approval of the Merger Agreement does not require a separate class vote by the holders of the MFS Series B Preferred Stock.

     MFS does not know of any matters other than as described in the Notice of Special Meeting that are to come before the MFS Special Meeting. If any other matter or matters are properly presented for action at the MFS Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of MFS, by signing and returning a later dated proxy, or by voting in person at the MFS Special Meeting; however, mere attendance at the MFS Special Meeting will not in and of itself have the effect of revoking the proxy.

     Votes cast by proxy or in person at the MFS Special Meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. Where, as to any matter submitted to the stockholders for a vote, proxies are marked as abstentions (or stockholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

     MFS will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by the directors, officers and other selected employees of MFS by personal interview, telephone, telegram or e-mail. Such directors and officers will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of MFS Capital Stock held of record by such persons, in which case MFS will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

     In addition, MPI has been retained by MFS to assist in the solicitation of proxies. MPI may contact holders of shares of MFS Capital Stock by mail, telephone, facsimile, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials to beneficial owners of shares of MFS Capital Stock. MPI will receive reasonable and customary compensation for its services (estimated at $5,000), will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the federal securities laws.

QUORUM

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of MFS Capital Stock entitled to vote as of the MFS Record Date is necessary to constitute a quorum at the MFS Special Meeting. Under applicable Delaware law, abstentions and "broker non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum at the MFS Special Meeting.

REQUIRED VOTE


     The approval of the Merger Agreement and related transactions requires the affirmative vote of a majority of votes entitled to be cast by the holders of all outstanding shares of MFS Capital Stock voting as a single class. The proposal to adjourn the MFS Special Meeting to solicit additional proxies requires the approval of a majority of votes represented by the holders of MFS Capital Stock present in person or by proxy at the MFS Special Meeting and entitled to vote thereon. However, if less than a quorum but more than one-third of all shares eligible to vote is present at the MFS Special Meeting, a majority of the shares present may adjourn the MFS Special Meeting. As of the MFS Record Date, there were outstanding and entitled to vote, 222,297,610 shares of MFS Common Stock held by approximately 2,500 stockholders of record, 94,992 shares of MFS Series A Preferred Stock held by one stockholder of record and 13,680,011 shares of MFS Series B Preferred Stock held by approximately 1,500 stockholders of record. As of the MFS Record Date, all directors and executive officers of MFS and their affiliates as a group were entitled to vote approximately 7% of the voting power of the MFS Capital Stock at that date.


     Since the affirmative vote of a majority of votes entitled to be cast by the holders of all outstanding shares of MFS Capital Stock is required to approve and adopt the Merger Agreement and related transactions, abstentions and broker non-votes will have the effect of a vote against the approval and adoption of the Merger Agreement and related transactions. Abstentions, but not broker non-votes, will have the effect of a vote against adjournment of the MFS Special Meeting.

     THE MATTERS TO BE CONSIDERED AT THE MFS SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF MFS. ACCORDINGLY, STOCKHOLDERS OF MFS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

ADJOURNMENT OF THE MFS SPECIAL MEETING

     A vote (i) in person by a stockholder for adjournment of the MFS Special Meeting, or (ii) for the second proposal on the proxy card of MFS authorizing the named proxies to vote the shares covered by such proxy to adjourn the MFS Special Meeting, would allow for additional solicitation of stockholder votes in order to obtain a quorum or in order to obtain more votes in favor of the Merger Agreement. Consequently, it is not likely to be in the interest of stockholders who intend to vote against the Merger Agreement to vote in person to adjourn the MFS Special Meeting or to vote for the second proposal on the proxy card.

     The MFS Board of Directors unanimously recommends that the MFS stockholders vote in favor of any adjournment of the MFS Special Meeting suggested by the Board in order to solicit additional votes in order to obtain a quorum or to obtain more votes in favor of the Merger Agreement and related transactions, or in favor of the second proposal on the proxy card.

                                APPRAISAL RIGHTS

     Holders of MFS Series B Preferred Stock who properly demand and perfect appraisal rights in accordance with the conditions established by Section 262 of the DGCL will be entitled to appraisal rights. However, it is uncertain, and counsel to MFS is unable to express a definite view, to what extent appraisal rights will be available to holders of MFS Series B Preferred Stock in connection with the Merger. Section 262 requires that the holder of MFS Series B Preferred Stock who desires to seek appraisal rights must not vote in favor of the Merger Agreement or the Merger and must deliver a separate written demand for appraisal to MFS prior to the vote by the stockholders of MFS on the Merger Agreement and the Merger. Since the shares of MFS Series B Preferred Stock are held subject to an irrevocable proxy that has been granted to the Secretary and Assistant Secretary of MFS to vote the shares of MFS Series B Preferred Stock on the proposals to be voted on at the MFS Special Meeting in proportion to the vote of the MFS Common Stock, it is uncertain to what extent a holder of MFS Series B Preferred Stock will be able to satisfy the requirement not to vote in favor of the Merger Agreement or the Merger that is contained in Section 262. Stockholders of MFS who wish to seek appraisal are advised to consult with their legal counsel regarding whether appraisal rights would be available and how to demand and perfect such appraisal rights, if available.

     The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 which is reprinted in its entirety as Appendix VII to this Joint Proxy Statement/Prospectus. Except as set forth herein, stockholders of MFS and the shareholders of WorldCom will not be entitled to appraisal rights in connection with the Merger. See "Comparative Rights of Shareholders -- Appraisal Rights of Dissenting Shareholders."

     Under the DGCL, record holders of shares of MFS Series B Preferred Stock who follow the procedures set forth in Section 262 and who have not voted in favor of the Merger may, for the reasons outlined above, be entitled to have their shares of MFS Series B Preferred Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

     Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the MFS Special Meeting, not less than 20 days prior to the meeting, MFS must notify each of the holders of MFS Capital Stock to whom Section 262 is applicable at the close of business on the MFS Record Date that such appraisal rights are available and must include in each such notice a copy of Section 262. This Joint Proxy Statement/Prospectus constitutes such notice. Any such stockholder who wishes to exercise appraisal rights should review the following discussion and Appendix VII carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

     A holder of record of shares of MFS Series B Preferred Stock wishing to exercise appraisal rights must deliver to MFS, before the vote on the approval and adoption of the Merger Agreement at the MFS Special Meeting, a written demand for appraisal of such holder's shares of MFS Series B Preferred Stock. In addition, a holder of shares of MFS Series B Preferred Stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time.

     Only a holder of record of shares of MFS Series B Preferred Stock is entitled to assert appraisal rights for the shares of MFS Series B Preferred Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates.

     If the shares of MFS Series B Preferred Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of MFS Series B Preferred Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds MFS Series B Preferred Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the MFS Series B Preferred Stock held for one or more beneficial owners while not exercising such rights with respect to the MFS Series B Preferred Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all MFS Series B Preferred Stock held in the name of the record owner. Holders of MFS Series B Preferred Stock who hold their shares in brokerage accounts or other nominee forms (for example through a central depository such as Cede & Co.) and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. All written demands for appraisal of MFS Series B Preferred Stock should be mailed or delivered to MFS Communications Company, Inc., 11808 Miracle Hills Drive, Omaha, Nebraska 68154, Attn.: Corporate Secretary, so as to be received before the vote on the approval and adoption of the Merger Agreement and related transactions at the MFS Special Meeting.

     Within 10 days after the Effective Time, the Surviving Corporation must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262. Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation, or any holder of shares of MFS Series B Preferred Stock who is entitled to appraisal rights under
Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. The Surviving Corporation is not under any obligation, and MFS has no present intention, to file a petition with respect to the appraisal of the fair value of the shares of MFS Series B Preferred Stock. Accordingly, it is the obligation of the stockholder to initiate all necessary action to perfect its appraisal rights within the time prescribed in Section 262.

     Within 120 days after the Effective Time, any holder of record of shares of MFS Series B Preferred Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth (i) the aggregate number of shares of MFS Series B Preferred Stock not voted in favor of the Merger and with respect to which demands for appraisal have been received and (ii) the aggregate number of holders of such shares. Such statements must be mailed within 10 days after a written request therefor has been received by the Surviving Corporation.


     If a petition for an appraisal is timely filed, after a hearing on such petition the Delaware Court of Chancery will determine the holders of shares of MFS Series B Preferred Stock entitled to appraisal rights and will appraise the "fair value" of the MFS Series B Preferred Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of MFS Series B Preferred Stock as determined under Section 262 could be more than, the same as or less than the value of the Merger Consideration that they would otherwise receive. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. More specifically, the Delaware Supreme Court has stated that: "Fair value, in an appraisal context, measures 'that which has been taken from [the shareholder], viz., his proportionate interest in a going concern.' In the appraisal process the corporation is valued 'as an entity,' not merely as a collection of assets or by the sum of the market price of each share of its stock. Moreover, the corporation must be viewed as an on-going enterprise, occupying a particular market position in the light of future prospects." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of MFS Series B Preferred Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of record of shares of MFS Series B Preferred Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of MFS Series B Preferred Stock entitled to appraisal.

     Any holder of record of shares of MFS Series B Preferred Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of MFS Series B Preferred Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of MFS Series B Preferred Stock as of a date prior to the Effective Time).

     If any holder of record of shares of MFS Series B Preferred Stock who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the DGCL, the shares of MFS Series B Preferred Stock of such holder will be converted into Merger Consideration in accordance with the Merger Agreement. A holder of shares of MFS Series B Preferred Stock will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. A holder may withdraw a demand for appraisal by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal and acceptance of the Merger, except that (i) any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the Surviving Corporation and (ii) no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without approval of the Court of Chancery, and such approval may be conditioned upon such terms as the Court of Chancery deems just.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

     The foregoing is a summary of certain of the provisions of Section 262 of the DGCL and is qualified in its entirety by reference to the full text of such section, a copy of which is attached hereto as Appendix VII.

                         INFORMATION REGARDING WORLDCOM

     The following briefly describes the business of WorldCom. Additional information regarding WorldCom is contained in its filings with the Commission pursuant to the Exchange Act. See "Available Information" and "Incorporation of Documents by Reference."

BUSINESS OF WORLDCOM

     WorldCom is one of the four largest long distance telecommunications companies in the United States, based on 1995 revenues. WorldCom provides long distance telecommunications services to business, consumer and other carrier customers, through its network of fiber optic cables, digital microwave, and fixed and transportable satellite earth stations, with service to points throughout the nation and the world. The products and services provided by WorldCom include: switched and dedicated long distance products, 800 services, calling cards, domestic and international private lines, broadband data services, debit cards, conference calling, advanced billing systems, enhanced faxed and data connections, television and radio transmission and mobile satellite communications. Based on FCC statistics as of December 31, 1995 (the most recent statistics available), WorldCom's share of total toll service revenues for 1995 was 4.3%.

     WorldCom's emphasis on acquisitions has taken WorldCom from a small regional long distance carrier to one of the largest long distance telecommunications companies in the industry, serving customers domestically and internationally. On January 5, 1995, WorldCom completed the WilTel Acquisition for approximately $2.5 billion in cash. Through this purchase, WorldCom acquired a nationwide common carrier network of approximately 11,000 miles of fiber optic cable and digital microwave facilities.

     On December 30, 1994, WorldCom, through a wholly owned subsidiary, merged with IDB. IDB operates a domestic and international communications network providing private line and public switched long distance telecommunications services, facsimile and data connections, television and radio transmission services, and mobile satellite communications capabilities. As a result of the IDB Merger, each share of common stock of IDB was converted into the right to receive 0.476879 shares of WorldCom Common Stock, resulting in the issuance of approximately 71,762,000 shares of WorldCom Common Stock. In addition, WorldCom assumed, on a subordinated basis, jointly and severally with IDB, the obligations of IDB to pay the principal of and interest on $195.5 million 5% convertible subordinated notes due 2003, issued by IDB. On July 15, 1996, WorldCom announced that it had exercised its option to redeem on August 16, 1996 all of the outstanding IDB notes. Prior to such redemption date, a majority of the holders of the notes elected to convert their notes to WorldCom Common Stock, resulting in the issuance of approximately 10.3 million shares of WorldCom Common Stock. The IDB Merger was accounted for as a pooling-of-interests and, accordingly, the WorldCom financial statements for the periods prior to the IDB Merger have been restated to include the results of IDB for all periods presented.

     WorldCom follows a four-point growth strategy, consisting of internal growth, the selective acquisition of smaller long distance companies with limited geographic service areas and market shares, the consolidation of certain third tier long distance carriers with larger market shares, and international expansion.

     A predominant share of WorldCom's total revenues is derived from commercial customers. Commercial customers typically use higher volumes of telecommunications services than residential customers and concentrate usage on weekdays during business hours, when rates are highest. Consequently, commercial customers, on average, generate higher revenues per account than residential customers. WorldCom has become a significant participant in the long distance wholesale market and intends to pursue opportunities, if any, for continued expansion in this area. While total revenues in the wholesale market are less than from commercial customers, expenses are generally reduced in servicing these customers as the result of fewer invoices, fewer customer service personnel and a smaller sales force.

     The enactment of the Telecom Act has made it possible for WorldCom to participate in both the local and long distance markets. WorldCom has formed business associations to provide long distance telecommunications services with certain LECs, and WorldCom expects to pursue resale of local service in those markets where it is both economically and technically feasible.

     WorldCom's principal executive offices are located at 515 East Amite Street, Jackson, Mississippi 39201-2702, and its telephone number is (601) 360-8600.

                     DESCRIPTION OF WORLDCOM CAPITAL STOCK

     The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the Georgia Business Corporation Code (the "GBCC"), the WorldCom Articles, including the terms of the WorldCom preferred stock to be issued in the Merger, copies of which are attached hereto as Appendix VIII and Appendix IX for the WorldCom Series Series A Preferred Stock and WorldCom Series B Preferred Stock, respectively, the Deposit Agreement (referred to below), and the WorldCom Rights Agreement (referred to below). Articles of Amendment to the WorldCom Articles will be filed with the Secretary of State of the State of Georgia at or prior to the Effective Time to establish the WorldCom Series A Preferred Stock and the WorldCom Series B Preferred Stock as series of WorldCom preferred stock. The WorldCom Board of Directors also intends to file with the Secretary of State of the State of Georgia, at or prior to the Effective Time, an amendment to its Articles of Amendment previously establishing the Series 3 Junior Participating Preferred Stock (as described in "-- Preferred Stock Purchase Rights" below) in order to increase the number of shares of such preferred stock issuable upon exercise of the WorldCom Rights associated with the WorldCom Common Stock. The WorldCom Articles, the Deposit Agreement and the WorldCom Rights Agreement are included in or incorporated by reference as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

     The authorized capital stock of WorldCom consists of 750,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share. Prior to consummation of the Merger, and subject to receipt of approval of holders of record of MFS Capital Stock sought herein, the WorldCom Articles will be amended to increase the number of authorized shares of MFS Capital Stock to 2,500,000,000. See "Proposed Amendment of the WorldCom Articles."

COMMON STOCK

     All of the outstanding shares of WorldCom Common Stock are fully paid and nonassessable. Subject to the prior rights of the holders of preferred stock which may be issued and outstanding, the holders of Common Stock are entitled to receive dividends as and when declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, dissolution or winding up of WorldCom, to share ratably in all assets remaining after payment of liabilities. Subject to the prior rights of the holders of preferred stock, each holder of WorldCom Common Stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of WorldCom Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Additional shares of authorized WorldCom Common Stock may be issued without shareholder approval.

     The transfer agent and registrar for the WorldCom Common Stock is The Bank of New York, 101 Barclay Street -- 12W, New York, NY 10286.

PREFERRED STOCK

     Subject to the satisfaction of the terms and conditions set forth in the Merger Agreement, the MFS Series A Preferred Stock and MFS Series B Preferred Stock will be exchanged for the WorldCom Series A Preferred Stock and Worldcom Series B Preferred Stock, respectively. Below is a discussion of the terms of each series of WorldCom preferred stock. See "Comparative Rights of Shareholders -- MFS Preferred Stock" for a comparison of the rights of the MFS preferred stock and the corresponding WorldCom preferred stock.

     The authorized but unissued preferred stock of WorldCom is available for issuance from time to time at the discretion of the WorldCom Board of Directors without shareholder approval. The WorldCom Board of Directors has the authority to prescribe for each series of preferred stock it establishes the number, designation, preferences, limitations and relative rights of the shares of such series, subject to applicable law and the provisions of any outstanding series of preferred stock. The terms of any series of preferred stock including, but not limited to, dividend rate, redemption price, liquidation rights, sinking fund provisions, conversion rights and voting rights, and any corresponding effect on other shareholders, will be dependent

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

largely on factors existing at the time of issuance. Such terms and effects could include restrictions on dividends on the WorldCom Common Stock if dividends on the preferred stock are in arrears, dilution of the voting power of other shareholders to the extent a series of the preferred stock has voting rights, and reduction of amounts available on liquidation as a result of any liquidation preference granted to any series of preferred stock.

SERIES A PREFERRED STOCK

     The following description of WorldCom Series A Preferred Stock represented by the WorldCom Depositary Shares does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the WorldCom Articles and the Articles of Amendment creating the WorldCom Series A Preferred Stock (the "Series A Articles of Amendment"), the relevant terms of which are attached hereto as Appendix VIII. Based on the number of shares of MFS Series A Preferred Stock outstanding as of the MFS Record Date, a total of 94,992 shares of the WorldCom Series A Preferred Stock will be issued at the Effective Time along with 9,499,200 WorldCom Depositary Shares. Each of the WorldCom Depositary Shares will represent a one one-hundredth interest in a share of WorldCom Series A Preferred Stock and entitles the owner to such proportion of all the rights, preferences and privileges of the shares of WorldCom Series A Preferred Stock represented thereby. See "-- WorldCom Depositary Shares" below.

  Dividends

     The holders of WorldCom Series A Preferred Stock are entitled to receive, when, as and if dividends on the WorldCom Series A Preferred Stock are declared by the Board of Directors out of funds legally available therefor, cumulative preferential dividends from the issue date of the WorldCom Series A Preferred Stock, accruing at the rate per share of $268.00 per annum or $67.00 per quarter (equivalent to $2.68 per annum or $.67 per quarter for each WorldCom Depositary Share), payable quarterly in arrears on each February 28, May 31, August 31 and November 30 or, if any such date is not a business day, on the next succeeding business day; provided, however, that with respect to any dividend period during which a redemption occurs, WorldCom may, at its option, declare accrued dividends to, and pay such dividends on, the date fixed for redemption, in which case such dividends would be payable in shares of WorldCom Common Stock to the holders of WorldCom Series A Preferred Stock as of the record date for such dividend payment and would not be included in the calculation of the related Call Price as set forth below. If the Merger is consummated prior to the record date for the February 28, 1997 payment date, then the first dividend payment of $67.00 will be for the period from the issue date of the WorldCom Series A Preferred Stock to and including February 27, 1997 and will be payable on February 28, 1997. Dividends (or amounts equal to accrued and unpaid dividends) payable on the WorldCom Series A Preferred Stock for any period other than a quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months. Dividends are payable in cash or in shares of WorldCom Common Stock, at the election of the WorldCom Board of Directors. WorldCom intends to pay dividends in shares of WorldCom Common Stock on each dividend payment date to the extent that it is unable to pay dividends in cash. If the dividends are paid in shares of WorldCom Common Stock, the number of shares of WorldCom Common Stock to be issued on each dividend payment date will be determined by dividing the total dividend to be paid on each WorldCom Depositary Share by 90% of the average of the average of the high and low sales prices of the WorldCom Common Stock as reported by the Nasdaq National Market or any national securities exchange upon which the WorldCom Common Stock is then listed, for each of the ten consecutive trading days immediately preceding the fifth business day preceding the record date for such dividend (the "Average Stock Price"). If the Average Stock Price is greater than 11.1% higher than the market value for the WorldCom Common Stock on the dividend payment date and the holder sells such shares of WorldCom Common Stock received in payment of the dividend on the WorldCom Series A Preferred Stock at such lower price on such date, then the holder's actual dividend yield would be lower than the stated dividend yield on the WorldCom Series A Preferred Stock. In addition, the holder is likely to incur commissions and other transaction costs in connection with the sale of such WorldCom Common Stock.

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

     The following example is provided to illustrate the calculation of the number of shares of WorldCom Common Stock a holder of WorldCom Depositary Shares would receive if the WorldCom Board of Directors declares a dividend payable in shares of WorldCom Common Stock: Assume that an investor owns 100 WorldCom Depositary Shares (that is, one share of WorldCom Series A Preferred Stock) and the Board of Directors declares a dividend of $268 per WorldCom Series A Preferred Stock, payable in shares of WorldCom Common Stock. Assume also that the Average Stock price is $40. In such event, the investor would be entitled to receive 7.444 shares of WorldCom Common Stock ($268 divided by $36 (90% of $40)). However, since fractional shares will not be issued, the investor will be entitled to receive 7 shares of WorldCom Common Stock and cash in lieu of the fractional share.

     Dividends on the WorldCom Series A Preferred Stock will accrue, whether or not WorldCom has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared, on a daily basis from the previous dividend payment date. Dividends accumulate to the extent they are not paid on the dividend payment date for the quarter for which they accrue ("Accumulated Unpaid Dividends"). Accumulated Unpaid Dividends will not bear interest.

     No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the WorldCom Series A Preferred Stock or any shares of any other series of WorldCom preferred stock of equal rank for any dividend period unless all dividends for all past dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of the WorldCom Series A Preferred Stock and all outstanding shares of all other series of WorldCom preferred stock of equal rank other than the WorldCom Series B Preferred Stock. Unless full cumulative dividends on all outstanding shares of the WorldCom Series A Preferred Stock and (to the extent that the amount thereof shall have become determinable) any outstanding shares of any other series of WorldCom preferred stock of equal rank due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then, subject to the rights of holders of shares of previously issued series of WorldCom preferred stock: (i) no dividend (other than a dividend payable solely in shares of any class of stock ranking junior to the WorldCom Series A Preferred Stock as to the payment of dividends or as to rights in liquidation, dissolution, or winding up of the affairs of WorldCom ("Junior Stock")) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Stock; (ii) no other distribution shall be made upon any shares of Junior Stock; (iii) no shares of Junior Stock or any series of WorldCom preferred stock shall be purchased, redeemed, or otherwise acquired for cash or other property (excluding Junior Stock or the WorldCom Series B Preferred Stock) by WorldCom or any of its subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock by WorldCom or any of its subsidiaries. The Series A Articles of Amendment do not restrict WorldCom's ability to repurchase or redeem on and after the Initial Redemption Date (as defined below) any shares of the WorldCom Series A Preferred Stock while there is an arrearage in the payment of dividends. Holders of shares of WorldCom Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein described.

  Mandatory Conversion of WorldCom Series A Preferred Stock

     On May 31, 1999 ("the Mandatory Conversion Date"), each outstanding share of WorldCom Series A Preferred Stock (and the related WorldCom Depositary Shares) will convert automatically into shares of WorldCom Common Stock at the Common Equivalent Rate (as defined below) in effect on such date and the right to receive, out of funds legally available therefor, an amount equal to all accrued and unpaid dividends on such WorldCom Series A Preferred Stock to the Mandatory Conversion Date, whether or not declared (payable in cash or in shares of WorldCom Common Stock on the same basis as that used to determine dividends), subject to the right of WorldCom to redeem the WorldCom Series A Preferred Stock on or after the Initial Redemption Date (as defined below) and prior to the Mandatory Conversion Date, as described below, and subject to the conversion of the WorldCom Series A Preferred Stock (and the related WorldCom Depositary Shares) at the option of the holder at any time prior to the Mandatory Conversion Date. Notwithstanding the foregoing, if the Mandatory Conversion Date occurs after a record date for a quarterly

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

dividend and before the corresponding payment date, such dividend shall be paid, out of funds legally available therefor, on the payment date rather than on the Mandatory Conversion Date. The "Common Equivalent Rate" is initially four hundred twenty shares (420) of WorldCom Common Stock for each share of WorldCom Series A Preferred Stock (equivalent to 4.2 shares of WorldCom Common Stock for each WorldCom Depositary Share), subject to adjustment as described below.

     Because the price of the WorldCom Common Stock is subject to market fluctuations, the value of the WorldCom Common Stock received by a holder of WorldCom Depositary Shares upon Mandatory Conversion may be more or less than the value of the consideration exchanged for the WorldCom Depositary Shares. Dividends will cease to accrue on the Mandatory Conversion Date in respect of the WorldCom Series A Preferred Stock (and related WorldCom Depositary Shares) then outstanding.

  Right to Redeem WorldCom Series A Preferred Stock

     The WorldCom Series A Preferred Stock (and the related WorldCom Depositary Shares) are not redeemable by WorldCom prior to May 31, 1998 (the "Initial Redemption Date"). At any time and from time to time on or after the Initial Redemption Date and prior to the Mandatory Conversion Date, WorldCom may redeem the outstanding shares of WorldCom Series A Preferred Stock (and thereby the WorldCom Depositary Shares), in whole or in part. Upon any such redemption, the holder of record of shares of WorldCom Series A Preferred Stock will receive, in exchange for each WorldCom Series A Preferred Stock so called, a number of shares of WorldCom Common Stock equal to the call price of the WorldCom Series A Preferred Stock in effect on the date of redemption (the "Call Price") divided by the Current Market Price of the WorldCom Common Stock determined as of the date which is one trading day prior to the public announcement of the call for redemption. The Call Price of each WorldCom Series A Preferred Stock is an amount equal to the sum of (i) $3,417.00 ($34.170 per WorldCom Depositary Share) on and after the Initial Redemption Date through August 30, 1998, $3,400.25 ($34.003 per WorldCom Depositary Share) on and after August 31, 1998 through November 29, 1998, $3,383.50 ($33.835 per WorldCom Depositary Share) on and after November 30, 1998 through February 27, 1999, $3,366.75 ($33.668 per
WorldCom Depositary Share) on and after February 28, 1999 through April 29, 1999, and $3,350.00 ($33.500 per WorldCom Depositary Share) on and after April 30, 1999 until the Mandatory Conversion Date, plus (ii) all accrued and unpaid dividends thereon to the date fixed for redemption. Notwithstanding the foregoing, if the date fixed for redemption occurs after a record date for a quarterly dividend and prior to the corresponding payment date, such dividend shall be paid, out of funds legally available therefor, on the payment date, and the Call Price shall not include the amount of the dividend to be so paid. A public announcement of any call for redemption shall be made before the mailing of the notice of such call to holders of the WorldCom Series A Preferred Stock as described below. Dividends will cease to accrue on the WorldCom Series A Preferred Stock on the date fixed for their redemption. If fewer than all of the outstanding shares of the WorldCom Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected by lot, pro-rata or in such other manner as the WorldCom Board of Directors may determine to be fair and proper.

     The term "Current Market Price" per share of the WorldCom Common Stock on any date of determination means the lesser of (x) the average of the average of the high and low sales prices of the WorldCom Common Stock as reported on the Nasdaq National Market or any national securities exchange upon which the WorldCom Common Stock is then listed, for each of the ten consecutive trading days ending on and including such date of determination and (y) the closing sale price of the WorldCom Common Stock as reported on the Nasdaq National market or any national securities exchange upon which the WorldCom Common Stock is then listed, for such date of determination; provided, however, that, with respect to any redemption of the WorldCom Series A Preferred Stock, if any event that results in an adjustment of the Common Equivalent Rate occurs during the period beginning on the first day of such ten-day period and ending on the applicable redemption date, the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event.

     The opportunity for equity appreciation afforded by an investment in the WorldCom Series A Preferred Stock is less substantial than the opportunity for equity appreciation afforded by an investment in the WorldCom Common Stock because WorldCom may, at its option, call for redemption the WorldCom

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

Series A Preferred Stock at any time on or after the Initial Redemption Date and before the Mandatory Conversion Date, and may be expected to do so before the Mandatory Conversion Date if the Current Market Price of the WorldCom Common Stock exceeds the conversion price. In such event, holders of the WorldCom Series A Preferred Stock will receive less than four hundred twenty (420) shares of WorldCom Common Stock for each share of WorldCom Series A Preferred Stock (equivalent to less than 4.2 shares of WorldCom Common Stock for each WorldCom Depositary Share). Holders of WorldCom Series A Preferred Stock called for redemption, however, will have the option to surrender WorldCom Series A Preferred Stock for conversion at the conversion price up to the close of business on the redemption date (and may be expected to do so if the Current Market Price of the WorldCom Common Stock exceeds the conversion price). A holder of WorldCom Series A Preferred Stock that elects to convert will receive
344.274 shares of WorldCom Common Stock for each WorldCom Series A Preferred Stock (equivalent to 3.443 shares of WorldCom Common Stock for each WorldCom Depositary Share). In no event will a holder of WorldCom Depositary Shares receive less than 3.443 shares of WorldCom Common Stock (equivalent to a conversion price of $9.73 per share of WorldCom Common Stock). Because the number of shares of WorldCom Common Stock to be delivered in payment of the Call Price will be determined on the basis of the Current Market Price, the value per share of the shares of WorldCom Common Stock to be delivered may be more or less than the Call Price on the date of delivery.

  Conversion at Option of Holder

     The WorldCom Series A Preferred Stock (and thereby the WorldCom Depositary Shares) are convertible, in whole or in part, at the option of the holder thereof, at any time prior to the Mandatory Conversion Date, unless previously redeemed, into shares of WorldCom Common Stock at a rate of 344.274 shares of WorldCom Common Stock for each WorldCom Series A Preferred Stock (equivalent to
3.443 shares of WorldCom Common Stock for each WorldCom Depositary Share and equivalent to a conversion price of $9.73 per share of WorldCom Common Stock), subject to adjustment as described below (the "Optional Conversion Rate"). The right to convert WorldCom Series A Preferred Stock called for redemption will terminate at the close of business on the redemption date.

     Conversion of WorldCom Series A Preferred Stock (and thereby the related WorldCom Depositary Shares) may be effected by delivering certificates evidencing such WorldCom Series A Preferred Stock (or the Depositary Receipts evidencing such WorldCom Depositary Shares), together with written notice of conversion and a proper assignment of such certificates to WorldCom or in blank, to the office or agency to be maintained by WorldCom for that purpose, and otherwise in accordance with conversion procedures established by WorldCom. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied. The conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

     Holders of WorldCom Series A Preferred Stock at the close of business on a record date for any payment of dividends will be entitled to receive the dividend payable on such WorldCom Series A Preferred Stock on the corresponding dividend payment date notwithstanding the optional conversion of such WorldCom Series A Preferred Stock following such record date and prior to such dividend payment date. WorldCom will make no other payment or allowance for unpaid dividends, whether or not in arrears, on converted WorldCom Series A Preferred Stock or for dividends or distributions on the shares of WorldCom Common Stock issued upon such conversion.

  Conversion Adjustment

     The Common Equivalent Rate and the Optional Conversion Rate are subject to adjustment if WorldCom shall (i) pay a dividend or make a distribution with respect to WorldCom Common Stock in shares of such stock, (ii) subdivide or split its outstanding shares of WorldCom Common Stock into a greater number of shares, (iii) combine its outstanding shares of WorldCom Common Stock into a smaller number of shares, (iv) issue by reclassification of its shares of WorldCom Common Stock any shares of common stock of WorldCom, (v) issue rights or warrants to all holders of its WorldCom Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of WorldCom

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

Common Stock at a price per share less than the market price of the WorldCom Common Stock or (vi) pay a dividend or make a distribution to all holders of the WorldCom Common Stock of evidence of its indebtedness, securities of a subsidiary, or other assets (excluding any dividends or distributions referred to in clause (i) above or any cash dividends (other than Extraordinary Cash Distributions, as defined below)) or issue to all holders of its WorldCom Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (v) above). WorldCom will also be entitled to make upward adjustments in the Common Equivalent Rate, the Optional Conversion Rate and the Call Price, as the WorldCom Board of Directors in its good faith discretion shall determine to be advisable, so that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Code) hereafter made by WorldCom to its shareholders will not be taxable. "Extraordinary Cash Distributions" means, with respect to any cash dividend or distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the WorldCom Common Stock paid during the consecutive 12-month period ending on and including such date (other than cash dividends and cash distributions for which an adjustment to the Common Equivalent Rate and the Optional Conversion Rate was previously made) exceeds, on a per share of WorldCom Common Stock basis, 10 percent of the average daily closing sales price of the WorldCom Common Stock over such 12-month period. All adjustments to the Common Equivalent Rate and the Optional Conversion Rate will be calculated to the nearest 1/1000th of a share of WorldCom Common Stock or if there is not a nearest 1/1000th of a share to the next lower 1/1000th of a share. No adjustment in the Common Equivalent Rate and the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

  Adjustment for Consolidation or Merger

     In case of any consolidation or merger to which WorldCom is a party (other than a merger or consolidation in which WorldCom is the continuing corporation and in which the WorldCom Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in case of any sale or transfer to another corporation of the property of WorldCom as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), proper provision shall be made so that each share of WorldCom Series A Preferred Stock shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of WorldCom Common Stock into which such WorldCom Series A Preferred Stock might have been converted immediately before consummation of such transaction, (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of WorldCom Common Stock into which such WorldCom Series A Preferred Stock would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction and (iii) redemption on any redemption date in exchange for the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of WorldCom Common Stock that would have been issuable at the Call Price in effect on such redemption date upon a redemption of such shares immediately prior to consummation of such transaction, assuming that the public announcement of such redemption had been made on the last possible date permitted by the terms of the WorldCom Series A Preferred Stock and applicable law; assuming in each case that such holder of WorldCom Series A Preferred Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into which the WorldCom Series A Preferred Stock shall be convertible after the consummation of such transaction shall be subject to adjustment as described in the immediately preceding paragraph following the date of consummation of such transaction. WorldCom shall not, without the affirmative vote of more than the holders of two-thirds of all the outstanding shares of the WorldCom Series A Preferred Stock, become a party to any such transaction unless the terms thereof are consistent with the foregoing.

  Fractional Shares

     No fractional shares of WorldCom Common Stock will be issued upon redemption or conversion of the WorldCom Series A Preferred Stock or in respect of any dividend paid in shares of WorldCom Common Stock. In lieu of any fractional share otherwise issuable in respect of all shares of WorldCom Series A Preferred Stock of any holder which are redeemed or converted on any redemption date or upon Mandatory Conversion or any optional conversion or in respect of any stock dividend, WorldCom will, in its discretion, either (i) aggregate such fractional shares and will sell such shares in the public market to provide funds to be distributed to the holders of WorldCom Series A Preferred Stock that would otherwise receive fractional shares, net of any discounts, commissions, fees or expenses associated with such sale, or (ii) pay to the holders of WorldCom Series A Preferred Stock that would otherwise receive fractional shares an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth ( 1/100th) of a share.

  Notice to Holders of WorldCom Series A Preferred Stock

     WorldCom will provide notice of any call for redemption of the WorldCom Series A Preferred Stock to holders of record of the WorldCom Series A Preferred Stock (and thereby the WorldCom Depositary Shares) to be called for redemption not less than 15 nor more than 60 days before the date fixed for redemption. Such notice shall be provided by mailing notice of such redemption to the holders of record of the WorldCom Series A Preferred Stock to be called for redemption. Each holder of WorldCom Series A Preferred Stock to be called for redemption shall surrender the certificate evidencing such WorldCom Series A Preferred Stock to WorldCom at the place designated in such notice and shall be entitled to receive certificates for shares of WorldCom Common Stock following such surrender and the date of such redemption.

     In the event that (1) WorldCom declares a dividend (or any other distribution) on the WorldCom Common Stock, excluding cash dividends, (2) WorldCom authorizes the issuance to all holders of WorldCom Common Stock of rights or warrants to subscribe for or purchase shares of WorldCom Common Stock or of any other subscription rights or warrants, (3) WorldCom authorizes any reclassification of WorldCom Common Stock (other than a subdivision or combination thereof) or of any consolidation or merger to which WorldCom is a party and for which approval of any WorldCom shareholders is required (subject to certain exceptions), or of the sale or transfer of all or substantially all of the assets of WorldCom, or (4) a voluntary or involuntary dissolution, liquidation or winding up of WorldCom is commenced, then in accordance with such event WorldCom shall give to the holders of shares of WorldCom Series A Preferred Stock, at least ten days notice of:

          (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or if a record is not to be taken, the date as of which the holders of WorldCom Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

          (ii) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of WorldCom Common Stock of record shall be entitled to exchange their WorldCom Common Stock for securities or other property (including cash), if any, deliverable upon such reclassifications, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     For a description of notices to holders of WorldCom Depositary Shares, see "-- WorldCom Depositary Shares -- Record Date" below.

  Liquidation Rights

     In the event of the liquidation, dissolution, or winding up of the business of WorldCom, whether voluntary or involuntary, the holders of WorldCom Series A Preferred Stock, after payment or provision for payment of the debts and other liabilities of WorldCom and the payment or provision for payment of any distribution on any shares of WorldCom's capital stock having a preference and priority over the WorldCom Series A Preferred Stock on liquidation, and before any distribution to the holders of the WorldCom Common Stock, or any other stock ranking junior to the WorldCom Series A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up, will be entitled to receive for each share of WorldCom Series A Preferred Stock an amount equal to the greater of (i) the sum of (a) $3,350 and (b) all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up and (ii) the value of the shares of WorldCom Common Stock into which such shares of WorldCom Series A Preferred Stock are convertible on the date of such liquidation, dissolution or winding up. If the assets of WorldCom available for distribution to the holders of the WorldCom Series A Preferred Stock upon a dissolution, liquidation or winding up of WorldCom shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding WorldCom Series A Preferred Stock and any shares of WorldCom capital stock ranking on a parity with the WorldCom Series A Preferred Stock upon liquidation, then the holders of all such WorldCom Series A Preferred Stock and such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of WorldCom Series A Preferred Stock and the holders of outstanding shares of WorldCom preferred stock ranking on a parity with the WorldCom Series A Preferred Stock upon liquidation are entitled were paid in full.

  Voting Rights

     Each share of WorldCom Series A Preferred Stock is entitled to ten votes per share (equivalent to 0.1 of a vote for each WorldCom Depositary Share) with respect to all matters. The holders of the WorldCom Series A Preferred Stock and the holders of WorldCom Common Stock will vote together as a single class, unless otherwise provided by law or the WorldCom Articles. The approval of more than two-thirds of the votes entitled to be cast by the holders of issued and outstanding shares of WorldCom Series A Preferred Stock is required for any amendment to the WorldCom Articles that materially adversely changes the rights, preferences or privileges of the WorldCom Series A Preferred Stock. The holders of the outstanding shares of WorldCom Series A Preferred Stock shall also have the right, voting together with the holders of any other outstanding shares of Voting Preferred Stock (as hereinafter defined) as a separate voting group, to elect two members of the WorldCom Board of Directors at any time six or more quarterly dividends on any shares of Voting Preferred Stock shall be in arrears and unpaid, in whole or in part, whether or not declared and whether or not any funds shall be or have been legally available for payment thereof. For this purpose, "Voting Preferred Stock" shall mean the shares of WorldCom Series A Preferred Stock and each other series of WorldCom preferred stock which shall have substantially similar voting rights (including voting as one voting group with other shares of Voting Preferred Stock) with respect to the election of directors upon substantially similar arrearages of dividends. In such event, the number of directors of WorldCom shall be increased by two, and, unless a regular meeting of the shareholders of WorldCom is to be held within 60 days thereof for the purpose of electing directors, within 30 days thereafter, WorldCom shall call a special meeting of the holders of the outstanding shares of Voting Preferred Stock for the purpose of electing such directors to take place at the time specified in the notice of the meeting, to be not more than 60 days after such holders become so entitled to elect two directors and not less than 10 days nor more than 50 days after the date on which such notice is mailed. If such special meeting shall not have been so called by WorldCom, or such regular meeting shall not be so held, a special meeting may be called for such purpose at the expense of WorldCom by the holders of not less than 10% of the outstanding shares of any series of Voting Preferred Stock; and notice of any such special meeting shall be given by the person or persons calling the same to the holders of the outstanding shares of the Voting Preferred Stock. At any such special meeting the holders of the outstanding shares of Voting Preferred Stock (voting separately as a class with each share having one vote) shall elect two members of the WorldCom Board of Directors. If a regular meeting of the shareholders of WorldCom for the purpose of electing directors is to be held within 60 days after the time the holders of the outstanding shares of

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

Voting Preferred Stock become so entitled to elect two directors, then at such regular meeting, the holders of the outstanding shares of Voting Preferred Stock (voting separately as a class with each share having one vote) shall elect two members of the Board of Directors. The right of the holders of the Voting Preferred Stock (voting separately as a class) to elect two members of the WorldCom Board of Directors shall continue until such time as no dividends on any outstanding shares of Voting Preferred Stock are in arrears and unpaid, in whole or in part, at which time (i) the voting power of the holders of the outstanding shares of Voting Preferred Stock so to elect two directors shall cease, but always subject to the vesting of such voting power upon the occurrence of each and every like arrearage of dividends, and (ii) the term of office of each member of the Board of Directors who was elected pursuant to this provision shall automatically expire.

  Reissuance

     Shares of WorldCom Series A Preferred Stock redeemed for or converted into WorldCom Common Stock or otherwise acquired by WorldCom will assume the status of authorized but unissued WorldCom preferred stock undesignated as to series and may thereafter be redesignated or reissued in the same manner as other authorized but unissued WorldCom preferred stock.

  Listing


     WorldCom intends to apply to include the WorldCom Depositary Shares on the Nasdaq National Market under the symbol "WCOMP" (provided there are a sufficient number of holders and available market makers to meet applicable requirements).


  Registrar and Transfer Agent

     The Bank of New York will serve as registrar and transfer agent for the WorldCom Series A Preferred Stock (and the WorldCom Depositary Shares).

SERIES B PREFERRED STOCK


     The following description of WorldCom Series B Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the WorldCom Articles and the Articles of Amendment creating the WorldCom Series B Preferred Stock (the "Series B Articles of Amendment"), the relevant terms of which are attached hereto as Appendix IX. Based on the number of shares of MFS Series B Preferred Stock outstanding as of the MFS Record Date, a total of 13,680,011 shares of the WorldCom Series B Preferred Stock will be issued at the Effective Time.


  Dividends

     The holders of WorldCom Series B Preferred Stock are entitled to receive, when and as declared, out of funds legally available therefor, dividends from the issue date of the WorldCom Series B Preferred Stock, accruing at the rate per share of $.0775 per annum, payable when and as the WorldCom Board of Directors may determine in cash, before any dividends shall be set apart for or paid upon the WorldCom Common Stock or any other stock ranking as to dividends junior to the WorldCom Series B Preferred Stock in any year. All dividends declared upon WorldCom Series B Preferred Stock will be pro rata per share and will be payable to holders of record as they appear on the stock books of WorldCom on such record dates as shall be fixed by the WorldCom Board of Directors. Notwithstanding the foregoing, WorldCom may declare, set apart and pay dividends on shares of the WorldCom Series A Preferred Stock whether or not dividends have been declared, set apart or paid on the shares of WorldCom Series B Preferred Stock. The WorldCom Board of Directors is not required to declare any dividends on the WorldCom Series B Preferred Stock, and the failure to declare any such dividends will not constitute a default or otherwise vest the holders of shares of WorldCom Series B Preferred Stock with any right, other than the right to receive amounts in respect of accrued but unpaid dividends. Dividends (or amounts equal to accrued and unpaid dividends) payable on the WorldCom Series B Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months. Dividends are only payable in cash, except for payment of accrued but unpaid dividends upon conversion, redemption or liquidation of the WorldCom Series B Preferred Stock, as the case may be, as described below.

     Dividends on the WorldCom Series B Preferred Stock are cumulative and will accrue on a daily basis whether or not WorldCom has net profits or surplus available for the payment of dividends in such fiscal year. Dividends accumulate as against the holders of any stock ranking junior as to dividends to the WorldCom Series B Preferred Stock to the extent they are not paid in any fiscal year or years for which they accrue. Accrued but unpaid dividends will not bear interest.

     WorldCom is not permitted to set apart for or pay upon the WorldCom Common Stock any Extraordinary Cash Dividend (as defined below) unless, at the same time, WorldCom shall have set apart for or paid upon all shares of WorldCom Series B Preferred Stock an amount of cash per share of WorldCom Series B Preferred Stock equal to the Extraordinary Cash Dividend that would have been paid in respect of such share if the holder of such share of WorldCom Series B Preferred Stock had converted such share into shares of WorldCom Common Stock immediately prior to the record date for such Extraordinary Cash Dividend. The term "Extraordinary Cash Dividend" means, with respect to any cash dividend or distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the WorldCom Common Stock paid during the consecutive 12-month period ending on and including such date exceeds, on a per share of WorldCom Common Stock basis, 10% of the average daily closing price of the WorldCom Common Stock over such 12-month period.

  Conversion at Option of Holder

     The shares of WorldCom Series B Preferred Stock are convertible, in whole or in part, at the option of the holder thereof, at any time, unless previously redeemed, into shares of WorldCom Common Stock at a rate of 0.0973912 shares of WorldCom Common Stock for each share of WorldCom Series B Preferred Stock (equivalent to an initial conversion price of $10.268 per share of WorldCom Common Stock), subject to adjustment as described below (the "Series B Conversion Rate"). Shares of WorldCom Series B Preferred Stock may not be converted after the close of business on the business day preceding the date fixed for redemption of such shares.

     No fractional shares of WorldCom Common Stock will be issued upon conversion of WorldCom Series B Preferred Stock or scrip in lieu thereof. If any fraction of a share of WorldCom Common Stock would be issuable upon conversion of any WorldCom Series B Preferred Stock, WorldCom will, at its election, either
(i) sell such fractional share and distribute the proceeds of such sale to the person entitled to same, net of any discounts, commissions, fees or expenses associated with such sale or (ii) pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth ( 1/100th) of a share.

     Conversion of WorldCom Series B Preferred Stock may be effected by surrendering certificates evidencing such WorldCom Series B Preferred Stock, together with written notice of conversion and a proper assignment of such certificates to WorldCom in form satisfactory to WorldCom, to the principal office of the transfer agent for the WorldCom Series B Preferred Stock and otherwise in accordance with conversion procedures established by WorldCom. Each conversion shall be deemed to have been effected on the date on which the foregoing requirements shall have been satisfied (the "Conversion Date"). The conversion shall be at the Series B Conversion Rate in effect at such time and on such date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates representing shares of the WorldCom Series B Preferred Stock as aforesaid, WorldCom will issue and deliver to such holder a certificate or certificates for the number of full shares of WorldCom Common Stock issuable on such conversion and cash in lieu of any fractional shares of WorldCom Common Stock otherwise issuable upon such conversion.

     Upon any such conversion, WorldCom shall pay, out of funds legally available therefor, to the person entitled thereto an amount equal to all accrued but unpaid dividends to, but not including, the Conversion Date in respect of the shares of WorldCom Series B Preferred Stock surrendered for conversion, which amount shall be payable, at the election of WorldCom, in cash or shares of WorldCom Common Stock. In the event WorldCom elects to pay such amount in shares of WorldCom Common Stock, the number of shares of

WorldCom Common Stock to be issued in respect of unpaid dividends on each share of WorldCom Series B Preferred Stock surrendered for conversion will be determined by dividing (x) the total amount of accrued but unpaid dividends to be paid on each such share of WorldCom Series B Preferred Stock by (y) the Fair Market Value of a share of WorldCom Common Stock. The term "Fair Market Value" means (i) if the WorldCom Common Stock is listed on any national securities exchange or the Nasdaq National Market, the average of the last sales price (or the quoted closing bid price if there shall have been no sales) of the WorldCom Common Stock on such exchange or the Nasdaq National Market (as the case may be) for a period of 30 trading days prior to the Conversion Date, or (ii) if the WorldCom Common Stock is not so listed, on the basis of the average of the mean between the closing bid and asked prices for the WorldCom Common Stock for each day in the 30 trading day period prior to the Conversion Date, as reported by Nasdaq, or its successor, or (iii) if the WorldCom Common Stock is not so listed and if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined by the WorldCom Board of Directors.

  Conversion Adjustment

     In case WorldCom shall at any time (x) subdivide (whether by stock dividend, stock split or otherwise) its outstanding shares of WorldCom Common Stock into a greater number of shares or (y) combine its outstanding shares of WorldCom Common Stock into a smaller number of shares, the Series B Conversion Rate in effect immediately prior thereto will be proportionately adjusted so that the holder of any shares of WorldCom Series B Preferred Stock thereafter surrendered for conversion will be entitled to receive the number of shares of WorldCom capital stock which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of WorldCom Series B Preferred Stock been converted immediately prior to the happening of such event.

  Adjustment for Consolidation or Merger

     In case any capital reorganization or reclassification of the capital stock of WorldCom, or consolidation or merger of WorldCom with another company, or the sale of all or substantially all of its assets to another company shall be effected in such a way that holders of WorldCom Common Stock are entitled to receive stock, securities, cash or other property with respect to or in exchange for WorldCom Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision will be made whereby the holders of the WorldCom Series B Preferred Stock shall have the right to acquire and receive upon conversion of the WorldCom Series B Preferred Stock, which right shall be prior to the rights of the holders of stock ranking junior to the WorldCom Series B Preferred Stock (but after and subject to the rights of holders of preferred stock, if any, ranking senior to the WorldCom Series B Preferred Stock and on parity with the rights of holders of WorldCom Series A Preferred Stock), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of WorldCom Common Stock as would have been received upon conversion of the WorldCom Series B Preferred Stock at the Series B Conversion Rate then in effect. WorldCom will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor company (if other than WorldCom) resulting from such consolidation or merger or the company purchasing such assets assumes, by written instrument, the obligation to deliver to each holder of shares of WorldCom Series B Preferred Stock such shares of stock, securities, cash or other property as such holder may be entitled to purchase.

  Right to Redeem WorldCom Series B Preferred Stock

     The WorldCom Series B Preferred Stock is not redeemable by WorldCom prior to September 30, 2001. Thereafter, WorldCom has the right, at its sole option and election, out of funds legally available therefor, to redeem the shares of WorldCom Series B Preferred Stock, in whole or in part, at any time and from time to time at a redemption price of $1.00 per share plus an amount equal to all accrued and unpaid dividends thereon (the "Redemption Price"), whether or not declared, to the redemption date; provided, that any amount due in respect of all or any portion of the Redemption Price, including accrued dividends, may be paid in cash or shares of WorldCom Common Stock as determined by the WorldCom Board of Directors. In the event the WorldCom Board of Directors elects to pay any portion of the Redemption Price in shares of WorldCom Common Stock, the number of shares of WorldCom Common Stock to be issued will be determined in the same manner as provided for in the event of an optional conversion as described above. If less than all of the outstanding shares of WorldCom Series B Preferred Stock are to be redeemed, the shares to be redeemed will be selected by lot, pro-rata or in such other manner as the WorldCom Board of Directors may determine to be fair and proper. In order to facilitate the redemption of the WorldCom Series B Preferred Stock, the WorldCom Board of Directors may fix a record date for the determination of holders of WorldCom Series B Preferred Stock to be redeemed, or may cause the transfer books of WorldCom to be closed for the transfer of the WorldCom Series B Preferred Stock, not more than 60 days prior to the date fixed for such redemption.

  Liquidation Rights

     In the event of the liquidation, dissolution, or winding up of the business of WorldCom, whether voluntary or involuntary, the holders of WorldCom Series B Preferred Stock, after payment or provision for payment of the debts and other liabilities of WorldCom and the payment or provision for payment of any distribution on any shares of WorldCom's capital stock having a preference and priority over the WorldCom Series B Preferred Stock on liquidation, and before any distribution to the holders of the WorldCom Common Stock, or any other stock ranking junior to the WorldCom Series B Preferred Stock with respect to distributions upon liquidation, dissolution or winding up, will be entitled to receive for each share of WorldCom Series B Preferred Stock an amount equal to the sum of $1.00 plus all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up. If the assets of WorldCom available for distribution to the holders of the WorldCom Series B Preferred Stock upon a dissolution, liquidation or winding up of WorldCom shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding WorldCom Series B Preferred Stock and any shares of WorldCom capital stock ranking on a parity with the WorldCom Series B Preferred Stock upon liquidation, then the holders of all such WorldCom Series B Preferred Stock and such shares of WorldCom capital stock ranking on a parity with the WorldCom Series B Preferred Stock shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of WorldCom Series B Preferred Stock and the holders of outstanding shares of WorldCom preferred stock ranking on a parity with the WorldCom Series B Preferred Stock upon liquidation are entitled were paid in full. The WorldCom Series A Preferred Stock ranks on a parity with the WorldCom Series B Preferred Stock upon liquidation.

  Notice to Holders of WorldCom Series B Preferred Stock

     WorldCom will provide notice of any call for redemption of the WorldCom Series B Preferred Stock (including notice of whether such redemption shall be paid in cash or shares of WorldCom Common Stock) to holders of record of the WorldCom Series B Preferred Stock to be called for redemption not less than 30 nor more than 60 days before the date fixed for redemption.

     In the event that (1) WorldCom declares any dividend upon its WorldCom Common Stock payable in stock or makes any special dividend or other distribution to the holders of WorldCom Common Stock; (2) there is any capital reorganization or reclassification of the WorldCom capital stock, including any subdivision or combination of its outstanding shares of WorldCom Common Stock, or consolidation or merger of WorldCom with, or sale of all or substantially all of its assets to, another company; or (3) there is a voluntary or involuntary dissolution, liquidation or winding up of WorldCom, then, in accordance with such event, WorldCom shall give to the holders of shares of WorldCom Series B Preferred Stock:

          (i) at least twenty (20) days prior written notice of the date on which the books of WorldCom shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

          (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place.

     A notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend or distribution, the date on which the holders of WorldCom Common Stock shall be entitled thereto, and a notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of WorldCom Common Stock shall be entitled to exchange their WorldCom Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice will be sent by mail, first class, postage prepaid, addressed to the holders of the WorldCom Series B Preferred Stock at the address of each such holder as shown on the books of WorldCom.

     Notice of any redemption of the WorldCom Series B Preferred Stock (including notice of whether such redemption will be paid in cash or shares of WorldCom Common Stock) will be mailed at least 30 days, but not more than 60 days prior to the date fixed for redemption to each holder of WorldCom Series B Preferred Stock to be redeemed, at such holder's address as it appears on the books of WorldCom.

  Voting Rights

     Each share of WorldCom Series B Preferred Stock is entitled to one vote per share with respect to all matters. The holders of the WorldCom Series B Preferred Stock and the holders of WorldCom Common Stock (and WorldCom Series A Preferred Stock) will vote together as a single class, unless otherwise provided by law or the WorldCom Articles. The approval of at least a majority of the votes entitled to be cast by the holders of issued and outstanding shares of WorldCom Series B Preferred Stock is required to adversely change the rights, preferences or privileges of the WorldCom Series B Preferred Stock. For this purpose, the authorization or issuance of any series of preferred stock with preference or priority over, or being on a parity with the WorldCom Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of WorldCom shall not be deemed to affect adversely the WorldCom Series B Preferred Stock. In case WorldCom shall at any time prior to March 23, 1999 subdivide (whether by stock dividend, stock split or otherwise) its outstanding shares of WorldCom Common Stock into a greater number of shares (each a "Subdivision"), the voting rights of each share of WorldCom Series B Preferred Stock will be adjusted to provide that the percentage of the aggregate voting power of the WorldCom Common Stock represented by the WorldCom Series B Preferred Stock, shall be the same as such percentage immediately prior to such Subdivision, with the holder of each share of WorldCom Series B Preferred Stock being entitled to the number of votes proportionate to such adjustment. Such adjustments made pursuant to a Subdivision will become effective immediately after the effective date of the Subdivision.

  Reissuance

     Shares of WorldCom Series B Preferred Stock redeemed for or converted into WorldCom Common Stock or otherwise acquired by WorldCom will be retired and cancelled and will not be reissued, and WorldCom may from time to time take such appropriate action as may be necessary to reduce the authorized WorldCom Series B Preferred Stock accordingly.

  No Listing

     WorldCom does not intend to apply to list the WorldCom Series B Preferred Stock on the Nasdaq National Market or any other established securities market.

  Registrar and Transfer Agent

     The Bank of New York will serve as registrar and transfer agent for the WorldCom Series B Preferred Stock.

DEPOSITARY SHARES

     Pursuant to the Merger, each MFS Depositary Share will be exchanged for one WorldCom Depositary Share, resulting in a total of 9,499,200 WorldCom Depositary Shares outstanding as of the Effective Time, based on the number of MFS Depositary Shares outstanding as of the MFS Record Date. Each WorldCom Depositary Share will represent a one-hundredth interest in a share of WorldCom Series A Preferred Stock deposited under the Deposit Agreement ("Deposit Agreement"), to be entered into among WorldCom, The Bank of New York, as Depositary ("Depositary"), and the holders from time to time of Depositary Receipts issued thereunder. Subject to the terms of the Deposit Agreement, each owner of a WorldCom Depositary Share is entitled proportionately to all of the rights and preferences of the shares of WorldCom Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights) contained in the WorldCom Articles and summarized above under "Description of WorldCom Capital Stock -- Preferred Stock -- Series A Preferred Stock." WorldCom does not expect that there will be any public trading market for the WorldCom Series A Preferred Stock except as represented by the WorldCom Depositary Shares.

     The WorldCom Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). The following description of WorldCom Depositary Shares does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Deposit Agreement (which contains the form of Depositary Receipt), a copy of which has been filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

     Issuance of Depositary Receipts. Immediately following the issuance of the WorldCom Series A Preferred Stock, WorldCom will deposit the WorldCom Series A Preferred Stock with the Depositary. Each holder of MFS Depositary Shares upon surrender, to the Exchange Agent, of a depositary receipt or receipts representing such shares together with the transmittal letter provided by the Exchange Agent duly completed and executed by such holder, will then be issued Depositary Receipts representing the number of WorldCom Depositary Shares to which such holder is entitled. See "Plan of Merger -- Surrender of Stock Certificates and Receipt of Merger Consideration." Depositary Receipts will be issued evidencing only whole WorldCom Depositary Shares.

     Withdrawal of WorldCom Series A Preferred Stock. Upon surrender of the WorldCom Depositary Receipts at the Corporate Trust Office of the Depositary, the owner of the WorldCom Depositary Shares evidenced thereby is entitled to delivery at such office the number of whole shares of WorldCom Series A Preferred Stock represented by such WorldCom Depositary Shares. Owners of WorldCom Depositary Shares will be entitled to receive only whole shares of WorldCom Series A Preferred Stock on the basis of one share of WorldCom Series A Preferred Stock for one hundred WorldCom Depositary Shares. In no event will fractional shares of WorldCom Series A Preferred Stock (or cash in lieu thereof) be distributed by the Depositary. If the Depositary Receipts delivered by the holder evidence a number of WorldCom Depositary Shares in excess of the number of WorldCom Depositary Shares representing the number of whole shares of WorldCom Series A Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of WorldCom Depositary Shares.

     The WorldCom Series A Preferred Stock will not be qualified for inclusion in the Nasdaq National Market or in any other exchange or organized trading market. Accordingly, there may be significant disadvantages to holding WorldCom Series A Preferred Stock rather than the WorldCom Depositary Shares.

     Mandatory Conversion, or Call. As described under "Description of WorldCom Capital Stock -- Preferred Stock -- Series A Preferred Stock," the WorldCom Series A Preferred Stock is subject to mandatory conversion into shares of WorldCom Common Stock on the Mandatory Conversion Date, and to the right of WorldCom to call the WorldCom Series A Preferred Stock at WorldCom's option, for redemption on or after the Initial Redemption Date and before the Mandatory Conversion Date. The WorldCom Depositary Shares are subject to mandatory conversion or call upon substantially the same terms and conditions (including as to notice to the owners of WorldCom Depositary Shares) as the WorldCom Series A Preferred Stock, except that the number of shares of Common Stock received upon mandatory conversion or redemption of each WorldCom Depositary Share will be equal to the number of shares of WorldCom

Common Stock received upon mandatory conversion or redemption of each share of WorldCom Series A Preferred Stock divided by one hundred.

     If fewer than all of the WorldCom Depositary Shares are to be redeemed, the WorldCom Depositary Shares to be redeemed will be selected by lot or pro rata or by any other equitable method determined by the Depositary to be consistent with the method determined by the WorldCom Board of Directors with respect to the WorldCom Series A Preferred Stock. If fewer than all of the WorldCom Depositary Shares evidenced by a Depositary Receipt are called for redemption, the Depositary will deliver to the holder of such Depositary Receipt upon its surrender to the Depositary, together with the redemption consideration, a new Depositary Receipt evidencing the WorldCom Depositary Shares evidenced by such prior Depositary Receipt and not called for redemption.

     Conversion at the Option of Holder. As described under "Description of WorldCom Capital Stock -- Preferred Stock -- Series A Preferred Stock," the WorldCom Series A Preferred Stock may be converted, in whole or in part, into shares of WorldCom Common Stock at the option of the holders of WorldCom Series A Preferred Stock at any time before the Mandatory Conversion Date, unless previously redeemed. The WorldCom Depositary Shares may, at the option of holders thereof, be converted into shares of WorldCom Common Stock upon the same terms and conditions as the WorldCom Series A Preferred Stock, except that the number of shares of WorldCom Common Stock received upon conversion of each WorldCom Depositary Share will be equal to the number of shares of WorldCom Common Stock received upon conversion of each share of WorldCom Series A Preferred Stock divided by one hundred. To effect such an optional conversion, a holder of WorldCom Depositary Shares must deliver Depositary Receipts evidencing the WorldCom Depositary Shares to be converted, together with a written notice of conversion and a proper assignment of the Depositary Receipts to WorldCom or in blank, to the Depositary or its agent. Each optional conversion of WorldCom Depositary Shares shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied. The conversion shall be at the Optional Conversion Rate in effect at such time and on such date, adjusted to reflect the fact that one hundred WorldCom Depositary Shares are the equivalent of one WorldCom Series A Preferred Stock.

     If only a portion of the WorldCom Depositary Shares evidenced by a Depositary Receipt is to be converted, a new Depositary Receipt or Receipts will be issued for any WorldCom Depositary Shares not converted. No fractional shares of WorldCom Common Stock will be issued upon conversion or redemption of WorldCom Depositary Shares or upon payment of stock dividends or distributions, and, if such conversion, redemption, dividend or distribution would otherwise result in a fractional share of WorldCom Common Stock being issued, the Depositary will sell the total number of shares of WorldCom Common Stock that would have been represented by such fractional shares at public or private sale at such place or places and upon such terms it deems proper and the Depositary shall distribute the net proceeds of such sale after deduction of applicable expenses and taxes to the record holders entitled to such fractional shares, as set forth in the Deposit Agreement.

     After the date fixed for conversion or redemption, the WorldCom Depositary Shares so converted or called for redemption will no longer be deemed to be outstanding, and all rights of the holders of such WorldCom Depositary Shares will cease, except the redemption and any money or other property to which the holders of such WorldCom Depositary Shares were entitled upon such conversion or redemption, upon surrender to the Depositary of the Depositary Receipt or Receipts evidencing such WorldCom Depositary Shares.

     Dividends and Other Distributions. The Depositary will distribute all dividends or other distributions in respect of the WorldCom Series A Preferred Stock to the record holders of Depositary Receipts in proportion to the number of WorldCom Depositary Shares owned by such holders.

     No fractional shares of WorldCom Common Stock will be issued in respect of any stock dividend paid in respect of the WorldCom Series A Preferred Stock. If such stock dividend would otherwise result in a fractional share of WorldCom Common Stock being issued, an amount will be paid in cash in lieu thereof as described in "Description of WorldCom Capital Stock -- Preferred Stock -- Series A Preferred Stock" and as set forth in the Deposit Agreement.

     The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by WorldCom or the Depositary on account of taxes.

     Record Date. Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the WorldCom Series A Preferred Stock, or (ii) the Depositary shall receive notice of any meeting at which holders of WorldCom Series A Preferred Stock are entitled to vote or of which holders of WorldCom Series A Preferred Stock are entitled to notice, or of any election on the part of WorldCom to call for redemption any WorldCom Series A Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date for the WorldCom Series A Preferred Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or (z) who shall be subject to such redemption, subject to the provisions of the Deposit Agreement.

     Voting of WorldCom Series A Preferred Stock. Upon receipt of notice of any meeting at which holders of WorldCom Series A Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of Depositary Receipts. Each record holder of Depositary Receipts on the record date (which will be the same date as the record date for the WorldCom Series A Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of WorldCom Series A Preferred Stock represented by such holder's WorldCom Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of WorldCom Series A Preferred Stock represented by such WorldCom Depositary Shares in accordance with such instructions, and WorldCom has agreed to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting WorldCom Series A Preferred Stock to the extent it does not receive specific written voting instructions from the holders of Depositary Receipts representing such WorldCom Series A Preferred Stock. To the extent any such instructions request the voting of a fraction of a share of WorldCom Series A Preferred Stock, the Depositary shall aggregate such fraction with all other fractions resulting from requests with the same voting instructions and shall vote the number of whole shares resulting from such aggregation in accordance with the instructions received in such requests.

     Amendment and Termination of Deposit Agreement. The form of Depositary Receipts and any provision of the Deposit Agreement may at any time be amended by agreement between WorldCom and the Depositary. However, any amendment that imposes any fees, taxes or other charges payable by holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Depositary"), or that otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts. Every holder of Depositary Receipts at the time any such amendment becomes effective will be deemed to consent and agree to such amendment and to be bound by the Deposit Agreement, as so amended. In no event may any amendment impair the right of any owner of WorldCom Depositary Shares, subject to the conditions specified in the Deposit Agreement, upon surrender of the Depositary Receipts evidencing such WorldCom Depositary Shares to receive WorldCom Series A Preferred Stock or, upon conversion of the WorldCom Series A Preferred Stock represented by the Depositary Receipts, to receive shares of WorldCom Common Stock, and in each case any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law.

     Whenever so directed by WorldCom, the Depositary will terminate the Deposit Agreement after mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days before the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to WorldCom a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Depositary will continue (i) to collect dividends on the WorldCom Series A Preferred Stock and any other distributions with respect thereto and (ii) to deliver the WorldCom Series A Preferred Stock and any money and other property represented by Depositary Shares upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell the WorldCom Series A Preferred Stock then held by it at public or private sale, at such places and upon such terms as its deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered. The Company does not intend to terminate the Deposit Agreement or to permit the resignation of the Depositary without appointing a successor depositary. In the event the Deposit Agreement is terminated, WorldCom agrees to use its best efforts to list the WorldCom Series A Preferred Stock on the Nasdaq National Market.

     Charges of Depositary. WorldCom will pay all charges of the Depositary including charges in connection with the initial deposit of the WorldCom Series A Preferred Stock, the initial execution and delivery of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which WorldCom Series A Preferred Stock are entitled to vote, withdrawals of the WorldCom Series A Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the WorldCom Series A Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are provided in the Deposit Agreement to be at the expense of the holders of Depositary Receipts or persons depositing WorldCom Series A Preferred Stock.

     General. The Depositary will make available for inspection by holders of Depositary Receipts at its Corporate Office all reports and communications from WorldCom that are delivered to the Depositary and made generally available to the holders of the WorldCom Series A Preferred Stock.

     Neither the Depositary nor WorldCom will be liable if it is prevented or delayed by law or by any circumstance beyond its control from or in performing its obligations under the Deposit Agreement.

WORLDCOM SERIES 3 PREFERRED STOCK

     In connection with the implementation of the WorldCom Rights Plan, the WorldCom Board of Directors authorized 750,000 shares of preferred stock to be issued as Series 3 Junior Participating Preferred Stock (the "WorldCom Series 3 Preferred Stock"), a description of the terms of which is set forth below under "-- Preferred Stock Purchase Rights." The WorldCom Board of Directors also intends to file with the Secretary of State of the State of Georgia, at or prior to the Effective Time, an amendment to its Articles of Amendment previously establishing the Series 3 Junior Participating Preferred Stock (as described in "-- Preferred Stock Purchase Rights" below) in order to increase the number of shares of such preferred stock issuable upon exercise of the WorldCom Rights associated with the WorldCom Common Stock.

PREFERRED STOCK PURCHASE RIGHTS

     On August 25, 1996, WorldCom adopted the WorldCom Rights Plan and in connection therewith entered into the WorldCom Rights Agreement. To implement the WorldCom Rights Plan, the WorldCom Board of Directors authorized the issuance of one preferred share purchase right (a "WorldCom Right") for each outstanding share of WorldCom Common Stock outstanding as of September 6, 1996 and issued thereafter until the Distribution Date (as defined in the WorldCom Rights Agreement). Each WorldCom Right entitles the registered holder to purchase from WorldCom one one-thousandth of a share of Series 3 Preferred Stock at an initial price of $160.00 per one one-thousandth of such share, subject to adjustment as described in the WorldCom Rights Agreement.

     The WorldCom Rights will be evidenced by the WorldCom Common Stock and a Distribution Date will occur upon the earlier of ten business days following public disclosure or the date on which WorldCom first determines that certain persons or groups (an "Acquiring Person") have become the beneficial owner of 15% or more of the outstanding shares of voting stock of WorldCom (the "Stock Acquisition Date") or ten business days (or such later date as may be determined by action of the Board of Directors but not later than the Stock Acquisition Date) following the commencement of a tender offer or exchange offer that would result in certain persons or groups becoming an Acquiring Person. The WorldCom Rights are not exercisable until the Distribution Date and will expire, if not previously exercised, on September 6, 2006, unless such final expiration date is extended or unless the WorldCom Rights are earlier redeemed or exchanged by WorldCom.

     Upon the occurrence of a Distribution Date, each holder of a WorldCom Right, except for an Acquiring Person, has the right to acquire, upon exercise of the WorldCom Right, WorldCom Common Stock having a value equal to two times the exercise price of the WorldCom Right. If a person becomes an Acquiring Person and (i) WorldCom is acquired in a merger or other business combination transaction in which either WorldCom is not the surviving corporation or WorldCom Common Stock is exchanged or changed, or (ii) 50% or more of WorldCom's assets or earnings power is sold in one or several transactions, each holder of a WorldCom Right, except for an Acquiring Person, would acquire, upon exercise of the WorldCom Right, such number of shares of the acquiring company's common stock as shall be equal to the result obtained by multiplying the then current exercise price for a WorldCom Right by the number one one-thousandths of a share of WorldCom Series 3 Preferred Stock for which a WorldCom Right is then exercisable and dividing that product by 50% of the then current market price per share of the common stock of the acquiring company on the date of such merger or other business combination transaction.

     If a certain person or group acquires more than 15% but less than 50% of the outstanding WorldCom Common Stock, WorldCom can exchange each WorldCom Right, except those held by such persons, for one share of WorldCom Common Stock.

     The WorldCom Series 3 Preferred Stock will be nonredeemable and junior to any other series of WorldCom preferred stock (unless otherwise provided in the terms of such WorldCom preferred stock). Each share of WorldCom Series 3 Preferred Stock will have a preferential dividend in an amount equal to 1,000 times any dividend declared on each share of WorldCom Common Stock. In the event of liquidation, the holders of the WorldCom Series 3 Preferred Stock will receive a preferred liquidation payment equal to the greater of $1,000 or 1,000 times the payment made per share of WorldCom Common Stock. Each share of WorldCom Series 3 Preferred Stock will have 1,000 votes, voting together with the WorldCom Common Stock. In the event of any merger, consolidation or other transaction in which shares of WorldCom Common Stock are converted or exchanged, each share of WorldCom Series 3 Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of WorldCom Common Stock. The rights of the WorldCom Series 3 Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

     At any time prior to the time an Acquiring Person becomes such, WorldCom may redeem the WorldCom Rights in whole, but not in part, at a price of $.01 per WorldCom Right. The redemption of the WorldCom Rights may be made effective at such time, on such basis and with such conditions as the WorldCom Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the WorldCom Rights, the right to exercise the WorldCom Rights will terminate and the only right of the holders of WorldCom Rights will be to receive the redemption price.

     The terms of the WorldCom Rights may be amended by the WorldCom Board of Directors without the consent of the holders of the WorldCom Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the voting power of all securities of WorldCom then known to WorldCom to be beneficially owned by certain persons or groups and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the WorldCom Rights.

     The WorldCom Rights Agreement provides that the execution of the Merger Agreement and the WorldCom Option Agreement and the consummation of the transactions contemplated thereby will not result in the occurrence of a Distribution Date or the WorldCom Rights becoming exercisable.

     The WorldCom Rights have certain anti-takeover effects. The WorldCom Rights will cause substantial dilution to a person or group that attempts to acquire or merge with WorldCom in certain circumstances. Accordingly, the existence of the WorldCom Rights may deter certain potential acquirors from making certain takeover proposals or tender offers. The WorldCom Rights should not interfere with any merger or other business combination approved by the WorldCom Board of Directors since WorldCom may redeem the WorldCom Rights as described above.

CERTAIN CHARTER AND BYLAW PROVISIONS

     In addition to the WorldCom Rights Agreement described above, the WorldCom Articles and the WorldCom Bylaws contain certain provisions, which are referred to below and which may have the effect of discouraging certain types of transactions that involve an actual or threatened change of control of WorldCom. Reference is made to the full text of the WorldCom Articles and the WorldCom Bylaws, which are incorporated by reference as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. See "Risk Factors -- Risks Related to WorldCom, MFS and the Combined
Company -- Anti-Takeover Provisions" and "Comparative Rights of
Shareholders -- Election of Directors," " -- Special Meetings of Shareholders," " -- Special Redemption Provisions," and "-- Business Combination Restrictions." In addition, one of the effects of the existence of unissued and unreserved WorldCom Common Stock and preferred stock may be to enable the Board of Directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of WorldCom by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of WorldCom's management and possibly deprive the shareholders of opportunities to sell their shares of WorldCom Capital Stock at prices higher than the prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of WorldCom.

                           INFORMATION REGARDING MFS

     The following briefly describes the business of MFS. Additional information regarding MFS is contained in its filings with the Commission pursuant to the Exchange Act. See "Additional Information" and "Incorporation of Documents by Reference."

BUSINESS OF MFS

     MFS provides facilities-based telecommunications services and systems to business and government. MFS is organized as a holding company and operates through its subsidiaries in two business segments: telecommunications services and network systems integration. MFS provides telecommunications services domestically and internationally in the form of: (i) dedicated special access and private line circuits, local switched service and high speed data communications to large business customers; (ii) single source integrated local and long distance switched services, high speed data communications services and facilities management to medium and small businesses; (iii) local access to long distance companies; and (iv) local access, ATM-based backbone service and interconnection via NAPs to Internet service providers.

     MFS provides telecommunications services by utilizing its international network platform, which consists of MFS-owned transmission and switching facilities and network capacity leased from other carriers primarily in the United States and Western Europe.

     On August 12, 1996, MFS acquired UUNET through a merger of a subsidiary of MFS with and into UUNET. UUNET is a leading worldwide provider of a comprehensive range of Internet access options, applications, and consulting services to businesses, professionals and on-line services providers. UUNET provides both dedicated and dial-up Internet access, and other applications and services which include Web server hosting and integration services, client software and security products, training, and network integration and consulting services. MFS estimates that UUNET's customer base included over 35,000 business and professional accounts as of September 30, 1996.

     UUNET makes available to customers a variety of products and services, including Web server hosting and content development services, client software and security products and training, all of which can be integrated by UUNET through its network integration and consulting services, through a single source. UUNET's products and services are supported by a technical staff that is highly experienced in Internet operations and services. UUNET's network operations center monitors traffic across UUNET's network 24 hours per day, seven days per week.

     MFS has contacted 21 LECs to initiate the process of implementing the "co-carrier" provisions of the Telecom Act and has established a co-carrier task force consisting of approximately 100 personnel dedicated to facilitate the negotiation and implementation of co-carrier arrangements with the LECs. Beginning on May 22, 1996, MFS has entered into comprehensive co-carrier agreements with each of Ameritech Corp., Southwestern Bell, Bell Atlantic, NYNEX and Bell South, which involve the networks of those companies in the marketing regions within the respective BOC operating territories in which MFS offers telecommunications services. These agreements include, among other items, minimum points of interconnection, an equal, identical and reciprocal rate for termination of local calls, interim number portability with pass-through of terminating compensation, and terms for the availability of unbundled loops. Certain of these agreements also contemplate that loop rates will be set by state regulators through binding arbitration according to a schedule and costing standards defined by the Telecom Act. Interim loop rates have been established in a number of states in arbitration decisions issued in early November 1996. Future proceedings will establish permanent loop rates.

     Initially created to design and build MFS' networks in a high quality and cost-effective manner, MFS Network Technologies provides network systems integration for MFS and third parties which desire to deploy sophisticated networks, including intelligent transportation systems, voice and data networks, interactive distance learning networks, security systems and combined cable television-telephone networks.

     The principal executive offices of MFS are located at 11808 Miracle Hills Drive, Omaha, Nebraska 68154, and its telephone number is (402) 231-3000.

           WORLDCOM PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1996 and unaudited Pro Forma Condensed Combined Income Statements for the nine months ended September 30, 1996 and for the year ended December 31, 1995 illustrate the effect of the proposed Merger as if the Merger had occurred on September 30, 1996 for the Pro Forma Condensed Combined Balance Sheet and as of January 1, 1995 for the Pro Forma Condensed Combined Income Statements.

     Pursuant to the terms of the Merger Agreement, each share of MFS Common Stock, together with the associated preferred stock purchase rights issued under the MFS Rights Agreement, will be converted into the right to receive 2.1 shares of WorldCom Common Stock, and each share of MFS Series A Preferred Stock and MFS Series B Preferred Stock (other than those held by holders of MFS Series B Preferred Stock exercising appraisal rights) will be converted into the right to receive, respectively, one share of WorldCom Series A Preferred Stock and one share of WorldCom Series B Preferred Stock. For more information regarding the Merger, see "Plan of Merger -- General Description of the Merger." The Merger will be accounted for as a purchase transaction.

     These Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical financial statements of WorldCom, MFS and UUNET which are incorporated by reference herein and the MFS Adjusted Historical Financial Statements which are set forth elsewhere herein.

     The Pro Forma Condensed Combined Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

             WORLDCOM PRO FORMA CONDENSED COMBINED BALANCE SHEET(1)
                            AS OF SEPTEMBER 30, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                           WORLDCOM/MFS
                                            WORLDCOM           MFS         PRO FORMA        PRO FORMA
                                          HISTORICAL(2)   HISTORICAL(2)   ADJUSTMENTS        COMBINED
                                          -------------   -------------   -----------      ------------
Current assets...........................   $  825,914      $1,769,463    $        --      $ 2,595,377
Property, plant and equipment, net.......    1,765,547       1,619,739             --        3,385,286
Goodwill and other intangibles, net......    4,012,234       2,312,863      6,392,367 (3)   12,717,464
Other assets.............................      251,271         114,722             --          365,993
                                            ----------      ----------    -----------      -----------
  Total assets...........................   $6,854,966      $5,816,787    $ 6,392,367      $19,064,120
                                            ==========      ==========    ===========      ===========
Current liabilities......................   $  901,710      $  451,576    $    35,000 (4)  $ 1,388,286
Long-term debt...........................    3,276,641       1,388,111             --        4,664,752
Other liabilities........................      234,273          40,075             --          274,348
Shareholders' equity:
  Preferred stock........................           --             151           (151)(5)          151
                                                                                  151 (6)
 Common stock...........................        4,084           2,216         (2,216) (5)       8,738
                                                                                4,654 (6)
  Paid in capital........................    2,184,633       4,911,760     (4,911,760)(5)   14,614,220
                                                                           12,429,587 (6)
  Retained earnings......................      208,703        (978,274)       978,274 (5)   (1,931,297)
                                                                           (2,140,000)(7)
  Other..................................       44,922           1,172         (1,172)(5)       44,922
                                            ----------      ----------    -----------      -----------
  Total shareholders' equity.............    2,442,342       3,937,025      6,357,367       12,736,734
                                            ----------      ----------    -----------      -----------
  Total liabilities and shareholders'
     equity..............................   $6,854,966      $5,816,787    $ 6,392,367      $19,064,120
                                            ==========      ==========    ===========      ===========

           WORLDCOM PRO FORMA CONDENSED COMBINED INCOME STATEMENT(1)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                MFS                          WORLDCOM/MFS
                                            WORLDCOM         ADJUSTED        PRO FORMA        PRO FORMA
                                          HISTORICAL(2)    HISTORICAL(8)    ADJUSTMENTS        COMBINED
                                          -------------    -------------    -----------      ------------
Revenues................................    $3,235,552       $ 847,572       $ (65,271)(9)    $4,017,853
Operating expenses:
  Cost of sales.........................     1,763,421         473,204         (65,271)(9)     2,171,354
  Selling, general and administrative...       597,558         421,030              --         1,018,588
  Depreciation and amortization.........       228,489         487,881         (91,159)(10)      625,211
  Provision to reduce carrying value of
     certain assets.....................       402,000              --              --           402,000
                                            ----------       ---------       ---------        ----------
Operating income (loss).................       244,084        (534,543)         91,159          (199,300)
Other income (expense):
  Interest expense, net.................      (167,946)        (48,629)             --          (216,575)
  Other.................................         5,810          (1,767)             --             4,043
                                            ----------       ---------       ---------        ----------
Income (loss) before tax................        81,948        (584,939)         91,159          (411,832)
Provision for income taxes..............       129,843             394        (103,708)(11)       26,529
                                            ----------       ---------       ---------        ----------
Net income (loss) from continuing
  operations............................       (47,895)       (585,333)        194,867          (438,361)
Preferred dividend requirement..........           860          21,992              --            22,852
                                            ----------       ---------       ---------        ----------
Net income (loss) applicable to common
  shareholders..........................    $  (48,755)      $(607,325)      $ 194,867        $ (461,213)
                                            ==========       =========       =========        ==========
Number of shares issued and outstanding:
  Primary...............................       393,869         195,208         214,729           803,806
                                            ==========       =========       =========        ==========
  Fully diluted.........................       393,869         195,208         214,729           803,806
                                            ==========       =========       =========        ==========
Loss per share(12):
  Primary...............................    $    (0.12)      $   (3.11)                       $    (0.57)
                                            ==========       =========                        ==========
  Fully diluted.........................    $    (0.12)      $   (3.11)                       $    (0.57)
                                            ==========       =========                        ==========

           WORLDCOM PRO FORMA CONDENSED COMBINED INCOME STATEMENT(1)

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                MFS                          WORLDCOM/MFS
                                            WORLDCOM         ADJUSTED        PRO FORMA        PRO FORMA
                                          HISTORICAL(2)    HISTORICAL(8)    ADJUSTMENTS        COMBINED
                                          -------------    -------------    -----------      ------------
Revenues................................    $3,639,875       $ 671,810       $ (44,661)(9)    $4,267,024
Operating expenses:
  Cost of sales.........................     1,992,413         360,678         (44,661)(9)     2,308,430
  Selling, general and administrative...       660,149         420,162              --         1,080,311
  Depreciation and amortization.........       311,265         583,131        (121,545)(10)      772,851
                                            ----------       ---------       ---------        ----------
Operating income (loss).................       676,048        (692,161)        121,545           105,432
Other income (expense):
  Interest expense, net.................      (249,062)        (39,414)             --          (288,476)
  Other.................................        11,801          13,233              --            25,034
                                            ----------       ---------       ---------        ----------
Income (loss) before tax................       438,787        (718,342)        121,545          (158,010)
Provision for income taxes..............       171,127             600         (93,727)(11)       78,000
                                            ----------       ---------       ---------        ----------
Net income (loss) from continuing
  operations............................       267,660        (718,942)        215,272          (236,010)
Preferred dividend requirement..........        33,191          15,064              --            48,255
                                            ----------       ---------       ---------        ----------
Net income (loss) applicable to common
  shareholders..........................    $  234,469       $(734,006)      $ 215,272        $ (284,265)
                                            ==========       =========       =========        ==========
Number of shares issued and outstanding:
  Primary...............................       386,898         185,938         164,300           737,136
                                            ==========       =========       =========        ==========
  Fully diluted.........................       402,990         185,938         148,208           737,136
                                            ==========       =========       =========        ==========
Earnings (loss) per share(12):
  Primary...............................    $     0.65       $   (3.95)                       $    (0.39)
                                            ==========       =========                        ==========
  Fully diluted.........................    $     0.64       $   (3.95)                       $    (0.39)
                                            ==========       =========                        ==========

                          NOTES TO WORLDCOM PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

 1. The pro forma financial data do not give effect to any potential cost savings and synergies that could result from the Merger. The Pro Forma Condensed Combined Balance Sheet reflects the write-off of intangible assets consisting of in-process research and development ("R&D") projects of $2.14 billion related to the Merger. The effect of this charge has not been reflected in the accompanying Pro Forma Condensed Combined Income Statements as it is a non-recurring charge. Additionally, the Pro Forma Condensed Combined Balance Sheet does not give effect to the potential repurchase of MFS Notes for cash at 101% of the accreted value thereof. WorldCom anticipates that if these rights are exercised, additional capital availability may be generated through a combination of commercial bank debt and public market debt. The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at the dates indicated, nor necessarily indicative of future operating results or financial position.

 2. These columns represent historical results of operations and financial position.

 3. This adjustment reflects the excess of cost over net tangible assets acquired. For purposes of allocating the acquisition costs among the various assets acquired, WorldCom has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of such acquisition costs being attributed to R&D in-process (network design and development projects in-process), goodwill, network technology and assembled work force. It is WorldCom's intention, subsequent to the Merger, to more fully evaluate the acquired assets and, as a result, the allocation of the acquisition costs among the tangible and intangible assets acquired may change. The following is a summary of the adjustment to goodwill and other intangibles:

            Purchased R&D in-process................................  $ 2,140,000
            Write-off of purchased R&D in-process...................   (2,140,000)
            Goodwill................................................    8,228,230
            Network technology......................................      400,000
            Assembled work force....................................       42,000
            Direct merger costs.....................................       35,000
            Elimination of MFS goodwill and other intangibles.......   (2,312,863)
                                                                       ----------
                                                                      $ 6,392,367
                                                                       ==========

    Goodwill is being amortized over a 40 year life while network technology and assembled work force are being amortized over 5 years and 10 years, respectively.

 4. This adjustment reflects liabilities incurred, such as investment advisory, legal, accounting and consulting fees, related to the Merger.

 5. These adjustments represent the elimination of MFS' stockholders' investment accounts.

 6. This adjustment represents the issuance of approximately 465.4 million shares of WorldCom Common Stock in accordance with the Merger Agreement and the exchange ratio of 2.1 shares of WorldCom Common Stock for each share of MFS Common Stock outstanding, and the exchange of each share of MFS Series A Preferred Stock and MFS Series B Preferred Stock for one share of WorldCom Series A Preferred Stock or one share of WorldCom Series B Preferred Stock, respectively.

 7. This adjustment reflects the write-off of intangible assets consisting of in-process R&D projects of $2.14 billion. See Note 1.

 8. The MFS Adjusted Historical Financial Statements for the nine months ended September 30, 1996 and the year ended December 31, 1995 include the effect of the UUNET Acquisition and the issuance of approximately 58 million shares of MFS Common Stock and options to purchase MFS Common Stock valued at approximately $2.1 billion in connection with such acquisition. See "MFS Adjusted Historical Financial Statements" which are set forth elsewhere herein.

 9. These adjustments eliminate the revenues and corresponding line costs attributable to the intercompany traffic among WorldCom, MFS and UUNET.

10. This entry reflects the adjustment to amortization for the effect of the intangible assets acquired in the Merger (see Note 3).

11. These entries represent the tax effect of adjustments due to inclusion of the acquired operations.

12. Pro forma per share data are based on the number of WorldCom common shares that would have been outstanding had the Merger occurred on the earliest date presented.

                  MFS ADJUSTED HISTORICAL FINANCIAL STATEMENTS

     The following unaudited adjusted historical financial statements give pro forma effect to the UUNET Acquisition. The adjusted historical statements of operations assume that the UUNET Acquisition occurred as of January 1, 1995. The adjusted historical financial statements are not necessarily indicative of the results that actually would have been attained if the UUNET Acquisition had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the MFS and UUNET historical consolidated financial statements and notes thereto incorporated by reference herein.

                  MFS ADJUSTED HISTORICAL INCOME STATEMENT(1)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                   MFS
                                                 MFS             UUNET         PRO FORMA         ADJUSTED
                                            HISTORICAL(2)    HISTORICAL(2)    ADJUSTMENTS       HISTORICAL
                                            -------------    -------------    -----------       ----------
Revenues...................................   $ 724,044         $129,047       $  (5,519)(3)     $ 847,572
Operating expenses:
  Cost of sales............................     407,618           71,105          (5,519)(3)       473,204
  Selling, general and administrative......     376,927           44,103               0           421,030
  Depreciation and amortization............     212,425           11,811         263,645 (4)       487,881
                                              ---------         --------       ---------         ---------
Operating income...........................    (272,926)           2,028        (263,645)         (534,543)
Other income (expense):
  Interest expense.........................     (47,709)            (920)              0           (48,629)
  Other....................................      (2,109)             342               0            (1,767)
                                              ---------         --------       ---------         ---------
Income (loss) before tax...................    (322,744)           1,450        (263,645)         (584,939)
Provision for income taxes.................         300               94               0               394
                                              ---------         --------       ---------         ---------
Net income (loss) from continuing
  operations...............................    (323,044)           1,356        (263,645)         (585,333)
Preferred dividend requirement.............      21,992                0               0            21,992
                                              ---------         --------       ---------         ---------
Net income (loss) applicable to common
  stockholders.............................   $(345,036)        $  1,356       $(263,645)        $(607,325)
                                              =========         ========       =========         =========
Number of shares issued and outstanding:
  Primary..................................     147,455                           47,753           195,208
                                              =========                        =========         =========
  Fully diluted............................     147,455                           47,753           195,208
                                              =========                        =========         =========
Loss per share(5):
  Primary..................................   $   (2.34)                                         $   (3.11)
                                              =========                                          =========
  Fully diluted............................   $   (2.34)                                         $   (3.11)
                                              =========                                          =========

                  MFS ADJUSTED HISTORICAL INCOME STATEMENT(1)
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                   MFS
                                                  MFS             UUNET         PRO FORMA        ADJUSTED
                                             HISTORICAL(2)    HISTORICAL(2)    ADJUSTMENTS      HISTORICAL
                                             -------------    -------------    -----------      ----------
Revenues....................................   $ 583,194         $ 94,461       $  (5,845)(3)    $ 671,810
Operating expenses:
  Cost of sales.............................     315,506           51,017          (5,845)(3)      360,678
  Selling, general and administrative.......     364,497           55,665              --          420,162
  Depreciation and amortization.............     142,496            8,322         432,313 (4)      583,131
                                               ---------         --------       ---------        ---------
Operating loss..............................    (239,305)         (20,543)       (432,313)        (692,161)
Other income (expense):
  Interest expense..........................     (38,606)            (808)             --          (39,414)
  Other.....................................      10,613            2,620              --           13,233
                                               ---------         --------       ---------        ---------
Loss before tax.............................    (267,298)         (18,731)       (432,313)        (718,342)
Provision for income taxes..................         600             (474)            474(6)           600
                                               ---------         --------       ---------        ---------
Net loss from continuing operations.........    (267,898)         (18,257)       (432,787)        (718,942)
Preferred dividend requirement..............      15,064               --              --           15,064
                                               ---------         --------       ---------        ---------
Net loss applicable to common
  stockholders..............................   $(282,962)        $(18,257)      $(432,787)       $(734,006)
                                               =========         ========       =========        =========
Number of shares issued and outstanding:
  Primary...................................     127,786                           58,152          185,938
                                               =========                        =========        =========
  Fully diluted.............................     127,786                           58,152          185,938
                                               =========                        =========        =========
Loss per share(5):
  Primary...................................   $   (2.21)                                        $   (3.95)
                                               =========                                         =========
  Fully diluted.............................   $   (2.21)                                        $   (3.95)
                                               =========                                         =========

             NOTES TO MFS ADJUSTED HISTORICAL FINANCIAL STATEMENTS.

1. The unaudited adjusted historical financial data do not give effect to any potential cost savings and synergies that could result from the UUNET Acquisition. The adjusted historical data are not necessarily indicative of the operating results that would have occurred had the UUNET Acquisition been consummated on the dates indicated nor necessarily indicative of future operating results.

2. These columns represent historical results of operations. The UUNET historical column for the nine months ended September 30, 1996 includes results through the date of acquisition, August 12, 1996. One-time merger related costs of $15.7 million have not been included in UUNET's results of operations for this period. The results of operations for UUNET since August 12, 1996 are included in the MFS historical column.

3. This adjustment reflects the elimination of intercompany revenues and expenses.

4. This adjustment reflects the amortization of the excess of the purchase price over the net book value (which approximates fair value) of the net tangible assets acquired which was recorded as goodwill, a customer contract and customer list. The pro forma adjustment to depreciation and amortization represents the amortization of the goodwill and other intangibles and was calculated using the straight-line method over a five year life for goodwill and three to four year lives for other intangibles.

5. Pro forma per share data are based on the number of MFS common shares that would have been outstanding had the UUNET Acquisition occurred on the earliest date presented.

6. This represents the tax effect of adjustments due to inclusion of the acquired operations. The remaining pro forma combined income tax provision results from state and foreign tax liabilities that would not be eliminated as a result of the UUNET Acquisition.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE
               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The statements set forth below, including, without limitation, statements regarding possible developments in the business of the combined company, business opportunities, cost savings, capital spending programs, capital availability, effects of regulatory developments, and cash flow management constitute or may constitute forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements." Factors that could cause actual results to differ materially include, but are not limited to, those discussed above under "Risk Factors," particularly the Risk Factors captioned "Risks Related to the Merger -- Risks Associated with Failure to Obtain Consents of Certain Governmental Authorities," "-- Integration of the Companies" and "-- Risks Associated with the Repurchase of MFS Senior Notes" and "Risks Related to WorldCom, MFS and the Combined Company -- Acquisition Strategy," "-- Operating Losses," "-- Significant Capital Requirements,"
"-- Regulation" and "-- Competition."

     The pro forma condensed combined financial statements reflecting the proposed Merger of WorldCom and MFS have been presented as required by the rules of the Commission. The required methodology only assumes the issuance of additional shares of WorldCom Capital Stock as a part of the Merger and the corresponding accounting adjustments to eliminate intercompany transactions to write-off purchased research and development costs and to recognize additional amortization and resulting tax effects. It is the opinion of the managements of WorldCom and MFS that the pro forma condensed combined financial statements are not necessarily indicative of the results to be expected in the post-Merger period.

     The pro forma condensed combined income statement for the year ended December 31, 1995 reflects combined pro forma loss applicable to common shareholders of $284.3 million, a decrease of $215.3 million over the sum of the separate companies' (WorldCom, MFS and UUNET) amounts. This decrease is attributable to the effect of the amortization of the intangible assets acquired in the Merger. The decrease also includes the tax effect of adjustments due to the inclusion of acquired operations. The pro forma condensed combined income statement for the nine months ended September 30, 1996 also reflects the adjustments noted above.

     Consummation of the Merger is subject to the condition that all consents of any governmental authority required for consummation of the Merger and the transactions contemplated by the Merger Agreement shall have been obtained by Final Order (as defined in the Merger Agreement) except as waived by WorldCom or MFS or those consents the failure of which to obtain will not have a Surviving Corporation Material Adverse Effect (as defined therein). If all requisite consents have not been received at such time as all other material conditions to the Merger have been satisfied or waived, MFS and WorldCom may nonetheless determine to consummate the Merger. Although MFS and WorldCom are seeking such consents, it is uncertain whether such consents will be obtained in, among others, certain major metropolitan areas. If MFS and WorldCom determine to consummate the Merger without having obtained such consents, no assurance can be given that the resulting loss of that portion of MFS' business to which the consents relate will not have a material adverse effect on the business, prospects, financial condition or results of operations of WorldCom and MFS on a combined basis.

     It is believed that the proposed Merger will create one of the world's premier business communications companies, providing a single source for a full range of local, long distance, Internet and international services over an advanced fiber optic network. The combination of the WorldCom, MFS and UUNET is expected to enhance WorldCom's current position as one of the largest long distance telecommunications companies in the industry, serving customers domestically and internationally. As WorldCom's networks will connect to MFS' city networks, it is expected that significant cost savings from reduced line and access costs will be achieved. The Merger will also eliminate duplication of capital spending programs, including those for undersea capacity, international facilities and MFS' planned U.S. intercity network. Additionally, WorldCom believes that the combined company is positioned to take advantage of the congressional intent behind the Telecom Act as well as the recently released FCC Interconnect Order. However, no assurance can be given that WorldCom will be able to successfully integrate the operations of MFS or UUNET or obtain the expected networking and operational efficiencies. See "Risk Factors -- Risks Related to the Merger."

     Upon consummation of the Merger, each holder of the MFS Notes has the right to require MFS to repurchase such holder's MFS Notes, for cash, at 101% of the accreted value thereof on the date of such repurchase. Such offer to purchase must generally be made to the holders of the MFS Notes within 30 days of the Effective Time with all cash payments completed within 60 days of such offer. Assuming that the MFS Notes were repurchased as of the MFS Record Date, the maximum cash that WorldCom would be required to pay if all holders elect to require WorldCom to repurchase their MFS Notes would be approximately $1.3 billion. Each of WorldCom and MFS believe that such repurchase can be made by WorldCom after the consummation of the Merger without materially adversely affecting the financial condition of the combined company. WorldCom anticipates that if these rights are exercised, additional capital availability may be generated through a combination of commercial bank debt and public market debt. There can be no assurance that the noteholders will exercise this right or that WorldCom can achieve this additional capital availability. See "Risk
Factors -- Risks Related to the Merger."

     WorldCom has historically utilized cash flow from operations to finance capital expenditures and a mixture of cash flow, debt and stock to finance acquisitions. WorldCom is committed to a priority plan of accelerating operating cash flow to reduce debt. Additional capital availability may be generated through a combination of commercial bank debt and public market debt. Successful execution of the priority plan would provide continued compliance with required operating ratio covenants and improved interest rate spread pricing, and would eliminate any type of equity financing other than equity issued in connection with acquisitions. No assurance can be given that WorldCom will achieve its priority plan. See "Risk Factors -- Risks Related to WorldCom, MFS and the Combined Company."

     Neither WorldCom nor MFS has ever paid any cash dividends on its common stock. WorldCom's Credit Facility restricts the payment of cash dividends on the WorldCom Common Stock without the prior consent of the lenders. In addition, certain agreements to which MFS is a party limit the payment of dividends or other distributions on any capital stock of MFS. The MFS Depositary Shares are entitled to receive dividends, when, as and if they are declared by the Board of Directors, accruing at the rate $2.68 per share per annum, payable quarterly in arrears. Dividends are payable in cash or in shares of MFS Common Stock, at the election of MFS. Dividends on the MFS Series B Preferred Stock accrue at the rate of 7 3/4% per annum and are payable in cash. Dividends will be paid only when and as declared by the MFS Board of Directors. Upon conversion, accrued but unpaid dividends are payable, at WorldCom's election, in cash or WorldCom Common Stock. WorldCom anticipates that, subject to consummation of the Merger, dividends on the WorldCom Depositary Shares will continue to be paid in shares of common stock in lieu of cash and that dividends on the WorldCom Series B Preferred Stock will not be declared but will continue to accrue.

     This discussion of pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related "Management's Discussion and Analysis of Financial Condition and Results of Operations" of WorldCom and MFS incorporated by reference herein. See "Available Information" and "Incorporation of Documents By Reference."

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

     As a result of the Merger, the stockholders of MFS, whose rights are currently governed by Delaware law, will become shareholders of WorldCom, whose rights are governed by Georgia law. The following discussion is intended only to highlight certain material differences between the rights of corporate shareholders under Georgia law and Delaware law generally and specifically with respect to stockholders of MFS and shareholders of WorldCom. The discussion does not constitute a complete comparison of the differences between the rights of such holders or the provisions of the GBCC or the DGCL, and MFS stockholders are referred to the GBCC and the DGCL for a definitive treatment of the subject matter. As discussed below, the WorldCom Series A Preferred Stock and WorldCom Series B Preferred Stock to be received in the Merger in exchange for the MFS Series A Preferred Stock and MFS Series B Preferred Stock, respectively, have substantially similar terms, except as described below under "-- MFS Preferred Stock."

ELECTION OF DIRECTORS

     Under Delaware law, directors, unless their terms are staggered, are elected at each annual stockholder meeting. Vacancies on the board of directors may be filled by the stockholders or directors, unless the certificate of incorporation or a bylaw provides otherwise. The certificate of incorporation may authorize the election of certain directors by one or more classes or series of shares, and the certificate of incorporation, an initial bylaw or a bylaw adopted by a vote of the stockholders may provide for staggered terms for the directors. The certificate of incorporation or the bylaws also may allow the stockholders or the board of directors to fix or change the number of directors, but a corporation must have at least one director. The MFS Board of Directors, which presently consists of 12 members, has been established with staggered terms for directors. Presently, the MFS Certificate of Incorporation divides the directors into three classes. Each class of directors must consist, as nearly as possible, of one-third of the total number of directors, with each director serving for a term of three years. Subject to certain restrictions, nominations to the MFS Board of Directors may be made by either the Board or stockholders. The MFS By-laws provide that a stockholder's notice in connection with the nomination of directors is timely received by MFS (a) in the case of an annual meeting, not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Each share of MFS Series A Preferred Stock and MFS Series B Preferred Stock is entitled to 10 votes per share with respect to the election of directors of MFS (and each other matter coming before any meeting of MFS stockholders). The holders of outstanding shares of MFS Series A Preferred Stock also have the right to elect two members of the MFS Board of Directors at any time six or more quarterly dividends on any shares of MFS Series A Preferred Stock are in arrears and unpaid, in whole or in part, whether or not declared and whether or not any funds are or have been legally available for payment thereof. Under Delaware law, stockholders do not have cumulative voting rights unless the certificate of incorporation so provides. The MFS Certificate of Incorporation does not provide for cumulative voting.

     Upon consummation of the Merger, the former stockholders of MFS will have rights under Georgia law in the election of directors similar to those provided by Delaware law. Directors, unless their terms are staggered pursuant to the corporation's articles of incorporation or bylaws, are elected at each annual shareholder meeting under Georgia law, and vacancies on the board of directors may be filled by the shareholders or directors, unless the articles of incorporation or a bylaw approved by the shareholders provides otherwise. The articles of incorporation may authorize the election of certain directors by one or more classes or series of shares. The articles of incorporation or the bylaws also may allow the shareholders or the board of directors to fix or change the number of directors. Currently, the WorldCom Bylaws provide that the number of members of the WorldCom Board of Directors shall be fixed by the WorldCom Board of Directors but shall not be less than three. The WorldCom Articles and the WorldCom Bylaws do not provide for a staggered board of directors. In accordance with the Merger Agreement, WorldCom will increase the number of members of its Board of Directors to 15 persons, eight of whom will be designated by WorldCom prior to the Effective Time and seven of whom will be designated by MFS prior to the Effective Time. See "Management of WorldCom Following the Merger." Subject to certain restrictions, nominations to the WorldCom Board of Directors may be made by either the Board or shareholders, if delivered to WorldCom not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of WorldCom shareholders. Under Georgia law, shareholders do not have cumulative voting rights for the election of directors unless the articles of incorporation so provide. The WorldCom Articles do not provide for cumulative voting.

REMOVAL OF DIRECTORS

     Under Delaware law, classified directors of a corporation may only be removed for cause, by the holders of a majority of the shares entitled to vote at an election, unless the certificate of incorporation of the corporation specifically provides that such directors can be removed without cause. The MFS Certificate of Incorporation has no such provision; therefore, the directors of MFS may only be removed for cause.

     Georgia law provides that, unless director terms are staggered, directors may be removed with or without cause by a majority of the votes entitled to be cast, unless the articles of incorporation or a bylaw adopted by the shareholders provides that directors may be removed only for cause, provided, however, that if a director is elected by a particular voting class of shareholders, that director may only be removed by the vote of that voting group. The WorldCom Articles and the WorldCom Bylaws contain no provisions that a director may be removed only for cause and, because director terms are not staggered, directors of WorldCom may be removed with or without cause.

ACTION BY WRITTEN CONSENT

     Delaware law provides that, unless limited by the certificate of incorporation, any action that could be taken by stockholders at a meeting may be taken without a meeting if a consent (or consents) in writing, setting forth the action so taken, is signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. However, the MFS Certificate of Incorporation provides that any action that could be taken at a meeting of stockholders can only be taken at such a meeting and cannot be taken by the written consent of the stockholders. Therefore, the stockholders of MFS cannot act by written consent.

     Georgia law provides that any action which might be taken by the shareholders at a meeting may be taken by the shareholders without a meeting if evidenced by one or more written consents describing the action taken, signed by all shareholders, or, if the articles of incorporation provide for less than all shareholders, by the number of shareholders required by the corporation's articles. The WorldCom Articles do not provide for the consent of a lesser number of shareholders with respect to an action by written consent, thus the written consent of all shareholders of WorldCom would be required in order to take such an action without a meeting of shareholders.

AMENDMENTS TO CHARTER

     Under Delaware law, unless a higher vote is required in the certificate of incorporation, an amendment to the certificate of incorporation of a corporation may be approved by a majority of the outstanding shares entitled to vote upon the proposed amendment. The MFS Certificate of Incorporation generally does not require a higher vote to amend its terms and provisions; provided, however, that the MFS Certificate of Incorporation provides that no amendment may be made to the MFS Certificate of Incorporation which would adversely affect certain rights, preferences and relative priority of the holders of MFS Series A Preferred Stock unless such amendment is approved by the affirmative vote of at least 66 2/3% of the outstanding shares of such series.

     Georgia law provides that, unless a corporation's articles of incorporation provide otherwise, directors may only make certain relatively technical amendments to a corporation's articles of incorporation. Otherwise, only the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment, may amend a Georgia corporation's articles of incorporation.

AMENDMENTS TO BYLAWS

     Delaware law provides that a corporation's bylaws may be amended by that corporation's stockholders, or, if so provided in the corporation's certificate of incorporation, the power to amend the corporation's bylaws may also be conferred on the corporation's directors. The MFS Certificate of Incorporation provides that the MFS By-laws may be amended or repealed by majority vote of the MFS Board of Directors or by the affirmative vote of 66 2/3% of the outstanding stock of MFS entitled to vote thereon.

     Georgia law provides that, unless a corporation's articles of incorporation, applicable law or a particular bylaw approved by the corporation's shareholders provides otherwise, either the corporation's directors or its shareholders may amend that corporation's bylaws. The WorldCom Bylaws allow the directors or shareholders to amend or repeal the WorldCom Bylaws unless the WorldCom Articles or applicable law reserves the power to amend or repeal a particular bylaw exclusively to the shareholders or unless the shareholders, in amending or repealing a particular bylaw, provide expressly that the directors may not amend or repeal that bylaw.

SPECIAL MEETINGS OF SHAREHOLDERS

     Delaware law provides that special meetings of the stockholders of a corporation may be called by the corporation's board of directors or by such other persons as may be authorized in the corporation's certificate of incorporation or bylaws. The MFS Certificate of Incorporation provides that special meetings of MFS' stockholders may only be called by the MFS Board of Directors or the Chairman of the MFS Board of Directors.

     Georgia law permits the board of directors or any person specified in the corporation's articles of incorporation or bylaws to call special meetings of shareholders. A special meeting may also be called by at least 25% or such greater or lesser percentage of all the votes entitled to be cast on any issue proposed to be considered at the special meeting as is designated in the corporation's articles of incorporation or bylaws. The WorldCom Bylaws provide that a special meeting may be called by the WorldCom Board of Directors, the President of WorldCom or the holders of not less than 40% of all the votes entitled to be cast on the issue proposed to be considered at the proposed special meeting.

VOTE ON EXTRAORDINARY CORPORATE TRANSACTIONS

     Delaware law provides that, unless otherwise specified in a corporation's certificate of incorporation or unless the provisions of Delaware law relating to "business combinations" discussed below are applicable, a sale or other disposition of all or substantially all of the corporation's assets, a merger or consolidation of the corporation with another corporation or a dissolution of the corporation requires the affirmative vote of the Board of Directors (except in certain limited circumstances) plus, with certain exceptions, the affirmative vote of a majority of the outstanding stock entitled to vote thereon. The foregoing provisions apply to MFS and its stockholders.

     Georgia law is similar to Delaware law in that, except as described below with respect to "business combinations," a sale or other disposition of all or substantially all of the corporation's assets, a merger of the corporation with and into another corporation, a share exchange involving one or more classes or series of the corporation's shares or a dissolution of the corporation requires the affirmative vote of the Board of Directors (except in certain limited circumstances) plus, with certain exceptions, the affirmative vote of a majority of all shares of stock entitled to vote thereon.

DIVIDENDS

     Subject to any restrictions contained in a corporation's certificate of incorporation, Delaware law generally provides that a corporation may declare and pay dividends out of a surplus (defined as the excess, if any, of net assets over capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The MFS Certificate of Incorporation contains no additional restrictions on the declaration or payment of dividends. However, certain of MFS' existing debt agreements restrict its ability to pay cash dividends on MFS Capital Stock. MFS has paid no dividends on the MFS Common Stock. Holders of shares of MFS Series A Preferred Stock are entitled to receive dividends, when, as and if they are declared by the MFS Board of Directors, accruing at the rate of $2.68 per Depositary Share per annum, payable quarterly in arrears on each February 28, May 31, August 31 and November 30. Dividends are payable in cash or in shares of MFS Common Stock, at the election of MFS. As a result of certain of MFS' debt agreements, MFS does not anticipate that it will pay cash dividends on the Series A Preferred Stock for the foreseeable future. MFS paid the dividend on August 31 and November 30, 1995 and February 28, May 31, and August 31, 1996 in shares of MFS Common Stock. Dividends on the MFS Series B Preferred Stock accrue at the rate of 7 3/4% per annum and are payable in cash. Dividends will be paid only when and as declared by the MFS Board of Directors. As a result of certain of MFS' debt agreements, MFS anticipates that dividends on the Series B Preferred Stock will not be declared but will continue to accrue. Upon conversion, accrued but unpaid dividends are payable in cash or shares of MFS Common Stock, at the election of MFS.

     Georgia law provides that, subject to any restrictions contained in a corporation's articles of incorporation, the directors of a corporation may authorize the payment of dividends to that corporation's shareholders, provided that no such dividend may be paid if, after giving effect to such payment, (a) the corporation would be unable to pay its debts as they come due in the ordinary course of business or (b) the corporation's total assets would be less than the sum of its total liabilities plus any preferential liquidation amounts payable to shareholders whose preferential rights on dissolution are superior to those of the shareholders receiving the dividend. Other than the preferential rights of the holders of WorldCom preferred stock with respect to dividends (see "-- Effect of Outstanding Preferred Stock" below), the WorldCom Articles contain no additional restrictions on the declaration or payment of dividends; however, the WorldCom Credit Facility prohibits the payment of cash dividends on WorldCom Common Stock without the prior consent of the lenders. See "Management's Discussion and Analysis of the Pro Forma Condensed Combined Financial Statements."

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

     Under Delaware law, a stockholder of a Delaware corporation is generally entitled to demand appraisal and obtain payment of the fair value of his or her shares in the event of any plan of merger or consolidation to which the corporation, the shares of which he or she holds, is a party. However, this right to demand appraisal does not apply to stockholders if: (1) they are stockholders of a surviving corporation and if a vote of the stockholders of such corporation is not necessary to authorize the merger or consolidation; (2) the shares held by the stockholders are of a class or series registered on the New York Stock Exchange or the American Stock Exchange, designated as a national market system security on an interdealer quotation system by the NASD or are held of record by more than 2,000 stockholders on the date set to determine the stockholders entitled to vote on the merger or consolidation. Notwithstanding the above, appraisal rights are available for the shares of any class or series of stock of a Delaware corporation if the holders thereof are required by the terms of an agreement of merger or consolidation to accept for their stock anything except: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation; (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation will be listed on the New York Stock Exchange or the American Stock Exchange, designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares of the corporations described in (i) and (ii); or (iv) any combination of the shares of stock and cash in lieu of fractional shares described in (i), (ii) and
(iii).

     A Delaware corporation may provide in its certificate of incorporation that appraisal rights shall be available for the shares of any class or series of its stock as the result of an amendment to its certificate of incorporation, any merger or consolidation to which the corporation is a party, or a sale of all or substantially all of the assets of the corporation.

     Holders of MFS Common Stock and MFS Series A Preferred Stock are not entitled to appraisal rights in connection with the Merger, because: (i) shares of MFS Common Stock and MFS Depositary Shares were,

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at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the MFS Special Meeting, designated as Nasdaq National Market securities; (ii) MFS stockholders will not be required to accept anything in exchange for their MFS shares other than WorldCom shares (i.e., shares of stock of a corporation designated as a Nasdaq National Market security) and cash in lieu of fractional shares of such stock; and (iii) the MFS Certificate of Incorporation does not otherwise provide MFS stockholders with dissenters' or appraisal rights applicable to the Merger. Holders of MFS Series B Preferred Stock are entitled to appraisal rights. See "Appraisal Rights."

     Georgia law provides that shareholders are entitled to have their shares appraised if shareholders are permitted to dissent and dissent from mergers, share exchanges, sales or exchanges of all or substantially all of the corporation's assets, or an amendment to the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares. However, unless the corporation's articles of incorporation otherwise provide, appraisal rights are not available: (i) to holders of shares of any class of shares not entitled to vote on the merger, share exchange or sale or exchange of all or substantially all of a corporation's assets; (ii) in a sale or exchange of all or substantially all of the property of the corporation pursuant to court order; (iii) in a sale for cash, where all or substantially all of the net proceeds will be distributed to the shareholders within one year; or (iv) to holders of shares which at the record date were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:
(a) in the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or a publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or (b) the articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise. WorldCom shareholders are not entitled to dissenters' or appraisal rights in connection with the Merger. Appraisal rights under Georgia law differ from appraisal rights under Delaware law in that, under Georgia law, shareholders have appraisal rights for more types of transactions than under Delaware law, and unlike the appraisal rights provisions under Delaware law, under Georgia law, the board of directors may voluntarily extend appraisal rights to shareholders. See "Appraisal Rights."

INDEMNIFICATION AND LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

     Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. The MFS Certificate of Incorporation limits the personal liability of MFS' directors for monetary damages to the fullest extent permissible under applicable law.

     Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than an action by or in the right of the corporation) because he is or was an officer, director, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that there may be no

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such indemnification if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled thereto. A corporation must indemnify a director, officer, employee or agent against expenses actually and reasonably incurred by him who successfully defends himself in a proceeding to which he was a party because he was a director, officer, employee or agent of the corporation. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the Board of Directors) in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The Delaware law indemnification and expense advancement provisions are not exclusive of any other rights which may be granted by the bylaws, a vote of stockholders or disinterested directors, agreement or otherwise. The MFS By-laws provide for the indemnification, in non-derivative suits, of any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, because such person was a director, officer, employee or agent of MFS, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of MFS, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The MFS By-laws further provide for the indemnification of directors, officers, employees or agents of MFS in derivative suits if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of MFS, provided, however, that no indemnification will be made for any claim, issue or matter as to which such person has been adjudged liable to MFS, unless the court in which such action or suit was brought determines, despite the adjudication of liability, that such person is fairly and reasonably entitled to indemnity for such expenses that such court deems proper. The MFS By-laws also permit the advancement of expenses (including attorneys' fees) incurred by a director, officer, employee or agent of MFS in defending a suit or action, provided that such person executes an undertaking to repay the advanced expenses if it is ultimately determined that such person is not entitled to be indemnified by MFS.

     Under the Merger Agreement, WorldCom and MFS have agreed to jointly and severally indemnify the directors, officers and agents of MFS as provided in the MFS Certificate of Incorporation, MFS By-laws or indemnification agreements with respect to matters occurring through the Closing Date. WorldCom has also agreed to cause MFS, as the Surviving Corporation, to maintain in effect, for a minimum of three years after the Closing Date, policies of directors' and officers' liability insurance comparable to those currently maintained by MFS. See "Plan of Merger -- Other Covenants."

     Georgia law permits corporations to adopt a provision in their articles of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director's duty of care or other duties as directors. Georgia law does not permit the elimination or limitation of monetary liability in the event of (i) misappropriation of corporate business opportunities; (ii) intentional misconduct or knowing violation of the law; (iii) unlawful distributions; or
(iv) improper personal benefit. The WorldCom Articles limit the personal liability of directors for monetary damages to the fullest extent permissible under applicable law.

     Georgia law permits WorldCom to indemnify any director or officer of WorldCom for any liability and expense that may be incurred in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the right of WorldCom), in which he may become involved by reason of his being or having been a director or officer of WorldCom, provided that such person acted in a manner he believed in good faith to be in or not opposed to the best interests of WorldCom, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Except where an individual is successful on the merits or otherwise in defense of any such action, suit or proceeding, in which case indemnification is as of right, the determination of whether the director has met the requisite standard of conduct for indemnification may be made by (i) a majority vote of a quorum consisting of directors not at that time parties to the suit; (ii) a duly designated committee of directors; (iii) duly selected special legal counsel; or (iv) the shareholders, excluding shares owned by or voted under the control of directors who are at that time parties to the suit. If authorized by the

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articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders, a corporation may indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation unless the director is adjudged liable: (1) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (2) for acts which involve intentional misconduct or a knowing violation of law; (3) for unlawful distributions; or (4) for any transaction from which he received an improper personal benefit. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition if the director certifies that he has met the standards of conduct under Georgia law and the director agrees to repay any advances if it is ultimately determined that he is not entitled to indemnification. Under Georgia law, a corporation's authority to indemnify officers, unlike directors, is restricted only by public policy. A person who is both an officer and a director is treated, for indemnification purposes, as a director. The WorldCom Articles and the WorldCom Bylaws authorize indemnification of its officers and directors to the fullest extent permitted by Georgia law.

PREEMPTIVE RIGHTS

     Neither Delaware nor Georgia law provides for preemptive rights to acquire a corporation's unissued stock. However, such right may be expressly granted to the shareholders in a corporation's certificate or articles of incorporation. Neither the MFS Certificate of Incorporation nor the WorldCom Articles provide for preemptive rights.

SPECIAL REDEMPTION PROVISIONS

     The WorldCom Articles contain provisions permitting WorldCom to redeem shares of its capital stock from certain foreign shareholders in order to enable it to continue to hold certain common carrier radio licenses. These provisions are intended to cause WorldCom to remain in compliance with the Communications Act of 1934, as amended, and the regulations of the FCC promulgated thereunder.

     Under these provisions, at such time as the percentage of capital stock owned by foreign shareholders or certain affiliates thereof exceeds 20%, WorldCom has the right to redeem the "excess shares" held by such persons at the fair market value thereof. Following any determination that such excess shares exist, such excess shares shall not be deemed outstanding for purposes of determining the vote required on any matter brought to the attention of the shareholders of WorldCom and such excess shares shall have no right to receive any dividends or other distributions, including distributions in liquidation. If such shares are traded on a national securities exchange or in the over-the-counter market, such fair market value is the average closing price for the 45 trading days immediately preceding the date of redemption. If such shares are not so traded, such fair market value shall be established by the WorldCom Board of Directors. In the event there is a foreign shareholder who acquired shares within 120 days of the date of redemption, however, the redemption price shall not exceed the price per share paid by such shareholder. At least 30 days' notice of redemption must be given, and the redemption price may be paid in cash, securities or any combination thereof. WorldCom may require confirmation of citizenship from any record or beneficial owner of shares of its capital stock, and from any transferee thereof, as a condition to the registration or transfer of those shares.

MFS PREFERRED STOCK

     Pursuant to the terms of the Merger, the MFS Series A Preferred Stock and MFS Series B Preferred Stock will be exchanged for the WorldCom Series A Preferred Stock and Worldcom Series B Preferred Stock, respectively. Below is a discussion of the terms of each series of MFS and WorldCom preferred stock and the differences between the respective preferred stock series of MFS and WorldCom.

     General. The MFS preferred stock has priority over the MFS Common Stock with respect to dividends and to other distributions, including the distribution of assets upon liquidation. The MFS Board of Directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the MFS preferred stock, to establish series of MFS preferred stock and to fix and determine the variations as among series. The MFS Board of Directors without stockholder approval could issue MFS preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of MFS Common Stock. MFS

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currently has outstanding 94,992 shares of MFS Series A Preferred Stock and
15,000,000 shares of MFS Series B Preferred Stock.

     MFS Series A Preferred Stock. The MFS Series A Preferred Stock was issued on May 23, 1995 in connection with the sale of 9,500,000 MFS Depositary Shares, each representing a one one-hundredth interest in a share of MFS Series A Preferred Stock. The liquidation preference of each share of MFS Series A Preferred Stock is an amount equal to the greater of (i) the sum of (a) $3,350 and (b) all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up and (ii) the value of the fraction of a share of MFS Common Stock into which the MFS Series A Preferred Stock is convertible on the date of such liquidation, dissolution or winding up. Dividends on the MFS Series A Preferred Stock and the MFS Depositary Shares are cumulative from the date of original issue and are payable quarterly in arrears at the rate of $268.00 per annum per share of MFS Series A Preferred Stock (equivalent to $2.68 per annum per MFS Depositary Share). Such dividends are payable in cash or in shares of MFS Common Stock, at the election of MFS. MFS has paid such dividends in shares of MFS Common Stock since the issuance of the MFS Series A Preferred Stock. The MFS Depositary Shares may be redeemed for cash at the option of MFS, in whole or in part, at a call price of the sum of (i) $34.170 on and after the May 31, 1998 through August 30, 1998, $34.003 on and after August 31, 1998 through November 29, 1998, $33.835 on and after November 30, 1998 through February 27, 1999, $33.668 on and after February 28, 1999 through April 29, 1999, and $33.50 on and after April 30, 1999, until May 31, 1999, plus (ii) all accrued and unpaid dividends thereon to the date fixed for redemption. On May 31, 1999, the MFS Series A Preferred Stock and the MFS Depositary Shares are mandatorily convertible into an aggregate of 19,000,000 shares of MFS Common Stock. The shares of MFS Series A Preferred Stock are convertible, in whole or in part, at the option of the holder thereof, at any time prior to May 31, 1999, unless previously redeemed, into shares of MFS Common Stock at a rate of 163.94 shares of MFS Common Stock for each share of MFS Series A Preferred Stock (equivalent to a conversion price of $20.435 per share of MFS Common Stock), in either case subject to certain adjustments. The right to convert shares of MFS Series A Preferred Stock called for redemption will terminate at the close of business on the redemption date.

     Each share of MFS Series A Preferred Stock is entitled to 10 votes per share with respect to the election of directors of MFS and each other matter coming before any meeting of MFS stockholders. The holders of the MFS Series A Preferred Stock and the holders of MFS Common Stock will vote together as a single class, unless otherwise provided by law or the MFS Certificate of Incorporation. The approval of more than two-thirds of the votes entitled to be cast by the holders of issued and outstanding shares of MFS Series A Preferred Stock is required to amend the MFS Certificate of Incorporation or to materially, adversely change the rights, preferences or privileges of the MFS Series A Preferred Stock. The holders of the outstanding shares of MFS Series A Preferred Stock shall also have the right, voting together with the holders of any other outstanding shares of Voting Preferred Stock (as hereinafter defined) as a separate voting group, to elect two members of the MFS Board of Directors at any time six or more quarterly dividends on any shares of Voting Preferred Stock shall be in arrears and unpaid, in whole or in part, whether or not declared and whether or not any funds shall be or have been legally available for payment thereof. For this purpose, "Voting Preferred Stock" shall mean the shares of MFS Series A Preferred Stock and each other series of MFS preferred stock which shall have substantially similar voting rights (including voting as one voting group with other shares of Voting Preferred Stock) with respect to the election of directors upon substantially similar arrearages of dividends. In such event, the number of directors of MFS shall be increased by two, and, unless a regular meeting of the stockholders of MFS is to be held within 60 days thereof for the purpose of electing directors, within 30 days thereafter, MFS shall call a special meeting of the holders of the outstanding shares of Voting Preferred Stock for the purpose of electing such directors. If such special meeting shall not have been so called by MFS, or such regular meeting shall not be so held, a special meeting may be called for such purpose at the expense of MFS by the holders of not less than 10% of the outstanding shares of any series of Voting Preferred Stock; and notice of any such special meeting shall be given by the person or persons calling the same to the holders of the outstanding shares of the Voting Preferred Stock. At any such special meeting, the holders of the outstanding shares of Voting Preferred Stock (voting separately as a class with each share having one vote) shall elect two members of the MFS Board of Directors. If a regular meeting of the stockholders of MFS for the purpose of electing directors is to be held within 60 days after the time the holders of the

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outstanding shares of Voting Preferred Stock become so entitled to elect two directors, then at such regular meeting, the holders of the outstanding shares of Voting Preferred Stock (voting separately as a class with each share having one vote) shall elect two members of the Board of Directors. The right of the holders of the Voting Preferred Stock (voting separately as a class) to elect two members of the MFS Board of Directors shall continue until such time as no dividends on any outstanding shares of Voting Preferred Stock are in arrears and unpaid, in whole or in part, at which time (i) the voting power of the holders of the outstanding shares of Voting Preferred Stock so to elect two directors shall cease, but always subject to the vesting of such voting power upon the occurrence of each and every like arrearage of dividends, and (ii) the term of office of each member of the Board of Directors who was elected pursuant to this provision shall automatically expire.

     MFS Series B Preferred Stock. The MFS Series B Preferred Stock is convertible into shares of MFS Common Stock at any time after the first anniversary of the date of issuance (September 30, 1996) at a conversion price of $21.563. Each share of MFS Series B Preferred Stock is convertible into
 .0463768 shares of MFS Common Stock, or an aggregate of 695,652 shares of MFS Common Stock. Dividends on the MFS Series B Preferred Stock accrue at the rate of 7 3/4% per annum and are payable in cash. Dividends will be paid only when and as declared by the Board. The liquidation preference on each share of MFS Series B Preferred Stock is $1.00, plus all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up. The MFS Series B Preferred Stock cannot be redeemed by MFS prior to September 30, 2001. Each share of MFS Series B Preferred Stock is entitled to 10 votes per share with respect to any and all matters presented to the MFS stockholders for their action and consideration. Holders of MFS Series B Preferred Stock vote together with the holders of MFS Common Stock as a single class unless otherwise required by law or the proposed action amends, alters or repeals the preferences, special rights or other powers of the MFS Series B Preferred Stock. The shares of MFS Series B Preferred Stock, however, are held subject to an irrevocable proxy that has been granted to the Secretary and Assistant Secretary of MFS to vote all shares of MFS Series B Preferred Stock on all matters, other than the election of directors and matters as to which the holders of MFS Series B Preferred Stock vote as a separate class, in proportion to the holders of MFS Common Stock.

     The MFS Series B Preferred Stock is non-transferable for a period of six years from its issuance date, with limited exceptions, and is redeemable at the option of MFS at the end of such six-year period. Accordingly, the MFS Series B Preferred Stock has no realizable resale value until the earlier of its conversion into MFS Common Stock at the option of the holder or the expiration of the six-year transfer restriction.

     MFS Series C Preferred Stock. MFS has also authorized 75,000 shares to be issued as Series C Preferred Stock. A description of the terms of the Series C Preferred Stock is set forth below under "-- Preferred Stock Purchase Rights."

     WorldCom Preferred Stock. The WorldCom Series A Preferred Stock and WorldCom Series B Preferred Stock to be issued pursuant to the Merger in exchange for the MFS Series A Preferred Stock and MFS Series B Preferred Stock, respectively, will have substantially the same terms except that (i) the terms of the WorldCom Series A Preferred Stock will not be subject to any adjustments dependent on the occurrence of the "Spin-off Transaction" (e.g., the distribution by Peter Kiewit & Sons, Inc. to certain of its shareholders of MFS Common Stock and MFS Series B Preferred Stock), since such a distribution has already occurred, (ii) each share of WorldCom Series B Preferred Stock will be entitled to one vote per share on all matters on which the holders of WorldCom Common Stock are entitled to vote, (iii) the WorldCom Series B Preferred Stock will not be subject to a proxy with respect to any voting rights of such series and (iv) the WorldCom Series B Preferred Stock will not be subject to the additional restrictions on transfer that applied to the MFS Series B Preferred Stock. See "Description of Capital Stock of WorldCom -- Preferred Stock" for a description of the terms of the WorldCom preferred stock.

EFFECT OF OUTSTANDING PREFERRED STOCK

     The MFS preferred stock has priority over the MFS Common Stock with respect to dividends and to other distributions, including the distribution of assets upon liquidation. Each share of MFS Series A and Series B Preferred Stock is entitled to 10 votes per share with respect to any and all matters presented to the

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MFS stockholders for their action and consideration. The shares of MFS Series B
Preferred Stock, however, are held subject to an irrevocable proxy that has been granted to the Secretary and Assistant Secretary of MFS to vote all shares of MFS Series B Preferred Stock on all matters, other than the election of directors and matters as to which the holders of MFS Series B Preferred Stock vote as a separate class, in proportion to the holders of MFS Common Stock. See "-- MFS Preferred Stock."

     By becoming holders of WorldCom Common Stock, the former holders of MFS Common Stock will become subject to the rights and preferences of the holders of WorldCom preferred stock. Such rights and preferences include preferential, cumulative dividends, preferential payments upon dissolution or liquidation of WorldCom, the right to expand the WorldCom Board of Directors and elect additional WorldCom directors in the event certain WorldCom preferred stock dividend payments are not made and in other specified events, the right to convert shares of WorldCom preferred stock into shares of WorldCom Common Stock. See the description of WorldCom preferred stock contained under "Descriptions of WorldCom Capital Stock -- Preferred Stock."

PREFERRED STOCK PURCHASE RIGHTS

     Delaware case law authorizes Delaware corporations to issue stock purchase rights, having terms and conditions similar to those set out in the MFS Rights Agreement, to its stockholders. In September 1995, MFS entered into the MFS Rights Agreement, and the MFS Board of Directors authorized the issuance of one MFS Right for each share of MFS Common Stock outstanding as of October 2, 1995 and issued thereafter until the Distribution Date (as defined in the MFS Rights Agreement). Each MFS Right entitles the holder to purchase from MFS one one-thousandth of a share of MFS Series C Preferred Stock at an initial purchase price of $300, subject to adjustment. The MFS Rights expire on September 30, 2005, unless extended or earlier redeemed by MFS.

     The MFS Rights separate from the MFS Common Stock and a Distribution Date occurs upon the earlier of 10 days following public disclosure that certain persons or groups of persons have become a beneficial owner of 15% or more of the outstanding MFS Common Stock or 10 business days following the commencement of a tender offer or exchange offer that would result in certain persons or groups becoming an Acquiring Person (as defined in the MFS Rights Agreement). Upon the occurrence of a Distribution Date, each holder of a MFS Right has the right to receive, upon exercise of the right, MFS Common Stock having a value equal to two times the exercise price of the MFS Right, except that all MFS Rights held by an Acquiring Person become null and void.

     In the event that a person becomes an Acquiring Person and MFS is acquired in a merger or other business combination in which MFS is not the surviving corporation or more than 50% of the assets or earning power of MFS' assets are sold or transferred, each holder, except for Acquiring Persons, of a MFS Right has the right to receive, upon exercise, common stock of the acquiring company which has a value equal to two times the exercise price of the MFS Right.

     The MFS Series C Preferred Stock will be nonredeemable and subordinate to all other series of MFS preferred stock. The liquidation preference of each share of MFS Series C Preferred Stock is an amount equal to (a) 1,000 times the aggregate amount to be distributed per share to holders of MFS Common Stock and
(b) after the payments set forth in (a), a ratable and proportionate share with the holders of MFS Common Stock of the remaining assets to be distributed. Each share of MFS Series C Preferred Stock will be entitled to receive, when, as and if declared, a quarterly dividend at the rate equal to 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount of all non-cash dividends or other distributions (payable in kind) (other than dividends payable in MFS equity securities). Each share of MFS Series C Preferred Stock will have 1,000 votes, subject to adjustment, voting together with the MFS Common Stock and not as a separate class. If MFS enters into any consolidation, merger, combination or other transaction in which the shares of MFS Common Stock are exchanged, each share of MFS Series C Preferred Stock will be entitled to receive 1,000 times the amount received per share of MFS Common Stock. The rights of the MFS Series C Preferred Stock as to dividends, voting rights and liquidation are protected by antidilution provisions.

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

     MFS may redeem the MFS Rights in whole, but not in part, at any time until ten days following the date on which there has been public disclosure that, or facts indicating that, a person has become an Acquiring Person at a price of $.01 per MFS Right (or such other consideration deemed appropriate by the MFS Board of Directors) by resolution of the MFS Board of Directors, subject to certain exceptions. The redemption of the MFS Rights may be made effective at such time, on such basis and with such conditions as the MFS Board of Directors in its sole discretion may establish. The MFS Rights terminate immediately upon the action of the MFS Board of Directors ordering redemption of the MFS Rights, and, thereafter, the holders of MFS Rights will only be able to receive the Redemption Price.

     Other than provisions relating to the principal economic terms of the MFS Rights, the MFS Rights Agreement may be amended by resolution of the MFS Board of Directors, subject to certain exceptions, prior to the Distribution Date. After the Distribution Date, the MFS Rights Agreement may be amended by resolution of the MFS Board of Directors, subject to certain exceptions, in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of MFS Rights (excluding the interests of any Acquiring Person or its affiliates or associates) or to shorten or lengthen any time period under the MFS Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption may be made at such time as the MFS Rights are not redeemable.

     In connection with the execution of the Merger Agreement, on August 24, 1996, the MFS Board of Directors amended the MFS Rights Agreement to provide, in part, that the acquisition of MFS Common Stock pursuant to the Merger, the execution of the Merger Agreement, the acquisition of the MFS Stock Option (or any part thereof) to acquire shares of MFS Common Stock pursuant to the MFS Stock Option Agreement or the acquisition of shares of MFS Common Stock pursuant to the exercise of the MFS Stock Option would not cause the occurrence of a Distribution Date under the MFS Rights Agreement.

     The MFS Rights have certain anti-takeover effects. The MFS Rights will cause substantial dilution to a person or group that attempts to acquire, or merge with, MFS without conditioning the offer on the MFS Rights being rendered inapplicable.

     Georgia law expressly authorizes a Georgia corporation, subject to any provisions in its articles of incorporation, to create and issue rights entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes. The terms of such rights, including the time or times, the conditions precedent, and the prices at which and the holders by whom the rights may be exercised, as well as their duration may preclude or limit the exercise, transfer or receipt of such rights or invalidate or void any rights. Further, the terms may be dependent upon facts ascertainable outside the documents evidencing the rights, or the resolution providing for the issue of the rights adopted by the board of directors, if the manner in which the facts shall operate upon the exercise of the rights is clearly and expressly set forth in the document evidencing the rights or in the resolution. See "Description of WorldCom Capital Stock -- Preferred Stock Purchase Rights" for a description of the terms and conditions of the WorldCom Rights Agreement.

BUSINESS COMBINATION RESTRICTIONS

     In general, Delaware law prevents an "Interested Stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock, with the exception of any person who owned and has continued to own shares in excess of the 15% limitation since December 23, 1987) from engaging in a "Business Combination" with a Delaware corporation for three years following the date such person became an Interested Stockholder. The term "Business Combination" includes mergers or consolidations with an Interested Stockholder and certain other transactions with an Interested Stockholder, including, without limitation: (i) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (except proportionately as a stockholder of such corporation) to or with the Interested Stockholder of assets (except proportionately as a stockholder of the corporation) having an aggregate market value equal to 10% or more of the aggregate market value of all assets of the corporation or of certain subsidiaries thereof determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; (ii) any transaction which results in the issuance or transfer by the corporation or by certain subsidiaries thereof of stock of the corporation or such subsidiary to the Interested Stockholder, except pursuant to certain transfers in a conversion or exchange or a pro rata distribution to all stockholders of the corporation or certain other transactions, none of which increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock; (iii) any transaction involving the corporation or certain subsidiaries thereof which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into stock of the corporation or any subsidiary which is owned by the Interested Stockholder (except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused directly or indirectly by the Interested Stockholder); or (iv) any receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation or certain subsidiaries.

     The three-year moratorium may be avoided if: (i) before such person became an Interested Stockholder, the Board of Directors of the corporation approved either the Business Combination or the transaction in which the Interested Stockholder became an Interested Stockholder; or (ii) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers of the corporation and by employee stock ownership plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or following the date on which such person became an Interested Stockholder, the Business Combination is approved by the Board of Directors of the corporation and authorized at an annual or special meeting of stockholders (not by written consent) by the affirmative vote of the stockholders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

     The Business Combination restrictions described above do not apply if, among other things: (i) the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by the statute; (ii) the corporation by action by the holders of a majority of the voting stock of the corporation approve an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by the statute (effective twelve
(12) months after the amendment's adoption), which amendment shall not be applicable to any business combination with a person who was an Interested Stockholder at or prior to the time of the amendment; or (iii) the corporation does not have a class of voting stock that is (a) listed on a national securities exchange, (b) authorized for quotation on Nasdaq or a similar quotation system; or (c) held of record by more than 2,000 stockholders. The statute also does not apply to certain Business Combinations with an Interested Stockholder when such combination is proposed after the public announcement of, and before the consummation or abandonment of, a merger or consolidation, a sale of 50% or more of the aggregate market value of the assets of the corporation on a consolidated basis or the aggregate market value of all outstanding shares of the corporation, or a tender offer for 50% or more of the outstanding voting shares of the corporation, if the triggering transaction is with or by a person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with Board of Director approval, and if the transaction is approved or not opposed by a majority of the current directors who were also directors prior to any person becoming an Interested Stockholder during the previous three years. MFS is subject to the terms of this statute.

     For a description of certain other aspects of the MFS Certificate of Incorporation or MFS' By-laws that may have "anti-takeover" effects, see "Risk Factors -- Risks Related to WorldCom, MFS and the Combined
Company -- Anti-Takeover Provisions."

     Under Georgia law, Georgia corporations may adopt a provision in their bylaws requiring that "Business Combinations" be approved by a special vote of the board of directors and/or the shareholders unless certain fair pricing criteria are met. Georgia corporations may also adopt a provision in their articles of incorporation or bylaws which requires that "Business Combinations" with "Interested Shareholders" be approved by a super majority vote. These provisions, neither of which has been adopted by WorldCom, are described below. Also described below is the business combination restriction contained in the WorldCom Articles.

     Georgia's "fair price" statute authorizes a corporation to adopt a bylaw provision which requires special approval by the board of directors and/or shareholders for "Business Combinations" unless certain "fair price" criteria are met. Generally, for purposes of this statute, "Business Combination" is defined to include mergers, sales of assets out of the ordinary course of business, liquidations, and certain issuances of securities involving the corporation and any "Interested Shareholder." For purposes of this statute, an "Interested Shareholder" is defined as a person or entity that is the beneficial owner of 10% or more of the outstanding shares of the corporation's voting stock, or a person or entity that is an affiliate of the corporation and, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the then outstanding shares of the corporation's voting stock. A Business Combination with an Interested Shareholder must meet one of three criteria: (i) the transaction must be unanimously approved by the "Continuing Directors" (directors who served as directors immediately prior to the date the Interested Shareholder first became an Interested Shareholder and who are not affiliates or associates of the Interested Shareholder), provided that the Continuing Directors constitute at least three members of the board of directors at the time of such approval; (ii) the transaction must be recommended by at least two-thirds of the Continuing Directors and approved by a majority of the votes entitled to be cast by holders of voting shares, excluding shares held by the Interested Shareholder; or (iii) the terms of the transaction must meet fair pricing criteria and certain other tests intended to assure that all shareholders receive a fair price and equivalent consideration for their shares regardless of when they sell to the acquiring party.

     Georgia's "business combination" statute authorizes a corporation to adopt a bylaw provision which prohibits "Business Combinations" with "Interested Shareholders" occurring within five years of the date a person first becomes an Interested Shareholder, unless special approval of the transaction is obtained. For purposes of this statute, "Business Combination" is defined to include mergers, sales of 10% or more of the corporation's net assets, and certain issuances of securities involving the corporation and any "Interested Shareholder." "Interested Shareholder" has the same definition as under the Georgia "fair price" statute. Any Business Combination with an Interested Shareholder within five years of the date such person first became an Interested Shareholder requires approval in one of three ways: (i) prior to becoming an Interested Shareholder, the corporation's board of directors must have approved the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder; (ii) the Interested Shareholder acquires at least 90% of the outstanding voting stock of the corporation (other than shares owned by officers, directors and their affiliates and associates) in the same transaction in which such person becomes an Interested Shareholder; or (iii) subsequent to becoming an Interested Shareholder, such person acquires additional shares resulting in ownership of at least 90% of the outstanding shares (other than shares owned by officers, directors and their affiliates and associates), and obtains the approval of the Business Combination by the holders of a majority of the remaining shares.

     The WorldCom Articles contain a provision that requires the approval by the holders of at least 70% of the voting power of the outstanding shares of any class of stock of WorldCom entitled to vote generally in the election of directors as a condition for Business Transactions (defined below) involving WorldCom and a Related Person (defined below) or in which a Related Person has an interest, unless (a) the Business Transaction is approved by at least a majority of WorldCom's Continuing Directors (defined below) then serving on the Board of Directors, but if the votes of such Continuing Directors would have been insufficient to constitute an act of the Board of Directors, then such transaction must have been approved by the unanimous vote of such Continuing Directors so long as there were at least three such Continuing Directors serving on the Board of Directors at the time of such unanimous vote, provided that no such Continuing Director is a Related Person who has an interest in the Business Transaction (other than a proportionate interest as a shareholder of WorldCom), or (b) certain minimum price and procedural requirements are met. A "Business Transaction" is defined to mean: (i) any merger, share exchange or consolidation involving WorldCom or any of its subsidiaries; (ii) any sale, lease, exchange, transfer or other disposition by WorldCom or any of its subsidiaries of more than 20% of its assets; (iii) any sale, lease, exchange, transfer or disposition of more than 20% of the assets of an entity to WorldCom or a subsidiary of WorldCom; (iv) the issuance, sale, exchange, transfer or other disposition by WorldCom or a subsidiary of WorldCom of any securities of WorldCom or any subsidiary in exchange for cash, securities or other properties having an aggregate fair market value of $15.0 million or more; (v) any merger, share exchange or consolidation between WorldCom and any subsidiary of WorldCom in which WorldCom is not the survivor and the charter of the surviving corporation does not contain provisions similar to this provision; (vi) any recapitalization or reorganization of WorldCom or reclassification of its securities which would have the effect of increasing the voting power of a Related Person; (vii) any liquidation, spin off, split off, split up or dissolution of WorldCom; and (viii) any agreement, contract or other arrangement providing for any of the Business Transactions defined or having a similar purpose or effect. A "Related Person" is defined to mean a beneficial owner which, together with its Affiliates and Associates (defined below), beneficially own 10% or more of WorldCom's outstanding voting stock or who had such level of beneficial ownership: (a) at the time of entering into the definitive agreement providing for the Business Transaction; (b) at the time of adoption by the Board of Directors of a resolution approving such transaction; or (c) as of the record date for the determination of shareholders entitled to vote on or consent to the Business Transaction. A "Continuing Director" is a director of WorldCom who either was a member of the Board of Directors on September 15, 1993, or who became a director of WorldCom subsequent to such date and whose election, or nomination for election by the shareholders, was approved by at least a majority of the Continuing Directors then on the Board of Directors. If the votes of such Continuing Directors would have been insufficient to constitute an act of the Board of Directors, then such election or nomination must have been approved by the unanimous vote of the Continuing Directors so long as there were at least three such Continuing Directors on the Board of Directors at the time of such unanimous vote. An "Affiliate" is defined to mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. An "Associate" is defined to mean: (a) any corporation, partnership or other organization of which such specified person is an officer or partner; (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity; (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of WorldCom or any of its subsidiaries; and (d) any person who is a director, officer or partner of such specified person or of any corporation (other than WorldCom or any wholly owned subsidiary of WorldCom), partnership or other entity which is an Affiliate of such specified person.

     For a discussion of certain other aspects of the WorldCom Articles or the WorldCom Bylaws that may have "anti-takeover" effects, see "Risk
Factors -- Risks Related to WorldCom, MFS and the Combined
Company -- Anti-Takeover Provisions." For a discussion of certain other aspects of the WorldCom Articles, see "Description of WorldCom Capital Stock."

                                 LEGAL MATTERS

     Certain legal matters with respect to the Merger will be passed upon for WorldCom by Bryan Cave LLP, St. Louis, Missouri and for MFS by Willkie Farr & Gallagher, New York, New York. Certain tax matters with respect to the Merger will be passed upon for WorldCom by Bryan Cave LLP, St. Louis, Missouri and for MFS by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedule of WorldCom as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in WorldCom's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

     The consolidated statements of operations, shareholders' equity and cash flows of IDB Communications Group Inc. for the year ended December 31, 1993 and the related financial statement schedule (such financial statements and financial statement schedule have not been separately included herein or incorporated by reference) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which has been incorporated by reference from WorldCom's Annual Report on Form 10-K for the year ended December 31, 1995, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of WilTel Network Services, as of December 31, 1994 and 1993 and for the years then ended, incorporated by reference in this Joint Proxy Statement/Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon, also incorporated by reference in the Registration Statement. Such combined financial statements are incorporated by reference herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements and the related financial statement schedules of MFS as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in the Annual Report on Form 10-K of MFS for the year ended December 31, 1995 and incorporated by reference in this Joint Proxy Statement/Prospectus have been incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given upon the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements and schedule of UUNET Technologies, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

                                                                      APPENDIX I

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                  By and Among
                                WorldCom, Inc.,
                                   HIJ Corp.
                                      and
                        MFS Communications Company, Inc.

                                  DATED AS OF
                                AUGUST 25, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
  ARTICLE I       TERMS OF THE MERGER.................................................   I-1
    1.1           The Merger..........................................................   I-1
    1.2           Effective Time......................................................   I-1
    1.3           Merger Consideration................................................   I-1
    1.4           Stockholders' Rights upon Merger....................................   I-2
    1.5           Surrender and Exchange of Shares....................................   I-3
    1.6           Options and Warrants................................................   I-3
    1.7           Certificate of Incorporation........................................   I-4
    1.8           Bylaws..............................................................   I-4
    1.9           [Intentionally left blank]..........................................   I-4
    1.10          Other Effects of Merger.............................................   I-4
    1.11          Registration Statement; Prospectus/Proxy Statement..................   I-4
    1.12          Tax-Free Reorganization.............................................   I-5
    1.13          Additional Actions..................................................   I-5
    1.14          Dissenting Shares...................................................   I-6
    1.15          Alternative Structure...............................................   I-6
  ARTICLE II      REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF MFS............   I-7
    2.1           Organization and Good Standing......................................   I-7
    2.2           Capitalization......................................................   I-7
    2.3           Subsidiaries........................................................   I-7
    2.4           Authorization; Binding Agreement....................................   I-8
    2.5           Governmental Approvals..............................................   I-8
    2.6           No Violations.......................................................   I-8
    2.7           Securities Filings and Litigation...................................   I-9
    2.8           MFS Financial Statements............................................   I-9
    2.9           Absence of Certain Changes or Events................................   I-9
    2.10          Compliance with Laws................................................  I-10
    2.11          Permits.............................................................  I-10
    2.12          Finders and Investment Bankers......................................  I-10
    2.13          Contracts...........................................................  I-10
    2.14          Employee Benefit Plans..............................................  I-10
    2.15          Taxes and Returns...................................................  I-11
    2.16          Fairness Opinion....................................................  I-11
    2.17          Takeover Statutes...................................................  I-11
    2.18          MFS Rights Plan.....................................................  I-11
  ARTICLE III     REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF
                  WORLDCOM............................................................  I-12
    3.1           Organization and Good Standing......................................  I-12
    3.2           Capitalization......................................................  I-12
    3.3           Subsidiaries........................................................  I-12
    3.4           Authorization; Binding Agreement....................................  I-13
    3.5           Governmental Approvals..............................................  I-13
    3.6           No Violations.......................................................  I-13
    3.7           Securities Filings and Litigation...................................  I-13
    3.8           WorldCom Financial Statements.......................................  I-14
    3.9           Absence of Certain Changes or Events................................  I-14
    3.10          Compliance with Laws................................................  I-14
    3.11          Permits.............................................................  I-15

                                      I-(i)

                                                                                        PAGE
                                                                                        ----
    3.12          Finders and Investment Bankers......................................  I-15
    3.13          Contracts...........................................................  I-15
    3.14          Employee Benefit Plans..............................................  I-15
    3.15          Taxes and Returns...................................................  I-15
    3.16          Fairness Opinion....................................................  I-16
    3.17          Takeover Statutes and Charter.......................................  I-16
    3.18          WorldCom Rights Plan................................................  I-16
  ARTICLE IV      ADDITIONAL COVENANTS OF MFS.........................................  I-16
    4.1           Conduct of Business of MFS and MFS Subsidiaries.....................  I-16
    4.2           Notification of Certain Matters.....................................  I-17
    4.3           Access and Information..............................................  I-18
    4.4           Stockholder Approval................................................  I-18
    4.5           Reasonable Business Efforts.........................................  I-18
    4.6           Public Announcements................................................  I-18
    4.7           Compliance..........................................................  I-18
    4.8           No Solicitation.....................................................  I-18
    4.9           SEC and Stockholder Filings.........................................  I-20
    4.10          Tax Opinion Certification...........................................  I-20
    4.11          Affiliate Agreements................................................  I-20
    4.12          Takeover Statutes...................................................  I-20
    4.13          Comfort Letters.....................................................  I-20
  ARTICLE V       ADDITIONAL COVENANTS OF WORLDCOM....................................  I-20
    5.1           Conduct of Business of WorldCom and the WorldCom Subsidiaries.......  I-20
    5.2           Notification of Certain Matters.....................................  I-21
    5.3           Access and Information..............................................  I-22
    5.4           Shareholder Approval................................................  I-22
    5.5           Reasonable Business Efforts.........................................  I-22
    5.6           Public Announcements................................................  I-22
    5.7           Compliance..........................................................  I-22
    5.8           No Solicitation.....................................................  I-22
    5.9           SEC and Shareholder Filings.........................................  I-24
    5.10          Tax Opinion Certificates............................................  I-24
    5.11          Board Representation................................................  I-24
    5.12          Employee Benefit Plans..............................................  I-24
    5.13          Indemnification.....................................................  I-25
    5.14          Takeover Statutes...................................................  I-25
    5.15          Comfort Letters.....................................................  I-25
  ARTICLE VI      CONDITIONS..........................................................  I-26
    6.1           Conditions to Each Party's Obligations..............................  I-26
    6.1.1         Stockholder Approval................................................  I-26
    6.1.2         No Injunction or Action.............................................  I-26
    6.1.3         Governmental Approvals..............................................  I-26
    6.1.4         HSR Act.............................................................  I-26
    6.1.5         Required Consents...................................................  I-26
    6.1.6         Registration Statement..............................................  I-26
    6.1.7         Blue Sky............................................................  I-27
    6.1.8         Tax Opinion.........................................................  I-27
    6.1.9         Quotation of WorldCom Stock.........................................  I-27
    6.2           Conditions to Obligations of MFS....................................  I-27
    6.2.1         WorldCom Representations and Warranties.............................  I-27

                                     I-(ii)

                                                                                        PAGE
                                                                                        ----
    6.2.2         Performance by WorldCom.............................................  I-27
    6.2.3         No Material Adverse Change..........................................  I-27
    6.2.4         Certificates and Other Deliveries...................................  I-27
    6.2.5         Opinion of WorldCom Counsel.........................................  I-27
    6.2.6         Election of Nominees................................................  I-27
    6.3           Conditions to Obligations of WorldCom...............................  I-27
    6.3.1         MFS Representations and Warranties..................................  I-27
    6.3.2         Performance by MFS..................................................  I-28
    6.3.3         No Material Adverse Change..........................................  I-28
    6.3.4         Certificates and Other Deliveries...................................  I-28
    6.3.5         Opinion of MFS Counsel..............................................  I-28
    6.3.6         Affiliate Agreements................................................  I-28
  ARTICLE VII     TERMINATION AND ABANDONMENT.........................................  I-28
    7.1           Termination.........................................................  I-28
    7.2           Effect of Termination and Abandonment...............................  I-29
    7.3           Procedure Upon Termination..........................................  I-30
    7.4           Services Agreement..................................................  I-31
  ARTICLE VIII    MISCELLANEOUS.......................................................  I-31
    8.1           Confidentiality.....................................................  I-31
    8.2           Amendment and Modification..........................................  I-31
    8.3           Waiver of Compliance; Consents......................................  I-31
    8.4           Survival of Representations and Warranties..........................  I-32
    8.5           Notices.............................................................  I-32
    8.6           Binding Effect; Assignment..........................................  I-32
    8.7           Expenses............................................................  I-33
    8.8           Governing Law.......................................................  I-33
    8.9           Counterparts........................................................  I-33
    8.10          Interpretation......................................................  I-33
    8.11          Entire Agreement....................................................  I-33
    8.12          Severability........................................................  I-33
    8.13          Specific Performance................................................  I-33
    8.14          Third Parties.......................................................  I-33
    8.15          Schedules and Disclosure Letters....................................  I-34

                                     I-(iii)

                               LIST OF SCHEDULES

SCHEDULE                                      DESCRIPTION
---------  ----------------------------------------------------------------------------------
1.3(b)     Articles of Amendment Establishing WorldCom Preferred Stock
2.1        MFS Jurisdictions of Organization and Qualification
2.2        Rights and Restrictions with respect to MFS Stock
2.3        MFS Subsidiaries
2.6        MFS Required Approvals
2.9        MFS Subsequent Events
2.13       MFS Material Contracts
2.14(a)    MFS Employee Benefit Plans
2.14(b)    Severance Obligations
2.15       MFS Tax Matters
3.2        Rights and Restrictions with respect to WorldCom Stock
3.3        WorldCom Subsidiaries
3.14       WorldCom Employee Benefit Plans
3.15       WorldCom Tax Matters
4.11       Form of MFS Affiliate Agreement
5.12(b)    Schedule of Benefit Plans with Change in Control Provisions
6.2.5      Opinion of Counsel to WorldCom
6.3.5      Opinion of Counsel to MFS

                                     I-(iv)

                           GLOSSARY OF DEFINED TERMS

                                                                                   PAGE WHERE
TERM                                                                                 DEFINED
----                                                                               ----------
Acquisition Subsidiary...........................................................     I-1
Affiliate........................................................................     I-33
Agreement........................................................................     I-1
Alternative Structure............................................................     I-6
Benefit Plan.....................................................................     I-10
Certificate of Merger............................................................     I-1
Certificates.....................................................................     I-2
Change in Control Agreements.....................................................     I-24
Closing..........................................................................     I-1
Closing Date.....................................................................     I-1
Code.............................................................................     I-5
Consent..........................................................................     I-8
Delaware Code....................................................................     I-1
Dissenting Shares................................................................     I-6
Effective Time...................................................................     I-1
Enforceability Exceptions........................................................     I-8
ERISA............................................................................     I-10
Event............................................................................     I-9
Exchange Agent...................................................................     I-3
Exchange Ratio...................................................................     I-1
Final Order......................................................................     I-26
Governmental Authority...........................................................     I-8
HSR Act..........................................................................     I-8
Law..............................................................................     I-9
Litigation.......................................................................     I-9
Merger...........................................................................     I-1
Merger Consideration.............................................................     I-2
MFS..............................................................................     I-1
MFS Acquisition Agreement........................................................     I-19
MFS Ancillary Agreements.........................................................     I-8
MFS Benefit Plan.................................................................     I-10
MFS Common Stock.................................................................     I-1
MFS Disclosure Letter............................................................     I-19
MFS Financial Statements.........................................................     I-9
MFS Material Adverse Effect......................................................     I-7
MFS Material Contract............................................................     I-10
MFS Option Agreement.............................................................     I-1
MFS Options......................................................................     I-3
MFS Outperformance Options.......................................................     I-4
MFS Permits......................................................................     I-10
MFS Preferred Shares.............................................................     I-2
MFS Preferred Stock..............................................................     I-7
MFS Proposals....................................................................     I-4
MFS Rights.......................................................................     I-11
MFS Rights Agreement.............................................................     I-11
MFS Securities Filings...........................................................     I-9
MFS Shares.......................................................................     I-1
MFS Subsidiary...................................................................     I-7
MFS Superior Proposal............................................................     I-19

                                      I-(v)

                                                                                   PAGE WHERE
TERM                                                                                DEFINED
----                                                                               ----------
MFS Takeover Proposal............................................................     I-19
MFS Tax Opinion Certificate......................................................     I-20
MFS Warrants.....................................................................     I-3
Multiemployer Plan...............................................................     I-10
NASD.............................................................................     I-8
Nominees.........................................................................     I-24
Person...........................................................................     I-33
Prospectus/Proxy Statement.......................................................     I-4
Registration Statement...........................................................     I-4
SEC..............................................................................     I-4
Securities Act...................................................................     I-4
Securities Exchange Act..........................................................     I-4
Series A Preferred...............................................................     I-7
Series B Preferred...............................................................     I-7
Series C Preferred...............................................................     I-7
Subsidiary.......................................................................     I-33
Surviving Corporation............................................................     I-1
Surviving Corporation Common Stock...............................................     I-2
Surviving Corporation Material Adverse Effect....................................     I-26
Takeover Statute.................................................................     I-20
Tax..............................................................................     I-11
Tax Return.......................................................................     I-11
Termination Fee..................................................................     I-30
WorldCom.........................................................................     I-1
WorldCom Acquisition Agreement...................................................     I-23
WorldCom Ancillary Agreements....................................................     I-13
WorldCom Benefit Plan............................................................     I-15
WorldCom Credit Agreement........................................................     I-13
WorldCom Financial Statements....................................................     I-14
WorldCom Material Adverse Effect.................................................     I-12
WorldCom Material Contract.......................................................     I-15
WorldCom Option Agreement........................................................     I-1
WorldCom Permits.................................................................     I-15
WorldCom Preferred Shares........................................................     I-12
WorldCom Preferred Stock.........................................................     I-2
WorldCom Proposals...............................................................     I-4
WorldCom Rights Agreement........................................................     I-16
WorldCom Securities Filings......................................................     I-14
WorldCom Stock...................................................................     I-1
WorldCom Subsidiary..............................................................     I-12
WorldCom Superior Proposal.......................................................     I-23
WorldCom Takeover Proposal.......................................................     I-23
WorldCom Tax Opinion Certificate.................................................     I-24


                                     I-(vi)

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

     This Amended and Restated Agreement and Plan of Merger (the "Agreement") is made and entered into as of August 25, 1996, by and among WorldCom, Inc., a Georgia corporation ("WorldCom"), HIJ Corp., a Delaware corporation and wholly owned subsidiary of WorldCom ("Acquisition Subsidiary"), and MFS Communications Company, Inc., a Delaware corporation ("MFS").

                                    RECITALS

     A. The respective Boards of Directors of MFS, Acquisition Subsidiary and WorldCom have approved the merger (the "Merger") of Acquisition Subsidiary with and into MFS in accordance with the laws of the State of Delaware and the provisions of this Agreement.

     B. MFS, Acquisition Subsidiary and WorldCom desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

     C. As a condition and inducement to WorldCom and Acquisition Subsidiary entering into this Agreement, concurrently with the execution and delivery of this Agreement, MFS has granted an option to WorldCom to purchase common stock of MFS pursuant to a Stock Option Agreement with WorldCom (the "MFS Option Agreement").

     D. As a condition and inducement to MFS entering into this Agreement, concurrently with the execution and delivery of this Agreement, WorldCom has granted an option to MFS to purchase common stock of WorldCom pursuant to a Stock Option Agreement with MFS (the "WorldCom Option Agreement").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                              TERMS OF THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the Delaware General Corporation Law (the "Delaware Code"). At the Effective Time (as defined in Section 1.2, below), upon the terms and subject to the conditions of this Agreement, Acquisition Subsidiary shall be merged with and into MFS in accordance with the Delaware Code and the separate existence of Acquisition Subsidiary shall thereupon cease, and MFS, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware as a subsidiary of WorldCom. The parties shall prepare and execute a certificate of merger (the "Certificate of Merger") in order to comply in all respects with the requirements of the Delaware Code and with the provisions of this Agreement.

     1.2 Effective Time. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the applicable provisions of the Delaware Code or at such later time as may be specified in the Certificate of Merger. The Certificate of Merger shall be filed as soon as practicable after all of the conditions set forth in this Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same. WorldCom and MFS shall mutually determine the time of such filing and the place where the closing of the Merger (the "Closing") shall occur. The time when the Merger shall become effective is herein referred to as the "Effective Time" and the date on which the Effective Time occurs is herein referred to as the "Closing Date."

     1.3 Merger Consideration. (a) Subject to the provisions of this Agreement and any applicable backup or other withholding requirements, each of the issued and outstanding shares (the "MFS Shares") of common stock, par value $.01 per share, of MFS (the "MFS Common Stock") as of the Effective Time shall be converted into the right to receive, and there shall be paid and issued as hereinafter provided, in exchange for each of the MFS Shares, 2.1 shares (the "Exchange Ratio") of the common stock of WorldCom, par value $.01 per share (the "WorldCom Stock"), subject to payment of cash in lieu of any fractional share as hereinafter provided (the "Merger Consideration"). The Exchange Ratio shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement applicable to shares of the WorldCom Stock or the MFS Common Stock.

     (b) Subject to the provisions of this Agreement and any applicable backup or other withholding requirements, each of the issued and outstanding shares (the "MFS Preferred Shares") of Series A Preferred (as hereinafter defined) and Series B Preferred (as hereinafter defined) (other than any Dissenting Shares (as hereinafter defined)), as of the Effective Time shall be converted into the right to receive and there shall be paid and issued as hereinafter provided, in exchange for each share of Series A Preferred and Series B Preferred one (1) share of Series A 8% Cumulative Convertible Preferred Stock of WorldCom and one
(1) share of Series B Convertible Preferred Stock of WorldCom, respectively (collectively, "WorldCom Preferred Stock") and, as a result, each depositary share representing a 1/100 interest in a share of Series A Preferred shall be converted into the right to receive a depositary share representing a 1/100 interest in a share of Series A 8% Cumulative Convertible Preferred Stock of WorldCom. The terms of the WorldCom Preferred Stock shall be substantially the same as set forth on Schedule 1.3(b) attached hereto and shall be the same as the terms of the corresponding MFS Preferred Shares (with such stock being convertible at the same conversion price into the same number of shares of WorldCom Stock, in each case, as adjusted for the Exchange Ratio and otherwise on terms substantially similar to the terms of the corresponding MFS Preferred Shares with appropriate adjustments for dates of issuance or anniversary), except that each share of Series B Convertible Preferred Stock of WorldCom (i) shall be entitled to one vote per share on all matters presented to WorldCom shareholders, voting together with the WorldCom Stock and such other voting rights as may be required by law, and (ii) at the discretion of WorldCom, may contain corresponding restrictions on transfer, and in the case of both series of WorldCom Preferred Stock, with such changes as shall be appropriate to reflect previous adjustments effected pursuant to the terms of the MFS Preferred Shares and the requirements of Georgia Law.

     (c) No fractional shares of WorldCom Stock shall be issued pursuant to the Merger nor will any fractional share interest involved entitle the holder thereof to vote, to receive dividends or to exercise any other rights of a shareholder of WorldCom. In lieu thereof, any person who would otherwise be entitled to a fractional share of WorldCom Stock pursuant to the provisions hereof shall receive an amount in cash equal to the value of such fractional share. The value of such fractional share shall be the product of such fraction multiplied by $26.375, subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement applicable to shares of the WorldCom Stock.

     (d) Each share of MFS Common Stock or MFS Preferred Stock held in the treasury of MFS or by a wholly owned subsidiary of MFS shall be cancelled as of the Effective Time and no Merger Consideration shall be payable with respect thereto.

     (e) Subject to the provisions of this Agreement, at the Effective Time, the shares of Acquisition Subsidiary common stock outstanding immediately prior to the Merger shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one share of the common stock of the Surviving Corporation (the "Surviving Corporation Common Stock"), which one share of the Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Surviving Corporation and shall be owned by WorldCom.

     1.4 Stockholders' Rights upon Merger. Upon consummation of the Merger, the certificates which theretofore represented MFS Shares or MFS Preferred Shares (other than Dissenting Shares) (the "Certificates") shall cease to represent any rights with respect thereto, and, subject to applicable law and this Agreement, shall only represent the right to receive the Merger Consideration including the amount of cash, if any, payable in lieu of fractional shares of WorldCom Stock into which the MFS Shares or MFS Preferred Shares, as the case may be, have been converted pursuant to this Agreement. MFS represents and warrants neither the holders of the shares of MFS Stock nor the holders of shares of Series A Preferred are entitled to appraisal rights under applicable Law (as hereinafter defined) or the Certificate of Incorporation of MFS provided the conditions of
Section 262(b)(1) of the Delaware Code are satisfied and the provisions of
Section 262(b)(2) of the Delaware Code are not applicable.

     1.5 Surrender and Exchange of Shares. (a) Prior to the Closing Date, WorldCom shall appoint The Bank of New York or another agent mutually acceptable to WorldCom and MFS to act as exchange agent (the "Exchange Agent") for the Merger. Promptly after the Effective Time, WorldCom shall make available, or cause to be made available, to the Exchange Agent such certificates evidencing such number of shares of WorldCom Stock and WorldCom Preferred Stock and such amount of cash, as and when necessary, in order to enable the Exchange Agent to effect the exchange of certificates and make the cash payments in respect of fractional shares contemplated by Section 1.5(c) below.

     (b) On the Closing Date, WorldCom shall instruct the Exchange Agent to mail to each holder of record of a Certificate within five business days of receiving from MFS a list of such holders of record, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as WorldCom may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Consideration.

     (c) After the Effective Time, each holder of a MFS Share or MFS Preferred Share (other than Dissenting Shares) shall surrender and deliver the Certificates to the Exchange Agent together with a duly completed and executed transmittal letter. Upon such surrender and delivery, the holder shall receive a certificate representing the number of whole shares of WorldCom Stock or WorldCom Preferred Stock into which such holder's MFS Shares or MFS Preferred Shares have been converted pursuant to this Agreement, subject to payment of cash in lieu of any fractional share. Until so surrendered and exchanged, each outstanding Certificate after the Effective Time shall be deemed for all purposes to evidence the right to receive that number of whole shares of WorldCom Stock or WorldCom Preferred Stock into which the MFS Shares or MFS Preferred Shares (other than Dissenting Shares) have been converted pursuant to this Agreement, subject to payment of cash in lieu of any factional share; provided, however, that no dividends or other distributions, if any, in respect of the shares of WorldCom Stock or WorldCom Preferred Stock, declared after the Effective Time and payable to holders of record after the Effective Time, shall be paid to the holders of any unsurrendered Certificates until such Certificates and transmittal letters are surrendered and delivered as provided herein. Subject to applicable Law, after the surrender and exchange of Certificates, the record holders thereof will be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the number of shares of WorldCom Stock or WorldCom Preferred Stock for which such Certificates were exchangeable. Holders of any unsurrendered Certificates shall not be entitled to vote WorldCom Stock or WorldCom Preferred Stock until such Certificates are exchanged pursuant to this Agreement.

     (d) At the Effective Time, the stock transfer books of MFS shall be closed and no transfer of MFS Shares or MFS Preferred Shares shall be made thereafter, other than transfers of MFS Shares and MFS Preferred Shares that have occurred prior to the Effective Time. In the event that, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for shares of WorldCom Stock or WorldCom Preferred Stock or cash as provided in Section 1.3.

     (e) Neither MFS nor WorldCom nor the Exchange Agent shall be liable to any holder of MFS Shares or MFS Preferred Shares for any such shares of WorldCom Stock or WorldCom Preferred Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

     1.6 Options and Warrants. (a) At the Effective Time, WorldCom shall cause each holder of a then-outstanding and unexercised option (the "MFS Options") or warrant (the "MFS Warrants") exercisable for shares of MFS Common Stock to receive, by virtue of the Merger and without any action on the part of the holder thereof, options or warrants, respectively, exercisable for shares of WorldCom Stock having the same terms and conditions as the MFS Options and MFS Warrants (including such terms and conditions as may be incorporated by reference into the agreements evidencing MFS Options and MFS Warrants pursuant to the plans or arrangements pursuant to which such MFS Options and MFS Warrants were granted and taking into account the provisions of Section 5.12(b) hereof) except that (i) the exercise price and the number of shares issuable upon exercise shall be divided and multiplied, respectively, by the Exchange Ratio, and (ii) MFS

Options which are "MFS Outperformance Options" (as defined in Section 1.6(b)) shall be treated as set forth in Section 1.6(b). WorldCom shall use all reasonable efforts to ensure that the MFS Options which qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time. WorldCom shall take all corporate action necessary to reserve for issuance a sufficient number of shares of WorldCom Stock for delivery upon the exercise of MFS Options and MFS Warrants after the Effective Time. Immediately after the Effective Time, WorldCom shall file or cause to be filed all registration statements on Form S-8 or other appropriate form as may be necessary in connection with the purchase and sale of WorldCom Stock contemplated by such MFS Options subsequent to the Effective Time, and shall maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the MFS Options registered thereunder remain outstanding. As soon as practicable after the Effective Time, WorldCom shall qualify under applicable state securities laws the issuance of such shares of WorldCom Stock issuable upon exercise of MFS Options. WorldCom shall use reasonable business efforts to cause to be taken any actions necessary on the part of WorldCom to enable subsequent transactions in WorldCom Stock after the Effective Time pursuant to MFS Options held by persons subject to the reporting requirements of Section 16(a) of the Securities Exchange Act to be exempt from the application of
Section 16(b) of the Securities Exchange Act, to the extent permitted thereunder. At the Effective Time, WorldCom shall assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of the Warrant Agreement dated as of June 8, 1993 between MFS and Gleacher & Co., Inc.

     (b) At the Effective Time, each holder of a then-outstanding and unexercised MFS Option which is an "Outperformance Option" awarded under the MFS 1993 Stock Plan ("MFS Outperformance Options") shall be entitled to receive, by virtue of the Merger, the value of such MFS Outperformance Option in accordance with the terms of the MFS 1993 Stock Plan.

     1.7 Certificate of Incorporation. At and after the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be identical to the Certificate of Incorporation of MFS in effect at the Effective Time (subject to any subsequent amendment).

     1.8 Bylaws. Subject to Section 5.13 below, at and after the Effective Time, the Bylaws of Acquisition Subsidiary in effect at the Effective Time shall be the Bylaws of the Surviving Corporation (subject to any subsequent amendment).

     1.9  [Intentionally left blank].

     1.10 Other Effects of Merger. The Merger shall have all further effects as specified in the applicable provisions of the Delaware Code.

     1.11  Registration Statement; Prospectus/Proxy Statement.

     (a) For the purposes of (i) registering the issuance of WorldCom Stock and the WorldCom Preferred Stock to holders of the MFS Shares and the MFS Preferred Shares in connection with the Merger with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and complying with applicable state securities Laws, (ii) holding the meeting of MFS stockholders to vote upon the adoption of this Agreement and the Merger and the transactions contemplated hereby and thereby (the "MFS Proposals"), and (iii) holding the meeting of WorldCom's shareholders to approve the amendment of WorldCom's Articles of Incorporation to increase the number of authorized shares of WorldCom Stock and to approve the issuance of the WorldCom Stock and WorldCom Preferred Stock in the Merger and the other transactions contemplated hereby and thereby (the "WorldCom Proposals"), WorldCom and MFS will cooperate in the preparation of a registration statement on Form S-4 (such registration statement, together with any and all amendments and supplements thereto, being herein referred to as the "Registration Statement"), including a prospectus/joint proxy statement satisfying all requirements of applicable state securities Laws, the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Securities Exchange Act"). Such prospectus/joint proxy statement in the form mailed by MFS and WorldCom to their respective stockholders, together with any and all amendments or supplements thereto, is herein referred to as the "Prospectus/Proxy Statement."

     (b) MFS will furnish WorldCom with such information concerning MFS and its subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to MFS and its subsidiaries, to comply with applicable Law. None of the information relating to MFS and its subsidiaries supplied by MFS for inclusion in the Prospectus/Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. MFS agrees promptly to advise WorldCom if, at any time prior to the respective meetings of the stockholders of MFS or WorldCom referenced herein, any information provided by it in the Prospectus/Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide WorldCom with the information needed to correct such inaccuracy or omission. MFS will furnish WorldCom with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to MFS and its subsidiaries, to comply with applicable Law after the mailing thereof to the stockholders of MFS or WorldCom.

     (c) WorldCom will furnish MFS with such information concerning WorldCom and its subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to WorldCom and its subsidiaries, to comply with applicable Law. None of the information relating to WorldCom and its subsidiaries supplied by WorldCom for inclusion in the Prospectus/Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. WorldCom agrees promptly to advise MFS if, at any time prior to the respective meetings of stockholders of MFS or WorldCom referenced herein, any information provided by it in the Prospectus/Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide MFS with the information needed to correct such inaccuracy or omission. WorldCom will furnish MFS with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to WorldCom and its subsidiaries, to comply with applicable Law after the mailing thereof to the stockholders of MFS or WorldCom.

     (d) MFS and WorldCom agree to cooperate in making any preliminary filings of the Prospectus/Proxy Statement with the SEC, as promptly as practicable, pursuant to Rule 14a-6 under the Securities Exchange Act.

     (e) WorldCom will file the Registration Statement with the SEC and appropriate materials with applicable state securities agencies as promptly as practicable and will use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act and all such state filed materials to comply with applicable state securities Laws. MFS authorizes WorldCom to utilize in the Registration Statement and in all such state filed materials, the information concerning MFS and its subsidiaries provided to WorldCom in connection with, or contained in, the Prospectus/Proxy Statement. WorldCom promptly will advise MFS when the Registration Statement has become effective and of any supplements or amendments thereto, and WorldCom will furnish MFS with copies of all such documents. Except for the Prospectus/Joint Proxy or the preliminary prospectus/joint proxy, neither WorldCom nor MFS shall distribute any written material that might constitute a "prospectus" relating to the Merger, the MFS Proposals or the WorldCom Proposals within the meaning of the Securities Act or any applicable state securities Law without the prior written consent of WorldCom.

     1.12 Tax-Free Reorganization. The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). None of the parties will knowingly take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     1.13 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Acquisition Subsidiary or MFS or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Acquisition Subsidiary or MFS, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Acquisition Subsidiary or MFS, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     1.14  Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, any shares of MFS Series B Preferred held by a holder who has demanded and perfected his demand for appraisal of his shares of Series B Preferred in accordance with
Section 262 of the Delaware Code and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Series B Convertible Preferred Stock of WorldCom pursuant to Section 1.3 hereof, but the holder thereof shall be entitled to only such rights as are granted by the Delaware Code.

     (b) Notwithstanding the provisions of subsection (a) of this Section 1.14, if any holder of shares of Series B Preferred who demands appraisal of such shares under the Delaware Code shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's shares of Series B Preferred shall automatically be converted into and represent only the right to receive the Series B Convertible Preferred Stock of WorldCom pursuant to Section 1.3 hereof, without any interest thereon, upon surrender of the certificate or certificates representing such shares of Series B Preferred.

     (c) MFS shall give WorldCom (i) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Series B Preferred, withdrawals of such demands, and any other instruments served pursuant to the Delaware Code received by MFS and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware Code. MFS shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of WorldCom, settle or offer to settle any such demands. All payments made to holders of Dissenting Shares shall be made by MFS. No funds will be provided to MFS, directly or indirectly, by WorldCom or Acquisition Subsidiary nor will WorldCom or Acquisition Subsidiary reimburse MFS, directly or indirectly, for these payments.

     1.15 Alternative Structure. Notwithstanding anything to the contrary herein, the parties agree that the structure of the Merger as provided herein may, by mutual agreement of MFS and WorldCom, be modified such that, in lieu of Acquisition Subsidiary merging with and into MFS, MFS may merge with and into WorldCom (the "Alternative Structure"), provided the Alternative Structure (i) provides for equivalent value of consideration (which in the case of securities, shall be freely tradeable, subject to Rule 145 promulgated under the Securities
Act) for, and entails no adverse tax consequences to, MFS's stockholders or holders of options or warrants for MFS Shares or MFS Outperformance Options,
(ii) would have no materially adverse tax, accounting or other financial consequences for MFS, MFS's stockholders or holders of options or warrants for MFS Shares or MFS Outperformance Options (including without limitation an adverse effect with respect to any change in control provisions contained therein), and (iii) would not result in any material delay in consummation of the Merger as modified. In addition, MFS agrees to cooperate with WorldCom in considering structures for the Merger other than the Alternative Structure which will be implemented at the request of WorldCom, but only with the consent of MFS, which consent shall not be unreasonably withheld; provided, however, that in determining whether to consent to structures other than the Alternative Structure, consent will not be considered to be unreasonably withheld if the decision to withhold consent is determined by considering the factors referred to in clauses (i), (ii) and (iii) above. In the event WorldCom and MFS agree to implement the Alternative Structure or another structure as contemplated by this
Section 1.15, the parties agree to execute an appropriate amendment to this Agreement (including representations, warranties, covenants and other pertinent provisions to the extent appropriate in light of the Alternative Structure or other structure) providing for such Alternative Structure or other structure.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND CERTAIN
                                COVENANTS OF MFS

     MFS represents, warrants and/or covenants to and with WorldCom as follows:

     2.1 Organization and Good Standing. MFS and each of the MFS Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted. MFS and each of the MFS Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the business, assets (including, but not limited to, intangible assets), prospects, condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the results of operations of MFS and its subsidiaries taken as a whole ("MFS Material Adverse Effect"). Schedule 2.1 attached hereto contains a complete and accurate list of the jurisdictions of incorporation or organization and qualification or license of MFS and the MFS Subsidiaries. MFS has heretofore made available to WorldCom accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of MFS. For purposes of this Agreement, the term "MFS Subsidiary" shall mean any "Significant Subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X of the SEC) of MFS.

     2.2 Capitalization. As of the date hereof, the authorized capital stock of MFS consists of (a) 400,000,000 shares of MFS Common Stock, and (b) 25,000,000 shares of preferred stock, as to which 95,000 shares have been designated as Series A 8% Cumulative Convertible Preferred Stock, 15,000,000 shares have been designated as Series B Convertible Preferred Stock and 75,000 shares have been designated as Series C Junior Participating Preferred Stock (collectively, the "MFS Preferred Stock" and, separately, the "Series A Preferred," "Series B Preferred," and "Series C Preferred," respectively). As of August 23, 1996, (a) 220,869,715 shares of MFS Common Stock were issued and outstanding, (b) no shares of MFS Common Stock were issued and held in the treasury of MFS, and (c) 94,992 shares of Series A Preferred, 15,000,000 shares of Series B Preferred and no shares of Series C Preferred were issued and outstanding. No other capital stock of MFS is authorized or issued. All issued and outstanding shares of the MFS Common Stock and MFS Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable securities Laws. Except as set forth in the MFS Securities Filings (as hereinafter defined) or on Schedule 2.2 attached hereto and as otherwise contemplated by this Agreement, as of the date hereof there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of MFS, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. Except as disclosed in the MFS Securities Filings, there are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of MFS and the MFS Subsidiaries or the ownership thereof other than those, if any, described on Schedule 2.2 attached hereto or those imposed by the Securities Act, the Securities Exchange Act, applicable state securities Laws or applicable corporate Law.

     2.3 Subsidiaries. Schedule 2.3 attached hereto sets forth the name and jurisdiction of incorporation or organization of each MFS Subsidiary, each of which is wholly owned by MFS except as otherwise indicated on said Schedule 2.3. All of the capital stock and other interests of the MFS Subsidiaries so held by MFS are owned by it or a MFS Subsidiary as indicated on said Schedule 2.3, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the MFS Subsidiaries directly or indirectly held by MFS are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable Laws. Except as set forth on Schedule 2.3 attached hereto, there are no irrevocable proxies or similar obligations with

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respect to such capital stock of the MFS Subsidiaries held by MFS and no equity securities or other interests of any of the MFS Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any MFS Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any MFS Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

     2.4 Authorization; Binding Agreement. MFS has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other agreements and documents referred to herein to which MFS is or will be a party or a signatory (the "MFS Ancillary Agreements") and the consummation of the transactions contemplated hereby and thereby, including, but not limited to, the Merger have been duly and validly authorized by MFS's Board of Directors and no other corporate proceedings on the part of MFS or any MFS Subsidiary are necessary to authorize the execution and delivery of this Agreement and the MFS Ancillary Agreements or to consummate the transactions contemplated hereby or thereby (other than the adoption of this Agreement by the stockholders of MFS in accordance with the Delaware Code and the Certificate of Incorporation and Bylaws of MFS). This Agreement has been duly and validly executed and delivered by MFS and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the MFS Ancillary Agreements will constitute, the legal, valid and binding agreements of MFS, enforceable against MFS in accordance with its and their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("Enforceability Exceptions").

     2.5 Governmental Approvals. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("Consent") any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization ("Governmental Authority") on the part of MFS or any of the MFS Subsidiaries is required in connection with the execution or delivery by MFS of this Agreement and the MFS Ancillary Agreements or the consummation by MFS of the transactions contemplated hereby or thereby other than (i) the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the Delaware Code, (ii) filings with the SEC, state securities laws administrators and the National Association of Securities Dealers, Inc. ("NASD"), (iii) Consents from the Federal Communications Commission, state public service or utility commissions (or comparable state Governmental Authorities) or foreign telephone administrations, (iv) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (v) such filings as may be required in any jurisdiction where MFS is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, and (vi) those Consents that, if they were not obtained or made, do not or would not have a MFS Material Adverse Effect or materially and adversely affect the ability of MFS to perform its obligations as set forth in this Agreement or to consummate the transactions contemplated hereby.

     2.6 No Violations. The execution and delivery of this Agreement and the MFS Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by MFS with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or Bylaws or other governing instruments of MFS or any of the MFS Subsidiaries, (ii) except as set forth on
Schedule 2.6 attached hereto, require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any MFS Material Contract (as hereinafter defined),
(iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of MFS

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

or any MFS Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.5, above, contravene any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ("Law") currently in effect to which MFS or any MFS Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv), above, for any deviations from the foregoing which do not or would not have a MFS Material Adverse Effect.

     2.7 Securities Filings and Litigation. MFS has made available to WorldCom true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended December 31, 1993, 1994 and 1995, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of stockholders (whether annual or special) of MFS since May 26, 1993, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by MFS with the SEC since May 26, 1993. The reports and statements set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this Section, are referred to collectively herein as the "MFS Securities Filings." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the MFS Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to MFS Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to MFS Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the MFS Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to MFS Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. There is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator or other Governmental Authority ("Litigation") pending or, to the knowledge of MFS, threatened against MFS or any of its subsidiaries, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any MFS Benefit Plan, as hereinafter defined, or otherwise relating to MFS or any of its subsidiaries or the securities of any of them, or any properties or rights of MFS or any of its subsidiaries or any MFS Benefit Plan which is required to be described in any MFS Securities Filing that is not so described. No event has occurred as a consequence of which MFS would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including, without limitation, Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by MFS with the SEC after the date hereof shall be provided to WorldCom on the date of such filing.

     2.8 MFS Financial Statements. The audited consolidated financial statements and unaudited interim financial statements of MFS included in the MFS Securities Filings (the "MFS Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of MFS and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act.

     2.9 Absence of Certain Changes or Events. Except as set forth in the MFS Securities Filings or in Schedule 2.9 attached hereto, since December 31, 1995, through the date of this Agreement, there has not been: (i) any event, occurrence, fact, condition, change, development or effect ("Event") that has had or could reasonably be expected to have a MFS Material Adverse Effect; or
(ii) any declaration, payment or setting aside for payment of any dividend (except to MFS or a MFS Subsidiary and dividends required under

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

the present terms of the MFS Preferred Stock) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of MFS by or from MFS.

     2.10 Compliance with Laws. The business of MFS and each of its subsidiaries has been operated in compliance with all Laws and all tariffs, rules and regulations applicable to the regulation of the provision of communications services including, but not limited to, information service providers and competitive local exchange, exchange access, inter-exchange and international telecommunications services, except for any instances of non-compliance which do not and will not have a MFS Material Adverse Effect. Without limiting the generality of the foregoing, neither MFS nor any of its subsidiaries has engaged in carrying transit or indirect traffic in violation of applicable Laws, tariffs, rules and regulations in any jurisdiction, foreign or domestic, which violation could reasonably be expected to have a MFS Material Adverse Effect.

     2.11 Permits. (i) MFS and its subsidiaries have all permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their business (collectively, "MFS Permits"), (ii) neither MFS nor any of its subsidiaries is in violation of any MFS Permit, and (iii) no proceedings are pending or, to the knowledge of MFS, threatened, to revoke or limit any MFS Permit, except, in each case, those the absence or violation of which do not and will not have a MFS Material Adverse Effect.

     2.12 Finders and Investment Bankers. Neither MFS nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than pursuant to the agreement with Gleacher NatWest Inc., an accurate and complete copy of which agreement has been provided to WorldCom.

     2.13 Contracts. Except as set forth in Schedule 2.13 attached hereto, neither MFS nor any of its subsidiaries is a party or is subject to any material note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal that is required to be described in or filed as an exhibit to any MFS Securities Filing ("MFS Material Contract") that is not so described in or filed as required by the Securities Act or the Securities Exchange Act, as the case may be. For purposes of this Section 2.13 and Section 3.13 below, a note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal shall be considered material if it is required to be described in or filed as an exhibit to any document filed under the Securities Act or the Securities Exchange Act, as the case may be. MFS has made available to WorldCom true and accurate copies of the MFS Material Contracts. All such MFS Material Contracts are valid and binding and are in full force and effect and enforceable against MFS or such subsidiary in accordance with their respective terms, subject to the Enforceability Exceptions. Except as set forth in Schedule 2.6 attached hereto,
(i) no Consent of any person is needed in order that each such MFS Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for Consents the absence of which would not have a MFS Material Adverse Effect, and
(ii) neither MFS nor any of its subsidiaries is in violation or breach of or default under any such MFS Material Contract; nor to MFS's knowledge is any other party to any such MFS Material Contract in violation or breach of or default under any such MFS Material Contract in each case where such violation or breach would have a MFS Material Adverse Effect.

     2.14 Employee Benefit Plans. Except as set forth in Schedule 2.14(a) attached hereto, there are no material Benefit Plans (as defined below) maintained or contributed to by MFS or any of its subsidiaries ("MFS Benefit Plan"). A "Benefit Plan" shall include (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder (" ERISA"), even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, course of conduct, understanding or arrangement of any kind whatsoever, providing for benefits for or the welfare of any or all of the current or former employees or agents of MFS or any of its subsidiaries or their beneficiaries or dependents; provided that Benefit Plans shall not include any multiemployer plan, as defined in Section 3(37) of ERISA (a "Multiemployer Plan").

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

     No MFS Benefit Plan is a defined benefit pension plan subject to Title IV of ERISA or Section 412 of the Code. Each of the MFS Benefit Plans has been maintained in material compliance with its terms and all applicable Law, except where the failure to do so would not be reasonably likely to result in a MFS Material Adverse Effect.

     Neither MFS nor any of its subsidiaries contributes to, or has any outstanding liability with respect to, any Multiemployer Plan.

     Except as set forth in Schedule 2.14(b) attached hereto and except as provided in Section 5.12(b), the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, or (ii) accelerate the time of payment or vesting of benefits or increase the amount of compensation due to any individual.

     2.15 Taxes and Returns. (a) Except as disclosed in Schedule 2.15 attached hereto, MFS and each of its subsidiaries has timely filed, or caused to be timely filed all material Tax Returns required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the MFS Financial Statements have been established or which are being contested in good faith. Except as set forth in
Schedule 2.15 attached hereto, there are no claims or assessments pending against MFS or any of its subsidiaries for any alleged deficiency in any Tax, and MFS has not been notified in writing of any proposed Tax claims or assessments against MFS or any of its subsidiaries (other than in each case, claims or assessments for which adequate reserves in the MFS Financial Statements have been established or which are being contested in good faith or are immaterial in amount). Except as set forth in Schedule 2.15 attached hereto, neither MFS nor any of its subsidiaries has any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. Except as set forth in Schedule 2.15 attached hereto, there are no outstanding requests by MFS or any of its subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any return.

     (b) To the best knowledge of MFS, there are no liens for material amounts of Taxes on the assets of MFS or any of its subsidiaries except for statutory liens for current Taxes not yet due and payable.

     (c) For purposes of this Agreement, the term "Tax" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

     2.16 Fairness Opinion. MFS's Board of Directors has received from its financial advisors, Gleacher NatWest Inc., a written opinion addressed to it for inclusion in the Prospectus/Proxy Statement to the effect that the Exchange Ratio and the WorldCom Preferred Stock is fair to the holders of the MFS Shares and the MFS Preferred Shares, respectively, from a financial point of view.

     2.17 Takeover Statutes. Assuming WorldCom and its "associates" and "affiliates" (as defined in Section 203 of the Delaware Code) collectively beneficially own and have beneficially owned at all times during the three year period prior to the date hereof less than fifteen percent (15%) of the MFS Shares outstanding (other than MFS Shares issuable pursuant to the MFS Option Agreement), Section 203 of the Delaware Code is, and shall be, inapplicable to the Merger, this Agreement, the MFS Option Agreement and the transactions contemplated hereby and thereby.

     2.18 MFS Rights Plan. Under the Rights Agreement between MFS and Continental Stock Transfer & Trust Company, as Rights Agent, dated as of September 30, 1995 and as amended as of August 24, 1996 (the "MFS Rights Agreement"), WorldCom will not become an "Acquiring Person", no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the MFS Rights Agreement) will occur, and the holders of any preferred stock purchase rights issued under the MFS Rights Agreement ("MFS Rights") will not be

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

entitled to receive any benefits under the MFS Rights Agreement as a result of the approval, execution or delivery of this Agreement, the MFS Option Agreement or the consummation of the transactions contemplated hereby and thereby.

                                  ARTICLE III

                        REPRESENTATIONS, WARRANTIES AND
                         CERTAIN COVENANTS OF WORLDCOM

     WorldCom represents, warrants and/or covenants to and with MFS as follows:

     3.1 Organization and Good Standing. WorldCom, Acquisition Subsidiary and each of the WorldCom Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted. WorldCom and each of the WorldCom Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the business, assets (including, but not limited to, intangible assets), prospects, condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the results of operations of WorldCom and its subsidiaries taken as a whole ("WorldCom Material Adverse Effect"). WorldCom has heretofore made available to MFS accurate and complete copies of the Articles of Incorporation and Bylaws, as currently in effect, of WorldCom. For purposes of this Agreement, the term "WorldCom Subsidiary" shall mean any "Significant Subsidiary" (as such term is defined in Rule 1-02 of the Registration S-X of the SEC) of WorldCom.

     3.2 Capitalization. As of the date hereof, the authorized capital stock of WorldCom consists of 750,000,000 shares of WorldCom Stock, and 50,000,000 shares of preferred stock, par value $.01 per share ("WorldCom Preferred Shares"). As of August 23, 1996, (a) 408,161,493 shares of WorldCom Stock were issued and outstanding, and (b) no WorldCom Preferred Shares were outstanding. No other capital stock of WorldCom is authorized or issued. All issued and outstanding shares of the WorldCom Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable securities Laws. Except as set forth in the WorldCom Securities Filings (as hereinafter defined) or on Schedule 3.2 attached hereto, or as otherwise contemplated by this Agreement, as of the date hereof there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of WorldCom, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. Except as disclosed in the WorldCom Securities Filings, there are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of WorldCom and the WorldCom Subsidiaries or the ownership thereof other than those imposed by the Securities Act, the Securities Exchange Act, applicable state securities Laws or applicable corporate Law.

     3.3 Subsidiaries. Schedule 3.3 attached hereto sets forth the name and jurisdiction of incorporation or organization of each WorldCom Subsidiary, each of which is wholly owned by WorldCom except as otherwise indicated on said
Schedule 3.3. All of the capital stock and other interests of the WorldCom Subsidiaries so held by WorldCom are owned by it or a WorldCom Subsidiary as indicated on said Schedule 3.3, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the WorldCom Subsidiaries held by WorldCom are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable Laws. Except as set forth on Schedule 3.3 attached hereto, there are no irrevocable proxies or similar obligations with respect to such capital stock of the WorldCom Subsidiaries held by WorldCom and no equity securities or other interests of any of the WorldCom Subsidiaries are or may become

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

required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any WorldCom Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any WorldCom Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

     3.4 Authorization; Binding Agreement. WorldCom and Acquisition Subsidiary have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other agreements and documents referred to herein to which WorldCom or Acquisition Subsidiary is or will be a party or a signatory (the "WorldCom Ancillary Agreements") and the consummation of the transactions contemplated hereby and thereby, including, but not limited to, the Merger have been duly and validly authorized by the respective Boards of Directors of WorldCom and Acquisition Subsidiary, as appropriate, and no other corporate proceedings on the part of WorldCom, Acquisition Subsidiary or any WorldCom Subsidiary are necessary to authorize the execution and delivery of this Agreement and the WorldCom Ancillary Agreements or to consummate the transactions contemplated hereby or thereby (other than the requisite approval by the WorldCom shareholders of the WorldCom Proposals and the sole shareholder of Acquisition Subsidiary of this Agreement and the Merger). This Agreement has been duly and validly executed and delivered by each of WorldCom and Acquisition Subsidiary and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the WorldCom Ancillary Agreements will constitute, the legal, valid and binding agreements of WorldCom and Acquisition Subsidiary, enforceable against each of WorldCom and Acquisition Subsidiary in accordance with its and their respective terms, subject to the Enforceability Exceptions.

     3.5 Governmental Approvals. No Consent from or with any Governmental Authority on the part of WorldCom or any of the WorldCom Subsidiaries is required in connection with the execution or delivery by WorldCom of this Agreement and the WorldCom Ancillary Agreements or the consummation by WorldCom of the transactions contemplated hereby or thereby other than (i) filings with the SEC, state securities laws administrators, the NASD and applicable Georgia Governmental Authorities, (ii) Consents from the Federal Communications Commission, state public service or utility commissions (or comparable state Governmental Authorities) or foreign telephone administrations, (iii) filings under the HSR Act, and (iv) those Consents that, if they were not obtained or made, do not or would not have a WorldCom Material Adverse Effect or materially and adversely affect the ability of WorldCom to perform its obligations set forth herein or to consummate the transactions contemplated hereby.

     3.6 No Violations. The execution and delivery of this Agreement and the WorldCom Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by WorldCom with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or Bylaws or other governing instruments of WorldCom or any of the WorldCom Subsidiaries, (ii) except for compliance with the requirements under WorldCom's Amended and Restated Credit Agreement dated as of June 28, 1996 (the "WorldCom Credit Agreement"), require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any WorldCom Material Contract (as hereinafter defined), (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of WorldCom or any WorldCom Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.5, above, contravene any Law currently in effect to which WorldCom or any WorldCom Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv), above, for any deviations from the foregoing which do not or would not have a WorldCom Material Adverse Effect.

     3.7 Securities Filings and Litigation. WorldCom has made available to MFS true and complete copies of (i) its Annual or Transition Reports on Form 10-K, as amended, for the years ended December 31, 1993, 1994 and 1995, or periods included therein, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of shareholders (whether annual or special) of WorldCom since January 1, 1993, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by WorldCom with the SEC since January 1, 1993. The reports and statements set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this Section, are referred to collectively as the "WorldCom Securities Filings"). As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the WorldCom Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to WorldCom Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to WorldCom Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the WorldCom Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to WorldCom Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. There is no Litigation pending or, to the knowledge of WorldCom, threatened against WorldCom or any of its subsidiaries, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any WorldCom Benefit Plan, as hereinafter defined, or otherwise relating to WorldCom or any of its subsidiaries or the securities of any of them, or any properties or rights of WorldCom or any of its subsidiaries or any WorldCom Benefit Plan which is required to be described in any WorldCom Securities Filing that is not so described. No event has occurred as a consequence of which WorldCom would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including, without limitation, Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by WorldCom with the SEC after the date hereof shall be provided to MFS on the date of such filing.

     3.8 WorldCom Financial Statements. The audited consolidated financial statements and unaudited interim financial statements of WorldCom included in the WorldCom Securities Filings (the "WorldCom Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of WorldCom and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act.

     3.9 Absence of Certain Changes or Events. Except as set forth in the WorldCom Securities Filings and except for the adoption of the WorldCom Rights Agreement (as hereinafter defined), since December 31, 1995, through the date of this Agreement, there has not been: (i) any Event that has had or could reasonably be expected to have a WorldCom Material Adverse Effect; or (ii) any declaration, payment or setting aside for payment of any dividend (except to WorldCom or a WorldCom Subsidiary) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of WorldCom by or from WorldCom.

     3.10 Compliance with Laws. The business of WorldCom and each of its subsidiaries has been operated in compliance with all Laws and all tariffs, rules and regulations applicable to the regulation of the provision of communications services including, but not limited to, information service providers and competitive local exchange, exchange access, inter-exchange and international telecommunications services, except for any instances of non-compliance which do not and will not have a WorldCom Material Adverse Effect. Without limiting the generality of the foregoing, neither WorldCom nor any of its subsidiaries has engaged in carrying transit or indirect traffic in violation of applicable Laws, tariffs, rules and regulations in any jurisdiction, foreign or domestic, which violation could reasonably be expected to have a WorldCom Material Adverse Effect.

     3.11 Permits. (i) WorldCom and its subsidiaries have all permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their business (collectively, "WorldCom Permits"), (ii) neither WorldCom nor any of its subsidiaries is in violation of any WorldCom Permit, and (iii) no proceedings are pending or, to the knowledge of WorldCom, threatened, to revoke or limit any WorldCom Permit, except, in each case, those the absence or violation of which do not and will not have a WorldCom Material Adverse Effect.

     3.12 Finders and Investment Bankers. Neither WorldCom nor any of its officers or directors has employed any broker or finder other than Salomon Brothers Inc or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     3.13 Contracts. Neither WorldCom nor any of its subsidiaries is a party or is subject to any material note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal that is required to be described in or filed as an exhibit to any WorldCom Securities Filing ("WorldCom Material Contract") that is not so described in or filed as required by the Securities Act or the Securities Exchange Act, as the case may be. WorldCom has made available to MFS true and accurate copies of the WorldCom Material Contracts. All such WorldCom Material Contracts are valid and binding and are in full force and effect and enforceable against WorldCom or such subsidiary in accordance with their respective terms, subject to the Enforceability Exceptions. Except as referenced in Section 3.6 above, (i) no Consent of any person is needed in order that each such WorldCom Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for Consents the absence of which would not have a WorldCom Material Adverse Effect, and (ii) neither WorldCom nor any of its subsidiaries is in violation or breach of or default under any such WorldCom Material Contract; nor to WorldCom's knowledge is any other party to any such WorldCom Material Contract in violation or breach of or default under any such WorldCom Material Contract in each case where such violation or breach would have a WorldCom Material Adverse Effect.

     3.14 Employee Benefit Plans. Except as set forth in Schedule 3.14 attached hereto, there are no material Benefit Plans maintained or contributed to by WorldCom or any of its subsidiaries ("WorldCom Benefit Plan"). No WorldCom Benefit Plan is a defined benefit pension plan subject to Title IV of ERISA or
Section 412 of the Code. Each of the WorldCom Benefit Plans has been maintained in material compliance with its terms and all applicable Law, except where the failure to do so would not be reasonably likely to result in a WorldCom Material Adverse Effect.

     3.15 Taxes and Returns. (a) Except as disclosed in Schedule 3.15 attached hereto, WorldCom and each of its subsidiaries has timely filed, or caused to be timely filed all material Tax Returns required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the WorldCom Financial Statements have been established or which are being contested in good faith. Except as set forth in
Schedule 3.15 attached hereto, there are no claims or assessments pending against WorldCom or any of its subsidiaries for any alleged deficiency in any Tax, and WorldCom has not been notified in writing of any proposed Tax claims or assessments against WorldCom or any of its subsidiaries (other than in each case, claims or assessments for which adequate reserves in the WorldCom Financial Statements have been established or which are being contested in good faith or are immaterial in amount). Except as set forth in Schedule 3.15 attached hereto, neither WorldCom nor any of its subsidiaries has any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. Except as set forth in Schedule 3.15 attached hereto, there are no outstanding requests by WorldCom or any of its subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any return.

     (b) To the best knowledge of WorldCom, there are no liens for material amounts of Taxes on the assets of WorldCom or any of its subsidiaries except for statutory liens for current Taxes not yet due and payable.

     3.16 Fairness Opinion. WorldCom's Board of Directors has received from its financial advisors, Salomon Brothers Inc, a written opinion addressed to it for inclusion in the Prospectus/Proxy Statement to the effect that the Exchange Ratio is fair to the holders of WorldCom Stock from a financial point of view.

     3.17 Takeover Statutes and Charter. Assuming MFS and its "associates" and "affiliates" (as defined under 14-2-1110 of the Georgia Business Corporation
Code), collectively beneficially own and have beneficially owned at all times during the three-year period prior to the date hereof less than 1% of the shares of WorldCom Stock outstanding (other than shares of WorldCom Stock subject to the WorldCom Option Agreement), Section 14-2-1132 of the Georgia Business Corporation Code is, and shall be inapplicable to the Merger, the WorldCom Option Agreement and the transactions contemplated by this Agreement. As a result of the execution of this Agreement and the WorldCom Option Agreement, MFS is not, and will not be, a "Related Person" as defined in Article Ten of the Amended and Restated Certificate of Incorporation of WorldCom.

     3.18 WorldCom Rights Plan. Under the Rights Agreement between WorldCom and The Bank of New York, dated as of the date hereof (the "WorldCom Rights Agreement"), MFS will not become an "Acquiring Person," no "Share Acquisition Date" or "Distribution Date" (as such terms are defined in the WorldCom Rights Agreement) will occur, and the holders of any rights issued pursuant to the WorldCom Rights Agreement will not be entitled to receive any benefits under the WorldCom Rights Agreement as a result of the approval, execution or delivery of this Agreement, the WorldCom Option Agreement or the consummation of the transactions contemplated hereby and thereby.

                                   ARTICLE IV

                          ADDITIONAL COVENANTS OF MFS

     MFS represents, covenants and agrees as follows:

     4.1 Conduct of Business of MFS and MFS Subsidiaries. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, MFS shall conduct, and it shall cause its subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and MFS shall, and it shall cause its subsidiaries to, use its or their reasonable business efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as otherwise set forth in the MFS Disclosure Letter (as hereinafter defined), after the date of this Agreement and prior to the Effective Time, neither MFS nor any of its subsidiaries will, without the prior written consent of WorldCom:

          (i) amend or propose to amend its Certificate or Articles of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

          (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of MFS or any of its subsidiaries including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of MFS or any of its subsidiaries, except for the issuance of shares of MFS Common Stock pursuant to the exercise of stock options or warrants or the conversion of convertible securities outstanding on the date of this Agreement in accordance with their present terms and except for the grant of employee stock options and issuance of MFS Common Stock pursuant to the exercise thereof, in the ordinary course of business consistent with past practice, and except for the issuance of shares of MFS Common Stock in accordance with the terms of acquisitions approved by WorldCom; and

          (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to MFS or a subsidiary of MFS and dividends required under the present terms of the MFS Preferred Stock, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

          (iv) other than as contemplated by its May 6, 1996 business plans or in the ordinary course of business consistent with past practice, (a) create, incur or assume any debt or obligations in respect of capital leases, except refinancings of existing obligations on terms that are no less favorable to MFS or its subsidiaries than the existing terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than to a MFS subsidiary and customary travel, relocation or business advances to employees made in the ordinary course of business consistent with past practice); (d) acquire the stock or assets of, or merge or consolidate with, any other person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to MFS and its subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (iv);

          (v) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement and such as are in the ordinary course of business consistent with past practice;

          (vi) enter into any lease or amend any lease of real property other than in the ordinary course of business consistent with past practice; or

          (vii) consent to the transfer of any shares of the Series B Preferred.

     Furthermore, MFS covenants, represents and warrants that from and after the date of this Agreement, unless WorldCom shall otherwise expressly consent in writing, MFS shall, and MFS shall cause each of its subsidiaries to, use its or their reasonable business efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all MFS Permits necessary for, or otherwise material to, such business.

     4.2 Notification of Certain Matters. MFS shall give prompt notice to WorldCom if any of the following occur after the date of this Agreement: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any MFS Material Contract which could have a MFS Material Adverse Effect; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement; (iii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NASD or any securities exchange) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which could have a MFS Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting MFS or any of its subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of MFS or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger or any material development in connection with any Litigation disclosed by MFS in or pursuant to this Agreement or the MFS Securities Filings; and (vi) the occurrence of any Event that could cause a breach by MFS of any provision of this Agreement or a MFS Ancillary Agreement, including such a breach that could occur if such Event had taken place on or prior to the date of this Agreement.

     4.3 Access and Information. Between the date of this Agreement and the Effective Time, MFS and its subsidiaries will give, and shall direct its accountants and legal counsel to give, WorldCom, its lenders and their respective authorized representatives (including, without limitation, financial advisors, accountants and legal counsel) at all reasonable times access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records (including, but not limited to, Tax Returns) of or pertaining to MFS and its subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish WorldCom with (a) such financial and operating data and other information with respect to the business and properties of MFS and its subsidiaries as WorldCom may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by MFS or any of its subsidiaries pursuant to the requirements of applicable securities laws or the NASD.

     4.4 Stockholder Approval. As soon as practicable, MFS will take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving the MFS Proposals and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. Except as otherwise contemplated by this Agreement, the Board of Directors of MFS (i) will recommend to the stockholders of MFS that they approve the MFS Proposals, and (ii) will use its reasonable best efforts to obtain any necessary approval by MFS's stockholders of the MFS Proposals including, without limitation, voting the MFS Shares and MFS Preferred Shares held by such Directors for such adoption and approval.

     4.5 Reasonable Business Efforts. Subject to the terms and conditions herein provided, MFS agrees to use its reasonable business efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement including, but not limited to (i) obtaining the Consent of MFS's lenders and others to this Agreement and the transactions contemplated hereby, (ii) the defending of any Litigation against MFS or any of its subsidiaries challenging this Agreement or the consummation of the transactions contemplated hereby,
(iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated thereby, and (iv) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, MFS agrees to use reasonable business efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the closing set forth herein.

     4.6 Public Announcements. So long as this Agreement is in effect, MFS shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger, the MFS Proposals, the WorldCom Proposals, the MFS Option Agreement, the WorldCom Option Agreement or the transactions contemplated hereby or thereby without the consent of WorldCom, except where such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, the NASD, in which case MFS, prior to making such announcement, shall consult with WorldCom regarding the same.

     4.7 Compliance. In consummating the Merger and the transactions contemplated hereby, MFS shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, and/or cause its subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

     4.8 No Solicitation. (a) MFS shall, and shall direct and use reasonable efforts to cause its officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a MFS Takeover Proposal (as hereinafter defined). MFS shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any MFS Takeover Proposal or (ii) participate in any discussions or negotiations regarding any MFS Takeover Proposal; provided, however, that if, at any time prior to the Effective Time, the Board of Directors of MFS determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to MFS's stockholders under applicable law, MFS may, in response to a MFS Takeover Proposal which was not solicited subsequent to the date hereof, and subject to compliance with Section 4.8(c), (x) furnish information with respect to MFS to any person pursuant to a customary confidentiality agreement (as determined by MFS after consultation with its outside counsel) and (y) participate in negotiations regarding such MFS Takeover Proposal. Except as expressly provided in a separate letter agreement of even date herewith agreed to by WorldCom and MFS (the "MFS Disclosure Letter"), "MFS Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of the assets of MFS and its subsidiaries or 15% or more of any class of equity securities of MFS or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of MFS or any of its subsidiaries, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving MFS or any of its subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to WorldCom of the transactions contemplated by this Agreement.

     (b) Except as set forth in this Section 4.8, neither the Board of Directors of MFS nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to WorldCom, the approval or recommendation by such Board of Directors or such committee of the MFS Proposals, (ii) approve or recommend, or propose publicly to approve or recommend, any MFS Takeover Proposal or (iii) cause MFS to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "MFS Acquisition Agreement") related to any MFS Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time the Board of Directors of MFS determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to MFS's stockholders under applicable law, the Board of Directors of MFS may (subject to this and the following sentences) (x) withdraw or modify its approval or recommendation of the MFS Proposals or (y) approve or recommend a MFS Superior Proposal (as defined below) or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause MFS to enter into any MFS Acquisition Agreement with respect to any MFS Superior Proposal), but in each of the cases set forth in this clause
(y), only at a time that is after the tenth business day following WorldCom's receipt of written notice advising WorldCom that the Board of Directors of MFS has received a MFS Superior Proposal, specifying the material terms and conditions of such MFS Superior Proposal and identifying the person making such MFS Superior Proposal. Any such withdrawal or modification of the recommendation of the MFS Proposals shall not change the approval of the Board of Directors of MFS for purposes of causing Section 203 of the Delaware Code to be inapplicable to the MFS Proposals and the MFS Option Agreement or the status of WorldCom as other than an "Acquiring Person" under the MFS Rights Agreement and shall not directly or indirectly cause a "Stock Acquisition Date" or a "Distribution Date" (as such terms are defined in the MFS Rights Agreement) to occur. For purposes of this Agreement, a "MFS Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 15% of the combined voting power of the shares of MFS Common Stock and MFS Preferred Stock then outstanding or all or substantially all the assets of MFS and otherwise on terms which the Board of Directors of MFS determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be materially more favorable to MFS's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of MFS, is reasonably capable of being financed by such third party.

     (c) In addition to the obligations of MFS set forth in paragraphs (a) and
(b) of this Section 4.8, MFS shall immediately advise WorldCom orally and in writing of any request for information or of any MFS Takeover Proposal, the material terms and conditions of such request or MFS Takeover Proposal and the identity of the person making such request or MFS Takeover Proposal. MFS will keep WorldCom fully informed of the status and details (including amendments or proposed amendments) of any such request or MFS Takeover Proposal.

     (d) Nothing contained in this Section 4.8 shall prohibit MFS from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act or from making any disclosure to MFS's stockholders if, in the good faith judgment of the Board of Directors of MFS, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to MFS's stockholders under applicable law; provided, however, neither MFS nor its Board of Directors nor any committee thereof shall, except as permitted by Section 4.8(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the MFS Proposals or approve or recommend, or propose publicly to approve or recommend, a MFS Takeover Proposal.

     4.9 SEC and Stockholder Filings. MFS shall send to WorldCom a copy of all material public reports and materials as and when it sends the same to its stockholders, the SEC or any state or foreign securities commission.

     4.10 Tax Opinion Certification. MFS shall execute and deliver a certificate in a form satisfactory to the counsel of both MFS and WorldCom, signed by an officer of MFS setting forth factual representations and covenants that will serve as a basis for the tax opinions required pursuant to Section
6.1.8 of this Agreement ("MFS Tax Opinion Certificate").

     4.11 Affiliate Agreements. MFS shall use reasonable business efforts to ensure that each person who is or may be an "affiliate" of MFS within the meaning of Rule 145 promulgated under the Securities Act shall enter into an agreement in the form attached hereto as Schedule 4.11.

     4.12 Takeover Statutes. If any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute"), including, without limitation, Section 203 of the Delaware Code, is or may become applicable to the Merger, the MFS Proposals or the MFS Option Agreement, MFS and the members of its Board of Directors will grant such approvals, and take such actions as are necessary so that the transactions contemplated by this Agreement, the MFS Proposals and the MFS Option Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated hereby or thereby.

     4.13 Comfort Letters. Upon the request of WorldCom, MFS shall use reasonable business efforts to provide to WorldCom prior to the Effective Time "comfort letters" from the independent certified public accountants for MFS and its subsidiaries dated the date on which the Registration Statement, or last amendment thereto, shall become effective, and dated the Closing Date, addressed to the Board of Directors of each of MFS and WorldCom, covering such matters as WorldCom shall reasonably request with respect to facts concerning the financial condition of MFS and its subsidiaries and customary for such certified public accountants to deliver in connection with a transaction similar to the Merger.

                                   ARTICLE V

                        ADDITIONAL COVENANTS OF WORLDCOM

     WorldCom covenants and agrees as follows:

     5.1 Conduct of Business of WorldCom and the WorldCom Subsidiaries. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, WorldCom shall conduct, and it shall cause its subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and WorldCom shall, and it shall cause its subsidiaries to, use its or their reasonable business efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as otherwise set forth in the

WorldCom Disclosure Letter (as hereinafter defined), after the date hereof and prior to the Effective Time, neither WorldCom nor any of its subsidiaries will, without the prior written consent of MFS:

          (i) amend or propose to amend its Certificate or Articles of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

          (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of WorldCom or any of its subsidiaries including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of WorldCom or any of its subsidiaries, except for the issuance of shares of WorldCom Stock pursuant to the exercise of stock options outstanding on the date of this Agreement in accordance with their present terms and except for the grant of employee stock options and issuance of shares of WorldCom Stock pursuant to the exercise thereof in the ordinary course of business consistent with past practice, and except for the issuance of shares of WorldCom Stock in accordance with the terms of acquisitions approved by MFS, or pursuant to the terms of rights or obligations referred to in Schedule 3.2;

          (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to WorldCom or a subsidiary of WorldCom, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

          (iv) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed, material to WorldCom and its subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practice; or

          (v) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement and such as are in the ordinary course of business consistent with past practice.

     Furthermore, WorldCom covenants, represents and warrants that from and after the date of this Agreement, unless MFS shall otherwise expressly consent in writing, WorldCom shall, and WorldCom shall cause each of its subsidiaries to, use its or their reasonable business efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the WorldCom Permits necessary for, or otherwise material to, such business.

     5.2 Notification of Certain Matters. WorldCom shall give prompt notice to MFS if any of the following occur after the date of this Agreement: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any WorldCom Material Contract which could have a WorldCom Material Adverse Effect; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement;
(iii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to the NASD or any securities exchange) in connection with the transactions contemplated by this Agreement;
(iv) the occurrence of an Event which could have a WorldCom Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting WorldCom or any of its subsidiaries or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of

WorldCom or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger or any material development in connection with any Litigation disclosed by WorldCom in or pursuant to this Agreement or the WorldCom Securities Filings; and (vi) the occurrence of any Event that could cause a breach by WorldCom of any provision of this Agreement or a WorldCom Ancillary Agreement, including such a breach that could occur if such Event had taken place on or prior to the date of this Agreement.

     5.3 Access and Information. Between the date of this Agreement and the Effective Time, WorldCom and its subsidiaries will give, and shall direct its accountants and legal counsel to give MFS, and their respective authorized representatives (including, without limitation, its lenders, financial advisors, accountants and legal counsel) at all reasonable times access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records (including, but not limited to, Tax Returns) of or pertaining to WorldCom and its subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish MFS with (a) such financial and operating data and other information with respect to the business and properties of WorldCom and its subsidiaries as MFS may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by WorldCom or any of its subsidiaries pursuant to the requirements of applicable securities laws or the NASD.

     5.4 Shareholder Approval. As soon as practicable, WorldCom will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of approving the WorldCom Proposals, for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby and for such other purposes as WorldCom shall determine. Except as otherwise contemplated by this Agreement, the Board of Directors of WorldCom (i) will recommend to the shareholders of WorldCom that they approve the WorldCom Proposals, and (ii) will use its reasonable best efforts to obtain any necessary approval by WorldCom's shareholders of the WorldCom Proposals, including, without limitation, voting the WorldCom Stock held by such Directors for such approval.

     5.5 Reasonable Business Efforts. Subject to the terms and conditions herein provided, WorldCom agrees to use its reasonable business efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement including, but not limited to (i) obtaining the Consent of WorldCom's lenders to this Agreement and the transactions contemplated hereby, (ii) the defending of any Litigation against WorldCom or any of its subsidiaries challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated thereby, and (iv) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, WorldCom agrees to use reasonable business efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the closing set forth herein.

     5.6 Public Announcements. So long as this Agreement is in effect, WorldCom shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger, the WorldCom Proposals, the MFS Proposals, the WorldCom Option Agreement, the MFS Option Agreement or the transactions contemplated hereby or thereby without the consent of MFS, except where such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, the NASD, in which case WorldCom, prior to making such announcement, will consult with MFS regarding the same.

     5.7 Compliance. In consummating the Merger and the transactions contemplated hereby, WorldCom shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, and/or cause its subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

     5.8 No Solicitation. (a) WorldCom shall, and shall direct and use reasonable efforts to cause its officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a WorldCom Takeover Proposal (as hereinafter defined).

WorldCom shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any WorldCom Takeover Proposal or (ii) participate in any discussions or negotiations regarding any WorldCom Takeover Proposal; provided, however, that if, at any time prior to the Effective Time, the Board of Directors of WorldCom determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to WorldCom's shareholders under applicable law, WorldCom may, in response to a WorldCom Takeover Proposal which was not solicited subsequent to the date hereof, and subject to compliance with Section 5.8(c), (x) furnish information with respect to WorldCom to any person pursuant to a customary confidentiality agreement (as determined by WorldCom after consultation with its outside counsel) and (y) participate in negotiations regarding such WorldCom Takeover Proposal. Except as expressly provided in a separate letter agreement of even date herewith agreed to by WorldCom and MFS (the "WorldCom Disclosure Letter"), "WorldCom Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of the assets of WorldCom and its subsidiaries or 15% or more of any class of equity securities of WorldCom or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of WorldCom or any of its subsidiaries, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving WorldCom or any of its subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to MFS of the transactions contemplated by this Agreement.

     (b) Except as set forth in this Section 5.8, neither the Board of Directors of WorldCom nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to MFS, the approval or recommendation by such Board of Directors or such committee of the WorldCom Proposals, (ii) approve or recommend, or propose publicly to approve or recommend, any WorldCom Takeover Proposal or (iii) cause WorldCom to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "WorldCom Acquisition Agreement") related to any WorldCom Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time the Board of Directors of WorldCom determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to WorldCom's shareholders under applicable law, the Board of Directors of WorldCom may (subject to this and the following sentences) (x) withdraw or modify its approval or recommendation of the WorldCom Proposals or (y) approve or recommend a WorldCom Superior Proposal (as defined below) or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause WorldCom to enter into any WorldCom Acquisition Agreement with respect to any WorldCom Superior Proposal), but in each of the cases set forth in this clause (y), only at a time that is after the tenth business day following MFS's receipt of written notice advising MFS that the Board of Directors of WorldCom has received a WorldCom Superior Proposal, specifying the material terms and conditions of such WorldCom Superior Proposal and identifying the person making such WorldCom Superior Proposal. Any such withdrawal or modification of the recommendation of the WorldCom Proposals shall not change the approval of the Board of Directors of WorldCom for purposes of
Section 14-2-1132 of the Georgia Business Corporation Code or Article Ten of the Amended and Restated Articles of Incorporation of WorldCom. For purposes of this Agreement, a "WorldCom Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 15% of the combined voting power of the shares of WorldCom Stock and WorldCom Preferred Stock then outstanding or all or substantially all the assets of WorldCom and otherwise on terms which the Board of Directors of WorldCom determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be materially more favorable to WorldCom's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of WorldCom, is reasonably capable of being financed by such third party.

     (c) In addition to the obligations of WorldCom set forth in paragraphs (a) and (b) of this Section 5.8, WorldCom shall immediately advise MFS orally and in writing of any request for information or of any WorldCom Takeover Proposal, the material terms and conditions of such request or WorldCom Takeover Proposal and the identity of the persons making such request or WorldCom Takeover Proposal. WorldCom will keep MFS fully informed of the status and details (including amendments or proposed amendments) of any such request or WorldCom Takeover Proposal.

     (d) Nothing contained in this Section 5.8 shall prohibit WorldCom from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act or from making any disclosure to WorldCom's shareholders if, in the good faith judgment of the Board of Directors of WorldCom, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to WorldCom's shareholders under applicable law; provided, however, neither WorldCom nor its Board of Directors nor any committee thereof shall, except as permitted by
Section 5.8(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the WorldCom Proposals or approve or recommend, or propose publicly to approve or recommend, a WorldCom Takeover Proposal.

     5.9 SEC and Shareholder Filings. WorldCom shall send to MFS a copy of all material public reports and materials as and when it sends the same to its shareholders, the SEC or any state or foreign securities commission.

     5.10 Tax Opinion Certificates. WorldCom shall execute and deliver a certificate in form satisfactory to the counsel of MFS and WorldCom, signed by an officer of WorldCom setting forth factual representations and covenants that will serve as a basis for the tax opinions required pursuant to Section 6.1.8 of this Agreement ("WorldCom Tax Opinion Certificate").

     5.11 Board Representation. WorldCom's Board of Directors will take action to cause the number of directors comprising the full Board of Directors of WorldCom at the Effective Time to consist of an odd number of directors, with MFS being entitled to designate one less director than WorldCom (the "Nominees"). It is the intent of the parties that membership on the compensation and stock option, audit and nominating committees of WorldCom's Board of Directors shall initially consist of an equal number of designees of WorldCom and MFS.

     5.12  Employee Benefit Plans.

     (a) Benefit Plans. After the Effective Time, WorldCom shall arrange for each employee participating in any of the Benefit Plans of MFS or an MFS subsidiary as are in effect on the date hereof to participate in any counterpart Benefit Plans of WorldCom in accordance with the eligibility criteria thereof, provided that (i) such participants shall receive full credit for years of service with MFS or any of its subsidiaries prior to the Merger for all purposes for which such service was recognized under the Benefit Plan of MFS or such subsidiary including, but not limited to, recognition of service for eligibility, vesting, and, to the extent not duplicative of benefits received under such Benefit Plan of MFS or such subsidiary, the amount of benefits, (ii) such participants shall participate in the Benefit Plans of WorldCom on terms no less favorable than those offered by WorldCom to similarly situated employees of WorldCom; and (iii) WorldCom shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under MFS' Benefit Plans) and eligibility waiting periods under any group health plans to be waived with respect to such participants and their eligible dependents.

     (b) Change in Control Provisions. WorldCom and MFS hereby acknowledge that the Merger and the consummation of the transactions contemplated under this Agreement will be treated as a "Change in Control" for purposes of each of the applicable MFS Benefit Plans and each applicable employment, severance or similar agreement applicable to any employee of MFS or any of its subsidiaries listed on Schedule 5.12(b) attached hereto (collectively, "Change in Control Agreements") and agree to abide by the provisions of any Benefit Plans and Change in Control Agreements which relate to a Change in Control, including, but not limited to, the accelerated vesting and/or payment of equity-based awards.

     (c) Treatment under Section 280G of the Code. With respect to any income tax filing relating to Sections 280G or 4999 of the Code, WorldCom hereby agrees that it shall take, and shall cause its subsidiaries to take, the position that none of the execution of this Agreement, the approval of this Agreement by stockholders of MFS, or the consummation of the Merger shall constitute a change in the ownership or effective control of MFS or a change in the ownership of a substantial portion of the assets of MFS within the meaning of Section 280G of the Code, and further agrees that, consistent with such position, it shall not withhold from any amounts payable to any MFS employee by reason of consummation of the transactions contemplated hereby (including by reason of any termination of employment of any such employee within specified periods following the Effective Time) any amounts in respect of the excise tax described in Section 4999 of the Code unless, as a result of a change in relevant "authority" (as such term is defined in Treasury Regulation Section 1.6662-(4)(d)(3)(iii) for purposes of Section 6662 of the Code) which occurs after the date hereof, such position ceases to be supported by a good faith interpretation of relevant authority (as so defined).

     5.13 Indemnification. The indemnification provisions of the By-laws and the Certificate of Incorporation of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six years after the Closing Date in any manner that would adversely affect the rights thereunder of individuals who immediately prior to the Closing Date were directors, officers, agents or employees of MFS unless otherwise required by applicable Law. From and after the Effective Time, WorldCom and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless the directors, officers and agents of MFS as provided in MFS's Certificate of Incorporation, By-Laws or indemnification agreements, as in effect as of the date hereof, with respect to matters occurring through the Closing Date. To the extent available, WorldCom agrees to cause the Surviving Corporation to maintain in effect for not less than three years after the Closing Date policies of directors' and officers' liability insurance comparable to those maintained by MFS with carriers comparable to MFS's existing carriers and containing terms and conditions which are no less advantageous in any material respect to the officers, directors and employees of MFS; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

     5.14 Takeover Statutes. If any Takeover Statute, including, without limitation, Section 14-2-1132 of the Georgia Business Corporation Code, is or may become applicable to the Merger, the WorldCom Proposals or the WorldCom Option Agreement, WorldCom and the members of its Board of Directors will grant such approvals, and take such actions as are necessary so that the transactions contemplated by this Agreement, the WorldCom Proposals and the WorldCom Option Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated hereby or thereby.

     5.15 Comfort Letters. Upon the request of MFS, WorldCom shall use reasonable business efforts to provide to MFS prior to the Effective Time "comfort letters" from the independent certified public accountants for WorldCom and its subsidiaries, dated the date on which the Registration Statement, or last amendment thereto, shall become effective, and dated the Closing Date, addressed to the Board of Directors of each of MFS and WorldCom, covering such matters as MFS shall reasonably request with respect to facts concerning the financial condition of WorldCom and its subsidiaries and customary for such certified public accountants to deliver in connection with a transaction similar to the Merger.

                                   ARTICLE VI

                                   CONDITIONS

     6.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

          6.1.1 Stockholder Approval. The MFS Proposals shall have been approved at or prior to the Effective Time by the requisite vote of the stockholders of MFS in accordance with the Delaware Code and the WorldCom Proposals shall have been approved by the requisite vote of the shareholders of WorldCom in accordance with applicable Law and the rules and regulations of the NASD.

          6.1.2 No Injunction or Action. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn by the Effective Time. MFS and WorldCom shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time.

          6.1.3 Governmental Approvals. All Consents of any Governmental Authority required for the consummation of the Merger and the transactions contemplated by this Agreement shall have been obtained by Final Order (as hereafter defined), except as may be waived by WorldCom and MFS or those Consents the failure of which to obtain will not have a Surviving Corporation Material Adverse Effect (as defined below). The term "Final Order" with respect to any Consent of a Governmental Authority shall mean an action by the appropriate Governmental Authority as to which: (i) no request for stay by such Governmental Authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such Governmental Authority, and no appeal or comparable administrative remedy with such or any other Governmental Authority is pending before such Governmental Authority, and the time for filing any such petition, appeal or administrative remedy has passed; (iii) such Governmental Authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the Governmental Authority action is pending or in effect, and if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

          6.1.4 HSR Act. Any waiting period applicable to the Merger under the HSR Act shall have expired or earlier termination thereof shall have been granted and no action, suit, proceeding or investigation shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner, or if any such action, suit, proceeding or investigation shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission, as the case may be.

          6.1.5 Required Consents. Any required Consents of any person to the Merger or the transactions contemplated hereby, including, without limitation, the Consents of the respective lenders of WorldCom and MFS, shall have been obtained and be in full force and effect, except for those the failure of which to obtain will not have a material adverse effect on the business, assets (including, but not limited to, intangible assets), prospects, condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the result of operations of the Surviving Corporation and its subsidiaries taken as a whole ("Surviving Corporation Material Adverse Effect") or a WorldCom Material Adverse Effect.

          6.1.6 Registration Statement. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no action, suit, proceeding or investigation for that purpose shall have been initiated or threatened by any Governmental Authority.

          6.1.7 Blue Sky. WorldCom shall have received all state securities law authorizations necessary to consummate the transactions contemplated hereby.

          6.1.8 Tax Opinion. WorldCom shall have received an opinion from WorldCom's tax counsel and MFS shall have received an opinion from MFS's tax counsel substantially to the effect that, if the Merger is consummated in accordance with the provisions of this Agreement, under current Law, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

          6.1.9 Quotation of WorldCom Stock. The shares of WorldCom Stock comprising the Merger Consideration shall have been approved for quotation on The Nasdaq Stock Market.

     6.2 Conditions to Obligations of MFS. The obligation of MFS to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by
MFS:

          6.2.1 WorldCom Representations and Warranties. The representations and warranties of WorldCom contained in this Agreement that are modified by materiality or WorldCom Material Adverse Effect shall be true and correct in all respects and those that are not so modified shall be true and correct in all material respects, on the date hereof and, except for changes not prohibited by this Agreement, as of the Effective Time as if made at the Effective Time.

          6.2.2 Performance by WorldCom. WorldCom shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by WorldCom at or prior to the Effective Time.

          6.2.3 No Material Adverse Change. There shall not have occurred after the date hereof any Event that has or reasonably could be expected to have a WorldCom Material Adverse Effect.

          6.2.4 Certificates and Other Deliveries. WorldCom shall have delivered to MFS (i) a certificate executed on its behalf by its President or another authorized officer to the effect that the conditions set forth in Subsections 6.2.1, 6.2.2 and 6.2.3, above, have been satisfied; (ii) a certificate of existence from the Secretary of State of the State of Georgia stating that WorldCom is a validly existing corporation; (iii) duly adopted resolutions of the Board of Directors of each of WorldCom and the Board of Directors and stockholder of Acquisition Subsidiary approving the execution, delivery and performance of this Agreement, the WorldCom Ancillary Agreements and the instruments contemplated hereby and thereby, and of the WorldCom shareholders approving the WorldCom Proposals, each certified by its Secretary; (iv) the duly executed WorldCom Tax Opinion Certificate; (v) the supplemental agreement referred to in the last sentence of Section 1.6(a) hereof; and (vi) such other documents and instruments as MFS reasonably may request.

          6.2.5 Opinion of WorldCom Counsel. MFS shall have received an opinion of counsel to WorldCom, in form and substance reasonably satisfactory to MFS, covering the matters set forth in Schedule 6.2.5 attached hereto.

          6.2.6 Election of Nominees. WorldCom shall have taken all action necessary to cause the Nominees to become members of the Board of Directors of WorldCom as of the Effective Time.

     6.3 Conditions to Obligations of WorldCom. The obligations of WorldCom to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by WorldCom:

          6.3.1 MFS Representations and Warranties. The representations and warranties of MFS contained in this Agreement that are modified by materiality or MFS Material Adverse Effect shall be true and correct in all respects, and those that are not so modified shall be true and correct in all material respects, on the date hereof and, except for changes not prohibited by this Agreement, as of the Effective Time as if made at the Effective Time.

          6.3.2 Performance by MFS. MFS shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by MFS at or prior to the Effective Time.

          6.3.3 No Material Adverse Change. There shall have not occurred after the date hereof any Event that has or reasonably could be expected to have a MFS Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

          6.3.4 Certificates and Other Deliveries. MFS shall have delivered, or caused to be delivered, to WorldCom (i) a certificate executed on its behalf by its Chairman or another duly authorized officer to the effect that the conditions set forth in Subsections 6.3.1, 6.3.2 and 6.3.3, above, have been satisfied; (ii) a certificate of good standing from the Secretary of State of the State of Delaware stating that MFS is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors and stockholders of MFS approving the execution, delivery and performance of this Agreement, the MFS Proposals, the MFS Ancillary Agreements and the instruments contemplated hereby and thereby, certified by the Secretary of MFS; (iv) a true and complete copy of the Certificate of Incorporation certified by the Secretary of State of the State of Delaware, and a true and complete copy of the Bylaws of MFS certified by the Secretary thereof; (v) the duly executed MFS Tax Opinion Certificate; and (vi) such other documents and instruments as WorldCom reasonably may request.

          6.3.5 Opinion of MFS Counsel. WorldCom shall have received the opinion of counsel to MFS, in form and substance reasonably satisfactory to WorldCom, covering the matters set forth in Schedule 6.3.5 attached hereto.

          6.3.6 Affiliate Agreements. Each person who is or may be an "affiliate" of MFS within the meaning of Rule 145 of the rules and regulations of the SEC promulgated under the Securities Act shall have entered into an agreement in the form attached hereto as Schedule 4.11.

                                  ARTICLE VII

                          TERMINATION AND ABANDONMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the stockholders of MFS and the shareholders of WorldCom described herein:

          (a)  by mutual written consent of WorldCom and MFS;

          (b)  by either WorldCom or MFS if:

             (i) the Merger shall not have been consummated on or prior to the first anniversary of the date hereof; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

             (ii) the approval of MFS's stockholders required by Section 6.1.1 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof;

             (iii) the approval of WorldCom's shareholders as required by
        Section 6.1.1 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; or

             (iv) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

          (c) by WorldCom, if MFS shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to MFS;

          (d) by WorldCom in accordance with Section 5.8(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements relating to the payment (including the timing of any payment) of the Termination Fee;

          (e) by WorldCom, if Section 4.8 shall be breached by MFS in any material respect and MFS shall have failed to promptly terminate the activity giving rise to such breach and use best efforts to cure such breach upon notice thereof from WorldCom, or MFS shall breach Section 4.8 by failing to promptly notify WorldCom as required thereunder;

          (f) by WorldCom if (i) the Board of Directors of MFS or any committee thereof shall have withdrawn or modified in a manner adverse to WorldCom its approval or recommendation of the MFS Proposals, or failed to reconfirm its recommendation within fifteen business days after a written request to do so, or approved or recommended any MFS Takeover Proposal or (ii) the Board of Directors of MFS or any committee thereof shall have resolved to take any of the foregoing actions;

          (g) by WorldCom, if MFS or any of its officers, directors, employees, representatives or agents shall take any of the actions referenced in the proviso to the second sentence of Section 4.8(a);

          (h) by MFS, if WorldCom shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to WorldCom;

          (i) by MFS in accordance with Section 4.8(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements relating to the payment (including the timing of any payment) of the Termination Fee;

          (j) by MFS, if Section 5.8 shall be breached by WorldCom in any material respect and WorldCom shall have failed to promptly terminate the activity giving rise to such breach and use best efforts to cure such breach upon notice thereof from MFS, or WorldCom shall breach Section 5.8 by failing to promptly notify MFS as required thereunder;

          (k) by MFS if (i) the Board of Directors of WorldCom or any committee thereof shall have withdrawn or modified in a manner adverse to MFS its approval or recommendation of the WorldCom Proposals, or failed to reconfirm its recommendation within fifteen business days after a written request to do so, or approved or recommended any WorldCom Takeover Proposal or (ii) the Board of Directors of WorldCom or any committee thereof shall have resolved to take any of the foregoing actions;

          (l) by MFS, if WorldCom or any of its officers, directors, employees, representatives or agents shall take any of the actions referenced in the proviso to the second sentence of Section 5.8(a); or

          (m) by MFS, if any person (other than MFS or any of its affiliates or associates) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act) or any "group" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act) (other than a group of which MFS or any of its affiliates or associates is a member) shall have been formed which beneficially owns, 25% or more of the voting power of WorldCom.

     The party desiring to terminate this Agreement pursuant to the preceding paragraphs (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l) or (m) shall give written notice of such termination to the other party in accordance with
Section 8.5 below.

     7.2 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, this Agreement (other than as set forth in this Section 7.2, Section 7.3, Section 7.4, Section 8.1 and Section 8.7) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement.

     (b) In the event that (A) this Agreement is terminated by either WorldCom or MFS pursuant to Section 7.1(b)(ii) above; (B) a bona fide MFS Takeover Proposal shall have been made known to MFS or any of its subsidiaries and made known to its stockholders generally or has been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide MFS Takeover Proposal and such MFS Takeover Proposal or announced intention shall not have been withdrawn and thereafter this Agreement is terminated by either WorldCom or MFS pursuant to
Section 7.1(b)(i), or (C) this Agreement is terminated (x) by MFS pursuant to
Section 7.1(i) or (y) by WorldCom pursuant to Section 7.1(e), (f) or (g), then MFS shall promptly, but in no event later than two days after the date of such termination, pay WorldCom a fee equal to $350 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to WorldCom pursuant to a termination by WorldCom pursuant to Section 7.1(g) unless and until within 18 months of such termination, MFS or any of its subsidiaries enters into any MFS Acquisition Agreement or consummates any MFS Takeover Proposal. MFS acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, WorldCom would not enter into this Agreement; accordingly, if MFS fails to promptly pay the amount due pursuant to this Section 7.2(b), and, in order to obtain such payment, WorldCom commences a suit which results in a judgment against MFS for the Termination Fee set forth in this paragraph (b), MFS shall also pay to WorldCom its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. In the event of a termination by WorldCom pursuant to Section 7.1(g), MFS shall promptly pay upon WorldCom's request all out-of-pocket charges and expenses incurred by WorldCom in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed $10 million, which payments shall be credited against any Termination Fee that may subsequently become payable.

     (c) In the event that (A) this Agreement is terminated by either WorldCom or MFS pursuant to Section 7.1(b)(iii) above, (B) a bona fide WorldCom Takeover Proposal shall have been made known to WorldCom or any of its subsidiaries and made known to its shareholders generally or has been made directly to its shareholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide WorldCom Takeover Proposal and such WorldCom Takeover Proposal or announced intention shall not have been withdrawn and thereafter this Agreement is terminated by either WorldCom or MFS pursuant to Section 7.1(b)(i), or (C) this Agreement is terminated (x) by WorldCom pursuant to Section 7.1(d) or (y) by MFS pursuant to Section 7.1(j),
(k), (l) or (m), then WorldCom shall promptly, but in no event later than two days after the date of such termination, pay MFS the Termination Fee, payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to MFS pursuant to a termination by MFS pursuant to Section 7.1(l) unless and until within 18 months of such termination, WorldCom or any of its subsidiaries enters into any WorldCom Acquisition Agreement or consummates any WorldCom Takeover Proposal. WorldCom acknowledges that the agreements contained in this Section 7.2(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, MFS would not enter into this Agreement; accordingly, if WorldCom fails to promptly pay the amount due pursuant to this Section 7.2(c), and, in order to obtain such payment, MFS commences a suit which results in a judgment against WorldCom for the Termination Fee set forth in this paragraph (c), WorldCom shall also pay to MFS its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. In the event of a termination by MFS pursuant to Section 7.1(l), WorldCom shall promptly pay upon MFS's request all out-of-pocket charges and expenses incurred by MFS in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed $10 million, which payments shall be credited against any Termination Fee that may subsequently become payable.

     7.3 Procedure Upon Termination. In the event of termination and abandonment pursuant to this Article VII, this Agreement shall terminate and the Merger shall be abandoned without further action by MFS or WorldCom, provided that the agreements contained in Sections 7.2, 8.1 and 8.7 hereof shall remain in full force and effect. If this Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same. Nothing contained in this Agreement shall relieve any party from any liability for any inaccuracy, misrepresentation or breach of this Agreement prior to termination.

     7.4 Services Agreement. In the event that this Agreement is terminated under circumstances in which either WorldCom or MFS is entitled to receive the Termination Fee pursuant to Section 7.2 hereof, the party entitled to receive the Termination Fee shall also be entitled to receive, at its sole election, the services described in that agreement of even date herewith between MFS and WorldCom, on the terms and conditions described in such agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1 Confidentiality. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange or the NASD, (iii) necessary to secure any required Consents as to which the other party has been advised, or (iv) consented to in writing by WorldCom and MFS, any information or documents furnished in connection herewith shall be kept strictly confidential by MFS, WorldCom and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, WorldCom or MFS, after consultation with the other party, may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Merger, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. In connection with any filing with the SEC of a registration statement or amendment thereto under the Securities Act, MFS or WorldCom, after consultation with the other party, may include a prospectus containing any information required to be included therein with respect to the Merger, including, but not limited to, financial statements and pro forma financial information with respect to the other party, and thereafter distribute said prospectus. WorldCom and MFS shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, each party shall return to the other any documents furnished by the other and all copies thereof any of them may have made and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (iii) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

     8.2 Amendment and Modification. To the extent permitted by applicable law, this Agreement may be amended, modified or supplemented only by a written agreement among MFS, WorldCom and Acquisition Subsidiary, whether before or after approval of this Agreement by the stockholders of MFS and Acquisition Subsidiary or approval of the transactions contemplated by this Agreement by the shareholders of WorldCom.

     8.3 Waiver of Compliance; Consents. Any failure of MFS on the one hand, or WorldCom on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by WorldCom on the one hand, or MFS on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

     8.4 Survival of Representations and Warranties. The respective representations, warranties, covenants and agreements of MFS and WorldCom contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time, except for those contained in Sections 5.11, 5.12 and 5.13, above and except for the agreements delivered pursuant to Section 6.3.6 hereof and the certificates referred to in Sections 6.2.4(iv) and 6.3.4(v) hereof.

     8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (i)  if to MFS, to:

                11808 Miracle Hills Drive
                Omaha, Nebraska 68154
                Attention: Terrence J. Ferguson, Esq.
                Telecopy: (402) 231-3545

           with a copy to:

                Willkie Farr & Gallagher
                One Citicorp Center
                153 East 53rd Street
                New York, NY 10022
           Attention: John S. D'Alimonte, Esq. and
                      Steven J. Gartner, Esq.
           Telecopy: 212-821-8111

                               and

          (ii)  if to WorldCom or Acquisition Subsidiary, to:

                515 East Amite Street
                Jackson, Mississippi 39201
                Attention: Bernard J. Ebbers
                Telecopy: (601) 360-8616

           with copies to:

                WorldCom, Inc.
                10777 Sunset Office Drive, Suite 330
                St. Louis, Missouri 63127
                Attention: P. Bruce Borghardt, Esq.
                Telecopy: (314) 909-4101

                               and

                Bryan Cave LLP
                One Metropolitan Square
                211 North Broadway, Suite 3600
                St. Louis, Missouri 63102
                Attention: Don G. Lents, Esq. and
                           R. Randall Wang, Esq.
                Telecopy:  (314) 259-2020

     8.6 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other party hereto, except that Acquisition Subsidiary may assign to WorldCom or any other direct subsidiary of WorldCom any and all rights, interests and obligations of Acquisition Subsidiary under this Agreement; provided that any assignment by Acquisition Subsidiary of any or all of its rights, interests and obligations under this Agreement to WorldCom shall require that the Merger contemplated by this Agreement shall then be structured as a direct merger of MFS with and into WorldCom or any other structure approved by MFS.

     8.7 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, subject to the rights of such party contemplated under Section 7.2, above.

     8.8 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Delaware, except as otherwise required by the Georgia Business Corporation Code.

     8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity; (ii) the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person; and (iii) the term "subsidiary" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

     8.11 Entire Agreement. This Agreement and the documents or instruments referred to herein including, but not limited to, the Schedules attached hereto and the Disclosure Letters referred to herein, which Schedules and Disclosure Letters are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

     8.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

     8.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

     8.14 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto, or, a successor or permitted assign of such a party; provided however, that the parties hereto specifically acknowledge that the provisions of Sections
5.12 and 5.13, above, are intended to be for the benefit of, and shall be enforceable by, the employees, officers and directors of MFS and/or the MFS Subsidiaries affected thereby and their heirs and representatives.

     8.15 Schedules and Disclosure Letters. MFS and WorldCom acknowledge that the Schedules to this Agreement, the MFS Disclosure Letter and the WorldCom Disclosure Letter (i) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) are qualified in their entirety by reference to specific provisions of this Agreement, (iii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to MFS or WorldCom, as the case may be, except to the extent required by this Agreement, and (iv) disclosure of the information contained in one MFS or WorldCom Schedule shall be deemed as proper disclosure for all MFS or WorldCom Schedules, as the case may be.

     IN WITNESS WHEREOF, WorldCom, Acquisition Subsidiary and MFS have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.

                                            WORLDCOM, INC.

                                            By  /s/  BERNARD J. EBBERS
                                               --------------------------------
                                             Name:   Bernard J. Ebbers
                                             Title:  President and Chief
                                                     Executive Officer

                                            HIJ CORP.

                                            By /s/  BERNARD J. EBBERS
                                               --------------------------------
                                             Name:  Bernard J. Ebbers
                                             Title: President and Chief
                                                    Executive Officer

                                            MFS COMMUNICATIONS COMPANY, INC.

                                            By /s/  JAMES Q. CROWE
                                               --------------------------------
                                             Name:  James Q. Crowe
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer

                                                                     APPENDIX II

                                   AGREEMENT

     AGREEMENT by and between WorldCom, Inc., a Georgia corporation ("WorldCom"), and MFS Communications Company, Inc., a Delaware corporation ("MFS"), dated as of August 25, 1996.

                                    RECITALS

     A. On the date hereof, WorldCom, HIJ Corp., a wholly owned subsidiary of WorldCom and a Delaware corporation, and MFS entered into an Agreement and Plan of Merger (the "Merger Agreement").

     B. Section 7.4 of the Merger Agreement provides that in the event that the Merger Agreement is terminated under circumstances in which either WorldCom or MFS is entitled to a Termination Fee (as defined in the Merger Agreement), the party entitled to receive the Termination Fee (the "Terminating Party") shall be entitled to receive from the other party (the "Non-Terminating Party") certain services, on the terms and conditions described herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. SERVICES

     In the event the provisions of Section 7.4 of the Merger Agreement become applicable, the Non-Terminating Party agrees to provide communication services on the terms described herein to the Terminating Party at Transfer Cost (as defined below) for a period of 3 years. The commencement date of this three-year period shall be 180 days after the date on which the Merger Agreement is terminated.

     2. TRANSFER COST

     (a) For purposes of this Agreement, "Transfer Cost" shall consist of the total service long-run incremental cost ("TSLRIC") of providing a communications service, excluding: (1) any measure of costs of capital, common costs and profits; and (2) any retail related costs, such as sales, marketing, billing, collection (other than carrier-to-carrier billing and collection) and other costs associated with offering communications services directly to end users. TSLRIC shall be based upon the forward-looking economic costs of the total quantity of the facilities and functions that are directly attributable to, or reasonably identifiable as incremental to, the provision of the service. A reasonable allocation of shared costs of facilities directly attributable or incremental to the provision of a particular service may be included in TSLRIC. The TSLRIC shall be revised annually; and shall be computed, to the extent possible and subject to the exclusions listed above, in a manner consistent with the "Total Element Long-Run Incremental Cost" standard adopted by the FCC in 47 CFR sec. 51.505, or any successor cost standard implemented by the FCC.

     (b) The Non-Terminating Party will determine the Transfer Cost for each type of service being provided. Should the Terminating Party wish to dispute a Transfer Cost, it may propose a different Transfer Cost. The dispute will be resolved by a third party who shall select the Transfer Cost which such third party determines to be more consistent with the proper Transfer Cost as defined above.

     (c) The third party will be selected from the list in Exhibit A by alternate deletion, beginning with the disputing party, until three remain. Each remaining one shall be requested by the parties to submit a bid for compensation (to be paid in equal share by the parties) for making the determination. The lowest bidder shall be selected as arbitrator.

     3. DEFINITION OF SERVICES

     Services that are to be provided by WorldCom or MFS are defined as communication products sold by that party to an independent third party customer under an arms' length arrangement. These services include the transport and switching of telecommunications and data traffic, but do not include any ancillary or value-added services such as facilities management.

     4. VALUE OF SERVICES

     The Non-Terminating Party shall provide up to $300,000,000 in services over a 3-year period, with a maximum annual service commitment of $150,000,000. Due to the scope of services requested, the Terminating Party shall provide to the Non-Terminating Party a 6-month rolling forecast of requirements. For the first 12 months of this Agreement, the Non-Terminating Party shall not be obligated to install more than $500,000 of gross incremental service per month. For the remaining term of this Agreement, the Non-Terminating Party shall not be obligated to install more than $1,000,000 in gross incremental service per month.

     5. CAPACITY

     The Non-Terminating Party will make available to the Terminating Party up to 1/3 of all available capacity in its switches and networks. Where sufficient capacity does not exist to satisfy the Terminating Party's requirements, the Non-Terminating Party shall commence a good faith effort to construct the additional capacity in a timely manner. The Non-Terminating Party must undertake such capacity construction where the requested capacity is in a market or route in which the Non-Terminating Party normally operates and the capacity is for services offered by the Non-Terminating Party to third parties. If capacity construction is required, the Non-Terminating Party can construct as much or as little capacity as it sees fit to satisfy the request. Therefore, for this new construction, the limit of 1/3 available capacity will not govern. For purposes of this Agreement, available capacity shall be determined after taking into account constraints placed on the delivering party by underlying service or network suppliers. If as a result of capacity constraints, the Non-Terminating Party is not able to deliver at least 75% of its requested installation amount for the first 2 years (subject to the limitations in "Value of Services" above), the Non-Terminating Party will extend the term of its obligation hereunder by 1 year.

     6. QUALITY OF SERVICE

     The quality of services provided by the Non-Terminating Party shall generally meet standards and shall not be of materially lower quality than the service provided to third parties purchasing similar services during the same period of time. Should the Non-Terminating Party fail to deliver services that meet such quality standards other than by reason of causes beyond the reasonable control of the Non-Terminating Party, the Terminating Party shall be entitled to service credits equal to 1/96th of a day's bill for each 15 minutes of interrupted service. This service credit will be calculated on a circuit-by-circuit basis. The sum of service credits cannot exceed 24 hours in any one day, nor more than 30 days in any one calendar month. Alternatively, if the overall quality of service provided in aggregate for one month is materially less than the aggregate quality of service provided by the Non-Terminating Party to its third party customers purchasing similar services for that same month other than by reason of causes beyond the reasonable control of the Non-Terminating Party, the Non-Terminating Party will be liable to the Terminating Party for liquidated damages equal to the value of 1/2 times the total bill for the month for any service with materially substandard quality.

     7. SERVICE TERM

     All services turned up shall be on a circuit by circuit basis. Circuit installation and disconnect charges shall be calculated according to the Transfer Cost definition above. Should the Terminating Party cancel service prior to one year, the Terminating Party will be liable for any reasonable termination charges resulting from the cancellation.

     8. TERMINATION

     At the end of the 3-year term, service rates will be negotiated between the parties. Should the parties not be able to reach agreement on a new contract covering these services, in order to effect an orderly transition of service, the Non-Terminating Party will be obligated to support all existing services for a period up to 18 months from the termination date at rates equal to those in effect at the time for other customers purchasing similar types and quantities of services.

     9. MISCELLANEOUS

     (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement or the Merger Agreement.

     (b) This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by MFS and WorldCom.

     (c) This Agreement will be binding upon the parties' permitted assigns. This Agreement may not be assigned by the Terminating Party, whether by operation of law or otherwise, without the prior written consent of the Non-Terminating Party.

     (d) No delay or omission by either party in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     (e) This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware.

     (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            MFS COMMUNICATIONS COMPANY, INC.

                                            By: /s/    JAMES Q. CROWE
                                                -------------------------------
                                                Name:  James Q. Crowe
                                                Title: Chairman of the Board
                                                       and Chief Executive
                                                       Officer


                                            WORLDCOM, INC.

                                            By: /s/    BERNARD J. EBBERS
                                                -------------------------------
                                                Name:  Bernard J. Ebbers
                                                Title: President and Chief
                                                       Executive Officer

                                   EXHIBIT A

                                ARTHUR ANDERSEN
                               COOPERS & LYBRAND
                               DELOITTE & TOUCHE
                                 ERNST & YOUNG
                               KPMG PEAT MARWICK
                                PRICE WATERHOUSE

                                                                    APPENDIX III

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of August 25, 1996 (the "Agreement"), by and between WorldCom, Inc., a Georgia corporation ("WorldCom"), and MFS Communications Company, Inc., a Delaware corporation ("MFS").

                                    RECITALS

     (A) MERGER AGREEMENT. WorldCom, MFS and HIJ Corp., a Delaware corporation and wholly owned subsidiary of WorldCom ("Acquisition Subsidiary"), have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), which provides, upon the terms and subject to the conditions set forth therein, for the merger of Acquisition Subsidiary with and into MFS (the "Merger"); and

     (B) CONDITION TO MERGER AGREEMENT. As a condition and inducement to MFS' pursuit of the transactions contemplated by the Merger Agreement, and in consideration therefor, WorldCom has agreed to grant MFS the Option (as hereinafter defined).

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, WorldCom and MFS, agree as follows:

     1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, WorldCom hereby grants to MFS an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $.01 per share ("WorldCom Common"), of WorldCom up to 81,224,137 of such shares (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares, and which represents 19.9% of the issued and outstanding shares of WorldCom Common as of the date hereof), at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $26.375.

     3. EXERCISE OF OPTION.

     (a) Provided that no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force or effect as follows:

     (A) If the Merger is consummated, upon the Effective Date;

     (B) If the Merger Agreement is terminated for any reason and a Purchase Event has occurred prior to such termination, eighteen (18) months after the occurrence of such Purchase Event;

     (C) If the Merger Agreement is terminated pursuant to Sections 7.1(a), 7.1(b), 7.1(c), 7.1(e), 7.1(f), 7.1(g) or 7.1(i) and a Purchase Event has not
occurred prior to such termination, upon such termination;

     (D) If the Merger Agreement is terminated for any reason other than those enumerated in clause (C) above and a Purchase Event has not occurred prior to such termination, eighteen (18) months after such termination; and

     (E) Three years from the date hereof if the Merger has not been consummated and the Merger Agreement has not been terminated by such date.

provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially MFS.

                                      III-1

     (b) As used herein, a "Purchase Event" means any of the following events:

          (i) WorldCom shall have recommended to its stockholders, or WorldCom or any person (other than MFS or any affiliate or associate of MFS) shall have publicly proposed or publicly announced, a bona fide WorldCom Takeover Proposal that shall not have been withdrawn at the time of the exercise of the Option; or

          (ii) any person (other than MFS or any affiliate or associate of MFS) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act), other than a group of which MFS or any affiliate or associate of MFS is a member, shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 15% or more of the voting power of WorldCom; or

          (iii) WorldCom's Board of Directors shall have withdrawn or modified in a manner adverse to MFS the recommendation of WorldCom's Board of Directors with respect to the WorldCom Proposals.

     As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act.

     (c) WorldCom shall notify Holder promptly in writing of the occurrence of any Purchase Event, it being understood that the giving of such notice by WorldCom shall not be a condition to the right of Holder to exercise the Option.

     (d) In the event Holder wishes to exercise the Option, it shall send to WorldCom a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) business days nor later than fifteen (15) business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of any governmental regulatory agency is required in connection with such purchase, WorldCom shall cooperate with Holder in the filing of the required notice or application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (e) Holder, which is initially MFS, by this Agreement, with respect to any Option Shares acquired by it on or prior to the record date for the meeting of shareholders of WorldCom called to consider the WorldCom Proposals, does hereby constitute and appoint WorldCom, or any nominee of WorldCom, with full power of substitution, from the date hereof to the earlier to occur of the termination of the Merger Agreement or the Effective Time, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to vote each of such Option Shares as its Proxy, at every annual, special or adjourned meeting of the shareholders of WorldCom, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to WorldCom that the law of the State of Georgia may permit or require:

          (i) in favor of the WorldCom Proposals; and

          (ii) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between WorldCom and any person or entity (other than MFS) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of MFS under the Merger Agreement or which could result in any of the conditions to the Merger Agreement not being fulfilled.

     THIS POWER OF ATTORNEY IS IRREVOCABLE, IS GRANTED IN CONSIDERATION OF WORLDCOM AND ACQUISITION SUBSIDIARY ENTERING INTO THE MERGER AGREEMENT AND IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER. This appointment shall revoke all prior powers of attorney and proxies appointed by Holder at any time with respect to the Option Shares and no subsequent powers of attorney or proxies will be appointed by Holder, or be effective, with respect thereto during the term of this Agreement.

                                      III-2

     Holder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in WorldCom the power to carry out and give effect to the provisions of this Agreement.

     4. PAYMENT AND DELIVERY OF CERTIFICATES.

     (a) On each Closing Date, Holder shall (i) pay to WorldCom, in immediately available funds by wire transfer to a bank account designated by WorldCom, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present this Agreement to WorldCom at the address of WorldCom specified in Section 11(f) and WorldCom shall mark and return this Agreement to Holder to reflect the exercise of this Option.

     (b) At each Closing, simultaneously with the delivery of immediately available funds, and presentation of this Agreement as provided in Section 4(a),
(i) WorldCom shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, fully paid and nonassessable and subject to no preemptive rights, and (B) an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the Option Shares purchasable hereunder, if any, and the remaining rights of the Holder, and (ii) Holder shall deliver to WorldCom a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER AND VOTING OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND A STOCK OPTION AGREEMENT DATED AS OF AUGUST 25, 1996. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY WORLDCOM OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the portion of the above legend relating to restrictions on transfer shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to WorldCom a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to WorldCom and its counsel, to the effect that such legend is not required for purposes of the Securities Act. It is understood and agreed that the portion of the above legend relating to voting shall be removed upon expiration or termination of the proxy referred to in
Section 3(e) hereof.

     (d) Upon the giving by Holder to WorldCom of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to WorldCom, Holder shall be deemed to be the holder of record of the shares of WorldCom Common issuable upon such exercise, notwithstanding that the stock transfer books of WorldCom shall then be closed or that certificates representing such shares of WorldCom Common shall not then be actually delivered to Holder. WorldCom shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.

     (e) WorldCom agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of WorldCom Common so that the Option may be exercised without additional authorization of WorldCom Common after giving effect to all other options, warrants, convertible securities and other rights to purchase WorldCom Common,
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by WorldCom, and (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements, (B) in the event prior approval of or notice to any governmental regulatory agency is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Authority as it may require and
(C) adopting,

                                      III-3
amending, redeeming or taking such other action with respect to any Rights Agreement adopted on or after the date hereof so as to preclude MFS from becoming an "Acquiring Person" and to preclude a "Share Acquisition Date" or a "Distribution Date" (or similar events) from occurring thereunder in order to permit Holder to exercise the Option and WorldCom duly and effectively to issue shares of the WorldCom Common pursuant hereto, as long as, after giving effect to the exercise of the Option (or any part thereof), Holder would not own beneficially (within the meaning of Rule 13d-3 under the Securities Exchange
Act) more than 17.5% of the issued and outstanding WorldCom Common.

     5. REPRESENTATIONS AND WARRANTIES OF WORLDCOM. WorldCom hereby represents and warrants to MFS (and Holder, if different from MFS) as follows:

          (a) Corporate Authority. WorldCom has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of WorldCom, and no other corporate proceedings on the part of WorldCom are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by WorldCom.

          (b) Beneficial Ownership. To the best knowledge of WorldCom, as of the date of this Agreement, no person or group has beneficial ownership of more than 10% of the issued and outstanding shares of WorldCom Common.

          (c) Shares Reserved for Issuance; Capital Stock. WorldCom has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of WorldCom Common equal to the maximum number of shares of WorldCom Common at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

          (d) No Violations. The execution, delivery and performance of this Agreement does not or will not, and the consummation by WorldCom of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin WorldCom's performance under this Agreement in any material respect.

     6. REPRESENTATIONS AND WARRANTIES OF MFS. MFS hereby represents and warrants to WorldCom as follows:

          (a) Corporate Authority. MFS has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MFS and this Agreement has been duly executed and delivered by MFS.

          (b) Investment Representations.

             (i) MFS is acquiring the Option and the Option Shares (collectively, the "Securities") for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act, or any rule or regulation under the Securities Act.

                                      III-4

             (ii) MFS has had such opportunity as it deems adequate to obtain from representatives of WorldCom such information as is necessary to permit MFS to evaluate the merits and risks of its investment in WorldCom.

             (iii) MFS has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Securities and to make an informed investment decision with respect to such purchase.

             (iv) MFS acknowledges that (1) the Securities have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and (2) the Securities cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

     7. ADJUSTMENT UPON CHANGES IN MFS CAPITALIZATION, ETC.

     (a) In the event of any change in the WorldCom Common by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of WorldCom Common if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of WorldCom Common are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a), upon exercise of any option to purchase WorldCom Common outstanding on the date hereof or upon conversion into WorldCom Common of any convertible security of WorldCom outstanding on the date hereof), the number of shares of WorldCom Common subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of WorldCom Common previously issued pursuant hereto, equals 19.9% of the number of shares of WorldCom Common then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Merger Agreement.

     (b) In the event that WorldCom shall enter into an agreement (i) to consolidate with or merge into any person, other than MFS or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than MFS or one of its subsidiaries, to merge into WorldCom and WorldCom shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of WorldCom Common shall be changed into or exchanged for stock or other securities of WorldCom or any other person or cash or any other property or the outstanding shares of WorldCom Common immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than MFS or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option to acquire the number and class of shares or other securities or property that Holder would have received in respect of WorldCom Common if the Option had been exercised immediately prior to such consolidation, merger, sale or transfer, or the record date therefor, as applicable.

     8. REGISTRATION RIGHTS.

     (a) Demand Registration Rights. WorldCom shall, subject to the conditions of 8(c) below, if requested by Holder, including MFS and any permitted transferee acquiring at least 10% of the shares of WorldCom Common represented by the Option on the date hereof (each, a "Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of WorldCom Common or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request,

                                      III-5
including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and WorldCom shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws, provided, however, that WorldCom shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (b) Additional Registration Rights. If WorldCom at any time after the exercise of the Option proposes to register any shares of WorldCom Common under the Securities Act, WorldCom will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within thirty (30) days after receipt of any such notice (which request shall specify the number of shares of WorldCom Common intended to be included in such public offering by the Selling Shareholder), WorldCom will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such public offering, provided, however, that WorldCom may elect to not cause any such shares to be so registered (i) if such public offering is to be underwritten and the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some but not all the shares of WorldCom Common, with respect to which WorldCom shall have received requests for registration pursuant to this Section 8(b), shall be excluded from such registration, WorldCom shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have WorldCom Common registered for sale.

     (c) Conditions to Required Registration. WorldCom shall use all reasonable efforts to cause each registration statement referred to in Section 8(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that WorldCom may delay any registration of Option Shares required pursuant to Section 8(a) above for a period not exceeding ninety (90) days provided WorldCom shall in good faith determine that any such registration would adversely affect WorldCom (provided that this right may not be exercised more than once during any twelve month period), and WorldCom shall not be required to register Option Shares under the Securities Act pursuant to Section 8(a) above:

          (i) on more than one occasion during any calendar year;

          (ii) within ninety (90) days after the effective date of a registration referred to in Section 8(b) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested;

          (iii) unless a request therefor is made to WorldCom by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of WorldCom Common issuable upon exercise of the Option) then outstanding; or

          (iv) if all the Option Shares proposed to be registered could be sold by the Selling Shareholders in a 90-day period in accordance with Rule 144.

     In addition to the foregoing, WorldCom shall not be required to maintain the effectiveness of any registration statement after the expiration of six (6) months from the effective date of such registration statement. WorldCom shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that WorldCom shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (d) Expenses. Except where applicable state law prohibits such payments, WorldCom will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses

                                      III-6

(including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered (not to exceed $15,000), printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if WorldCom so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to
Section 8(a) or 8(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 8(a) or 8(b) above.

     (e) Indemnification. In connection with any registration under Section 8(a) or 8(b) above, WorldCom hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by WorldCom in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to WorldCom by such indemnified party expressly for use therein, and WorldCom and each officer, director and controlling person of WorldCom shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by WorldCom in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to WorldCom by or on behalf of such Selling Shareholder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this Section 8(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 8(e) except to the extent the indemnified party is materially prejudiced thereby. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or
(iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this Section 8(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by WorldCom, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of WorldCom, the Selling Shareholders and the underwriters in connection with the statements

                                      III-7
or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim, provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Selling Shareholder to indemnify shall be several and not joint with other holders.

     In connection with any registration pursuant to Section 8(a) or 8(b) above, WorldCom and each Selling Shareholder (other than MFS) shall enter into an agreement containing the indemnification provisions of this Section 8(e). In the event of an underwritten public offering pursuant to Section 8(b), the Company and the Selling Shareholders shall enter into an underwriting agreement containing customary terms and provisions; provided that the indemnification provisions as they relate to Selling Shareholders shall contain substantially the same limitations as the provisions set forth herein.

     (f) Miscellaneous Reporting. WorldCom shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule
144. WorldCom shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Securities Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     (g) Issue Taxes. WorldCom will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will hold the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

     9. QUOTATION; LISTING. If WorldCom Common or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on any securities exchange, WorldCom, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of WorldCom Common or other securities to be acquired upon exercise of the Option on such securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     10. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of WorldCom for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of WorldCom Common purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by WorldCom of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, WorldCom will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of WorldCom, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     11. MISCELLANEOUS.

     (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                                      III-8

     (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement: No Third-Party Beneficiaries; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between WorldCom and MFS (i) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 8(e) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 11(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Governmental Authority determines that the Option does not permit Holder to acquire the full number of shares of WorldCom Common as provided in Section 3 (as may be adjusted herein), it is the express intention of WorldCom to allow Holder to acquire such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Georgia without regard to any applicable conflicts of law rules.

     (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

     (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed and delivered, it being understood that both parties need not sign the same counterpart.

     (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) Further Assurances. In the event of any exercise of the Option by Holder, WorldCom and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                                      III-9

     IN WITNESS WHEREOF, MFS and WorldCom have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                            MFS COMMUNICATIONS COMPANY, INC.

                                            By: /s/    JAMES Q. CROWE
                                                -------------------------------
                                                Name:  James Q. Crowe
                                                Title: Chairman of the Board and
                                                       Chief Executive Officer

                                            WORLDCOM, INC.

                                            By: /s/    BERNARD J. EBBERS
                                                -------------------------------
                                                Name:  Bernard J. Ebbers
                                                Title: President and Chief
                                                       Executive Officer

                                     III-10

                                                                     APPENDIX IV

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of August 25, 1996 (the "Agreement"), by and between WorldCom, Inc., a Georgia corporation ("WorldCom"), and MFS Communications Company, Inc., a Delaware corporation ("MFS").

                                    RECITALS

     (A) MERGER AGREEMENT. WorldCom, MFS and HIJ Corp., a Delaware corporation and wholly owned subsidiary of WorldCom ("Acquisition Subsidiary"), have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), which provides, upon the terms and subject to the conditions set forth therein, for the merger of Acquisition Subsidiary with and into MFS (the "Merger"); and

     (B) CONDITION TO MERGER AGREEMENT. As a condition and inducement to WorldCom's pursuit of the transactions contemplated by the Merger Agreement, and in consideration therefor, MFS has agreed to grant WorldCom the Option (as hereinafter defined).

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, WorldCom and MFS, agree as follows:

     1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, MFS hereby grants to WorldCom an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $.01 per share ("MFS Common"), of MFS up to 43,953,073 of such shares (as adjusted as set forth herein, the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares, and which represents 19.9% of the issued and outstanding shares of MFS Common as of the date hereof), at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $55.3875.

     3. EXERCISE OF OPTION.

     (a) Provided that no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force or effect as follows:

     (A) If the Merger is consummated, upon the Effective Date;

     (B) If the Merger Agreement is terminated for any reason and a Purchase Event has occurred prior to such termination, eighteen (18) months after the occurrence of such Purchase Event;

     (C) If the Merger Agreement is terminated pursuant to Sections 7.1(a), 7.1(b), 7.1(d), 7.1(h), 7.1(j), 7.1(k) or 7.1(l) and a Purchase Event has not
occurred prior to such termination, upon such termination;

     (D) If the Merger Agreement is terminated for any reason other than those enumerated in clause (C) above and a Purchase Event has not occurred prior to such termination, eighteen (18) months after such termination; and

     (E) Three years from the date hereof if the Merger has not been consummated and the Merger Agreement has not been terminated by such date.

provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially WorldCom.

     (b) As used herein, a "Purchase Event" means any of the following events:

          (i) MFS shall have recommended to its stockholders, or MFS or any person (other than WorldCom or any affiliate or associate of WorldCom) shall have publicly proposed or publicly announced, a bona fide MFS Takeover Proposal that shall not have been withdrawn at the time of the exercise of the Option; or

          (ii) any person (other than WorldCom or any affiliate or associate of WorldCom) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act), other than a group of which WorldCom or any affiliate or associate of WorldCom is a member, shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 15% or more of the voting power of MFS; or

          (iii) MFS' Board of Directors shall have withdrawn or modified in a manner adverse to WorldCom the recommendation of MFS' Board of Directors with respect to the MFS Proposals.

     (c) As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act.

          MFS shall notify Holder promptly in writing of the occurrence of any Purchase Event, it being understood that the giving of such notice by MFS shall not be a condition to the right of Holder to exercise the Option.

     (d) In the event Holder wishes to exercise the Option, it shall send to MFS a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) business days nor later than fifteen (15) business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of any governmental regulatory agency is required in connection with such purchase, MFS shall cooperate with Holder in the filing of the required notice or application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (e) Holder, which is initially WorldCom, by this Agreement, with respect to any Option Shares acquired by it on or prior to the record date for the meeting of stockholders of MFS called to consider the MFS Proposals, does hereby constitute and appoint MFS, or any nominee of MFS, with full power of substitution, from the date hereof to the earlier to occur of the termination of the Merger Agreement or the Effective Time, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to vote each of such Option Shares as its Proxy, at every annual, special or adjourned meeting of the stockholders of MFS, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to MFS that the law of the State of Delaware may permit or require:

        (i) in favor of the MFS Proposals; and

          (ii) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between MFS and any person or entity (other than WorldCom or Acquisition Subsidiary or other permitted assignee thereof under the Merger Agreement) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of WorldCom under the Merger Agreement or which could result in any of the conditions to the Merger Agreement not being fulfilled.

     THIS POWER OF ATTORNEY IS IRREVOCABLE, IS GRANTED IN CONSIDERATION OF MFS ENTERING INTO THE MERGER AGREEMENT AND IS COUPLED WITH AN INTEREST

SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER. This appointment shall revoke all prior powers of attorney and proxies appointed by Holder at any time with respect to the Option Shares and no subsequent powers of attorney or proxies will be appointed by Holder, or be effective, with respect thereto during the term of this Agreement.

     Holder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in MFS the power to carry out and give effect to the provisions of this Agreement.

     4. PAYMENT AND DELIVERY OF CERTIFICATES.

     (a) On each Closing Date, Holder shall (i) pay to MFS, in immediately available funds by wire transfer to a bank account designated by MFS, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present this Agreement to MFS at the address of MFS specified in Section 11(f) and MFS shall mark and return this Agreement to Holder to reflect the exercise of this Option.

     (b) At each Closing, simultaneously with the delivery of immediately available funds, and presentation of this Agreement as provided in Section 4(a),
(i) MFS shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, fully paid and nonassessable and subject to no preemptive rights, and (B) an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the Option Shares purchasable hereunder, if any, and the remaining rights of the Holder, and (ii) Holder shall deliver to MFS a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER AND VOTING OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND A STOCK OPTION AGREEMENT DATED AS OF AUGUST 25, 1996. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY MFS OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the portion of the above legend relating to restrictions on transfer shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to MFS a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to MFS and its counsel, to the effect that such legend is not required for purposes of the Securities Act. It is understood and agreed that the portion of the above legend relating to voting shall be removed upon expiration or termination of the proxy referred to in Section 3(e) hereof.

     (d) Upon the giving by Holder to MFS of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to MFS, Holder shall be deemed to be the holder of record of the shares of MFS Common issuable upon such exercise, notwithstanding that the stock transfer books of MFS shall then be closed or that certificates representing such shares of MFS Common shall not then be actually delivered to Holder. MFS shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.

     (e) MFS agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of MFS Common so that the Option may be exercised without additional authorization of MFS Common after giving effect to all other options, warrants, convertible securities and other rights to purchase MFS Common, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by MFS, and (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements, (B) in the event prior approval of or notice to any governmental regulatory agency is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Authority as it may require and (C) amending, redeeming or taking such other action with respect to the MFS Rights Agreement so as to preclude WorldCom from becoming an "Acquiring Person" and to preclude a "Stock Acquisition Date" or a "Distribution Date" (or similar events) from occurring thereunder in order to permit Holder to exercise the Option and MFS duly and effectively to issue shares of the MFS Common pursuant hereto, as long as, after giving effect to the exercise of the Option (or any part thereof), Holder would not own beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act) more than 17.5% of the issued and outstanding MFS Common.

     5. REPRESENTATIONS AND WARRANTIES OF MFS. MFS hereby represents and warrants to WorldCom (and Holder, if different from WorldCom) as follows:

          (a) Corporate Authority. MFS has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of MFS, and no other corporate proceedings on the part of MFS are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by MFS.

          (b) Beneficial Ownership. To the best knowledge of MFS, as of the date of this Agreement, no person or group has beneficial ownership of more than 10% of the issued and outstanding shares of MFS Common.

          (c) Shares Reserved for Issuance; Capital Stock. MFS has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of MFS Common equal to the maximum number of shares of MFS Common at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

          (d) No Violations. The execution, delivery and performance of this Agreement does not or will not, and the consummation by MFS of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin MFS' performance under this Agreement in any material respect.

     6. REPRESENTATIONS AND WARRANTIES OF WORLDCOM. WorldCom hereby represents and warrants to MFS as follows:

          (a) Corporate Authority. WorldCom has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WorldCom; and this Agreement has been duly executed and delivered by WorldCom.

        (b) Investment Representations.

             (i) WorldCom is acquiring the Option and the Option Shares (collectively, the "Securities") for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act, or any rule or regulation under the Securities Act.

             (ii) WorldCom has had such opportunity as it deems adequate to obtain from representatives of MFS such information as is necessary to permit WorldCom to evaluate the merits and risks of its investment in MFS.

             (iii) WorldCom has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Securities and to make an informed investment decision with respect to such purchase.

             (iv) WorldCom acknowledges that (1) the Securities have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and (2) the Securities cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

     7. ADJUSTMENT UPON CHANGES IN MFS CAPITALIZATION, ETC.

     (a) In the event of any change in the MFS Common by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of MFS Common if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of MFS Common are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a), upon exercise of any option to purchase MFS Common outstanding on the date hereof or upon conversion into MFS Common of any convertible security of MFS outstanding on the date hereof), the number of shares of MFS Common subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of MFS Common previously issued pursuant hereto, equals 19.9% of the number of shares of MFS Common then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Merger Agreement.

     (b) In the event that MFS shall enter into an agreement (i) to consolidate with or merge into any person, other than WorldCom or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than WorldCom or one of its subsidiaries, to merge into MFS and MFS shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of MFS Common shall be changed into or exchanged for stock or other securities of MFS or any other person or cash or any other property or the outstanding shares of MFS Common immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than WorldCom or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option to acquire the number and class of shares or other securities or property that Holder would have received in respect of MFS Common if the Option had been exercised immediately prior to such consolidation, merger, sale or transfer, or the record date therefor, as applicable.

     8. REGISTRATION RIGHTS.

     (a) Demand Registration Rights. MFS shall, subject to the conditions of 8(c) below, if requested by Holder, including WorldCom and any permitted transferee acquiring at least 10% of the shares of MFS

Common represented by the Option on the date hereof (each, a "Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of MFS Common or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and MFS shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws, provided, however, that MFS shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (b) Additional Registration Rights. If MFS at any time after the exercise of the Option proposes to register any shares of MFS Common under the Securities Act, MFS will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within thirty (30) days after receipt of any such notice (which request shall specify the number of shares of MFS Common intended to be included in such public offering by the Selling Shareholder), MFS will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such public offering, provided, however, that MFS may elect to not cause any such shares to be so registered (i) if such public offering is to be underwritten and the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some but not all the shares of MFS Common, with respect to which MFS shall have received requests for registration pursuant to this Section 8(b), shall be excluded from such registration, MFS shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have MFS Common registered for sale.

     (c) Conditions to Required Registration. MFS shall use all reasonable efforts to cause each registration statement referred to in Section 8(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that MFS may delay any registration of Option Shares required pursuant to Section 8(a) above for a period not exceeding ninety (90) days provided MFS shall in good faith determine that any such registration would adversely affect MFS (provided that this right may not be exercised more than once during any twelve month period), and MFS shall not be required to register Option Shares under the Securities Act pursuant to Section 8(a) above:

          (i) on more than one occasion during any calendar year;

          (ii) within ninety (90) days after the effective date of a registration referred to in Section 8(b) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested;

          (iii) unless a request therefor is made to MFS by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of MFS Common issuable upon exercise of the Option) then outstanding; or

          (iv) if all the Option Shares proposed to be registered could be sold by the Selling Shareholders in a 90-day period in accordance with Rule 144.

     In addition to the foregoing, MFS shall not be required to maintain the effectiveness of any registration statement after the expiration of six (6) months from the effective date of such registration statement. MFS shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that MFS shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (d) Expenses. Except where applicable state law prohibits such payments, MFS will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered (not to exceed $15,000), printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if MFS so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 8(a) or 8(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 8(a) or 8(b) above.

     (e) Indemnification. In connection with any registration under Section 8(a) or 8(b) above, MFS hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by MFS in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to MFS by such indemnified party expressly for use therein, and MFS and each officer, director and controlling person of MFS shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by MFS in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to MFS by or on behalf of such Selling Shareholder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this Section 8(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 8(e) except to the extent the indemnified party is materially prejudiced thereby. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or
(iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this Section 8(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by MFS, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of MFS, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim, provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Selling Shareholder to indemnify shall be several and not joint with other holders.

     In connection with any registration pursuant to Section 8(a) or 8(b) above, MFS and each Selling Shareholder (other than WorldCom) shall enter into an agreement containing the indemnification provisions of this Section 8(e). In the event of an underwritten public offering pursuant to Section 8(b), the Company and the Selling Shareholders shall enter into an underwriting agreement containing customary terms and provisions; provided that the indemnification provisions as they relate to Selling Shareholders shall contain substantially the same limitations as the provisions set forth herein.

     (f) Miscellaneous Reporting. MFS shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule
144. MFS shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Securities Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     (g) Issue Taxes. MFS will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will hold the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

     9. QUOTATION; LISTING. If MFS Common or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on any securities exchange, MFS, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of MFS Common or other securities to be acquired upon exercise of the Option on such securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     10. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of MFS for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of MFS Common purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by MFS of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, MFS will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of MFS, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     11. MISCELLANEOUS.

     (a)Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement: No Third-Party Beneficiaries; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between WorldCom and MFS (i) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 8(e) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 11(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Governmental Authority determines that the Option does not permit Holder to acquire the full number of shares of MFS Common as provided in Section 3 (as may be adjusted herein), it is the express intention of MFS to allow Holder to acquire such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

     (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

     (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed and delivered, it being understood that both parties need not sign the same counterpart.

     (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) Further Assurances. In the event of any exercise of the Option by Holder, MFS and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, MFS and WorldCom have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                            MFS COMMUNICATIONS COMPANY, INC.

                                            By: /s/  JAMES Q. CROWE
                                                -------------------------------
                                                Name: James Q. Crowe
                                                Title:  Chairman of the Board
                                                        and Chief Executive
                                                        Officer

                                            WORLDCOM, INC.

                                            By: /s/  BERNARD J. EBBERS
                                                -------------------------------
                                                Name: Bernard J. Ebbers
                                                Title:  President and Chief
                                                        Executive Officer

                                                                 APPENDIX V
SALOMON BROTHERS INC
Seven World Trade Center
New York, New York 10048

212-783-7000

                                                                  [Salomon logo]

August 25, 1996

Board of Directors
WorldCom, Inc.
515 East Amite Street
Jackson, Mississippi

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $.01 per share ("Parent Common Stock"), of WorldCom, Inc. ("Parent"), of the Exchange Ratio (as defined below) to be used in connection with the proposed merger (the "Merger") of HIJ Corp. ("Sub"), a wholly owned subsidiary of Parent, with MFS Communications Company, Inc. (the "Company") pursuant to an Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), among Parent, Sub and the Company. Upon the effectiveness of the Merger, each share of common stock, par value $.01 per share ("Company Common Stock"), of the Company issued and outstanding immediately prior to the effectiveness of the Merger (other than shares owned by Parent, Sub or any other subsidiary of Parent and shares owned by the Company or any subsidiary of the Company) will be converted into and represent the right to receive 2.1 (the "Exchange Ratio") shares of Parent Common Stock. We understand that upon effectiveness of the Merger (i) each share of the Company's Series A 8% Cumulative Convertible Preferred Stock will be converted into and represent the right to receive one share of Series A 8% Cumulative Convertible Preferred Stock of Parent, and (ii) each share of the Company's Series B Convertible Preferred Stock will be converted into and represent the right to receive one share of Series B Convertible Preferred Stock of Parent, in each case in accordance with the terms of the Merger Agreement.

     In connection with rendering our opinion, we have reviewed certain publicly available information concerning Parent and the Company and certain other financial information concerning Parent and the Company, including financial forecasts, that were provided to us by Parent and the Company, respectively. We have discussed the business operations and financial condition of Parent and the Company as well as other matters we believe relevant to our inquiry, including matters relating to the obtaining of regulatory approvals for the Merger, with certain officers and employees of Parent and the Company, respectively. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information (including information relating to the obtaining of regulatory approvals for the Merger) reviewed by us, and we have not assumed any responsibility for

--------------------------------------------------------------------------------

                  SALOMON BROTHERS INC & WORLDWIDE AFFILIATES
--------------------------------------------------------------------------------

               ATLANTA - BANGKOK - BEIJING - BOSTON - CHICAGO - FRANKFURT - HONG
                                KONG - LONDON - LOS ANGELES - MADRID - MELBOURNE

                            MEXICO CITY - MILAN - NEW YORK - OSAKA - PARIS - SAN FRANCISCO - SEOUL - SINGAPORE - SYDNEY - TAIPEI - TOKYO - TORONTO - ZURICH

SALOMON BROTHERS INC

                                                                  [SALOMON LOGO]

independent verification of such information. With respect to the financial forecasts of Parent and the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Parent or the Company as to the future financial performance of Parent or the Company, respectively, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not made or obtained or assumed any responsibility for making or obtaining any independent valuations or appraisals of any of the assets (including properties and facilities) or liabilities of Parent or the Company.

     Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for the Parent Common Stock following the consummation of the Merger which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address Parent's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Parent Common Stock and does not constitute a recommendation concerning how holders of Parent Common Stock should vote with respect to the transactions contemplated by the Merger Agreement. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger no restrictions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to Parent following the Merger.

     We have acted as financial advisor to the Board of Directors of Parent in connection with the Merger and will receive a fee for our services, part of which is payable upon initial delivery of this fairness opinion and part of which is contingent upon consummation of the Merger. In the ordinary course of business, we may actively trade the securities of Parent and the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Also, we have previously rendered investment banking and financial advisory services to the Company (including underwritings of Company Common Stock) for which we have received customary compensation.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to holders of Parent Common Stock from a financial point of view.

                                            Very truly yours,

                                            SALOMON BROTHERS INC

                                            /s/ SALOMON BROTHERS INC

                                                             APPENDIX VI

                                                              [GLEACHER NATWEST]
                                                     Corporate & Investment
                                                     Banking

August 24, 1996
                                                     GLEACHER NATWEST INC.
                                                     660 MADISON AVENUE
                                                     NEW YORK, NY 10021-8417
                                                     212-418-4200
                                                     212-732-2711 FAX
Board of Directors
MFS Communications Company, Inc.
11808 Miracle Hills Drive
Omaha, Nebraska 68154

Gentlemen:

     We understand that MFS Communications Company, Inc. ("MFS" or the "Company") is contemplating entering into a definitive merger agreement with WorldCom, Inc. ("WorldCom") pursuant to which a subsidiary of WorldCom ("WorldCom Sub") shall be merged with and into MFS (the "Merger"), with MFS as the surviving corporation. We further understand that in the Merger (i) each share of MFS common stock outstanding immediately prior to the effective time of the Merger (the "Common Shares") will be converted into 2.1 shares of WorldCom common stock (the "Common Exchange Ratio"), (ii) each share of Series A 8% Cumulative Convertible Preferred Stock of MFS outstanding immediately prior to the effective time of the Merger (the "Series A Shares") will be converted into one share of Series A 8% Cumulative Convertible Preferred Stock of WorldCom, having terms substantially similar to the terms of the Series A Shares (the "Series A Exchange Ratio"), (iii) each share of Series B Convertible Preferred Stock of MFS outstanding immediately prior to the effective time of the Merger (the "Series B Shares") will be converted into one share of Series B Convertible Preferred Stock of WorldCom, having terms substantially similar to the terms of the Series B Shares, except that voting rights will be changed from ten votes per share to one vote per share (the "Series B Exchange Ratio"), and (iv) each option to purchase a share of MFS common stock will be converted into an option to acquire 2.1 shares of WorldCom common stock at an exercise price for each underlying share equal to its current exercise price divided by 2.1.

     You have asked for our opinion as to whether the Common Exchange Ratio, the Series A Exchange Ratio and the Series B Exchange Ratio offered by WorldCom to MFS stockholders is fair from a financial point of view to MFS and the holders of its Common Shares, Series A Shares and Series B Shares, respectively.

     For the purposes of the opinion set forth herein, we have:

     1. analyzed the historical publicly filed financial statements of MFS and WorldCom;

     2. discussed the past and current operations, the financial condition and the prospects of WorldCom and MFS with the management of WorldCom and the management of MFS, respectively, and reviewed with the management of MFS its due diligence of WorldCom;

     3. reviewed with the management of WorldCom certain business plans of WorldCom, and reviewed with the management of MFS certain business plans of MFS and WorldCom, certain projections prepared by and pertaining to WorldCom and certain projections prepared by and pertaining to MFS, and certain estimates of financial synergies occurring from the business combination resulting from the merger as prepared by the management of MFS and WorldCom;

                                                              [Gleacher NatWest]
Board of Directors
August 24, 1996
Page 2

     4. reviewed the historical market prices and reported trading volumes of MFS Common Stock and WorldCom Common Stock;

     5. compared the financial performance of WorldCom with, and reviewed the prices and reported trading activity of the securities of, certain publicly traded companies whose operating characteristics and/or industry focus resemble those of WorldCom;

     6. reviewed the premiums paid in selected precedent transactions involving publicly-held companies;

     7. reviewed such other information and performed such other analyses as we have deemed appropriate.

We have assumed and relied upon, without assuming responsibility for independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to the financial projections provided to us, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of WorldCom and MFS as to the future financial performance of WorldCom and MFS. We have also assumed based upon the information which has been provided to us and without assuming responsibility for independent verification thereof that no material undisclosed or contingent liability exists with respect to WorldCom or MFS. We have not made any independent evaluation or appraisal of the assets or liabilities of MFS or WorldCom, nor have we been furnished with any such evaluation or appraisal. Our opinion is based necessarily on the economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof.

MFS acknowledges that the opinion and any advice or materials provided by Gleacher NatWest in connection with its engagement hereunder is intended for the benefit and use of the Board in considering the transaction to which the opinion, advice or materials relate and the Company agrees that no such opinion, advice or material shall be used for any other purpose or be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Gleacher NatWest be made by or on behalf of the Company, in each case without Gleacher NatWest's prior written consent; provided, however that a copy of this opinion may be included in the proxy statement/prospectus delivered to MFS stockholders to consider the Merger.

Based upon and subject to the foregoing, we are of the opinion that as of the date hereof the Common Exchange Ratio, the Series A Exchange Ratio and the Series B Exchange Ratio offered by WorldCom to holders of Common Shares, Series A Shares and Series B Shares, respectively, is, in each case, fair from a financial point of view to the holders of such Shares.

Very truly yours,

GLEACHER NATWEST INC.

/s/ JAMES GOODWIN

James Goodwin
Managing Director

                                                                    APPENDIX VII

     262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.sec. 251 (other than a merger effected pursuant to subsection (g) of sec. 251), 252, 254, 257, 258, 263 or 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a

                                      VII-1
provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only to be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for

                                      VII-2
appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion

                                      VII-3
of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                      VII-4

                                                                   APPENDIX VIII

                                    TERMS OF
                       WORLDCOM SERIES A PREFERRED STOCK

     (1) Designation. The designation of this Series shall be Series A 8% Cumulative Convertible Preferred Stock. The number of shares of this Series shall be 94,992. The liquidation value of shares of this Series shall be $3,350.00 per share.

     (2) Dividends. (a) The holders of shares of this Series shall be entitled to receive, when, as and if declared by the Board of Directors of WorldCom, Inc. (the "Company") out of funds legally available therefor, cumulative preferential dividends from the issue date of such shares, at the rate per share of $268.00 per annum or $67.00 per quarter, and no more, payable quarterly for each share of this Series, payable in arrears on each February 28, May 31, August 31 and November 30, respectively (each such date being hereinafter referred to as a "Dividend Payment Date") or, if any Dividend Payment Date is not a business day, then the Dividend Payment Date shall be the next succeeding business day; provided, however, that with respect to any dividend period during which a redemption occurs, the Company may, at its option, declare accrued dividends to, and pay such dividends on, the redemption date, in which case such dividends would be payable on the redemption date in shares of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), to the holders of the shares of this Series as of the record date for such dividend payment and such accrued dividends would not be included in the calculation of the related Call Price (as hereinafter defined). Each dividend on the shares of this Series shall be payable to holders of record as they appear on the stock books of the Company on such record dates as shall be fixed by the Board of Directors. The first dividend payment of $67.00 shall be for the period from the date of issuance of
shares of this Series to and including      *     , 1997 and shall be payable on
     **     , 1997. Dividends (or amounts equal to accrued and unpaid dividends)
payable on the shares of this Series for any period other than a quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. At the election of the Board of Directors of the Company, dividends may be paid in cash or in shares of Common Stock. In the event the Board of Directors of the Company elects to pay a dividend in shares of Common Stock, the number of shares of Common Stock to be issued on the Dividend Payment Date will be determined by dividing the total dividend to be paid on each share of this Series by 90% of the average of the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market for each of the ten consecutive Trading Days (as hereinafter defined) immediately preceding the fifth business day preceding the record date for such dividend.

     Dividends on the shares of this Series shall accrue (whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared) on a daily basis from the previous Dividend Payment Date, except that the first dividend shall accrue from the date of issuance of the shares of this Series. Dividends accumulate to the extent they are not paid on the Dividend Payment Date for the quarter for which they accrue ("Accumulated Unpaid Dividends"). Accumulated Unpaid Dividends shall not bear interest.

     (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of this Series or Parity Stock (as hereinafter defined) for any dividend period unless all dividends for all past dividend periods have been declared and paid upon, or declared and a sufficient

---------------

 * (i) "February 27" if the transactions contemplated by the Merger Agreement (the "Merger") are consummated prior to the record date for the February 28, 1997 payment date; (ii) otherwise, "May 30" if the Merger is consummated prior to the record date for the May 31, 1997 payment date; and (iii) otherwise, "August 30" if the Merger is consummated prior to the record date for the August 31, 1997 payment date.

** "February 28," "May 31" or "August 31" if the Merger is consummated prior to the record date for such dividend payment date, as the case may be.

                                     VIII-1
sum set apart for the payment of such dividends upon, all shares of this Series and Parity Stock outstanding other than the Exchange Preferred (as hereinafter defined).

     (c) Unless full cumulative dividends on all outstanding shares of this Series and (to the extent that the amount thereof shall have become determinable) any outstanding shares of Parity Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then, subject to the rights of holders of shares of previously issued series of Preferred Stock: (i) no dividend (other than a dividend payable solely in Junior Stock (as hereinafter defined)) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Stock; (ii) no other distribution shall be made upon any shares of Junior Stock; (iii) no shares of Junior Stock or any other series of Preferred Stock shall be purchased, redeemed or otherwise acquired for cash or other property of the Company (excluding shares of Junior Stock or Exchange Preferred) by the Company or by any Subsidiary; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock by the Company or any Subsidiary.

     (d) Any dividend payment made on shares of this Series shall be distributed pro rata to the holders entitled thereto and be credited first against the earliest accrued but unpaid dividend due with respect to shares of this Series.

     (3) Voting Rights. (a) The holders of shares of this Series shall have the right with the holders of Common Stock to vote in the election of directors of the Company and upon each other matter coming before any meeting of the shareholders of the Company on the basis of ten votes for each such share held. The holders of shares of this Series and the holders of Common Stock shall vote together as a single class except as otherwise set forth herein or as otherwise provided by law or by the Amended and Restated Articles of Incorporation of the Company.

     (b) The approval of more than two-thirds of the votes entitled to be cast by the holders of the outstanding shares of this Series (voting separately as a class), shall be required for the adoption of any amendment to the Amended and Restated Articles of Incorporation that materially adversely changes the rights, preferences or privileges of the shares of this Series.

     (c) The holders of the outstanding shares of this Series shall also have the right, voting together with the holders of any other outstanding shares of Voting Preferred Stock (as hereinafter defined) as a separate voting group, to elect two members of the Board of Directors of the Company at any time six or more quarterly dividends on any shares of Voting Preferred Stock shall be in arrears and unpaid, in whole or in part, whether or not declared and whether or not any funds shall be or have been legally available for payment thereof. For this purpose, "Voting Preferred Stock" shall mean the shares of this Series and each other series of Preferred Stock which shall have substantially similar voting rights (including voting as one voting group with other shares of Voting Preferred Stock) with respect to the election of directors upon substantially similar arrearages of dividends. In such event, the number of Directors of the Company shall be increased by two, and, unless a regular meeting of the shareholders of the Company is to be held within 60 days thereof for the purpose of electing Directors, within 30 days thereafter, the Company shall call a special meeting of the holders of the outstanding shares of Voting Preferred Stock for the purpose of electing such Directors to take place at the time specified in the notice of the meeting, to be not more than 60 days after such holders become so entitled to elect two Directors and not less than 10 days nor more than 50 days after the date on which such notice is mailed. If such special meeting shall not have been so called by the Company, or such regular meeting shall not be so held, a special meeting may be called for such purpose at the expense of the Company by the holders of not less than 10% of the outstanding shares of any series of Voting Preferred Stock; and notice of any such special meeting shall be given by the person or persons calling the same to the holders of the outstanding shares of the Voting Preferred Stock by first-class mail, postage prepaid, at their last address as shall appear on the stock transfer records of the Company. At any such special meeting the holders of the outstanding shares of Voting Preferred Stock (voting separately as a class with each share having one vote) shall elect two members of the Board of Directors of the Company. If a regular meeting of the shareholders of the Company for the purpose of electing Directors is to be held within 60 days after the time the holders of the outstanding

                                     VIII-2
shares of Voting Preferred Stock become so entitled to elect two Directors, then the holders of the outstanding shares of Voting Preferred Stock shall be given notice thereof in the same manner as other shareholders of the Company entitled to vote thereat; and at such regular meeting, the holders of the outstanding shares of Voting Preferred Stock (voting separately as a class with each share having one vote) shall elect two members of the Board of Directors. The right of the holders of the Voting Preferred Stock (voting separately as a class) to elect two members of the Board of Directors of the Company shall continue until such time as no dividends on any outstanding shares of Voting Preferred Stock are in arrears and unpaid, in whole or in part, at which time (i) the voting power of the holders of the outstanding shares of Voting Preferred Stock so to elect two Directors shall cease, but always subject to the same provisions of this subparagraph (c) for the vesting of such voting power upon the occurrence of each and every like arrearage of dividends, and (ii) the term of office of each member of the Board of Directors who was elected pursuant to this subparagraph (c) shall automatically expire.

     (4) Redemptions and Conversions.

     (a) Mandatory Conversion. On May 31, 1999 (the "Mandatory Conversion Date"), each outstanding share of this Series shall convert automatically (the "Mandatory Conversion") into shares of Common Stock at the Common Equivalent Rate (as hereinafter defined) in effect on the Mandatory Conversion Date and the right to receive, out of funds legally available therefor, an amount equal to all accrued and unpaid dividends on such share of this Series to the Mandatory Conversion Date, whether or not declared (payable in cash or in shares of Common Stock on the same basis as that used to determine dividends), subject to the right of the Company to redeem the shares of this Series on or after the Initial Redemption Date (as hereinafter defined) and prior to the Mandatory Conversion Date, as described below, and subject to the conversion of the shares of this Series at the option of the holder at any time prior to the Mandatory Conversion Date. Notwithstanding the forgoing, if the Mandatory Conversion Date occurs after a record date for a quarterly dividend and before the corresponding Dividend Payment Date, such dividend shall be paid, out of funds legally available therefor, on the Dividend Payment Date rather than on the Mandatory Conversion Date. The Common Equivalent Rate is initially four-hundred and twenty shares of Common Stock for each share of this Series. Dividends on the shares of this Series shall cease to accrue and such shares shall cease to be outstanding on the Mandatory Conversion Date. The Company shall make such arrangements as it deems appropriate for the issuance of certificates representing shares of Common Stock and for the payment (in cash or in shares of Common Stock, at the election of the Board of Directors of the Company) in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the shares of this Series, provided that the Company shall give the holders of the shares of this Series such notice of any such actions as the Company deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the Mandatory Conversion Date. Amounts payable in cash in respect of the shares of this series or in respect of such shares of Common Stock shall not bear interest.

     (b) Redemption by the Company.

     (i) Right to Redeem. Shares of this Series are not redeemable by the Company prior to May 31, 1998 (the "Initial Redemption Date"). At any time and from time to time on or after the Initial Redemption Date and prior to the Mandatory Conversion Date, the Company shall have the right to redeem, in whole or in part, the outstanding shares of this Series. Upon any such redemption, the Company shall deliver to the holders of shares of this Series, in accordance with the provisions of these Articles of Amendment in exchange for each share so redeemed, a number of shares of Common Stock equal to (A) the Call Price (as hereinafter defined) in effect on the date of redemption, divided by (B) the Current Market Price (as hereinafter defined) of the Common Stock determined as of the date which is one trading day prior to the public announcement of the redemption. The Call Price of each share of this Series is an amount equal to the sum of (X) $3,417.00 on and after the Initial Redemption Date through August 30, 1998, $3,400.25 on and after August 31, 1998 through November 29, 1998,
$3,383.50 on and after November 30, 1998 through February 27, 1999, $3,366.75 on and after February 28, 1999 through April 29, 1999 and $3,350.00 on and after April 30, 1999 until the Mandatory Conversion Date plus (Y) all accrued and unpaid dividends thereon to the date fixed for redemption. Notwithstanding the forgoing, if the date fixed for redemption occurs after a record date for a quarterly

                                     VIII-3
dividend and prior to the corresponding Dividend Payment Date, such dividend shall be paid, out of funds legally available therefor, on the Dividend Payment Date and the Call Price shall not include the amount of the dividend to be so paid. Dividends on the shares of this Series shall cease to accrue and such shares shall cease to be outstanding on the date fixed for redemption. A public announcement of any call for redemption shall be made prior to the mailing of the notice of such call to holders of shares of this Series as described below. If fewer than all the outstanding shares of this Series are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of this Series not previously redeemed by lot or pro rata (as nearly as may be practicable) or by any other method determined by the Board of Directors of the Company in its sole discretion to be fair and proper.

     (ii) Current Market Price. As used in this subparagraph (b), the term "Current Market Price" per share of the Common Stock on any date of determination means the lesser of (X) the average of the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market or any national securities exchange upon which the Common Stock is then listed, for each of the ten consecutive Trading Dates ending on and including such date of determination and (Y) the Closing Price (as hereinafter defined) of the Common Stock for such date of determination; provided, however, that, with respect to any redemption of shares of this Series, if any event that results in an adjustment of the Common Equivalent Rate occurs during the period beginning on the first day of such ten-day period and ending on the applicable redemption date, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

     (iii) Notice of Redemption. The Company shall provide notice of any redemption of the shares of this Series to holders of record of the shares of this Series to be called for redemption not less than 15 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by mailing notice of such redemption first class postage prepaid, to each holder of record of shares of this Series to be redeemed, at such holder's address as it appears on the stock register of the Company; provided, however, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of this Series to be redeemed.

     Each such notice shall state, as appropriate, the following and may contain such other information as the Company deems advisable:

          (A) the redemption date;

          (B) that all outstanding shares of this Series are to be redeemed or, in the case of a call for redemption of fewer than all outstanding shares of this Series, the number of such shares held by such holder to be redeemed;

          (C) the Call Price, the number of shares of Common Stock deliverable upon redemption of each share of this Series to be redeemed and the Current Market Price used to calculate such number of shares of Common Stock;

          (D) the place or places where certificates for such shares are to be surrendered for redemption; and

          (E) that dividends on the shares of this Series to be redeemed shall cease to accrue on such redemption date (except as otherwise provided herein).

     (iv) Deposit of Shares and Funds. The Company's obligation to deliver shares of Common Stock and provide funds upon redemption in accordance with this paragraph (4) shall be deemed fulfilled if, on or before a redemption date, the Company shall irrevocably deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, or shall set aside or make other reasonable provision for the issuance of, such number of shares of Common Stock as are required to be delivered by the Company pursuant to this paragraph
(4) upon the occurrence of the related redemption (and for the payment of cash in lieu of the issuance of fractional share amounts and accrued and unpaid dividends payable in cash, if any, on the shares to be redeemed as and to the extent provided by this paragraph (4)). Any interest accrued on such funds shall be paid to the Company from time to time. Any shares of Common Stock or funds so deposited and unclaimed at the end of

                                     VIII-4
two years from such redemption date shall be repaid and released to the Company, after which the holder or holders of such shares of this Series so called for redemption shall look only to the Company for delivery of such shares of Common Stock or funds.

     (v) Surrender of Certificates; Status. Each holder of shares of this Series to be redeemed shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state) to the Company at the place designated in the notice of such redemption and shall thereupon be entitled to receive certificates evidencing shares of Common Stock and to receive any funds or shares of Common Stock payable pursuant to this paragraph (4) following such surrender and following the date of such redemption. In case fewer than all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Company representing the unredeemed shares. If such notice of redemption shall have been given, and if on the date fixed for redemption shares of Common Stock and funds necessary for the redemption shall have been irrevocably either set aside by the Company separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available therefor) or deposited with a bank or a trust company or an affiliate thereof as provided herein or the Company shall have made other reasonable provision therefor, then, notwithstanding that the certificates evidencing any shares of this Series so called for redemption or subject to conversion shall not have been surrendered, the shares represented thereby so called for redemption shall be deemed no longer outstanding, dividends with respect to the shares so called for redemption shall cease to accrue on the date fixed for redemption (except that holders of shares of this Series at the close of business on a record date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and prior to such Dividend Payment Date) and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except for the rights of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to this paragraph (4) without interest upon surrender of their certificates therefor. Holders of shares of this Series that are redeemed shall not be entitled to receive dividends declared and paid on such shares of Common Stock, and such shares of Common Stock shall not be entitled to vote, until such shares of Common Stock are issued upon the surrender of the certificates representing such shares of this Series and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to such redemption date.

     (c) Conversion at Option of Holder. Shares of this Series are convertible, in whole or in part, at the option of the holder thereof, at any time prior to the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate of 344.274 shares of Common Stock for each share of this Series (the "Optional Conversion Rate") (equivalent to a conversion price of $9.73 per share of Common Stock). The right to convert shares of this Series called for redemption shall terminate at the close of business on the redemption date.

     Conversion of shares of this Series may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Company or in blank, to the office or agency to be maintained by the Company for that purpose (and, if applicable, payment by the Company of an amount, out of funds legally available therefor (in cash or in shares of Common Stock, at the election of the Company), equal to the dividend payable on such shares), and otherwise in accordance with conversion procedures established by the Company. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied. The conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

     Holders of shares of this Series at the close of business on a record date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such record date and prior to such Dividend Payment Date. The Company shall make no other payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of this Series or for dividends or distributions on the shares of Common Stock issued upon such conversion.

                                     VIII-5

     (d) Common Equivalent Rate and Optional Conversion Rate Adjustments. The Common Equivalent Rate and the Optional Conversion Rate also shall be subject to adjustment from time to time as provided below in this paragraph.

          (i) If the Company shall:

             (A) pay a dividend or make a distribution with respect to its Common Stock in shares of such stock,

             (B) subdivide or split its outstanding shares of Common Stock into a greater number of shares,

             (C) combine its outstanding shares of Common Stock into a smaller number of shares, or

             (D) issue by reclassification of its shares of Common Stock any shares of Common Stock of the Company,

then, in any such event, the Common Equivalent Rate and the Optional Conversion Rate in effect immediately prior to such event shall each be adjusted so that the holder of any shares of this Series shall thereafter be entitled to receive, upon Mandatory Conversion or upon conversion at the option of the holder, the number of shares of Common Stock of the Company which such holder would have owned or been entitled to receive immediately following any event described above had such shares of this Series been converted immediately prior to such event or any record date with respect thereto. Such adjustment shall become effective at the opening of business on the business day next following the record date for determination of shareholders entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Such adjustment shall be made successively.

          (ii) If the Company shall, after the date hereof, issue rights or warrants to all holders of its Common Stock entitling them (for a period not exceeding forty-five days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price of the Common Stock, then in each case the Common Equivalent Rate and Optional Conversion Rate shall each be adjusted by multiplying the Common Equivalent Rate and the Optional Conversion Rate, in effect immediately prior to the date of issuance of such rights or warrants, by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price). Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Common Equivalent Rate shall be readjusted to the Common Equivalent Rate which would then be in effect had the adjustments been made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. Such adjustment shall be made successively.

          (iii) If the Company shall pay a dividend or make a distribution to all holders of its Common Stock of evidences of its indebtedness, securities of a Subsidiary or other assets (excluding any dividends or distributions referred to in clause (i) above or any cash dividends other than Extraordinary Cash Distributions (as hereinafter defined)) or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (ii) above), then in each such case, the Common Equivalent Rate and the Optional Conversion Rate shall

                                     VIII-6
     each be adjusted by multiplying the Common Equivalent Rate and the Optional Conversion Rate in effect on the record date mentioned below, by a fraction of which the numerator shall be the current market price per share of the Common Stock on the record date for the determination of shareholders entitled to receive such dividend or distribution, and of which the denominator shall be such current market price per share of Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of shareholders entitled to receive such dividend or distribution. Such adjustment shall be made successively.

          (iv) Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clause (ii) above. For purposes of any computation under clause (ii) and (iii) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily Closing Prices for the thirty consecutive Trading Dates preceding the date in question; provided, however, if any event that results in an adjustment of the Common Equivalent Rate occurs during such thirty-day period, the current market price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

          (v) The Company shall also be entitled to make upward adjustments in the Common Equivalent Rate, the Optional Conversion Rate and the Call Price, as the Board of Directors in its good faith discretion shall determine to be advisable, in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Company to its shareholders shall not be taxable.

          (vi) In any case in which clause (iii) above shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date and the date fixed for conversion pursuant to subparagraph (4)(c) or redemption pursuant to subparagraph (4)(b) occurs after such record date, but before the occurrence of such event, the Company may in its sole discretion, elect to defer, until after the occurrence of such event, issuing to the holder of any converted or redeemed shares of this Series the additional shares of Common Stock issuable upon such conversion or redemption over the shares of Common Stock issuable before giving effect to such adjustment.

          (vii) All adjustments to the Common Equivalent Rate and the Optional Conversion Rate shall be calculated to the nearest 1/1000th of a share of Common Stock (or if there is not a nearest 1/1000th of a share to the next lower 1/1000th of a share). No adjustment in the Common Equivalent Rate and the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustments.

     (e) Adjustment for Consolidation or Merger. In case of any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), proper provision shall be made so that each share of this Series shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such

                                     VIII-7
share of this Series might have been converted immediately prior to consummation of such transaction, (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of this Series would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction, and (iii) redemption on any redemption date in exchange for the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable at the Call Price in effect on such redemption date upon a redemption of such shares immediately prior to the consummation of such transaction, assuming that the public announcement of such redemption had been made on the last possible date permitted by the terms of this Series and applicable law; assuming in each case that such holder of shares of this Series failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into which the shares of this Series shall be convertible after the consummation of such transaction shall be subject to adjustment as described in the immediately preceding subparagraph 4(d) following the date of consummation of such transaction. The Company shall not, without the affirmative vote of more than the holders of two-thirds of all the outstanding shares of this Series, become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     (f) Notice of Adjustments. Whenever the Common Equivalent Rate and Optional Conversion Rate are adjusted as herein provided, the Company shall:

          (i) forthwith compute the adjusted Common Equivalent Rate and Optional Conversion Rate in accordance herewith and prepare a certificate signed by an officer of the Company setting forth the adjusted Common Equivalent Rate and the Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent for the shares of this Series and the Common Stock; and

          (ii) mail a notice to the holders of the outstanding shares of this Series stating that the Common Equivalent Rate and the Optional Conversion Rate have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate and Optional Conversion Rate, such notice to be mailed at or prior to the time the Company mails an interim statement to its shareholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter.

     (g) Notices. In case, at any time while any of the shares of this Series are outstanding,

          (i) the Company shall declare a dividend (or any other distribution) on its Common Stock, excluding any cash dividends; or

          (ii) the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

          (iii) the Company shall authorize any reclassification of the Common Stock of the Company (other than a subdivision or combination thereof) or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required (except for a merger of the Company into a Subsidiary solely for the purpose of changing the corporate domicile of the Company to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Company other than changes resulting from differences in the

                                     VIII-8
     corporate statutes of the then existing and the new state of domicile), or of the sale or transfer of all or substantially all of the assets of the Company; or

          (iv) there shall be commenced the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of this Series, and shall cause to be mailed to the holders of shares of this Series at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this subparagraph (g) or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

     (h) Effective Date of Conversions and Redemptions. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon any conversion or redemption shall be deemed to have become on the date of any such conversion or redemption the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding business day on which such stock transfer books are open.

     (i) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the redemption or conversion of any shares of this Series or in respect of any dividend paid in shares of Common Stock. In lieu of any fractional share otherwise issuable in respect of all the shares of this Series of any holder which are redeemed or converted on any redemption date or upon Mandatory Conversion or any optional conversion or in respect of any dividend paid in shares of Common Stock, the Company shall, at the election of the Company, either (i) sell such fractional share, as agent for the person entitled thereto, and distribute the proceeds of such sale, net of any discounts, commissions, fees or expenses associated with such sale, to such person, all in accordance with applicable rules under the Securities Act of 1933, as amended, or (ii) pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth ( 1/100) of a share, to be computed (x) if the shares of this Series are listed on any national securities exchange or the Nasdaq National Market, on the basis of the last sales price (or the quoted closing bid price if there shall have been no sales) of the shares of this Series on such exchange or the Nasdaq National Market (as the case may be) on the date of any such conversion or redemption or the date of payment of any such dividend, or
(y) if the shares of this Series are not so listed, on the basis of the mean between the closing bid and asked prices for the shares of this Series on the date of any such conversion or redemption or the date of payment of any such dividend, as reported by Nasdaq, or its successor, or (z) if the shares of this Series are not so listed and if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined in good faith by the Board of Directors.

     (j) Reissuance. Shares of this Series that have been issued and reacquired in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as part of this Series and shall (upon compliance with any applicable provisions of the laws of the State of Georgia) have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

                                     VIII-9

     (k) Definitions. As used herein:

          (i) the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise;

          (ii) the term "Capital Stock" means any capital stock of any class or series (however designated) of the Company;

          (iii) the term "Closing Price" on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on the Nasdaq National Market then on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during the five consecutive Trading Dates ending on and including the date of determination), or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers appropriate;

          (iv) the term "Exchange Preferred" means the Series B Convertible Preferred Stock of the Company.

          (v) the term "Extraordinary Cash Distributions" means, with respect to any cash dividend or distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the Common Stock paid during the consecutive 12-month period ending on and including such date (other than cash dividends and cash distributions for which an adjustment to the Common Equivalent Rate and the Optional Conversion Rate was previously made) exceeds, on a per share of Common Stock basis, 10% of the average daily Closing Price of the Common Stock over such 12-month period;

          (vi) the term "Junior Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up of the affairs of the Company junior to the shares of this Series;

          (vii) the term "Parity Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up the affairs of the Company equally with the shares of this Series;

          (viii) the term "Subsidiary" means any corporation a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries. For this purpose, the term "Voting Stock" means stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation, other than stock having such powers only by reason of the happening of a contingency;

          (ix) the term "Trading Date" shall mean a date on which the Nasdaq National Market (or any successor thereto) is open for the transaction of business.

     (l) Payment of Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of shares of this Series pursuant to this paragraph (4); provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of shares of this Series redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

                                     VIII-10

     (m) Reservation of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or its issued Common Stock held in its treasury, for the purpose of effecting any Mandatory Conversion of the shares of this Series or any conversion of the shares of this Series at the option of the holder, the full number of shares of Common Stock then deliverable upon any such conversion of all outstanding shares of this Series.

     (5) Liquidation Rights. (a) In the event of the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of shares of this Series then outstanding, after payment or provision for payment of the debts and other liabilities of the Company and the payment or provision for payment of any distribution on any shares of the Company having a preference and a priority over the shares of this Series on liquidation, and before any distribution to the holders of the Common Stock, or any other stock ranking junior to the shares of this Series with respect to distributions upon liquidation, dissolution or winding up, shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, an amount per share of this Series equal to the greater of (i) the sum of (a) the liquidation value set forth in paragraph (1) above and (b) all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up and (ii) the value of the shares of Common Stock into which such shares of this Series are convertible on the date of such liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any shares of the Company ranking junior to the shares of this Series upon liquidation. In the event the assets of the Company available for distribution to the holders of the shares of this Series upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding shares of this Series and any shares of Parity Stock, then the holders of all such shares of this Series shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of this Series and the holders of outstanding shares of such shares of Parity Stock are entitled were paid in full. Except as provided in this paragraph (5), holders of this Series shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

     (b) For the purposes of this paragraph (5), none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company:

          (i) the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company;

          (ii) the consolidation or merger of the Company with or into one or more other corporations, or other associations;

          (iii) the consolidation or merger of one or more corporations or other associations with or into the Company; or

          (iv) the participation by the Company in a share exchange.

     (6) Definition. As used in this certificate, the term "Common Stock" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, shares of Common Stock issuable upon conversion of shares of this Series shall include only shares of the class designated as Common Stock as of the original date of issuance of shares of this Series, or shares of the Company of any class or classes resulting from any reclassification or reclassification thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassification bears to the total number of shares of all classes resulting from all such reclassification.

                                     VIII-11

                                                                     APPENDIX IX

                                    TERMS OF
                       WORLDCOM SERIES B PREFERRED STOCK

     1. DESIGNATION AND AMOUNT. The shares of such series shall be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting such series shall be 15,000,000.

     2. DIVIDENDS.

     (a) The holders of Series B Preferred Stock shall be entitled to receive, when and as declared, out of the funds legally available for that purpose, dividends per share of Series B Preferred Stock at the rate of 7.75 cents per annum, payable when and as the Company's Board of Directors (the "Board of Directors") may determine, in cash, before any dividends shall be set apart for or paid upon the WorldCom common stock of the Company par value $.01 per share (the "Common Stock") or any stock ranking as to dividends junior to the Series B Preferred Stock (such stock being referred to hereinafter collectively as "Junior Stock") in any year. All dividends declared upon Series B Preferred Stock shall be declared pro rata per share and shall be payable to holders of record as they appear on the stock books of the Company on such record dates as shall be fixed by the Board of Directors. Notwithstanding the foregoing, the Company may declare, set apart and pay dividends on shares of the Company's Series A 8% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") whether or not dividends have been declared, set apart or paid on the shares of Series B Preferred Stock. The Company's Board of Directors (the "Board of Directors") shall not be required to declare any dividends on the Series B Preferred Stock and the failure to declare any such dividends shall not constitute a default or otherwise vest the holders of Series B Preferred Stock with any right, other than the right to receive amounts in respect of accrued but unpaid dividends pursuant to Sections 3, 5 and 7 hereof.

     (b) Dividends on the Series B Preferred Stock shall be cumulative and shall accrue on a daily basis, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series B Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock. Accrued but unpaid dividends shall not bear interest.

     (c) Dividends (or amounts equal to accrued and unpaid dividends) payable on the shares of Series B Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months.

     (d) The Company shall not set apart for or pay upon the Common Stock any Extraordinary Cash Dividend unless, at the same time, the Company shall have set apart for or paid upon all shares of Series B Preferred Stock an amount of cash per share of Series B Preferred Stock equal to the Extraordinary Cash Dividend that would have been paid in respect of such share if the holder of such share had converted such share into shares of Common Stock pursuant to Section 5 immediately prior to the record date for such Extraordinary Cash Dividend. For purposes of this paragraph 2(d), "Extraordinary Cash Dividend" shall mean, with respect to any cash dividend or distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the Common Stock paid during the consecutive 12-month period ending on and including such date exceeds, on a per share of Common Stock basis, 10% of the average daily closing price of the Common Stock over such 12-month period.

     3. LIQUIDATION, DISSOLUTION OR WINDING UP.

     (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of Junior Stock unless, prior thereto, the holders of the Series B Preferred Stock shall have received $1.00 per share, plus an amount equal to unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payment and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Company ranking on liquidation prior and in preference to the Series B Preferred Stock (such Preferred Stock being referred to hereinafter as "Senior Preferred Stock") or
(ii) to the holders of stock ranking on a parity, either as to dividends or upon liquidation with the Series B Preferred Stock, except distributions made ratably on the

Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation. In the event the assets of the Company available for distribution to the holders of the shares of the Series B Preferred Stock upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock and the holders of any shares of stock ranking on a parity with the Series B Preferred Stock, then the holders of all such shares of the Series B Preferred Stock shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of the Series B Preferred Stock and the holders of outstanding shares of such shares of parity stock are entitled were paid in full. The Series A Preferred Stock shall rank on a parity with the Series B Preferred Stock for purposes of this paragraph 3(a).

     (b) The merger or consolidation of the Company into or with another company, the merger or consolidation of any other company into or with the Company, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Company shall not be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this
Section 3.

     4. VOTING.

     (a) Each issued and outstanding share of Series B Preferred Stock shall be entitled to one vote per share with respect to any and all matters presented to the shareholders of the Company for their action or consideration. Except as provided by law and by the provisions of paragraph 4(b) below, holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.

     (b) The Company shall not amend, alter or repeal the preferences, special rights or other powers or terms of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding aggregate number of shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, the authorization or issuance of any series of preferred stock with preference or priority over, or being on a parity with the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall not be deemed to affect adversely the Series B Preferred Stock.

     5. OPTIONAL CONVERSION.

     (a) Each share of Series B Preferred Stock may be converted at any time, unless previously redeemed, at the option of the holder thereof, in the manner hereinafter provided, into fully paid and nonassessable shares of Common Stock at the rate of 0.0973912 shares (or an effective initial conversion price of $10.268 per share of Common Stock) of Common Stock for each one share of Series B Preferred Stock surrendered for conversion, or at such other rate as may then be effective following adjustment pursuant to Section 6 hereof (the "Conversion Rate").

     (b) The Company shall not issue fractions of shares of Common Stock upon conversion of Series B Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this paragraph 5(b), be issuable upon conversion of any Series B Preferred Stock, the Company shall in lieu thereof at the election of the Company, either (i) sell such fractional share, as agent for the person entitled thereto, and distribute the proceeds of such sale, net of any discounts, commissions, fees or expenses associated with such sale, to such person, all in accordance with all applicable rules under the Securities Act of 1933, as amended, or (ii) pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth ( 1/100) of a share, to be computed (x) if the Common Stock is listed on any national securities exchange or the Nasdaq National Market, on the basis of the last sales price (or the quoted closing bid price if there shall have been no sales) of the Common Stock on such exchange or the Nasdaq National Market (as the case may be) on the date of conversion, or
(y) if the Common Stock is not so listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by Nasdaq, or its successor, or (z) if the Common Stock is not so listed and if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors.

     (c) In order to exercise the conversion privilege, the holder of any Series B Preferred Stock to be converted shall surrender his, her or its certificate or certificates therefore to the principal office of the transfer agent for the Series B Preferred Stock (or if no transfer agent be at the time appointed, then the Company at its principal office), and shall give written notice to the Company at such office that the holder elects to convert the Series B Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock that shall be issuable on such conversion shall be issued. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company. The date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of the certificates and notice shall be the conversion date (the "Conversion Date"). As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series B Preferred Stock as aforesaid, the Company shall cause to be issued and delivered at such office to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph 5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     (d) The Company shall at all times when the Series B Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock.

     (e) Shares of Series B Preferred Stock may not be converted after the close of business on the business day preceding the date fixed for redemption of such shares pursuant to Section 7.

     (f) Upon any such conversion, the Company shall pay, out of funds legally available therefor, to the person entitled thereto an amount equal to all accrued but unpaid dividends to, but not including, the Conversion Date in respect of the shares of Series B Preferred Stock surrendered for conversion, which amount shall be payable, at the election of the Company, in cash or shares of Common Stock. In the event the Company elects to pay such amount in shares of Common Stock, the number of shares of Common Stock to be issued in respect of unpaid dividends on each share of Series B Preferred Stock surrendered for conversion shall, subject to paragraph 5(b), be determined by dividing (x) the total amount of accrued but unpaid dividends to be paid on each such share of Series B Preferred Stock by (y) the Fair Market Value of a share of Common Stock. For purposes hereof, the term "Fair Market Value" shall mean (i) if the Common Stock is listed on any national securities exchange or the Nasdaq National Market, the average of the last sales price (or the quoted closing bid price if there shall have been no sales) of the Common Stock on such exchange or the Nasdaq National Market (as the case may be) for a period of 30 trading days prior to the Conversion Date, or (ii) if the Common Stock is not so listed, on the basis of the average of the mean between the closing bid and asked prices for the Common Stock for each day in the 30 trading day period prior to the Conversion Date, as reported by Nasdaq, or its successor, or (iii) if the Common Stock is not so listed and if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors.

     (g) All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

     6. ADJUSTMENT PROVISIONS.

     (a) In case the Company shall at any time (x) subdivide (whether by stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares or (y) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series B Preferred Stock been converted immediately prior to the happening of such event. In case the Company shall at any time prior to March 23, 1999 subdivide (whether by stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares (each a "Subdivision"), the voting rights of each share of Series B Preferred Stock shall be adjusted to provide that the percentage of the aggregate voting power of the Common Stock represented by the Series B Preferred Stock, shall be the same as such percentage immediately prior to such Subdivision, with the holder of each share of Series B Preferred Stock being entitled to the number of votes proportionate to such adjustment. The adjustment made pursuant to this paragraph 4(a) shall become effective immediately after the effective date of the event requiring such adjustment and shall be made by the Board of Directors of the Company, whose judgment shall be final, binding and conclusive absent manifest error. Such adjustment made pursuant to this paragraph 6(a) shall become effective immediately after the effective date of the event requiring such adjustment.

     (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another company, or the sale of all or substantially all of its assets to another company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series B Preferred Stock shall have the right to acquire and receive upon conversion of the Series B Preferred Stock, which right shall be prior to the rights of the holders of Junior Stock (but after and subject to the rights of holders of Senior Preferred Stock, if any, and on parity with the rights of holders of Series A Preferred Stock), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Company's Common Stock as would have been received upon conversion of the Series B Preferred Stock at the Conversion Rate then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor company (if other than the Company) resulting from such consolidation or merger or the company purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series B Preferred Stock at the last address of each such holder appearing on the books of the Company, the obligation to deliver to each such holder such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

     (c) In the event that:

          (1) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

          (2) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another company, or

          (3) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in accordance with such event, the Company shall give to the holders of the Series B Preferred Stock:

          (i) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

          (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place.

A notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend or distribution, the date on which the holders of Common Stock shall be entitled thereto, and a notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be sent by mail, first class, postage prepaid, addressed to the holders of the Series B Preferred Stock at the address of each such holder as shown on the books of the Company.

     (d) If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of decreasing the Conversion Rate as otherwise determined pursuant to any of the provisions of this Section 6 except in the case of a combination of shares of a type contemplated in paragraph 6(a) and then in no event to a rate less than the Conversion Rate as adjusted pursuant to paragraph 6(a).

     (e) Whenever the Conversion Rate shall be adjusted pursuant to this Section 6, the Company shall forthwith file at each office designated for the conversion of Series B Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Conversion Rate that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series B Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 6(c), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 6(c) hereof.

     7. REDEMPTION.

     The Company shall have the right to redeem shares of Series B Preferred Stock pursuant to the following provisions:

     (a) The Company shall not have any right to redeem shares of the Series B Preferred Stock prior to September 30, 2001. Thereafter, the Company shall have the right, at its sole option and election, out of funds legally available therefor, to redeem the shares of Series B Preferred Stock, in whole or in part, at any time and from time to time at a redemption price of $1.00 per share plus an amount equal to all accrued and unpaid dividends thereon (the "Redemption Price"), whether or not declared, to the redemption date; provided, that any amount due in respect of all or any portion of the Redemption Price, including accrued dividends, may be paid in cash or shares of Common Stock as determined by the Board of Directors. In the event the Board of Directors elects to pay any portion of the Redemption Price in shares of Common Stock, the number of shares of Common Stock to be issued shall be determined in accordance with the provisions of paragraph 5(f).

     (b) If less than all of the Series B Preferred Stock at the time outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot, pro-rata or in such other manner as the Board of Directors may determine to be fair and proper.

     (c) Notice of any redemption of the Series B Preferred Stock (including notice of whether such redemption shall be paid in cash or shares of Common Stock) shall be mailed at least 30 days, but not more than 60 days prior to the date fixed for redemption to each holder of Series B Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Company. In order to facilitate the redemption of the Series B Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Series B Preferred Stock to be redeemed, or may cause the transfer books of the Company to be closed for the transfer of the Series B Preferred Stock, not more than 60 days prior to the date fixed for such redemption.

     (d) On the redemption date specified in the notice given pursuant to paragraph 7(c), the Company shall, and at any time after such notice shall have been mailed and before such redemption date the Company may,

--------------------------------------------------------------------------------

                        MFS COMMUNICATIONS COMPANY, INC.


           PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL

                   MEETING OF STOCKHOLDERS, DECEMBER 20, 1996

    The undersigned stockholder(s) of MFS Communications Company, Inc. ("MFS") hereby appoints Brian P. McGinty and Sunit S. Patel (collectively, the "Proxies"), and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Special Meeting of Stockholders to be held at The Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska on December 20, 1996 at 9:00 a.m. local time, and at any adjournments or postponements thereof, for the transaction of the following business:

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. TO ADOPT THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 25, 1996 (THE "MERGER AGREEMENT"), BY AND AMONG WORLDCOM, INC. ("WORLDCOM"), HIJ CORP., A WHOLLY OWNED SUBSIDIARY OF WORLDCOM ("ACQUISITION SUBSIDIARY"), AND MFS, PURSUANT TO WHICH ACQUISITION SUBSIDIARY WILL BE MERGED WITH AND INTO MFS AND MFS WILL BECOME A WHOLLY OWNED SUBSIDIARY OF WORLDCOM, AND TO AUTHORIZE THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED THEREBY.
         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

2. TO VOTE TO ADJOURN THE SPECIAL MEETING OF STOCKHOLDERS TO SOLICIT ADDITIONAL STOCKHOLDER PROXIES OR VOTES IN THE EVENT THAT THE NUMBER OF PROXIES OR VOTES SUFFICIENT TO OBTAIN A QUORUM OR TO APPROVE THE MERGER AGREEMENT HAS NOT BEEN RECEIVED BY THE DATE OF THE SPECIAL MEETING.
         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

3. IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                (Continued and to be signed on the other side.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          (Continued from other side.)

    When properly executed, the Proxy will be voted in the manner directed herein by the undersigned. If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes. If no specification is made, the Proxies intend to vote "FOR" Proposal 1 and Proposal 2 and in their discretion with respect to Proposal 3. The Board of Directors unanimously recommends a vote "FOR" Proposal 1 and Proposal 2.


                                          The undersigned acknowledges receipt
                                          of the Notice of Special Meeting of
                                          Stockholders to be held on December
                                          20, 1996 and the Joint Proxy
                                          Statement/Prospectus dated November
                                          14, 1996.


                                          Signature:               Date:

                                          Signature:               Date:

                                          Please sign exactly as your name
                                          appears hereon. Joint owners should
                                          each sign. When signing as attorney,
                                          executor, trustee or guardian, please
                                          give full title as such.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.

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